Exhibit 10.25

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with brackets and asterisks - [***] - as the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

MASTER LEASE AGREEMENT

BETWEEN

KCP RE LLC,

as Landlord

AND

KNOWLEDGE UNIVERSE EDUCATION LLC,

as Tenant

Dated as of August 1, 2015

[MASTER LEASE AGREEMENT NOT TO BE RECORDED]

ARTICLE I Defined Terms		1

1.1	Definitions	1

ARTICLE II Master Lease, True Lease and Bond Lease Characterization		18

2.1	Master Lease	18
2.2	True Lease	18
2.3	Bond Lease	19

ARTICLE III Premises		20

3.1	Leasing of Premises	20
3.2	Future Encumbrances by Landlord	20
3.3	Future Easements and Permits Requested by Tenant	20

ARTICLE IV Representations and Warranties		21

4.1	Representations and Warranties of Tenant	21
4.2	Representations and Warranties of Landlord	23

ARTICLE V Term		25

5.1	Term	25
5.2	Term Extension Options	25
5.3	Termination/Expiration with Respect to Fewer than All of the Sites	26

ARTICLE VI Annual Rent		26

6.1	Annual Rent	26
6.2	Late Payment	26
6.3	Additional Rent	26

ARTICLE VII Taxes		26

7.1	Taxes	26
7.2	Payment of Taxes	27
7.3	Excluded Taxes	27
7.4	Tax Invoices and Evidence of Payment	28
7.5	Abatements	28
7.6	Right to Contest	28
7.7	Letter of Credit	29

ARTICLE VIII Condition of Premises; Maintenance		30

8.1	Maintenance of Premises	30
8.2	No Trespass	31
8.3	Required Repairs and Required Repairs Fund	31

ARTICLE IX Utilities		32

9.1	Payment of Utility Charges	32

i

ARTICLE X Use		32

10.1	Tenant Use	32
10.2	Governmental Licenses	32
10.3	Discontinuance of Operations	33

ARTICLE XI Rentals To Be Net to Landlord		34

11.1	Rentals To Be Net to Landlord	34

ARTICLE XII Alterations		34

12.1	Alterations	34
12.2	Landlord’s Approval for Structural Alterations	35

ARTICLE XIII [Reserved]		36

ARTICLE XIV Mechanic’s Liens		36

14.1	Obligations of Parties	36

ARTICLE XV Tenant’s Property		37

15.1	Waiver of Landlord Lien Rights	37
15.2	Sole Risk of Tenant	37
15.3	Landlord Purchase Option of Tenant’s Property	37

ARTICLE XVI Insurance		40

16.1	Insurance	40
16.2	Insurance Company and Other Insurance Matters	45

ARTICLE XVII Fire and Other Casualty		46

17.1	Fire and Other Casualty	46
17.2	Exclusive Remedy	47

ARTICLE XVIII Condemnation		47

18.1	Total Condemnation	47
18.2	Partial Condemnation	48
18.3	Damages	49
18.4	Temporary Taking	49
18.5	Lease Remains in Effect	49
18.6	Exclusive Remedy	49

ARTICLE XIX Assignment and Subletting		49

19.1	Assignment and Subletting	49
19.2	Exceptions	50
19.3	Attornment and Related Matters with Respect to Permitted Subleases	51

ARTICLE XX Tenant’s Surrender of Premises		52

20.1	Surrender	52

ARTICLE XXI Collateral Assignment of Lease		52

21.1	Collateral Assignment	52

ARTICLE XXII Subordination/Mortgage Loan		52

22.1	Subordination (Generally)	52
22.2	Intentionally Deleted	53
22.3	Future Loan	53

ARTICLE XXIII Indemnifications and Releases		54

23.1	Tenant’s Indemnification and Release of Landlord	54
23.2	Landlord’s Indemnification	55
23.3	Gross Negligence	55
23.4	Survival	55

ARTICLE XXIV Environmental Laws		55

24.1	Tenant Undertakings	55
24.2	Covenants	55
24.3	Survival	56

ARTICLE XXV Default		56

25.1	Tenant Default	56
25.2	Landlord’s Remedies	58
25.3	Landlord Right to Perform	60
25.4	No Cure Right Following Event of Default	60

ARTICLE XXVI Notice		60

26.1	Where and How Given	60
26.2	When Given	60

ARTICLE XXVII Substitution		60

27.1	Right of Substitution	60
27.2	Other Substitution	64

ARTICLE XXVIII Miscellaneous Provisions		64

28.1	Estoppel Certificates	64
28.2	Memorandum/Notice of Lease	65
28.3	Force Majeure	65
28.4	Consequential Damages	65

28.5	Holding Over	65
28.6	Disputes	66
28.7	Quiet Enjoyment	67
28.8	Cost and Expense	67
28.9	Financial and Other Reporting	67
28.10	Access	68
28.11	Accord and Satisfaction	69
28.12	Limitation of Liability	69
28.13	Prevailing Party	69
28.14	Confidentiality	70
28.15	Consent of Landlord and Lenders; Cooperation by Landlord	70
28.16	Permitted Contests	71
28.17	Waiver	71
28.18	Interpretation	71
28.19	Landlord While an Owner	72
28.20	Equitable Remedies	72
28.21	Successors and Assigns	72
28.22	This Instrument	72
28.23	Marginal Notes	72
28.24	Counterparts; Electronic Signatures	73
28.25	Governing Law; Venue; Service of Process; Waiver of Jury Trial	73
28.26	New Lease	74
28.27	No Merger	75
28.28	Naming; Signage; Intellectual Property	76
28.29	Further Assurances	76
28.30	Amendments	76
28.31	Third Party Beneficiary; Lender Provisions	76
28.32	State Specific Matters	76

EXHIBITS

Exhibit A – Legal Description of the Land
Exhibit B – Form of Mortgage Loan SNDA
Exhibit C – Estoppel Certificate
Exhibit D – Form of Letter of Credit Exhibit E –Loans
Exhibit F – Form of Quarterly and Annual Tenant Financial Statements
Exhibit G – Amendments applicable to certain New Lease(s) or in connection with certain Separation Events
Exhibit H – State Specific Law Provisions

SCHEDULES

Schedule 1 – Site Numbers, Addresses and Values as of the Commencement Date
Schedule 2 – Title Policies/Proformas
Schedule 3 – Tenant Disclosure Schedule
Schedule 4 – Landlord Disclosure Schedule
Schedule 5 – 4-Wall EBITDAR Calculation Tenant Financial Statements
Schedule 6 – Required Repairs and Required Repair Funds
Schedule 7 – Organizational Chart of Tenant
Schedule 8 – List of Sites Accredited by a Childhood Accreditation Agency

MASTER LEASE AGREEMENT

This Master Lease Agreement (as amended, restated, replaced, supplemented, or otherwise modified from time to time, this “Lease”) is dated as of August 1, 2015 (“Commencement Date”) and is made by and between:

Landlord:	KCP RE LLC, a Delaware limited liability (f/k/a KC Mezco I LLC)

Address:	c/o KU Education, Inc.
c/o Greenstreet Partners, L.P.
2601 S. Bayshore Drive 9th Floor
Coconut Grove, FL 33133
Attention: Director of Real Estate
Phone: 305-858-4225 (for overnight courier purposes only)

and

Tenant:	KNOWLEDGE UNIVERSE EDUCATION LLC, a Delaware limited liability company

Address:	c/o Knowledge Universe Education LLC
Attn: Portfolio Mgt/KCP RE LLC Portfolio
650 NE Holladay Street, Suite 1400
Portland, OR 97232
Phone: 503-872-1300 (for overnight delivery purposes only)

With a copy to: Knowledge Universe Education LLC

Attn: Legal Dept/ KCP RE LLC Portfolio
650 NE Holladay Street, Suite 1400
Portland, OR 97232
Phone: 503-872-1300 (for overnight delivery purposes only)

This Lease is being executed and delivered in satisfaction of the obligation under that certain Agreement to Enter into New Lease Documents, dated as of July 8, 2015, by and between KU Education Inc. and KUEHG Corp. (the “Agreement to Enter Into New Lease Documents”) to enter into the “New Master Lease” (as defined therein).

In consideration of the rents and covenants set forth in this Lease, Landlord leases to Tenant and Tenant leases from Landlord all of Landlord’s rights, title, and interests in and to the Premises (defined below) upon the following terms and conditions:

ARTICLE I

Defined Terms

1.1 Definitions. For all purposes of this Lease, except as may be expressly set forth herein or unless the context clearly indicates a contrary intent, the following terms have the following definitions:

(1) “4-Wall EBITDAR” means, with respect to Premises or any Site, as the case may be, for any period, the amount obtained by subtracting Operating Expenses for the twelve (12) months immediately preceding the date of calculation from the Operating Income for the twelve

(12) months immediately preceding the date of calculation. 4-Wall EBITDAR shall be calculated consistently with past practice, as reflected in the 4-Wall EBITDAR calculations for purposes of determining the Lease Coverage Ratio as of the Commencement Date and past periods pursuant to the past period calculations and associated financial statements attached hereto as Schedule 5.

(2) “1031 Exchange” has the meaning set forth in Section 27.1.

(3) “AAA” means the American Arbitration Association.

(4) “Acceptable Blanket Policy” has the meaning set forth in Section 16.1.C.

(5) “Additional Material Loan Obligations” has the meaning set forth in the Agreement to Enter Into New Lease Documents.

(6) “Additional Rent” means all sums of money required to be paid by Tenant under this Lease which are not specifically referred to as Annual Rent.

(7) “Adjusted Liquidation Value” has the meaning set forth in Section 15.3.

(8) “Adjustment Date” means the first (1st) day of the Lease Year immediately following the expiration of the fifth (5th) Lease Year of the Initial Term and the first (1st) day of the Lease Year immediately following the expiration of each fifth (5th) Lease Year thereafter during the Term (including each Term Extension Option, if applicable).

(9) “Affiliate” means, with respect to a Person, any other Person that directly or indirectly controls, is under common control with or is controlled by the aforementioned Person. For purposes of this definition, “controls”, “under common control with” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of the voting securities, partnership interests, or membership interests, by contract or otherwise.

(10) “Agreement to Enter Into New Lease Documents” has the meaning specified in the preamble.

(11) “Annual Rent” means, (1) for the period commencing on the Commencement Date and ending on the last day prior to the first Adjustment Date, the sum of Seventy Eight Million Three Hundred Seventy-Eight Thousand Nine Hundred Thirty-Two Dollars ($78,378,932); and (2) on the first Adjustment Date and on each Adjustment Date thereafter during the Term (including each Term Extension Option, if applicable), the sum that results from increasing the Annual Rent in effect on the last day prior to such Adjustment Date, by the Escalation Percentage, which increased Annual Rent shall constitute the Annual Rent due and payable hereunder until the next adjustment in accordance with clause (2) of this definition.

(12) “Anti-Money Laundering Laws” means all Applicable Legal Requirements on the prevention and detection of money laundering, including 18 U.S.C. §§ 1956 and 1957 and the BSA.

(13) “Applicable Legal Requirements” mean all statutes, ordinances, regulations, codes, by-laws and requirements of any Governmental Authority having jurisdiction, including, without limitation, Environmental Laws and zoning, health, fire, safety and building codes, applicable to Tenant or any Site or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration thereof.

(14) “Appraisal” has the meaning set forth in Section 27.1.

(15) “Auctioneer” has the meaning set forth in Section 15.3.

(16) “Auctioneer Appointment Notices” has the meaning set forth in Section 15.3.

(17) “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

(18) “BSA” means the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.), and its implementing regulations, Title 31 Part 103 of the U.S. Code of Federal Regulations.

(19) “Buildings” has the meaning set forth in the definition of the term “Improvements.”

(20) “Business Day” means any day other than a Saturday or Sunday, or a legal holiday on which banking institutions in the state of New York are closed.

(21) “Calculation Date” has the meaning set forth in Section 15.3.

(22) “Capital Expenditures” for any period shall mean amounts expended for replacements and alterations at the Premises and required to be capitalized according to GAAP.

(23) “Change of Control” means a change in control of Tenant or any Guarantor resulting from direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions. For purposes of this definition, the word “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Tenant or any Guarantor, whether through the ownership of the voting securities, partnership interests, or membership interests, by contract or otherwise, and a Change of Control will occur if any of the following occur: (i) any merger or consolidation by Tenant or any Guarantor with or into any other entity; or (ii) if any “Person,” as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Section 13(d) and 14(d) thereof, including a “group,” as defined in Section 13(d) of the Exchange Act, subsequent to the Commencement Date, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of Tenant or any Guarantor representing fifty percent (50%) or more of the combined voting power of Tenant’s or any Guarantor’s then outstanding securities (other than indirectly as a result of the redemption by Tenant or any Guarantor of its securities).

(24) “Child Care” shall mean early child care and/or childhood educational and other uses ancillary thereto.

(25) “Child Care Authorities” shall mean any Governmental Authority or quasi- Governmental Authority or any agency, intermediary, board, or authority regulating the ownership, operation, use or occupancy of any Site as a Child Care center.

(26) “Childhood Accreditation Agency” shall mean any of the following: (i) National Association for the Education of Young Children, (ii) National Accreditation Commission for the Early Care and Education Programs, (iii) National Early Childhood Program Accreditation or (iv) any successor agency of any of the foregoing.

(27) “Closed Site” has the meaning set forth in Section 10.3.

(28) “Condemnation Rent Reduction Amount” means, with respect to a Site removed from this Lease following a Condemnation as provided in Section 18.1 or 18.2(A), the product of (i) 7%, multiplied by (ii) the sum of (A) the total amount of the award received by Landlord in connection with such Condemnation of such Site, plus (B) the Post-Condemnation Value.

(29) “Confidential Information” has the meaning set forth in Section 28.14.

(30) “Commencement Date” has the meaning specified in the preamble.

(31) “Consent-Needed Transaction” has the meaning set forth in Section 19.1.

(32) “Controlled by” has the same meaning as “controlled by” in the definition of Affiliate in this Article I.

(33) “Corrective Action” means environmental investigation and remediation, including Phase II testing, sampling, engineering, consulting, reporting, active remediation, passive remediation, monitoring and risk assessment or any combination of these activities.

(34) “Default Rate” means the lesser of (i) an annual rate of twelve percent (12%) and (ii) the highest rate permitted by Applicable Legal Requirements.

(35) “Delinquent Party” has the meaning set forth in Section 15.3.

(36) “Discount Rate” means the interest rate (on the date of the occurrence of the Event of Default) on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York, plus one percent (1%).

(37) “Discussion Period” has the meaning set forth in Section 15.3.

(38) “EBITDAR” means, for any Person (on a consolidated basis) for any period, the Net Income of such Person for such period after giving effect on a pro forma basis to any acquisitions or dispositions of any assets, adjusted for and specifically excluding (i) extraordinary gains or extraordinary losses, (ii) gains or losses from sales of assets (other than inventory sold in the ordinary course of business) and (iii) unusual and non-recurring items (but including the cost of any center or property closures), plus without duplication and to the extent deducted in determining such Net Income, the sum of (A) Interest Expense for such period, (B) income tax expense for such period, (C) depreciation expenses and amortization expenses for such period, (D) non-cash expenses and (E) rent expense for such period, all as determined on a consolidated basis in accordance with GAAP.

(39) “Eligibility Requirements” means a Person that (a) on a pro forma basis after giving effect to the applicable transaction, and on a consolidated basis for the trailing twelve (12) month period, has: (i) a net worth of not less than Six Hundred Million Dollars ($600,000,000) as determined on a consolidated basis in accordance with GAAP, and (ii) a Fixed Charge Coverage Ratio of not less than 1.20:1.00 or (b) is a wholly-owned direct or indirect subsidiary of and Controlled by a Person that meets the requirements set forth in clauses (i) and (ii) above and who has executed or will execute a Guaranty.

(40) “Emergency Circumstance” means an emergency threatening (i) imminent and immediate personal injury or imminent material physical damage to property, or (ii) a violation of any Applicable Legal Requirements, which if not corrected promptly could result in criminal liability or civil penalties or fines.

(41) “Environmental Laws” means applicable federal, state, or local laws now or hereafter enacted, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) 42 USC § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 USC § 6901 et seq., the Federal Toxic Substances Control Act, 15 USC § 2601 et seq., the Federal Hazardous Material Transportation Law, 49 USC § 5101 et seq., the Federal Clean Air Act, 42 USC § 7401 et seq., the Federal Water Pollution Control Act, 33 USC § 1251 et seq., the environmental laws of the state in which any Site is located and/or any other federal, state or local law, rule, regulation, order or publicly filed land use restriction or restrictive covenant, which in each case, relate to the handling, treatment, storage, transportation, disposal or Release of Hazardous Materials or the protection of human health or the environment with respect to a Release or a threat of Release of Hazardous Materials, all as amended.

(42) “Equity Pledge” means, at any time, any pledge or series of pledges or other similar security instruments or series of similar security instruments encumbering the direct and/or indirect equity interests in Landlord or any portion or part thereof, as security for a Mezzanine Loan, and all renewals, modifications, consolidations, replacements, restatements and extensions thereof.

(43) “Escalation Percentage” means, as of any Adjustment Date, the lesser of (i) ten percent (10%) and (ii) the applicable Index Increase.

(44) “Event of Default” has the meaning set forth in Section 25.1.

(45) “Exchange Act” has the meaning set forth in the definition of the term “Change of Control.”

(46) “Exercise Notice” has the meaning set forth in Section 15.3.

(47) “Failing Party” has the meaning set forth in Section 15.3.

(48) “Fitch” means Fitch, Inc.

(49) “Fixed Charge Coverage Ratio” means, for any Person (on a consolidated basis) for any period, a ratio, the numerator of which is such Person’s EBITDAR for such period, and the denominator of which is such Person’s Fixed Charges for such period.

(50) “Fixed Charges” means, for any Person (on a consolidated basis) for any period, the sum, without duplication, of (i) such Person’s Proforma Interest Expense for such period, to the extent payable in cash, (ii) any scheduled rent or lease payments under any capital or operating leases of such Person for such period and (iii) such Person’s Proforma Amortization Payments, all as determined on a consolidated basis in accordance with GAAP.

(51) “Fixtures” means all equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air cooling and air-conditioning systems, apparatus, sprinkler systems, fire and theft protection equipment, and built-in oxygen and vacuum systems and non-moveable playground equipment, all of which, to the greatest extent permitted by Applicable Legal Requirements, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto. For purposes hereof, “Fixtures” shall exclude any of Tenant’s Property.

(52) “Force Majeure” has the meaning set forth in Section 28.3.

(53) “Full Replacement Cost” has the meaning set forth in Section 16.1.A.

(54) “GAAP” means, U.S. generally accepted accounting principles consistently applied.

(55) “Governmental Authority” means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over any Site or Tenant.

(56) “Governmental Licenses” shall mean all licenses, approvals, permits and certifications, including without limitation, certificates of completion and occupancy permits, issued by any Governmental Authority and necessary for the operation of any Site as a Child Care center or any other use of a Site that is expressly permitted by the terms of this Lease.

(57) “Guarantor” means, at any time and from time to time, any guarantor of Tenant’s obligations under this Lease pursuant to a Guaranty.

(58) “Guaranty” means a written guaranty of Tenant’s obligations under this Lease in form and substance reasonably acceptable to Landlord and Lenders, which shall include the obligation of the guarantor thereunder to deliver financial statements of such guarantor consistent with the applicable financial statements of Tenant required to be delivered pursuant to Section 28.9 hereof.

(59) “Hazardous Materials” means (a) materials or substances in whatever form, which, because of their quantity, concentration, chemical, corrosive, flammable, reactive, toxic, infectious or radioactive characteristics, either separately or in combination with any other substance or substances, constitute a threat to human health, safety, welfare or to the environment when improperly stored, treated, transported, disposed of, used or otherwise managed. The term shall also include petroleum (including crude oil or any fraction thereof) or petroleum byproducts, all substances which are defined as a “hazardous substance” pursuant to 42 USC § 9601(14), and those substances that are regulated under the Environmental Laws as “hazardous” or “toxic” (or terms of similar intent or meaning) and (b) Toxic Mold.

(60) “Holdover Rent” means with respect to any Site, the product of (a) $11,875.60, which amount shall be adjusted as of each Adjustment Date by the Escalation Percentage, multiplied by (b) (i) for the first sixty (60) days of such holdover period, 125% and (ii) thereafter, 150%.

(61) “Improvements” means all buildings, structures and other improvements (collectively, the “Buildings”) of every kind now or hereafter located on or under the Land, including alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site to the extent Landlord has obtained any interest in the same), exterior lighting, exterior signage, landscaping, landscaping irrigation improvements, parking areas and roadways appurtenant thereto.

(62) “Index” means the Consumer Price Index which is designated for the applicable month of determination as the United States City Average for All Urban Consumers, All Items, Not Seasonally Adjusted, with a base period equalling 100 in 1982-1984, as published by the United States Department of Labor’s Bureau of Labor Statistics or any successor agency.

(63) “Index Increase” means, as of any Adjustment Date, the percentage increase (rounded to two (2) decimals), if any, in (i) the Index published for the month which is two (2) months prior to such Adjustment Date, and (ii) the Index published for the month which is sixty-two (62) months prior to such Adjustment Date. In the event the statistics are not available or in the event that publication of the Index is modified or discontinued in its entirety, the Index Increase shall be determined on the basis of an index chosen by Landlord and approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed, as a comparable and recognized index of the purchasing power of the United States consumer dollar published by the United States Department of Labor or other United States Governmental Authority. In the event that the Index contemplated herein is not reported for the months required for the calculation set forth above, the parties agree to utilize the Index reported for the month(s) nearest preceding the month(s) required for such calculation.

(64) “Initial Term” means the period beginning on the Commencement Date and ending on the last day of the fifteenth (15th) Lease Year.

(65) “Insurance Premiums” has the meaning set forth in Section 16.1.B.

(66) “Interest Expense” means, for any Person (on a consolidated basis) for any period, the total interest expense (net of interest income) of such Person for such period, but excluding amortization and write-offs of deferred financing charges, all as determined on a consolidated basis in accordance with GAAP.

(67) “Land” means all tracts, pieces, and parcel(s) of property or properties located at the Site addresses set forth on Schedule 1 and also described particularly in Exhibit A attached hereto and made a part hereof, and all easements, rights, and appurtenances relating to each such property, as applicable.

(68) “Landlord” has the meaning specified in the preamble, and shall include its successors and assigns.

(69) “Landlord’s Debt Service” means the debt service under any Mortgage Loan or any other indebtedness of Landlord other than those obligations that are an express obligation of Tenant under this Lease.

(70) “Landlord’s GL Rights” has the meaning set forth in Section 10.2.

(71) “Landlord Indemnified Parties” means Landlord, any Lender and their respective directors, officers, shareholders, trustees, beneficial owners, partners and members, any directors, officers, shareholders, trustees, beneficial owners, partners, members of any shareholders, beneficial owners, partners or members of Landlord or any Lender, and all employees, agents, servants, representatives, contractors, subcontractors, Affiliates (other than Tenant for so long as Tenant is an Affiliate of Landlord), subsidiaries, participants, successors and assigns of any of the foregoing, including, but not limited to, any successors and assigns by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Landlord or any Lender, as applicable.

(72) “LC” has the meaning set forth in Section 7.7.

(73) “LC Amount” means an amount, determined by Landlord from time to time (but no more frequently than one (1) time per year), equal to six (6) months of the estimated Taxes payable by Tenant pursuant to ARTICLE VII hereof, subject to the provisions of Section 7.7.

(74) “LC Issuer Rating Requirements” shall mean either (i) Deutsche Bank AG or any of its branch offices, or Barclays Bank PLC, but only so long as none of the long-term or the short-term ratings of such institution, as rated by S&P, Moody’s and Fitch, is lower than such rating as of the Closing Date, or (ii) with respect to any other Person issuing an LC, such Person is a bank or other financial institution, the long-term unsecured debt rating of which are at least “A” by S&P and Fitch and “A2” by Moody’s, and the short-term unsecured debt ratings of which are at least “A-1” by S&P, “F1” by Fitch and “P-1” by Moody’s.

(75) “LC Period” has the meaning set forth in Section 7.7.

(76) “Lease” has the meaning specified in the preamble.

(77) “Lease Coverage Ratio” means a ratio, as determined by Landlord for any calculation date, in which:

(i) the numerator is the 4-Wall EBITDAR contributed by Sites subject to this Lease as of the date of calculation for the twelve (12) calendar months immediately preceding the date of calculation; and

(ii) the denominator is the monthly installment of Annual Rent payable under this Lease as of the date of calculation, multiplied by twelve (12); provided, however, that the denominator for any calculation date that is less than twelve (12) calendar months following an Adjustment Date shall instead be equal to (1) the total Annual Rent paid or payable for the twelve (12) calendar months immediately preceding the date of calculation, less (2) if any Site was removed from this Lease at any time during such twelve (12) calendar month period, the amount by which the monthly installment of Annual Rent payable hereunder was reduced as a result of the removal of such Site, multiplied by the number of full and partial calendar months during such twelve (12) calendar month period that such removed Site was a Site under this Lease.

(78) “Lease Year” means a period of twelve (12) calendar months commencing on the Commencement Date and ending on the day immediately preceding the first (1st) anniversary of the Commencement Date (if the Commencement Date occurs on the first (1st) day of a month) or the last day of the month during which the first (1st) anniversary of the Commencement Date occurs (if the Commencement Date occurs on a day other than the first (1st) day of a month), and each successive twelve (12) month period thereafter until the expiration or earlier termination of the Term.

(79) “Leased Improvements” means, collectively, the Fixtures and the Improvements.

(80) “Lender” means any Mortgage Lender or any Mezzanine Lender.

(81) “Lender Provision” has the meaning set forth in Section 28.31.

(82) “Liquidation Value” has the meaning set forth in Section 15.3.

(83) “Loans” means the Mortgage Loan and Mezzanine Loans described and made by the Lenders identified on Exhibit E attached hereto, and all renewals, modifications, consolidations, replacements, restatements and extensions thereof from time to time.

(84) “Loan Agreements” means the loan agreements relating to the Loans and identified on Exhibit E attached hereto, and all renewals, modifications, consolidations, replacements, restatements and extensions thereof, but only to the extent that any such renewals or extensions are expressly permitted thereunder, or such renewals, modifications, consolidations, replacements, restatements or extensions either (i) do not impose upon Tenant any Additional Material Loan Obligations (other than by virtue of the extension of the time during which the Loans may be outstanding), unless Landlord agrees to pay for or otherwise reimburse Tenant for any additional out-of-pocket costs or expenses incurred in connection with the observance or compliance with any such Additional Material Loan Obligations or (ii) are approved in writing by Tenant in its sole discretion.

(85) “Loan Documents” means the Loan Agreements, the Mortgages and Equity Pledges relating thereto and all other documents and instruments evidencing or securing any Loan, and all renewals, modifications, consolidations, replacements, restatements and extensions thereof, but only to the extent that any such renewals or extensions are expressly permitted thereunder, or any such renewals, modifications, consolidations, replacements, restatements or extensions either (i) do not impose upon Tenant any Additional Material Loan Obligations (other than by virtue of the extension of the time during which the Loans may be outstanding), unless Landlord agrees to pay for or otherwise reimburse Tenant for any additional out-of-pocket costs or expenses incurred in connection with the observance or compliance with any such Additional Material Loan Obligations or (ii) are approved in writing by Tenant in its sole discretion.

(86) “Loan Transfer” means one or more sales, transfers or assignments by any Lender or any Affiliate of any Lender to a third party of notes evidencing obligations to repay secured or unsecured loans owned by such Lender or any Affiliate of such Lender or any or all servicing rights with respect thereto.

(87) “Losing Party” has the meaning set forth in Section 15.3.

(88) “Losses” means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature, whether direct or indirect (including, without limitation, reasonable attorneys’ fees, court costs and other costs of defense).

(89) “Material Adverse Effect” means any fact, circumstance, occurrence, effect, change, event or development that, individually or taken together with other facts, circumstances, occurrences, effects, changes, events or developments, is or would be reasonably likely to: (a) with respect to any Person, (i) have a material adverse effect on the results of operations, business or condition (financial or otherwise) of such Person or (ii) prevent or materially impair, interfere with, hinder or delay the ability of such Person to perform its obligations under this Lease (and with respect to Landlord, prevent or materially impair, interfere with, hinder or delay the benefits to Landlord provided in this Lease); and (b) with respect to any Site, have a material adverse effect on the useful life, utility, business operations or the fair market value of such Site as reasonably determined by Landlord.

(90) “Material Replacement” has the meaning set forth in Section 8.1.

(91) “Mezzanine Lender” the lender under any Mezzanine Loan from time to time.

(92) “Mezzanine Loan” means any loan(s) made by a Lender to any Affiliate of Landlord and secured by an Equity Pledge, and all renewals, modifications, consolidations, replacements, restatements and extensions of such loan or any such future loan.

(93) “Moody’s” means Moody’s Investors Service, Inc.

(94) “Mortgage” means, at any time, any mortgage or series of mortgages, or deed of trust or series of deeds of trust or other similar security instruments or series of similar security instruments encumbering the Premises, any Site or any portion or part thereof and granted to any holder of any mortgage or series of mortgages, or beneficiary of any deed of trust or series of deeds of trust or other similar security instruments or series of similar security instruments as security for a Mortgage Loan, and all renewals, modifications, consolidations, replacements, restatements and extensions thereof.

(95) “Mortgage Lender” the lender under any Mortgage Loan from time to time.

(96) “Mortgage Loan” means any loan(s) made by a Lender to Landlord or any Affiliate of Landlord and secured by a Mortgage, and all renewals, modifications, consolidations, replacements, restatements and extensions of such loan or any such future loan.

(97) “Mortgage Loan Agreement” means the loan agreement relating to the Mortgage Loan and identified on Exhibit E attached hereto, and all renewals, modifications, consolidations, replacements, restatements and extensions thereof, but only to the extent that any such renewals or extensions are expressly permitted thereunder, or any such renewals, modifications, consolidations, replacements, restatements or extensions either (i) do not impose upon Tenant any Additional Material Loan Obligations (other than by virtue of the extension of the time during which the Mortgage Loan may be outstanding), unless Landlord agrees to pay for or otherwise reimburse Tenant for any additional out-of-pocket costs or expenses incurred in connection with the observance or compliance with any such Additional Material Loan Obligations or (ii) are approved in writing by Tenant in its sole discretion.

(98) “Mortgage Loan Documents” means the Loan Documents evidencing or securing the Mortgage Loan, and all renewals, modifications, consolidations, replacements, restatements and extensions thereof, but only to the extent that any such renewals or extensions are expressly permitted thereunder, or any such renewals, modifications, consolidations, replacements, restatements or extensions either (i) do not impose upon Tenant any Additional Material Loan Obligations (other than by virtue of the extension of the time during which the Mortgage Loan may be outstanding), unless Landlord agrees to pay for or otherwise reimburse Tenant for any additional out-of-pocket costs or expenses incurred in connection with the observance or compliance with any such Additional Material Loan Obligations or (ii) are approved in writing by Tenant in its sole discretion.

(99) “Mortgage Loan SNDA” means a Subordination, Non-Disturbance and Attornment Agreement among Landlord, Tenant and the Lender(s) under a future Mortgage Loan, upon substantially similar terms as contained in the form attached hereto as Exhibit B.

(100) “Net Income” shall mean, for any Person for any period, the net income (or loss) of such Person calculated in accordance with GAAP on a consolidated basis (without duplication) for such period.

(101) “New Lease” has the meaning set forth in Section 28.26A.

(102) “New Lease Commencement Date” has the meaning set forth in Section 28.26A.

(103) “Notice Date” has the meaning set forth in Section 15.3.

(104) “OFAC Laws and Regulations” means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the United States Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the United States Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the United States Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the United States Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

(105) “Officer’s Certificate” shall mean, with respect to any Person, a certificate by such Person which is signed by an authorized officer of such Person.

(106) “Operating Expenses” shall mean, all expenses actually paid or payable by Tenant during such period in connection with the operation, management, maintenance, ordinary and recurring repair and use of the Premises or of any Site, as the case may be, computed and consolidated in accordance with GAAP, that are incurred by Tenant on a regular monthly or other periodic basis, including but not limited to, a reasonable reserve for uncollectible accounts (the extent actually incurred by Tenant), utilities, inventories and supplies consumed in the operation of the Premises, costs and fees of independent professionals (including, without limitation, legal, accounting, consultants and other professional expenses), technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted hereunder, ordinary repairs and maintenance, transportation, telephone, subsidy processing expenses, materials, food, field trip & special programs, license fees, accreditation expenses, property taxes and assessments, advertising expenses, legal fees, consulting fees payable to third parties, payroll and related taxes, computer processing charges, Taxes and Other Charges (other than income taxes or Other Charges in the nature of income taxes), insurance premiums (including, without limitation, all amounts necessary to provide all of the insurance coverage required hereunder), operational equipment or other equipment lease payments (to the extent such lease payments are not related to capital expenditures), administrative, payroll, security and general expenses for the Premises, all fees, expenses, reimbursements, credits and similar amounts paid pursuant to this Lease, and other similar costs. Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization, (2) income taxes or Other Charges in the nature of income taxes, (3) all contributions by Tenant to any reserves required under this Lease, (4) Annual Rent payable paid pursuant to this Lease and (5) Capital Expenditures. In each case, the foregoing amounts shall be adjusted to reflect exclusion of amounts representing non-recurring items or other non-cash charges.

(107) “Operating Income” shall mean, for any period, without duplication, in each case computed and consolidated in accordance with GAAP, all income of Tenant derived from the operation of the Premises or of any Site, as the case may be, from whatever source during such period, including all tuition payments, revenues for services provided, revenues from supplemental services provided, fees, all food, beverage, and merchandise sales receipts, Sublease Rents, utility charges, escalations, forfeited deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other pass-through or reimbursements paid by tenants under subleases or other occupancy agreements of any nature, but excluding in each case all of the following: Sublease Rents from commercial subtenants that are included in any action under the Bankruptcy Code where the sublease has not been reaffirmed (excluding this Lease), if any, sales, use and occupancy or other taxes on receipts required to be accounted for by Landlord to any Governmental Authority or Child Care Authority, uncollectible accounts (without duplication of reserves for uncollectible accounts as set forth in the definition of Operating Expenses), sales of furniture, fixtures and equipment, insurance proceeds (other than business interruption or other loss of income insurance) and condemnation proceeds (other than from a temporary taking). In each case the foregoing amounts shall be adjusted to exclude amounts received from subtenants not currently in occupancy and paying full, unabated rent, from subtenants in default or in bankruptcy where the lease has not been reaffirmed (excluding the Tenant) and from subtenants under month-to-month subleases or subleases where the term is about to expire.

(108) “Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Site, now or hereafter levied or assessed or imposed against any Site or any part thereof.

(109) “Participation” means one or more grants by any Lender or any Affiliate of any Lender to a third party of a participating interest in notes evidencing obligations to repay secured or unsecured loans owned by such Lender or any Affiliate of such Lender or any or all servicing rights with respect thereto.

(110) “Permitted Amounts” means with respect to each Site and with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms the presence, use, storage, release or handling of which does not constitute a violation of any Environmental Laws and is customarily employed in the ordinary course of, or associated with, similar businesses located in the state in which such Site is located.

(111) “Permitted Exceptions” means with respect to each Site (i) as of the Commencement Date, the state of title of such Site as set forth in the applicable title insurance policy or proforma title insurance policy (whether an owner’s or lender’s policy or proforma) issued by First American Title Insurance Company and identified on Schedule 2 attached hereto and any state of facts which an accurate survey or physical inspection might reveal, (ii) such further easements (including reciprocal easements), operating agreements, covenants, conditions, restrictions, liens and encumbrances affecting such Site during the Term granted in accordance with the terms of this Lease or as to which Tenant has given its written consent, or which are caused by Tenant, and (iii) all Applicable Legal Requirements now or hereafter in effect affecting such Site.

(112) “Permitted Transfer” has the meaning set forth in Section 19.2 hereof.

(113) “Permitted Transferee” means a Qualified Financial Buyer or Qualified Strategic Buyer that, in either case, meets the Eligibility Requirements.

(114) “Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

(115) “PML” has the meaning set forth in Section 16.1.A.

(116) “Policies” and the “Policy” have the meaning set forth in Section 16.1.B.

(117) “Portfolio Seismic Report” has the meaning set forth in Section 16.1.A.

(118) “Post-Condemnation Value” means, with respect to a Site removed from this Lease following a Condemnation as provided in Section 18.1 or 18.2(A), the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for the portion of such Site that is not subject to such Condemnation, as reasonably and in good faith determined by Landlord.

(119) “Premises” means at any given time, collectively, all of the Sites then subject to the terms of this Lease.

(120) “Proforma Amortization Payments” means, for any Person (on a consolidated basis) for the succeeding twelve (12) month period as the date of any calculation, the total scheduled principal payments on long term debt (other than balloon payments due at maturity) of such Person for such period.

(121) “Proforma Interest Expense” means, for any Person (on a consolidated basis) for the succeeding twelve (12) month period as the date of any calculation, the total interest expense (net of interest income) of such Person for such period, but excluding amortization and write-offs of deferred financing charges.

(122) “Prohibited Uses” means, in connection with a sublease permitted pursuant to Section 19.2.D., any use or proposed use of any Site or portion thereof for the following:

(i) any mortuary, funeral home or crematorium;

(ii) any massage parlor appealing to prurient interests;

(iii) any adult book or film store, adult entertainment nightclub or similar business appealing to prurient interests or selling or displaying pornographic or obscene materials;

(iv) any motor fuel or other hydrocarbon filling or dispensing station (other than a business that sells pre-filled propane tanks or dispenses and sells propane from an above-ground propane storage tank located on such Site as an ancillary part of its business and in accordance with Applicable Legal Requirements);

(v) any manufacturing, distilling, refining, smelting, agricultural (other than the sale of agricultural items and maintenance area devoted to the sale of garden items, plants, shrubs and gardening and farming supplies and tools) or mining operation;

(vi) any living quarters, sleeping apartments or lodging rooms;

(vii) any animal raising facility (except that this provision shall not prohibit a veterinary hospital or pet shops or the maintenance of live animals for sale or the provision of veterinary services in conjunction with the operation of any such pet shop);

(viii) any flea market, amusement arcade, amusement park, pool or billiard hall, dance hall or discotheque, carnival, circus, casino, bingo parlor, gaming hall, off-track betting parlor or other gambling operation or facility (except that a business may sell sale of lottery tickets and similar gaming activities as an ancillary part of its business);

(ix) any central laundry, dry cleaning facility or laundromat;

(x) any use which produces explosion or other damaging or dangerous hazard (including the storage, display or sale of explosives or fireworks) (but excluding the sale of propane as permitted by clause (iv) above);

(xi) any use which violates any of the Permitted Exceptions; or

(xii) any so called “head shop,” “marijuana dispensary” or other similar business engaged in the sale of marijuana, rolling paper or other drug paraphernalia.

(123) “Proprietary Information” means the business concept, operating techniques, marketing methods, financial information (including, without limitation, Tenant’s financial reports delivered to Landlord under Section 28.9 or otherwise pursuant to this Lease), demographic techniques, plans, site renderings, schedules, customer profiles, preferences or statistics, itemized costs, curriculum, signage, copyrights, trademarks or other intellectual property, personnel files or records related to children and families, territories and development plans and all related trade secrets or confidential or proprietary information treated as such by Landlord or Tenant, whether by course of conduct, by letter or report or by use of any appropriate proprietary stamp of legend designating such information or item to be confidential or proprietary, by communication to such effect made prior to or at the time any such Proprietary Information is disclosed to Landlord or Tenant, or otherwise.

(124) “Qualified Carrier” has the meaning set forth in Section 16.1.I.

(125) “Qualified Financial Buyer” means any Person that (i) is, or is a wholly-owned direct or indirect subsidiary of and Controlled by, a private equity or private investment firm or fund, sovereign wealth fund, investment company, Qualified Institutional Buyer (within the meaning of Rule 144 promulgated under the Securities Exchange Act of 1933), Qualified Purchaser (as defined under the Investment Company Act of 1940), insurance company, pension fund, pension fund advisor, or other financial or institutional investor, in each case, where such entity (or group of entities, as applicable) and its (or their, as applicable) Affiliates have cumulative discretionary assets under management or equity capital under management of at least Ten Billion Dollars ($10,000,000,000) and (ii) following the proposed assignment or transfer, the Premises will be managed and operated either by (A) substantially the same management team that managed and operated the Premises prior to such proposed assignment or transfer or (B) a manager and operator (and not merely as a franchisor) that has been engaged in the business of management and operation nationally and/or internationally of not less than two hundred fifty (250) Child Care centers for at least five (5) years.

(126) “Qualified Strategic Buyer” means any Person that is, or is a wholly-owned direct or indirect subsidiary of and Controlled by, a Person that (i) is and has been engaged in the business of operation and management of Child Care centers nationally and/or internationally for at least five (5) years, and (ii) is managing and operating (and not merely as a franchisor) not less than two hundred fifty (250) Child Care centers nationally and/or internationally (exclusive of the Premises).

(127) “Rating Agency Confirmation” shall mean a written affirmation from each of the required rating agencies under any Loan Document, if any, that the credit rating of any certificates, notes or other securities issued in connection with a Secondary Market Transaction by such rating agency immediately prior to a certain event will not be downgraded or withdrawn.

(128) “Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

(129) “Release” shall mean any leaking, spilling, pouring, pumping, emitting, injecting, escaping, leeching, dumping, discharging, depositing or disposing of any material, substance or Hazardous Materials into the environment (including the air, soil, groundwater or surface water) in sufficient quantity or concentration such that notification to a Governmental Authority is required under Environmental Laws.

(130) “Relinquished Property” has the meaning set forth in Section 27.1.

(131) “Required Repairs” has the meaning set forth in Section 8.3.

(132) “Required Repairs Account” has the meaning set forth in Section 8.3.

(133) “Required Repairs Funds” has the meaning set forth in Section 8.3.

(134) “S&P” means Standard & Poor’s Ratings Group.

(135) “Secondary Market Transaction” shall mean any Participation, Loan Transfer or Securitization or similar transaction by any Lender of a Mortgage Loan or Mezzanine Loan.

(136) “Securitization” means one or more sales, dispositions, transfers or assignments by any Lender or any Affiliate of any Lender to a special purpose corporation, trust or other entity identified by such Lender or any Affiliate of such Lender of notes evidencing obligations to repay secured or unsecured loans owned by such Lender or any Affiliate of such Lender (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by such Lender or any such Affiliate of Lender), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization.

(137) “Separated Site” and “Separated Sites” have the meanings set forth in Section 28.26.

(138) “Separation Event” means any one of the following events:

(i) The sale, conveyance or other transfer by Landlord of all or any portion of its interest in one (1) or more Sites (including to one or more Affiliates of Landlord);

(ii) any financing by Landlord or any Affiliate of Landlord (other than Tenant for so long as Tenant is an Affiliate of Landlord) of all or any portion of its direct or indirect interest in one (1) or more Sites, including through a Mortgage Loan, Mezzanine Loan or other pledge of the stock, partnership, membership or other equity interest in Landlord or an Affiliate of Landlord or other means; or

(iii) The succession by any lender (including any Lender) to Landlord or any Affiliate of Landlord (other than Tenant for so long as Tenant is an Affiliate of Landlord), whether directly or indirectly, to the interests of Landlord under this Lease, including through foreclosure or deed or other conveyance in lieu of foreclosure or in satisfaction of debt.

(139) “Site” or “Sites” means the Land and the Leased Improvements with respect to any one or more, as the context requires, of the locations described in Schedule 1.

(140) Structural Alterations” means any alterations, with respect to any Site, that would be reasonably expected to affect any structural component of the Improvements thereon (including the structural components of the roof) or any main HVAC systems or other main building systems of such Site, such as the main electrical, plumbing, mechanical or engineering systems, provided that any repairs or replacements (with equal or better quality) to the roof of any Site or any main or package HVAC systems made in the ordinary course of business shall not constitute “Structural Alterations.”

(141) “Sublease Rents” shall mean (without duplication), with respect to each Site, all amounts payable to Tenant on account of or by virtue of any sublease or other occupancy agreement, all rents, issues, profits, revenues, royalties, rights, benefits, and income of every nature of and from such Site and the operations conducted or to be conducted thereon, including minimum rents, additional rents, termination payments, forfeited security deposits, any rights to payment earned under subleases or other occupancy agreements for the operation of ongoing retail businesses such as newsstands, concession stands, dining rooms, lounges, vending machines, gymnasiums, swimming pools, tennis courts and recreational centers, liquidated damages following default and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability due to destruction or damage to such Site, together with the immediate and continuing right to collect and receive the same, whether now due or hereafter becoming due, and together with all rights and claims of any kind that Tenant may have against any subtenant, lessee or licensee under the subleases or other occupancy agreements or against any other occupant of such Site.

(142) “Substitute Property” has the meaning set forth in Section 27.1.

(143) “Successor Landlord” has the meaning set forth in Section 22.1.

(144) “Tax Challenge” has the meaning set forth in Section 7.6.

(145) “Tax” and “Taxes” have the respective meanings set forth in Section 7.1.

(146) “Tax Code” has the meaning set forth in Section 4.1A(iv).

(147) “Temporarily Closed Site” has the meaning set forth in Section 10.3.

(148) “Temporary Taking” has the meaning set forth in Section 18.4.

(149) “Tenant” has the meaning specified in the preamble and shall include its permitted successors and assigns.

(150) “Tenant Environmental Liabilities” means (i) any Release or threat of Release of Hazardous Materials in, on or under any Site caused or suffered, in whole or in part, by Tenant or any party for whom Tenant is responsible (including, without limitation, subtenants, licensees and concessionaires of Tenant located at each Site); or (ii) any violation of Environmental Laws occurring in, on or under any Site caused or suffered, in whole or in part, by Tenant or any party for whom Tenant is responsible (including, without limitation, subtenants, licensees and concessionaires of Tenant located at each Site).

(151) “Tenant Indemnified Parties” means Tenant and its directors, officers, shareholders, trustees, beneficial owners, partners and members, any directors, officers, shareholders, trustees, beneficial owners, partners, members of any shareholders, beneficial owners, partners or members of Tenant, and all employees, agents, servants, representatives, contractors, subcontractors, Affiliates (other than Landlord for so long as Landlord is an Affiliate of Tenant), subsidiaries, participants, successors and assigns of any of the foregoing, including, but not limited to, any permitted successors or assigns by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Tenant.

(152) “Tenant Parties” has the meaning set forth in Section 14.1A.

(153) “Tenant’s Permitted Contest Rights” has the meaning set forth in Section 6.3.

(154) “Tenant’s Property” means all of Tenant’s owned or leased movable trade fixtures, movable equipment, movable furniture, inventory and other personal property located at or on any Site, including, without limitation, all, computer display and storage area cases, partitions, shelving, detachable wall cases and signs, and all movable trade fixtures, movable equipment, movable furniture, inventory and other personal property owned by any permitted assignees, subtenants, licensees and concessionaires of Tenant located at each Site, but in no event shall “Tenant’s Property” include any Fixtures.

(155) “Term” means the Initial Term, as the same may be extended by a Term Extension Option pursuant to Section 5.2.

(156) “Term Extension Options” means two (2) extension terms of five (5) Lease Years each, in each case with respect to all (but not less than all) of the Sites then subject to this Lease.

(157) “Terrorism Premium Cap” has the meaning set forth in Section 16.1.J.

(158) “Toxic Mold” means fungi that reproduces through the release of spores or the splitting of cells or other means that may pose a risk to human health or the environment or negatively affect the value of the Property, including, but not limited to, mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial volatile organic compounds.

(159) “Turnover Amount” has the meaning set forth in Section 17.1.

(160) “Unknown Taxes” has the meaning set forth in Section 7.7.

(161) “U.S. Publicly-Traded Entity” means an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S. or a wholly- owned subsidiary of such an entity.

(162) “Winning Party” has the meaning set forth in Section 15.3.

ARTICLE II

Master Lease, True Lease and Bond Lease Characterization

2.1 Master Lease. Landlord and Tenant hereby acknowledge and agree as follows:

A. Except as otherwise expressly provided herein to the contrary and for the limited purposes so provided, (i) this Lease constitutes a single master lease of all, but not less than all, of the Premises, (ii) Landlord and Tenant have executed and delivered this Lease with the understanding that this Lease constitutes a unitary, unseverable instrument pertaining to all, but not less than all, of the Premises, and (iii) that neither this Lease nor the duties, obligations or rights of Tenant may be allocated or otherwise divided among the Sites by Tenant.

B. Except as expressly provided in this Lease, the Annual Rent payable hereunder is payable for the Premises as a single, indivisible, integrated and unitary economic unit and that, but for such integration, the Annual Rent payable under this Lease would have been computed on a different basis.

C. Each of the parties (i) waives any claim or defense based upon the characterization of this Lease as anything other than a master lease of all the Premises and irrevocably waives any claim or defense that asserts that this Lease is anything other than a master lease, (ii) covenants and agrees that it will not assert that this Lease is anything but a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Premises, (iii) stipulates and agrees not to challenge the validity, enforceability or characterization of this Lease of the Premises as a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Premises and (iv) shall support the intent of the parties that this Lease is a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Premises, if, and to the extent that, any challenge occurs.

D. To the extent that legal, tax or title insurance requirements in consummating the conveyance of the Premises to Landlord or leasing the Premises to Tenant, may require, or may have required, individual value allocations (including allocations of values for individual state transfer tax purposes and title insurance coverage amounts) or individual rent allocations (including allocations of rents in certain states for tax purposes), Landlord and Tenant agree that such individual allocations are solely to comply with legal, tax or title insurance requirements, and shall not be used or construed, directly or indirectly, to vary the intent of Landlord and Tenant that this Lease constitutes a single and indivisible lease of all the Premises collectively and is not an aggregation of separate leases.

E. The acknowledgements, agreements, expressions of intent, waivers, covenants, and stipulations set forth in this Section 2.1 are a material inducement to each of Landlord and Tenant in entering into this Lease. Without limiting the foregoing, each of Landlord and Tenant entered into this single master lease as part of the consideration for entering into the leasing transaction between the parties, and that the transaction would not have been consummated if there were to have been separate lease agreements for each of the Sites.

2.2 True Lease. In furtherance, and not in limitation of, the provisions of Section 2.1, Landlord and Tenant acknowledge and agree as follows:

A. The parties intend this Lease to be classified as a “true lease” for Federal income tax purposes, and Annual Rent for the Term is hereby specifically allocated for Federal income tax purposes as “fixed rent” within the meaning of Treasury Regulation Section 1.467-1(h)(3) for each annual period. Each of Tenant and Landlord shall make all Federal income tax filings (and to the extent appropriate, state and local income tax filings) on such basis, and shall diligently defend such positions in the event of challenge by any tax authority. The allocation of such allocated rent set forth in this Section 2.2.B. is intended to constitute a specific allocation of rent under Treasury Regulation Section 1.467-1(c)(2)(ii)(A)(2). Landlord and Tenant intend that this Lease is a “true lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease. Landlord and Tenant intend that the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Landlord and Tenant.

B. Each of the parties (1) waives any claim or defense based upon the characterization of this Lease as anything other than a “true lease” or that asserts that this Lease is anything other than a “true lease,” (2) stipulates and agrees not to challenge, and is estopped from challenging, the validity, enforceability or characterization of the lease of the Premises under the Lease as a “true lease,” (3) stipulates and agrees, and is estopped to assert, that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, and (4) shall support the intent of the parties that the lease of the Premises pursuant to this Lease is a “true lease” and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs. Tenant has discussed the characterization of this Lease with its independent auditors and Tenant believes that this Lease will be treated as an operating lease rather than a capital lease. Landlord shall have the sole right to claim all depreciation with respect to the Premises.

C. The acknowledgements, agreements, expressions of intent, waivers, covenants, and stipulations set forth in this Section 2.2 are a material inducement to each of Landlord and Tenant in entering into this Lease.

2.3 Bond Lease. This Lease shall be deemed and construed to be a bond lease, absolutely net to Landlord, and Tenant shall pay to Landlord, absolutely net throughout the Term, the Rent, free of any charges, assessments, impositions or deductions of any kind and without abatement, deduction or set-off whatsoever, other than as expressly provided for herein. Under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other express or implied obligation or liability hereunder, except as herein otherwise expressly set forth in this Lease, and Tenant hereby waives all Applicable Legal Requirements to the contrary unless such waiver is ineffective pursuant to any such Applicable Legal Requirements. Except as otherwise expressly provided herein, Tenant shall pay all costs, expenses and charges of every kind and nature relating to the Premises from and after the Commencement Date, including, without limitation, all Taxes (except as provided in Section 7.3), costs of improvements, maintenance, repairs, alterations, additions, replacements, and insurance and other impositions, except Landlord’s Debt Service, which may arise or become due or payable during or after (but attributable to a period falling within) the Term. Except as otherwise expressly provided herein, Tenant acknowledges and agrees that (x) Tenant’s obligations under this Lease, including the obligation to pay rent hereunder, and the rights of Landlord in and to Annual Rent and any Additional Rent, shall be absolute, unconditional and irrevocable, and (y) such obligations shall not be affected for any reason, including: (a) any damage to or destruction of the Premises or any part thereof; (b) any taking of the Premises or any part thereof or interest therein by eminent domain, condemnation or otherwise; (c) any prohibition, interruption, limitation, restriction or prevention of Tenant’s use, occupancy or enjoyment of the Premises or any part thereof; (d) any interference with such use, occupancy or enjoyment by any Person; (e) any set-off, abatement, counterclaim, suspension, recoupment, reduction, rescission, defense or other right or claim that Tenant may have against Landlord, any vendor or manufacturer of or contractor or subcontractor for the Leased Improvements or any part of any thereof, or any other Person for any reason whatsoever, or (f) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, or other proceeding affecting Landlord, any assignee of Landlord, or Tenant or any action with respect to this Lease which may be taken by any receiver, trustee, or liquidator (or other similar official), or by any court. The parties intend that the obligations of Tenant under this Lease shall continue unaffected unless such obligations have been modified or terminated pursuant to an express provision of this Lease. Without limiting the foregoing, nothing contained in this Section 2.3 is intended to release Landlord from any liability arising from the gross negligence or willful misconduct of Landlord.

ARTICLE III

Premises

3.1 Leasing of Premises. Landlord leases to Tenant and Tenant leases from Landlord exclusive possession and use of the Premises, subject to the Permitted Exceptions, for the Term, upon the terms and conditions of this Lease. The Premises are leased to Tenant “AS IS” and “WHERE IS” without representation or warranty by Landlord, except as expressly set forth herein, subject to the rights of parties in possession (only if such party is Tenant or any Person claiming by, through or under Tenant) and to the Permitted Exceptions.

3.2 Future Encumbrances by Landlord. Unless required by Applicable Legal Requirements, Landlord shall not place of record or amend, modify or terminate any reciprocal or cross-easement agreement or any other covenant, condition, restriction, or item of record (other than any Mortgage, separate fixture filing, and/or assignment of rents and leases in favor of a Lender so long as such Mortgage, separate fixture filing, and/or assignment of rents and leases has been entered into in accordance with the terms and conditions of this Lease), affecting any Site without Tenant’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord authorizes Tenant to enforce any such agreement(s) on Landlord’s or Tenant’s behalf, and Landlord shall reasonably cooperate and furnish any pertinent information needed toward Tenant’s enforcement of same, at no cost or expense to Landlord. Tenant shall be obligated to comply with any Permitted Exceptions, including paying all amounts owed thereunder related to the applicable Site by the owner thereof (other (i) than Landlord’s Debt Service or (ii) any charges arising out of any matters of record that were voluntarily created or imposed by Landlord or an Affiliate of Landlord (other than Tenant) after the Commencement Date and that were not created or imposed with the written approval of, or at the written request of, Tenant, or required by Applicable Legal Requirements).

3.3 Future Easements and Permits Requested by Tenant. Provided that no such action could reasonably be expected to have a Material Adverse Effect upon Tenant, Landlord or the applicable Site, and provided the same is reasonably necessary for Tenant’s operations, as determined by Tenant in its reasonable discretion, at the applicable Site, and provided further that no Event of Default under this Lease is continuing, Landlord (subject to compliance with the Loan Documents) will join with Tenant from time to time at the request of Tenant (and at Tenant’s sole cost and expense) to:

A. grant new (or release existing) easements, servitudes, licenses, rights of way, access agreements for utilities and other rights and privileges in the nature of easements, with respect to any Site, (ii) execute amendments to any covenants and restrictions affecting any Site, (iii) secure any permits or approvals desired by Tenant in connection with any Site, and (iv) dedicate or transfer portions of any or all of any Site for road, highway or other public purposes; and

B. execute and deliver any instrument, in form and substance reasonably acceptable to Landlord, necessary or appropriate to make or confirm the grants, releases or other actions described above in Section 3.3.A.

Any payment or other remuneration paid or payable by any third party in connection with the matters set forth in (A.) and (B.) above shall be the sole property of Landlord and Tenant shall have no right to the same, and if received by Tenant, shall be promptly paid over to Landlord as Additional Rent hereunder, provided, however, Tenant shall have the right to deduct from any payment paid by any third party an amount equal to any out-of-pocket costs or fees expended by Tenant in connection with the matters set forth in Sections 3.3.A. and 3.3.B. above.

ARTICLE IV

Representations and Warranties

4.1 Representations and Warranties of Tenant. The representations and warranties of Tenant contained in this Section 4.1 are being made to induce Landlord to enter into this Lease, and Landlord has relied, and will continue to rely, upon such representations and warranties. Tenant represents and warrants to Landlord as of the Commencement Date as follows:

A. Organization, Authority and Status.

(i) Tenant is a limited liability company, duly organized, validly existing and in good standing under the Applicable Legal Requirements of the State of its organization.

(ii) Tenant is qualified as a foreign limited liability company to do business in each State where a Site is located.

(iii) All necessary action has been taken to authorize the execution, delivery and performance by Tenant of this Lease and of the other documents, instruments and agreements provided for herein.

(iv) Tenant is not (or if Tenant is a disregarded entity for U.S. federal income tax purposes, then the regarded owner for such purposes of Tenant is not) a “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign limited liability company” or “foreign estate”, as those terms are defined in the Internal Revenue Code of 1986, as amended (the “Tax Code”), and the regulations promulgated thereunder.

(v) The individuals who have executed this Lease on behalf of Tenant are duly authorized to do so.

(vi) Tenant, and no individual or entity owning directly or indirectly any interest in Tenant, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; provided, however, the representations contained in this sentence shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly-Traded Entity.

(vii) The organizational chart of Tenant attached hereto as Schedule 7 is a true, correct and complete depiction of all direct and indirect equity interests in Tenant and its subsidiaries.

B. Enforceability. Upon execution by Tenant, this Lease shall constitute the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other Applicable Legal Requirements affecting the rights of creditors generally and general principles of equity.

C. Litigation. There are no suits, actions, proceedings or investigations pending, or, to Tenant’s knowledge, threatened, against or involving Tenant or any Site before any arbitrator, court or Governmental Authority, except as set forth on Schedule 3 attached hereto and for such other suits, actions, proceedings or investigations which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect with respect to Tenant or any Site.

D. Absence of Breaches or Defaults. Tenant is not, and the authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result, in any breach or default under any document, instrument or agreement to which Tenant is a party or by which Tenant, or to Tenant’s knowledge, any Site is subject or bound, except for such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect with respect to Tenant or any Site. Tenant’s authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not violate any Applicable Legal Requirements, except for such violations which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect with respect to Tenant.

E. Legal Compliance; Licenses and Permits.

(i) Tenant complies in all material respects with all Applicable Legal Requirements, except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Tenant. Tenant is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which would reasonably be expected to have a Material Adverse Effect with respect to Tenant.

(ii) All necessary licenses and permits (including Governmental Licenses), both governmental and private, to use and operate each Site in accordance with this Lease and all Applicable Legal Requirements are in full force and effect, except as set forth on Schedule 3 attached hereto and for such other licenses and permits, the failure of which to obtain has not had, and would not reasonably be expected to result in, a Material Adverse Effect with respect to Tenant, or to Tenant’s knowledge, such Site.

(iii) Except as set forth on Schedule 3 attached hereto, none of the Sites have any (A) outstanding citations with respect to any licenses or permits (including Governmental Licenses) necessary to use and operate such Site in accordance with this Lease, or (B) any fines or penalties owed to any Governmental Authority, that in either such case of (A) or (B) above, would reasonably be expected to result in a Material Adverse Effect with respect to Tenant, or to Tenant’s knowledge, any Site.

(iv) Except as set forth on Schedule 3 attached hereto, no action is pending, nor to the Tenant’s knowledge is threatened, to suspend, revoke, restrict or terminate any licenses or permits (including Governmental Licenses) necessary to use and operate any Site in accordance with this Lease or declare any such licenses or permits (including Governmental Licenses) invalid, that in any such case would reasonably be expected to result in, a Material Adverse Effect with respect to Tenant, or to Tenant’s knowledge, any Site.

F. Money Laundering.

(i) Tenant has taken all reasonable measures, in accordance with all applicable Anti-Money Laundering Laws, with respect to each holder of a direct or indirect interest in Tenant, to assure that funds invested by such holders in Tenant are derived from legal sources; provided, however, none of the foregoing shall apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity.

(ii) Neither Tenant nor, to Tenant’s knowledge, any holder of a direct or indirect interest in Tenant (a) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, any violation of any Anti-Money Laundering Laws, or drug trafficking, terrorist-related activities or other money laundering predicated crimes or a violation of the BSA, (b) has been assessed civil penalties under these or related Applicable Legal Requirements, or (c) has had any of its funds seized or forfeited in an action under these or related Applicable Legal Requirements; provided, however, none of the foregoing shall apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity.

(iii) Tenant has taken reasonable steps, consistent with industry practice for comparable organizations and in any event as required by Applicable Legal Requirements, to ensure that Tenant is and shall be in compliance with all (a) Anti-Money Laundering Laws and (b) OFAC Laws and Regulations.

G. Brokers. Tenant has not dealt with any agent or broker in connection with the transaction evidenced by this Lease.

H. Accreditation. For informational purposes only, and not as a representation or warranty of Tenant of any kind, attached hereto as Schedule 8 is a list of each Site that is accredited by one or more Childhood Accreditation Agencies as of the Commencement Date.

4.2 Representations and Warranties of Landlord. The representations and warranties of Landlord contained in this Section 4.2 are being made to induce Tenant to enter into this Lease, and Tenant has relied and will continue to rely upon such representations and warranties. Landlord represents and warrants to Tenant as of the Commencement Date as follows:

A. Organization, Authority and Status.

(i) Landlord is a limited liability company, duly organized, validly existing and in good standing under the Applicable Legal Requirements of the State of its organization.

(ii) Landlord is qualified as a limited liability company to do business in each State where it owns a Site.

(iii) All necessary action has been taken to authorize the execution, delivery and performance by Landlord of this Lease and of the other documents, instruments and agreements provided for herein.

(iv) Landlord is not (or if Landlord is a disregarded entity for U.S. federal income tax purposes, then the regarded owner for such purposes of Landlord is not) a “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign limited liability company” or “foreign estate”, as those terms are defined in the Tax Code and the regulations promulgated thereunder.

(v) The individuals who have executed this Lease on behalf of Landlord are duly authorized to do so.

(vi) Landlord, and no individual or entity owning directly or indirectly any interest in Landlord, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; provided, however, the representations contained in this sentence shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly-Traded Entity.

B. Enforceability. Upon execution by Landlord, this Lease shall constitute the legal, valid and binding obligation of Landlord, enforceable against Landlord in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other Applicable Legal Requirements affecting the rights of creditors generally and general principles of equity.

C. Litigation. There are no suits, actions, proceedings or investigations pending, or, to Landlord’s knowledge, threatened against or involving Landlord or any Site before any arbitrator, court or Governmental Authority, except as set forth on Schedule 4 attached hereto and for such other such suits, actions, proceedings or investigations which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect with respect to Landlord.

D. Absence of Breaches or Defaults. Landlord is not, and the authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in, any breach or default under any document, instrument or agreement to which Landlord is a party or by which Landlord, or to Landlord’s knowledge, any Site is subject or bound, except for such breaches or defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect with respect to Landlord. Landlord’s authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not violate any Applicable Legal Requirements, except for such violations which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect with respect to Landlord.

E. Money Laundering.

(i) Landlord has taken all reasonable measures, in accordance with all applicable Anti-Money Laundering Laws, with respect to each holder of a direct or indirect interest in Landlord, to assure that funds invested by such holders in Landlord are derived from legal sources; provided, however, none of the foregoing shall apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity.

(ii) Neither Landlord nor, to Landlord’s knowledge, any holder of a direct or indirect interest in Landlord (a) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, any violation of any Anti-Money Laundering Laws, or drug trafficking, terrorist-related activities or other money laundering predicated crimes or a violation of the BSA, (b) has been assessed civil penalties under these or related Applicable Legal Requirements, or (c) has had any of its funds seized or forfeited in an action under these or related Applicable Legal Requirements; provided, however, none of the foregoing shall apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity.

(iii) Landlord has taken reasonable steps, consistent with industry practice for comparable organizations and in any event as required by Applicable Legal Requirements, to ensure that Landlord is and shall be in compliance with all (a) Anti- Money Laundering Laws and (b) OFAC Laws and Regulations.

F. Brokers. Landlord has not dealt with any agent or broker in connection with the transaction evidenced by this Lease.

G. Ownership. Landlord owns fee simple title to each Site, free and clear of any monetary and non-monetary encumbrances other than (i) the Permitted Exceptions with respect thereto and (ii) Taxes with respect thereto for which Tenant is responsible.

ARTICLE V

Term

5.1 Term. This Lease shall commence on the Commencement Date and shall terminate upon the expiration of the Term, as the same may be sooner terminated with respect to any or all of the Sites as provided in this Lease.

5.2 Term Extension Options.

A. With respect to all (but not less than all) of the Sites then subject to this Lease, and provided that no Event of Default has occurred and is continuing at the time Tenant provides notice of the exercise of any Term Extension Option as provided below, Tenant shall have the right to exercise the number of Term Extension Options set forth in the definition thereof, each for the number of Lease Years set forth in the definition thereof. Notice of the exercise of any Term Extension Option with respect to all (but not less than all) of the Sites then subject to this Lease shall be given by Tenant to Landlord not less than twelve (12) months, and not more than eighteen (18) months, prior to the expiration of the then current Term. If Tenant is not entitled to or fails to exercise timely any Term Extension Option, then this Lease shall terminate upon the expiration of the then current Term.

B. If Tenant is entitled to and timely exercises any Term Extension Option with respect to all (but not less than all) of the Sites then subject to this Lease, then the Term with respect to all (but not less than all) of the Sites then subject to this Lease shall be automatically extended for such Term Extension Option upon the same terms and conditions as are set forth in this Lease, and there shall be no requirement for any further documentation.

5.3 Termination/Expiration with Respect to Fewer than All of the Sites. Wherever in this Lease the action of terminating this Lease with respect to any Site (or action of similar import) is discussed, such action shall mean the termination of Tenant’s rights in and obligation to (except for those obligations which by their terms expressly survive any such termination) such Site only. Notwithstanding anything in this Lease to the contrary, if this Lease shall be terminated by Landlord or Tenant with respect to any Site in accordance with the express terms and provisions of this Lease, such termination shall not affect the applicable Term of this Lease with respect to the balance of the Sites not so terminated, and this Lease shall continue in full force and effect with respect to each other such Site, except that the total Annual Rent payable hereunder shall be reduced pursuant to the terms of Section 18.1, 18.2.B. or 28.26, as applicable. Nothing contained in this Section 5.3 shall serve in any way to limit Landlord’s ability (a) pursuant to and solely in accordance with Section 25.2, to terminate this Lease with respect to any or all of the Sites as set forth therein, or (b) in the event of a termination because of an Event of Default, to recover damages or otherwise exercise its remedies with respect to such Site(s) as provided in Section 25.2.

ARTICLE VI

Annual Rent

6.1 Annual Rent. Tenant agrees to pay to Landlord, at Landlord’s address or such other place as Landlord shall advise Tenant, without setoff, deduction or reduction, notice or demand, except for any reduction as expressly set forth in this Lease, Annual Rent. Monthly installments equal to one-twelfth (1/12) of Annual Rent shall be payable in advance on the first (1st) day of each calendar month during the Term; provided, however, the first (1st) installment payment of Annual Rent shall be payable in advance on the Commencement Date. In the event Tenant is obligated to pay Annual Rent for less than a full calendar month (e.g., at the beginning of the Term), such installment of Annual Rent shall be prorated on a daily basis based upon the actual number of days in the prorated calendar month.

6.2 Late Payment. If Tenant fails to pay any installment of Annual Rent within five (5) days of the date when due and payable, then Tenant shall pay Landlord interest thereon at the Default Rate from the due date to the payment date.

6.3 Additional Rent. Landlord shall have the same remedies for the non-payment or late payment of Additional Rent as are available to Landlord for the non-payment or late payment of Annual Rent, subject to Tenant’s rights under Sections 7.6, 14.1A., and 28.16 (collectively, “Tenant’s Permitted Contest Rights”). Provided, however, Tenant’s obligation to pay interest on any delinquent payment of Additional Rent shall commence only if Tenant fails to pay such Additional Rent amount within ten (10) days of receipt by Tenant of written notice from Landlord that the Additional Rent was not paid by its due date; and in such case, Tenant shall pay Landlord interest on the delinquent Additional Rent amount at the Default Rate from and after such ten (10) day period to the payment date.

ARTICLE VII

Taxes

7.1 Taxes. Except as provided in Section 7.3, Tenant shall be obligated to pay, and shall pay all taxes and assessments of every type or nature assessed against, imposed upon or arising with respect to the Premises or any Site, this Lease, or the rental or other payments due under this Lease, that accrue prior to or during the Term, whether such taxes are enacted prior to or during the Lease Term, including, without limitation, the following:

A. all taxes and assessments upon each Site or any part thereof and upon any personal property, trade fixtures and improvements located on each Site, whether belonging to Landlord or Tenant, or any tax or charge levied in lieu of such taxes and assessments;

B. all taxes, charges, license fees and/or similar fees imposed by reason of the use of each Site;

C. all taxes, assessments or similar charges imposed upon or levied against each Site for the costs of public improvements, including, without limitation, roads, sidewalks, public lighting fixtures, utility lines, storm sewers, drainage facilities, and similar improvements;

D. all transfer, documentary, excise stamp, recording, conveyance or similar taxes imposed on or in connection with the execution of this Lease, but in all events excluding such taxes resulting from the conveyance of the Premises to or from Landlord (other than increases in taxes due to a reassessment);

E. all excise, transaction, privilege, license, margin, business and occupation, gross income, gross receipt sales, use, occupancy, commercial activity, commercial rents and/or other taxes imposed upon or with respect to the rental or other payments due under this Lease, the leasehold estate of either party or the activities of either party pursuant to this Lease, plus any additional amounts necessary such that, after deduction of all tax payable by Landlord with respect to this Lease, shall yield to Landlord a net amount which Landlord would have realized from the payments under this Lease had no such tax be imposed; and

F. all interest or penalties imposed with respect to the foregoing.

The foregoing are referred to herein collectively as “Taxes” and individually as a “Tax.”

7.2 Payment of Taxes. Tenant shall pay Taxes that accrue prior to or during the Term, before any fine, penalty (other than non-delinquent interest) or premium accrues thereon or any lien is imposed against any Site or Tenant’s Property pursuant to Applicable Legal Requirements as a result of such failure. If any Taxes may, at the option of the taxpayer, lawfully be paid in installments, whether or not interest shall accrue on the unpaid balance of such Taxes, Tenant may pay the same, and any accrued interest on the unpaid balance of such Taxes, in installments as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto; provided that, if such installments extend beyond the Term, Landlord shall have the option to pay all remaining installments coming due following the Term without interest. Taxes accrued in respect of the tax fiscal period during which the Term terminates with respect to any Site shall be adjusted and prorated between Landlord and Tenant with respect to such Site, whether or not such Tax is imposed or assessed before or after such termination, and Tenant’s obligation to pay its prorated share thereof shall survive such termination with respect to such Site.

7.3 Excluded Taxes. Notwithstanding the foregoing, in no event will Tenant be required to pay any (i) net income taxes (however denominated), gross receipts taxes that are imposed in lieu of net income taxes (however denominated) or franchise taxes of Landlord, or (ii) tax imposed with respect to the sale, exchange or other disposition by Landlord, in whole or in part, of the Premises or Landlord’s interest in this Lease, such as documentary transfer, excise, privilege or similar taxes (unless such sale, exchange or other disposition by Landlord is to Tenant), except to the extent that any tax, fee, assessment, tax levy or charge, of the type described in any of clauses (i) or (ii) above is levied, assessed or imposed in lieu of or as or as a substitute for any tax, fee, assessment, levy or charge which Tenant is otherwise obligated. For avoidance of doubt, any increases in Taxes resulting from any reassessment in connection with any sale, exchange or other disposition by Landlord, in whole or in part, of the Premises shall be included in Taxes for purposes of Section 7.1 and shall not be excluded pursuant to this Section 7.3.

7.4 Tax Invoices and Evidence of Payment. To the extent permitted by Applicable Legal Requirements, Tenant shall instruct all taxing authorities to send all Tax invoices to Tenant and Landlord shall cooperate with Tenant in providing such instructions to such taxing authorities. Within thirty (30) days after Tenant has received evidence from any taxing authority that any required Tax payment has been paid, Tenant shall also provide Landlord with a copy of such evidence that such Tax was paid. If Landlord receives any Tax bills or notice of assessments or invoices from any taxing authority or Governmental Authority for any Site or Tenant’s Property, Landlord shall promptly forward a copy of such Tax bill or notice of assessment to Tenant. If Landlord fails to forward a copy of any Tax bill or notice of assessment received by Landlord to Tenant not less than three (3) Business Days prior to the date that any Tax evidenced thereby can be paid without fine, penalty (other than non-delinquent interest) or premium (provided that Landlord has received the same not less than five (5) Business Days prior to such date), and Tenant has not otherwise received notice thereof or does not have actual knowledge of the date due and the amount thereof, then Landlord will reimburse Tenant for any fine, penalty (other than non-delinquent interest) or premium arising from Landlord’s failure to timely forward any such bill or notice to Tenant.

7.5 Abatements. For the purpose of determining payments due from Tenant under this Article VII, the Taxes shall be the amount of Taxes assessed unless and until such time as the Taxes are reduced by abatement, refund or rebate. If any abatement, refund or rebate is granted, the Taxes shall be the amount of Taxes as so reduced (but increased by the reasonable expenses of obtaining the abatement, refund or rebate). Any rebate, refund or abatement received by Landlord subsequent to payment of the relevant Taxes by Tenant shall be refunded to Tenant by Landlord within ten (10) days of receipt by Landlord, even if the abatement, refund or rebate is received after the expiration or earlier termination of this Lease with respect to any Site (unless the earlier termination of this Lease is as the result of a default by Tenant and subject to any proration as provided in the last sentence of Section 7.2). If Landlord intentionally fails to refund any rebate, refund or abatement to Tenant within ten (10) days of receipt by Landlord (other than any rebate, refund or abatement that is not received by Landlord in the form of cash and that will be applied as a credit against Taxes due for another period and other than a circumstance where there has been an early termination of this Lease as a result of a default by Tenant), Tenant shall be entitled to interest calculated at the Default Rate from the date payment was due until the date payment is made. Any rebate, refund or abatement realized by Landlord prior to payment of the Taxes by Tenant shall be promptly paid over to Tenant.

7.6 Right to Contest.

A. Subject to the provisions of Section 28.16, Tenant shall have the right to file and prosecute to completion an application contesting the amount, validity, or application of any Taxes, contesting the assessed value of all or any portion of any Site, or seeking an abatement of any Taxes (any such application, a “Tax Challenge”) either in its own name or, upon request by Tenant and subject to the consent of Landlord (which shall not unreasonably be withheld) in the name of Landlord, at no cost or expense to Landlord. Tenant may discontinue the Tax Challenge at any time. If Tenant shall file or prosecute a Tax Challenge, Landlord shall reasonably cooperate and furnish any pertinent information reasonably needed for the Tax Challenge, at no cost or expense to Landlord. Tenant shall be entitled to be reimbursed out of any award received as a result of a Tax Challenge for the reasonable costs and expenses incurred by Tenant in connection with the Tax Challenge. Tenant shall be entitled to the proceeds of any Tax Challenge, provided that the same relate to Taxes paid by Tenant. To the extent the taxing authority requires the Tax Challenge to be filed by Landlord and Tenant requests Landlord to do so, Landlord shall file the Tax Challenge, in which case all associated reasonable costs and expenses shall be paid and borne (or reimbursed to Landlord as Additional Rent) by Tenant.

B. Landlord may request that Tenant file and diligently prosecute to completion a Tax Challenge, in which case Tenant shall file the Tax Challenge and all associated reasonable costs and expenses shall be paid and borne by (or reimbursed to Tenant) by Landlord. In the event that following a request by Landlord, Tenant fails to file a Tax Challenge within ten (10) Business Days or fails to diligently prosecute any Tax Challenge filed by Tenant at Landlord’s request, then Landlord may file the applicable Tax Challenge, in which case all associated costs and expenses shall be paid and borne by Landlord.

7.7 Letter of Credit.

A. Subject to the provisions of Section 28.26, during the LC Period (as defined below), Tenant shall establish, maintain and deliver to Landlord one or more letters of credit (each, an “LC”) in aggregate amount of the LC Amount. Each LC shall be substantially the form of Exhibit D hereto, and shall be from a financial institution satisfactory to Landlord that satisfies the LC Issuer Rating Requirements, naming Landlord or Mortgage Lender, as may be directed by Landlord, as beneficiary. Landlord shall provide to Tenant not less than three (3) Business Days’ notice prior to drawing upon any LC; provided, however, that if transmittal of any such notice is barred by any Applicable Legal Requirements, then no such prior notice to Tenant shall be required. Subject to the provisions of Section 28.26, in the event of a transfer of Landlord’s interest in the Premises or any Site or an assignment of Landlord’s interest in this Lease with respect to the Premises or any Site, Landlord shall have the right to transfer any such letter(s) of credit and thereupon shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of such amounts to such a transferee/assignee. Subject to the provisions of Section 28.26, any such LC may also be assigned as security in connection with a Mortgage Loan. If the financial institution from which Tenant has obtained an LC no longer satisfies the LC Issuer Rating Requirements, shall admit in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy or a petition to take advantage of any insolvency act, make an assignment for the benefit of its creditors, consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, or files a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, then Tenant shall obtain a replacement LC within thirty (30) days of such act from another financial institution satisfactory to Landlord.

B. Landlord shall have the right to draw upon any LC up to its full amount whenever an Event of Default hereunder has occurred related to the non-payment of Taxes. In addition, Landlord may draw on any LC up to its full amount if Landlord receives notice from the issuer thereof that such LC will not be renewed prior to the expiration date thereof. No such draw upon any LC shall (i) be deemed to fix or determine the amounts to which Landlord is entitled to recover under this Lease or otherwise, or (ii) be deemed to limit or waive Landlord’s right to pursue any remedies provided for in this Lease. If all or any portion of an LC is drawn against by Landlord, Tenant shall, within two (2) Business Days after demand by Landlord, cause the issuer of such letter of credit (or another issuer satisfactory to Landlord) to issue Landlord, at Tenant’s expense, a replacement or supplementary letter of credit in substantially the form attached hereto as Exhibit D such that at all times during the LC Period Landlord shall have the ability to draw on one or more LCs totalling, in the aggregate, the LC Amount.

C. As used herein, “LC Period” means the period commencing on the Commencement Date and continuing until sixty (60) days after the expiration or earlier termination of this Lease; provided, however, that if charges for Taxes for which Tenant is responsible pursuant to this ARTICLE VII are not known and would become due and payable after the expiration or earlier termination of this Lease (the “Unknown Taxes”), then LC Period shall be extended until such Unknown Taxes are paid; provided, however, that during such extended LC Period Tenant shall be entitled to either (i) reduce the LC Amount to an amount equal to the estimated amount of such Unknown Taxes as reasonably and in good faith determined by Landlord and Tenant or (ii) in lieu of maintaining one or more LCs in such reduced LC Amount, deposit with Landlord an amount equal the estimated amount of such Unknown Taxes as reasonably and in good faith determined by Landlord and Tenant. In the event that Tenant makes such deposit, then Landlord shall use and apply such deposit to pay any such Unknown Taxes when such amounts are actually known, and if the amount of such deposit (a) exceeds the actual amount due and owing by Tenant on account of such Unknown Taxes, Landlord shall promptly return such excess to Tenant, and (b) is less than the actual amount due and owing by Tenant on account of such Unknown Taxes, Tenant shall promptly pay such deficiency to Landlord upon demand, and the foregoing shall survive the expiration or earlier termination of this Lease. Any right of Landlord hereunder with respect to any LC shall be deemed Mortgage Lender’s right if Mortgage Lender is named as beneficiary under such LC.

ARTICLE VIII

Condition of Premises; Maintenance

8.1 Maintenance of Premises. During the Term, and subject to Tenant’s Permitted Contest Rights, Tenant shall, with respect to each Site (including all building and improvements and all areas that are part of such Site outside of any buildings, including all sidewalks, driveways and accessways, landscaping, trash enclosures, trash compacting and loading areas, parking areas and curbs): (i) maintain such Site and Tenant’s Property thereon in compliance with all Applicable Legal Requirements; (ii) maintain such Site, and each portion thereof, structural and non-structural, and Tenant’s Property thereon or therein, in safe condition and good order and repair (whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such Leased Property), taking into account (y) the type of construction and components of the Leased Improvements of such Site and Tenant’s Property thereon, and (z) the use and location thereof, all subject to reasonable and ordinary wear and tear, and subject to the provisions of Articles XVII and XVIII; (iii) promptly make all necessary and appropriate repairs and replacements thereto, of every kind and nature, whether interior or exterior, structural (including the roof on such Site) or non-structural, ordinary or extraordinary, foreseen or unforeseen, arising by reason of a condition (concealed or otherwise) occurring subsequent or prior to the Commencement Date and (iv) pay all rents, maintenance and operating costs and expenses of each Site and Tenant’s Property thereon or therein, including, without limitation, all rents, maintenance and operating costs and expenses with respect to the applicable Permitted Exceptions. All work, maintenance and repairs shall be made in a good and workmanlike manner, in accordance with all Applicable Legal Requirements, all material terms of any insurance policy required hereunder, any applicable repair standards and requirements promulgated by Tenant or its Affiliates for Tenant’s properties, and safe practices. Tenant waives any right to (a) require Landlord to maintain, repair, replace or rebuild all or any part of the Premises or Tenant’s Property, or (b) make repairs at the expense of Landlord pursuant to any Applicable Legal Requirements at any time in effect. During the Term, Tenant shall keep and maintain accurate and complete records with respect to all Material Replacements made by Tenant with respect to the Premises in accordance with Tenant’s normal document and record retention policies, but in no event for a period of less than one (1) year after such Material Replacement is made. On an annual basis during the Term, within ninety (90) days after the close of each fiscal year of Tenant, Tenant shall deliver to Landlord a written statement describing in reasonable detail the Material Replacements made by Tenant during such fiscal year, together with the following: (a) with respect to any single Material Replacement project at a Site in excess of Fifty Thousand Dollars ($50,000), a copy of all paid invoices for all items or materials purchased or services performed in connection with such Material Replacement project; (b) a copy of all permits, licenses and approvals, if any, issued or granted by any Governmental Authority confirming the completion of such Material Replacement project; and (c) such other documentation with respect to such Material Replacement project as Landlord shall reasonably request. As used herein, a “Material Replacement” shall mean any capital repairs, replacements, and improvements to any of the structural components of the Improvements (including the structural components of the roof) at any Site or to an any main HVAC systems or other main building systems at such Site, such as the main electrical, plumbing, mechanical or engineering systems at such Site.

8.2 No Trespass. Neither the Premises nor any part or portion thereof shall be used by any party other than Tenant, any invitee of, customer of, or supplier of Tenant or any party permitted to use the Premises or any part or portion thereof pursuant to terms of this Lease or any Permitted Exception. Landlord authorizes Tenant to enforce any no trespass actions regarding any Site and to initiate any proceedings to remove any third parties from the Premises or any part or portion thereof which Tenant, in Tenant’s reasonable business judgment, deems necessary or appropriate for Tenant’s continued quiet enjoyment of the Premises and every part or portion thereof.

8.3 Required Repairs and Required Repairs Fund. Without in any way limiting Tenant’s obligations under Section 8.1 above, Tenant shall perform or cause to be performed the repairs and other work at the Premises as set forth on Schedule 6 (such repairs and other work hereinafter referred to as “Required Repairs”) and shall complete or cause to be completed each of the Required Repairs on or before the respective deadline for each repair as set forth on such Schedule 6, in each case, in accordance with the requirements of Article VIII and/or Article XII, as applicable. On the Commencement Date, Tenant shall deposit the amount set forth on such Schedule 6 (the “Required Repairs Funds”), which amount represents 110% of the estimated cost to complete the Required Repairs, into a reserve account established by or for the benefit of Landlord (the “Required Repairs Account”). From and after the Commencement Date, provided that no Event of Default has occurred and is continuing hereunder, Landlord shall disburse Required Repairs Funds to Tenant out of the Required Repairs Account, within twenty (20) days after the delivery by Tenant to Landlord of a request therefor (but not more often than once per month), in increments of at least $10,000 (or a lesser amount if the total amount in the Required Repairs Account is less than $10,000, in which case only one disbursement of the amount remaining in the account shall be made), provided Tenant furnishes Landlord with (A) an Officer’s Certificate (i) stating that the Required Repairs (or relevant portion thereof) to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all Applicable Legal Requirements, (ii) identifying each contractor and subcontractor that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement, (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, or if such payment is a progress payment, that such payment represents full payment to such Person, less any applicable retention amount, for work completed through the date of the relevant invoice from such Person, (iv) stating that the Required Repairs (or relevant portion thereof) to be funded have not been the subject of a previous disbursement, (v) stating that all previous disbursements of Required Repairs Funds have been used to pay the previously identified Required Repairs, and (vi) stating that all outstanding trade payables (other than those to be paid from the requested disbursement) have been paid in full other than any applicable retention amount, (B) as to any completed Required Repair, a copy of any license, permit or other approval by any Governmental Authority required, if any, in connection with the Required Repairs and not previously delivered to Landlord, (C) with respect to disbursements in excess of $50,000, copies of appropriate lien waivers (or conditional lien waivers) or other evidence of payment satisfactory to Landlord, (D) at Landlord’s option, with respect to disbursements in excess of $50,000 and at Tenant’s cost and expense, a title search for the applicable Site indicating that the applicable Site is free from all liens, claims and other encumbrances not previously approved by Landlord, and (E) such other evidence as Landlord shall reasonably request to demonstrate that the Required Repairs to be funded by the requested disbursement have been completed (or completed to the extent of the requested payment) and are paid for or will be paid for upon such disbursement to Tenant. Upon Tenant’s completion of all

Required Repairs in accordance with this Section 8.3, Landlord shall release any remaining Required Repairs Funds, if any, in the Required Repairs Account to Tenant. Tenant acknowledges and agrees that Landlord shall have the right to transfer and assign the Required Repairs Account, and all Required Repairs Funds on deposit therein, to any future Lender and in such event, Landlord shall cause such Lender to agree to disburse the Required Repairs Funds subject to and in accordance with the foregoing; provided, however, that if all conditions to disbursement have been satisfied by Tenant and no Event of Default has occurred and is continuing hereunder, and if such Lender does not disburse any Required Repairs Funds as and when required herein, Landlord shall make available to Tenant out of Landlord’s own funds any Required Repairs Funds so retained by such Lender.

ARTICLE IX

Utilities

9.1 Payment of Utility Charges. Tenant shall contract for, in its own name, and pay when due, all charges for the connection and use of water, gas, oil, electricity, telephone, internet, cable, garbage collection, sewer use and other utility services supplied to any Site during the Term. Under no circumstances shall Landlord be responsible for any interruption of any utility service.

ARTICLE X

Use

10.1 Tenant Use. Subject to Sections 10.3 and 19.2D, Tenant shall occupy and use each Site solely as a Child Care center, and for no other purpose without the prior written consent of Landlord, which consent may be given or withheld in the sole and absolute discretion of Landlord. Tenant’s (and any subtenant’s) use and occupation of each Site, and the condition thereof, shall comply with all Applicable Legal Requirements now or hereafter in effect and all Permitted Exceptions applicable to such Site, at no cost or expense to Landlord. Without limiting the foregoing, Tenant hereby agrees that it shall not cause, permit or suffer to occur any event or circumstance that triggers any purchase right, termination right, recapture right or option pursuant to any Permitted Exception; provided, however, that Tenant shall not be in breach of the foregoing covenant in this sentence by reason of any action by Landlord.

10.2 Governmental Licenses.

A. So long as this Lease is in full force and effect, Landlord authorizes Tenant (directly or through agents) at Tenant’s expense to assert during the Term all of Landlord’s rights (if any) under any applicable Governmental Licenses (“Landlord’s GL Rights”).

B. So long as this Lease is in full force and effect, Landlord agrees, at Tenant’s sole cost and expense, to cooperate with Tenant and take all other action necessary or reasonably requested by Tenant to enable Tenant to enforce all of Landlord’s GL Rights. Except as may be required pursuant to the Mortgage Loan Documents, Landlord will not, during the Term, amend, modify or waive, or take any action under, with respect to any of Landlord’s GL Rights without Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

C. Landlord and Tenant agree, at no cost or expense to Landlord, to fully cooperate with each other to extend and renew or cause to be extended or renewed, from time to time, the Governmental Licenses.

D. During the Term, Tenant shall keep and maintain, or cause to be kept and maintained in full force and effect all Governmental Licenses as are required for the legal use, occupancy and/or operation of each Site as a Child Care center, unless (i) the failure to maintain the same would not have a Material Adverse Effect on Tenant or any Site or (ii) with respect to any Site, such Site becomes a Closed Site or a Temporarily Closed Site in accordance with the provisions of Section 10.3.

10.3 Discontinuance of Operations. Except as provided in this Section 10.3 or elsewhere in this Lease, Tenant shall continuously operate each Site during customary business hours for the use stated in Section 10.1. Notwithstanding the foregoing:

A. Tenant shall have the right to discontinue operations with respect to certain Sites subject to satisfaction of the following conditions: (i) Tenant may not discontinue operations with respect to more than fifteen (15) Sites at any given time; (ii) Tenant may not discontinue operations at any Site or Sites, if, on a pro forma basis for the succeeding twelve (12) month period and after giving effect to such discontinuance, the Lease Coverage Ratio would be less than 2.05:1.00; and (iii) Tenant may not discontinue operations with respect to any Site or Sites if such discontinuance would reasonably be expected to have a Material Adverse Effect with respect to Tenant. If Tenant is entitled to and elects to discontinue operations as permitted by this Section 10.3.A., Tenant shall give written notice to Landlord not less than thirty (30) days prior thereto, which notice shall (a) identify the Site or Sites where Tenant has elected to discontinue operations to the extent permitted by this Section 10.3.A., (b) set forth the date that Tenant shall discontinue such operations thereon, and (c) be accompanied by (1) a copy of Tenant’s pro forma financial statements for the succeeding twelve (12) month period prepared in accordance with GAAP demonstrating that such discontinuance will not result in the Lease Coverage Ratio being less than 2.05:1.00, and (2) a written statement signed by the general partner, managing member or chief financial officer of Tenant stating that, to the best of and belief of such signer, such discontinuance will not be reasonably expected to have a Material Adverse Effect with respect to Tenant. Each Site as to which operations have been discontinued in accordance with the foregoing provisions of this Section 10.3.A. shall be referred to herein as “Closed Site.”

B. Tenant shall have the right to temporarily discontinue operations at any Site for purposes of (i) remodeling or making alterations or improvements to a Site as permitted by this Lease for up to one hundred eighty (180) consecutive days (subject to extension for any delays caused by Force Majeure) or (ii) correcting or curing any health, safety or regulatory issues or violations at such Site for up to one hundred twenty (120) consecutive days so long as Tenant is using diligent, good faith efforts to correct or cure the same. If Tenant elects to temporarily discontinue operations as permitted by clause (i) of this Section 10.3.B., Tenant shall give written notice to Landlord not less than thirty (30) days prior thereto, which notice shall (a) identify the Site or Sites where Tenant has elected to temporarily discontinue operations to the extent permitted by such clause (i) of this Section 10.3.B., (b) set forth the date that Tenant shall temporarily discontinue such operations thereon, and (c) set forth a general description of the work being performed and the approximate duration of such temporary discontinuance (which in no event shall be longer than one hundred eighty (180) consecutive days (subject to extension for any delays caused by Force Majeure)). If Tenant elects to temporarily discontinue operations as permitted by clause (ii) of this Section 10.3.B., Tenant shall give written notice to Landlord, to the extent practicable, prior thereto, or if not practicable, promptly following such discontinuance, and such notice shall (a) identify the Site or Sites where Tenant has elected to temporarily discontinue operations to the extent permitted by such clause (ii) of this Section 10.3.B., (b) set forth the date that Tenant shall temporarily discontinue (or has discontinued) such operations thereon, and (c) set forth in reasonable detail the health, safety or regulatory issues or violations that Tenant is correcting or curing, the steps being taken and the approximate duration of such temporary discontinuance (which in no event shall be longer than one hundred twenty (120) consecutive days). Each Site as to which operations have been temporarily discontinued in accordance with the foregoing provisions of this Section 10.3.B. shall be referred to herein as a “Temporarily Closed Site.” Notwithstanding anything to the contrary in this Section 10.3.B., in no event may more than five (5) Sites constitute Temporarily Closed Sites at any one time during the Term. Any Site that is a Temporarily Closed Site shall not, however, constitute a Closed Site or be counted against the fifteen (15) Site limitation specified in Section 10.1.A. above.

C. Upon and during such discontinuance of operations of any Closed Site or Temporarily Closed Site, Tenant shall (i) comply with all Applicable Legal Requirements, (ii) pay the full amount Annual Rent and Additional Rent as and when due under this Lease as provided for herein, without reduction or abatement of any kind, (iii) otherwise comply in all material respects with the terms and conditions of this Lease (including, without limitation, Section 8.1), (iv) use commercially reasonable and diligent efforts to ensure the safety and security of such Closed Site or Temporary Closed Site, as applicable, and (v) with respect to any Closed Site, conduct periodic inspections thereof and deliver to Landlord a written report on a not less than quarterly basis summarizing the results of such inspections.

D. Notwithstanding anything to the contrary contained herein, in no event shall a Site that is closed pursuant to and in accordance with ARTICLE XVII or ARTICLE XVIII constitute either a Closed Site or a Temporarily Closed Site for purposes of this Section 10.3.

ARTICLE XI

Rentals To Be Net to Landlord

11.1 Rentals To Be Net to Landlord. The Annual Rent payable hereunder shall be net to Landlord, free of any charges, assessments, impositions or deductions of any kind and without abatement, deduction or set off whatsoever, other than as expressly provided for herein, so that this Lease shall yield to Landlord the rentals specified during the Term and so that all costs, expenses and obligations of every kind and nature whatsoever relating to the operation, management, maintenance, repair, restoration and replacement of the Premises and all Improvements and appurtenances related thereto or any part or portion thereof shall be performed and paid or caused to be performed or paid by Tenant, including, without limitation, all rents, maintenance and operating costs or expenses with respect to the Permitted Exceptions, unless this Lease expressly provides for one or more of the foregoing to be the obligation of Landlord.

ARTICLE XII

Alterations

12.1 Alterations. Tenant shall have the right to make any alterations or improvements to any Site without Landlord’s consent, except for Structural Alterations. Any Structural Alterations to any Site shall require the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that no prior consent shall be required if Tenant in good faith believes that any such Structural Alterations are necessary or appropriate in light of any Emergency Circumstance, provided further that Tenant shall provide reasonably prompt notice thereof following such Emergency Circumstance and the Structural Alterations performed by Tenant in response thereto. Any alterations or improvements will be done, at no cost or expense to Landlord, in a good and workmanlike manner, in conformity with Applicable Legal Requirements, with materials of such quality, and in such a manner so as not to affect the structural integrity of any Building, unless such alterations or improvements are permitted Structural Alterations, and shall be completed within a commercially reasonable time period. Tenant shall not install any underground fuel storage tanks in connection with any such alterations or improvements. All alterations made to any Site shall be and become the property of Landlord upon the expiration or earlier termination of this Lease and shall remain upon and be surrendered with such Site at the expiration of this Lease with respect to such Site, and Tenant shall execute and deliver to Landlord such instruments as Landlord may require to evidence the ownership by Landlord of such alterations. At the commencement of any alterations or improvements, the cost of which exceeds Twenty-Five Thousand Dollars ($25,000) for any one (1) project at a Site, Tenant shall either (a) execute and file or record, as appropriate, a “Notice of Non-Responsibility,” or any equivalent notice permitted under Applicable Legal Requirements (if any), indicating that Landlord shall not be responsible for costs and expenses incurred in connection with such alterations, or (b) obtain and deliver to Landlord a copy of an unconditional advance waiver of any and all lien rights of (x) Tenant’s general contractor with respect to such project and (y) from all mechanics, materialmen, contractors, laborers, artisans, suppliers and other parties contracting with Tenant and performing work or supplying materials in excess of Ten Thousand Dollars ($10,000) in connection with such project, in each case, to the extent any such Person has the right to file a lien against the applicable Site in connection with its work at such Site pursuant to Applicable Legal Requirements. Upon completion of any alterations or improvements related to any one (1) project at a Site in excess of Fifty Thousand and 00/100 Dollars ($50,000.00), Tenant shall promptly provide Landlord with (i) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy), and (ii) any other documents or information reasonably requested by Landlord relating to such alterations. Landlord agrees to reasonably cooperate with Tenant in obtaining all necessary permits and approvals for any alterations or improvements at no cost or expense to Landlord. Notwithstanding any other provision of this Lease, Tenant shall be exclusively responsible at its own expense for determination and assurance that the condition of the Premises and all repairs, alterations and work are in compliance with all requirements of Applicable Legal Requirements and Governmental Authorities or have been waived by the appropriate Governmental Authorities and for obtaining any approvals or consents of Governmental Authorities required in connection with any alterations or work. Tenant shall be permitted to obtain unsecured financing for the costs of alterations or improvements to any Site, subject to other applicable terms and provisions in this Lease. The interest of Landlord in each Site shall not be subject in any way to any liens for improvements to or other work performed to any Site by or on behalf of Tenant. Tenant shall have no power or authority to create any lien or permit any lien to attach to the present estate, reversion, or other interest of Landlord in any Site. Tenant shall notify all mechanics, materialmen, contractors, laborers, artisans, suppliers, and other parties contracting with Tenant, its representatives or contractors with respect to any Site that they must look solely to Tenant to secure payment for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any Site through or under Tenant during the term of this Lease, and that the interest of Landlord in such Site shall not be subject to liens for improvements to or other work performed with respect to such Site by or on behalf of Tenant.

12.2 Landlord’s Approval for Structural Alterations. With respect to any Structural Alteration proposed by Tenant which requires Landlord’s prior approval pursuant to Section 12.1, Tenant shall deliver to Landlord plans and specifications and an approximate budget for the proposed Structural Alteration, together with information regarding all materials and any other information (and in such detail) as reasonably requested by Landlord in order to evaluate such proposed Structural Alteration, accompanied by a written request from Tenant clearly stating that Landlord has fifteen (15) Business Days to review and respond to such proposal under the terms of this Lease. Accordingly, Landlord shall have fifteen (15) Business Days following Landlord’s receipt of all such information to review and either approve (such approval not to be unreasonably withheld, conditioned or delayed) such proposal or provide a reasonably detailed explanation of its objections to such proposal. If Landlord provides a reasonably detailed explanation of such objections, then Tenant shall be entitled to resubmit such proposal reflecting any acceptable changes, and Landlord shall have five (5) Business Days following

Landlord’s receipt of such resubmitted proposal to review and either approve such resubmitted proposal (such approval not to be unreasonably withheld, conditioned or delayed) or provide a reasonably detailed explanation of its objections to such resubmitted proposal. If Landlord, applying such discretion, does not approve such proposal, Tenant shall have the right to resubmit such proposal, until approval by Landlord in accordance with the procedure set forth herein. Any Landlord approval of a proposed Structural Alteration extends only to the proposed Structural Alteration as set forth in the plans and specifications delivered to Landlord in accordance with this Section 12.2, subject to immaterial modifications. Tenant must resubmit to Landlord for its approval in accordance with this Section 12.2 any proposed Structural Alteration that does not satisfy the foregoing conditions, which re-submittal shall indicate the changes from the plans and specifications and/or the financial or other information with respect to the proposed Structural Alteration previously delivered to Landlord under this Section 12.2. Landlord’s approval of any such proposal shall be deemed to have been given if a request for approval is submitted to Landlord and Landlord does not respond by approving such proposal or stating in reasonable detail its objections to such proposal within fifteen (15) Business Days after Tenant’s delivery to Landlord of its first submission, or five (5) Business Days after Tenant’s delivery to Landlord of any proposed revisions, as applicable.

ARTICLE XIII

[Reserved]

ARTICLE XIV

Mechanic’s Liens

14.1 Obligations of Parties.

A. Tenant’s Obligations. Tenant shall not permit any mechanic’s, materialmen’s or other liens against any Site in connection with any materials, labor or equipment furnished, or claimed to have been furnished, to or for the benefit of Tenant, its permitted assignees, subtenants, licensees, and telecommunications and/or energy providers (collectively, “Tenant Parties”), and if any such liens shall be filed against any Site on account of action or inaction by any Tenant Parties, then Tenant shall promptly cause the lien to be discharged. If Tenant desires to contest any such lien, Tenant may do so as long as the enforcement of the lien is stayed and Tenant otherwise complies with the provisions of Section 28.16. In any event, if any Lender requires the Premises or any Site to be free of mechanic’s or materialmen’s liens, upon request of Landlord or such Lender, Tenant shall either discharge the lien or post a bond sufficient to cover the amount of the lien and all interest, penalties and costs that will be payable to discharge the lien assuming it is determined to be valid.

B. Landlord’s Obligations. Landlord shall not permit any mechanic’s, materialmen’s or other liens against any Site in connection with any materials, labor or equipment furnished, or claimed to have been furnished, to or for Landlord, and if any such liens shall be filed against any Site on account of any action or inaction by Landlord, Landlord, at its sole cost and expense, shall cause the lien to be discharged, provided that if Landlord desires to contest any such lien, it may do so as long as enforcement of the lien is stayed and Landlord otherwise complies with the provisions of Section 28.16 that would be applicable if the contest was being pursued by Tenant.

ARTICLE XV

Tenant’s Property

15.1 Waiver of Landlord Lien Rights. Subject to the rights of Landlord pursuant to Sections 15.3 and 20.1, at all times during the Term, Tenant’s Property shall remain the property of Tenant, and Landlord shall not have any lien on Tenant’s Property for the performance of Tenant’s obligations under this Lease. Landlord hereby waives any statutory or common law landlord’s lien of Landlord in and to Tenant’s Property, if any. In furtherance of the foregoing, at the request of Tenant, Landlord shall execute and deliver in favor of any institutional credit facility or purchase money lender (or agent on behalf of such lenders) of Tenant, a so-called landlord lien waiver, provided that the form and substance of any such waiver is reasonably satisfactory to Landlord and Tenant promptly reimburses Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with negotiating such waiver. Subject to Sections 15.2, 15.3 and 20.1 Tenant shall have the right to remove Tenant’s Property at any time or times during the Term from any applicable Site and for a period of twenty (20) days after any early termination of this Lease prior to the then-current expiration date of the Term hereof with respect to such Site, without any obligation to pay Landlord holdover rent under Section 28.5.

15.2 Sole Risk of Tenant. Tenant shall keep Tenant’s Property fully insured and shall be responsible for any casualty or other loss to any Tenant’s Property or occasioned by any Tenant’s Property. All of Tenant’s Property is at Tenant’s sole risk, and if any of Tenant’s Property is destroyed or damaged other than as a result of Landlord’s or Landlord’s Affiliates’ (other than Tenant for so long as Tenant is an Affiliate of Landlord) gross negligence or willful default or misconduct, no part of the destruction or damage shall be the responsibility of Landlord. If the damage is caused by the gross negligence or the willful default or misconduct of Landlord, Landlord shall be responsible for any damage or destruction. Tenant shall maintain at each Site (other than portions thereof subject to subleases in accordance herewith), in good working order, condition and repair, sufficient Tenant’s Property to be able to fully operate its business at such Site.

15.3 Landlord Purchase Option of Tenant’s Property.

A. Purchase Option. Subject to the provisions of Section 15.3.B. and Section 15.3.C. below, following any expiration or earlier termination of this Lease (including the nonrenewal of this Lease by reason of the failure to timely exercise any Term Extension Option), Landlord shall have the option to purchase any or all Tenant’s Property (other than any of Tenant’s Proprietary Information) for the Adjusted Liquidation Value. Landlord may exercise such option by delivering written notice thereof (an “Exercise Notice”) to Tenant given not less than thirty (30) days prior to the expiration of the Term or within fifteen (15) days after any earlier termination of this Lease (the date such notice is delivered is referred to in this Section 15.3 as the “Notice Date”). After the Notice Date, Landlord and Tenant shall attempt for a ten (10) day period (the “Discussion Period”) to agree on the liquidation value of such Tenant’s Property, assuming such Tenant’s Property were fully removed from each Site, sold at a commercial auction, properly administered in accordance with generally accepted commercial standards by a reputable commercial auctioneer who has been active over the previous ten (10) year period in the auction sales of property similar to Tenant’s Property, and that Landlord, any Lender, and any Affiliates of either of them, are not possible purchasers at such auction (collectively, the “Liquidation Value”). As used herein, “Adjusted Liquidation Value” means Liquidation Value, less any costs or expenses Tenant or its lender would have incurred in removing any of the subject Tenant’s Property from any applicable Site if not purchased by Landlord (as reasonably determined by Landlord), and subject to offset of any amounts owed by Tenant to Landlord hereunder (including any Losses incurred by Landlord as a result of an Event of Default by Tenant hereunder). If Landlord and Tenant do not agree, in writing, as to the Liquidation Value within the Discussion Period, Liquidation Value shall be determined (a) following the occurrence and during the continuance of an Event of Default, by Landlord; and (b) provided no Event of Default has occurred and is continuing, by the following arbitration procedure:

(i) Submission of Liquidation Value. Within fifteen (15) days after the last date of the Discussion Period (the last day of such fifteen (15) day period is referred to in this Section 15.3 as the “Calculation Date”), each of Landlord and Tenant shall deliver to the other party its calculation of the Liquidation Value of such Tenant’s Property. If either party (as referred to this Section 15.3, a “Failing Party”) fails to deliver its calculation to the other party on or before the Calculation Date, but the other party delivers its calculation to the Failing Party on or before the Calculation Date, such other party’s calculation shall be binding on both parties as the Liquidation Value of such Tenant’s Property and shall be the price paid by Landlord to Tenant in exchange for such Tenant’s Property, and the arbitration shall be deemed concluded as of the first day following the Calculation Date.

(ii) Appointment of Mutually Acceptable Auctioneer and Qualifications of Auctioneer. If process is not deemed concluded pursuant to clause (i) above, then within fifteen (15) days after the Calculation Date, Landlord shall appoint a reputable commercial auctioneer who has been active over the previous ten (10) year period in the auction sales of property similar to Tenant’s Property and reasonably acceptable to Tenant (such auctioneer chosen pursuant to this clause (ii) an “Auctioneer”).

(iii) Appointment of Auctioneer. If an Auctioneer is not appointed within the time period provided in clause (ii) above, then either party may at any time thereafter and prior to an appointment of an Auctioneer pursuant to clause (ii) above elect to have the Auctioneer (who shall be an auctioneer meeting the qualifications specified in clause (ii) above) selected by the AAA by delivering written notice thereof to the other party. In such event, the electing party shall petition the AAA (with a copy to the other party) to appoint the Auctioneer and the parties shall cooperate reasonably with each other and the AAA (including by responding promptly to any requests for information made by the AAA) in connection with such appointment. In such event, the decision of the AAA shall be final and conclusive as to the identity and appointment of the Auctioneer.

(iv) Fees. If any fees of the Auctioneer or the AAA are required to be paid in advance (prior to the completion of the procedure described in this Section 15.3.A.) in order for such Auctioneer, or the AAA, as the case may be, to commence or continue its work in connection with the procedure described in this Section 15.3.A., each party shall promptly pay one-half of such fees as and when due, and if either Landlord or Tenant fails to pay its one-half share of any such fees as and when due (such party is referred to in this Section 15.3 as the “Delinquent Party”), and the other party does pay its one-half share of any such fees as and when due, then if the Delinquent Party fails to pay its one- half share of all such fees within ten (10) days after written notice from the other party, such other party’s calculation of the Liquidation Value described in Section 15.3.A. above shall be binding on both parties and shall be the Liquidation Value included in the computation of Adjusted Liquidation Value, which shall be the price paid by Landlord to Tenant in exchange for such Tenant’s Property, and the procedure described in this Section 15.3.A. shall be deemed concluded as of the first day following the expiration of such ten (10)-day period.

(v) Auctioneer’s Decision. If the procedure described in this Section 15.3.A. is not previously deemed concluded pursuant to clause (iv) above, then within thirty (30) days after the appointment of the Auctioneer pursuant to this Section 15.3.A., the Auctioneer shall determine whether the Liquidation Value of such Tenant’s Property as proposed by Landlord or Tenant pursuant to clause (i) above, is closer to the Liquidation Value of such Tenant’s Property as determined by such Auctioneer, and shall notify Landlord and Tenant of such determination. The decision of the Auctioneer shall be binding on Landlord and Tenant. The determination of the Auctioneer shall be limited to the sole issue of, and the Auctioneer shall have neither the right nor the power to determine any issue other than, whether the Liquidation Value of such Tenant’s Property as proposed by Landlord or Tenant pursuant to clause (i) above, is closer to the actual Liquidation Value of such Tenant’s Property as determined by the Auctioneer. The Liquidation Value as proposed by Landlord or Tenant that is determined by the Auctioneer to be closer to the actual Liquidation Value of such Tenant’s Property shall be used as the basis for determining the Adjusted Liquidation Value, which shall be the price to be paid by Landlord to Tenant in exchange for such Tenant’s Property, and the procedure in this Section 15.3.A. shall be deemed concluded upon delivery of notice of such determination to Landlord and Tenant.

(vi) Cost of Procedure. If the Auctioneer determines that Tenant’s proposed Liquidation Value of such Tenant’s Property is closer to the actual Liquidation Value of such Tenant’s Property, then Tenant shall be deemed the “Winning Party” under this clause (vi), and Landlord shall be deemed the “Losing Party” under this clause (vi), and if the Auctioneer determines that Landlord’s proposed Liquidation Value of such Tenant’s Property is closer to the actual Liquidation Value of such Tenant’s Property, then Landlord shall be deemed the “Winning Party” under this clause (vi), and Tenant shall be deemed the “Losing Party” under this clause (vi). In addition, in the event the procedure in this Section 15.3.A. is deemed concluded due to a Failing Party not timely delivering its calculation of Liquidation Value as described in clause (i) above, or a Delinquent Party failing to pay its share of fees after written notice as described in clause (iv) above, such Failing Party or Delinquent Party (as the case may be) shall be deemed the “Losing Party” under this clause (vi), and the party that is not the Failing Party or Delinquent Party (as the case may be) shall be deemed the “Winning Party” under this clause (vi). Each party shall initially pay (1) the fees and expenses of its legal counsel and (2) one- half of (aa) the fee and expenses of the Auctioneer, (bb) the cost of any written reports prepared by the Auctioneer in connection with its duties under this Section 15.3 and (cc) the fees of the AAA (if applicable); provided, however, that promptly upon the completion of the procedure described in this Section 15.3.A., the Losing Party shall be obligated to reimburse the Winning Party for all of the fees and expenses paid by the Winning Party in connection with such procedure.

B. Landlord’s Right to Withdraw Exercise. Notwithstanding anything to the contrary in Section 15.3.A. above, at any time from and after the Notice Date until the time that the applicable Tenant’s Property is actually purchased by Landlord, Landlord may withdraw any Exercise Notice upon delivery to Tenant of written notice thereof, in which event the Exercise Notice shall be deemed void and of no further force or effect, Landlord shall not be obligated to purchase any of Tenant’s Property in connection with such Exercise Notice, and each of Landlord and Tenant shall be responsible for all of its respective fees and expenses incurred in connection with the delivery of such Exercise Notice by Landlord, including in connection with any proceedings under Section 15.3.A., unless there is an Event of Default that has occurred and is continuing, in which event Tenant shall pay all such costs and expenses of Tenant and Landlord; provided, however, that so long as no Event of Default has occurred and is continuing, if the procedure in Section 15.3.A. above has been completed, and if Tenant was the Winning Party, then Landlord shall remain obligated to reimburse Tenant for the fees and expenses of such procedure.

C. Tenant’s Credit Facility Lender(s). Notwithstanding anything to the contrary in this Section 15.3, Landlord’s option to purchase all or any portion of Tenant’s Property pursuant to the provisions of Section 15.3.A above shall be subject and subordinate to the lien or other rights of the lender(s) under that certain Credit and Guaranty Agreement, dated as of March 18, 2014, by and among Tenant, Knowledge Schools LLC, certain subsidiaries of Tenant, the lender parties thereto, Deutsche Bank AG New York Branch, BNP Paribas Securities Corp. and Bank of Montreal, as the same may be amended, modified, supplemented or amended and restated from time to time, and nothing contained in this Section 15.3 shall be deemed to grant to Landlord any rights in and to Tenant’s Property that would constitute a default by Tenant, Knowledge Schools LLC, or any subsidiaries of Tenant thereunder; provided, however, promptly following the Commencement Date Tenant hereby agrees to use commercially reasonable efforts to obtain and to deliver to Landlord from such lender(s) the written consent and agreement of such lender(s) to the grant to Landlord of the option to purchase Tenant’s Property (other than any of Tenant’s Proprietary Information) for the Adjusted Liquidation Value pursuant to this Section 15.3 and to subordinate such lender(s)’ lien thereon or other rights thereto to such purchase option. With respect to any new or replacement credit facility obtained by Tenant or its Affiliates after the Commencement Date under which Tenant grants a lien or other rights in and to Tenant’s Property, Tenant shall obtain the written consent and agreement of the lender(s) thereunder in form and substance reasonably acceptable to Landlord, at or prior to the closing of such new or replacement credit facility, to the grant to Landlord of the option to purchase Tenant’s Property (other than any of Tenant’s Proprietary Information) for the Adjusted Liquidation Value pursuant to this Section 15.3 and to subordinate such lender(s)’ lien thereon or other rights thereto to such purchase option, and Tenant shall deliver a copy of such consent and agreement to Landlord within five (5) Business Days following any such closing.

ARTICLE XVI

Insurance

16.1 Insurance.

A. Tenant, at its sole cost and expense, shall obtain and maintain during the entire Term, insurance policies for Tenant and the Premises providing at least the following coverages:

(i) Commercial property insurance against loss or damage by fire, lightning, windstorm (including named storms), flood and earthquake (which may have sublimits acceptable to each Lender and reasonably acceptable to Landlord) and such other perils as are included in a standard “special form” policy (formerly known as an “all-risk” endorsement policy), and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, with no exclusion for damage or destruction caused by the acts of “Terrorists” (or, subject to Section 16.1.I. below, standalone coverage with respect thereto) riot and civil commotion, vandalism, malicious mischief, burglary and theft (1) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the Premises, which for purposes of this Lease shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (2) containing an agreed amount endorsement with respect to the Improvements and personal property at the Properties waiving all co-insurance provisions; and (3) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of any Site shall at any time constitute legal non-conforming structures or uses, and compensating for loss of value or property resulting from operation of law and the cost of demolition and the increased cost of construction in amounts as required by each Lender and as reasonably required by Landlord. In addition, Tenant shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood hazard insurance in an amount equal to (aa) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended plus (bb) such additional amounts as each Lender shall require and as Landlord may reasonably require; and (z) for all Sites located in California and for any other Site located in an area with a high degree of seismic activity that has a Probable Maximum Loss (“PML”) of greater than 20%, earthquake insurance in amounts and in form and substance satisfactory to each Lender and reasonably satisfactory to Landlord; provided that, if earthquake insurance is provided by a blanket insurance policy, the limit shall not be less than the aggregate exceedance probability loss estimates as indicated by a portfolio seismic risk analysis for a 500-year return period for all high risk locations covered by such limit (“Portfolio Seismic Report”). Such Portfolio Seismic Report shall be approved by each Lender and reasonably approved by Landlord and secured by Tenant utilizing the most current RMS software, or its equivalent, and including business interruption and loss amplification. The insurance required pursuant to subclauses (y) and (z) hereof shall otherwise be on terms consistent with the comprehensive all risk insurance policy required under this clause (i);

(ii) commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about any Site, such insurance (1) to be on the so-called “occurrence” form and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000), with a combined limit per policy year, excluding umbrella coverage, of not less than Two Million and No/100 Dollars ($2,000,000); provided that such coverage may be provided on a “claims made” form if (x) the coverage also includes claims related to the Child Care services provided at the Premises, (y) an “occurrence” form is not commercially available and (z) Tenant provides continuous coverage that includes prior acts; (2) to continue at not less than the aforesaid limit until required to be changed by any Lender by reason of changed economic conditions making such protection inadequate; and (3) to cover at least the following hazards: (aa) premises and operations; (bb) products and completed operations; (cc) independent contractors; and (dd) contractual liability for all insured contracts to the extent the same is available;

(iii) rental loss and/or business income interruption insurance (1) with loss payable to Landlord or as directed by Landlord to Mortgage Lender; (2) covering all risks required to be covered by the insurance provided for in clause (i) above and clause (vi) below; (3) covering a period of restoration of eighteen (18) months and containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Tenant’s Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the affected Site is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (4) in an amount equal to one hundred percent (100%) of the projected Annual Rent and Additional Rent from any affected Site for a period of eighteen (18) months from the date of physical loss to the Improvements and Tenant’s Property at any affected Site. The amount of such business income insurance shall be determined prior to the Commencement Date and at least once each year thereafter based on a reasonable estimate of the Annual Rent and Additional Rent for the Premises for the succeeding twelve (12) month period. All proceeds payable to Landlord or Mortgage Lender pursuant to this clause (iii) shall be held by Landlord or Mortgage Lender, as the case may be, and shall be applied to the Annual Rent and Additional Rent from time to time due and payable hereunder; provided, however, that nothing herein contained shall be deemed to relieve Tenant of its obligations to pay the Annual Rent and Additional Rent on the respective dates of payment provided for in this Lease except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if coverage form with respect to any Site does not otherwise apply, (1) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above-mentioned commercial general liability insurance policy; and (2) the insurance provided for in clause (i) above written in a so-called builder’s risk completed value form (aa) on a non- reporting basis, (bb) against all risks insured against pursuant to clause (i) above, (cc) including permission to occupy the Premises, and (dd) with an agreed amount endorsement waiving co-insurance provisions;

(v) workers’ compensation, subject to the statutory limits of the state in which each Site is located, and employer’s liability insurance with limits which are required from time to time by each Lender and reasonably required from time to time by Landlord in respect of any employees of Tenant;

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Mortgage Lender and Landlord on terms consistent with the commercial property insurance policy required under clause (i) above;

(vii) umbrella liability insurance in addition to primary coverage in an amount not less than $100,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under clause (ii) above and clause (viii) below;

(viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, with limits acceptable to each Lender and reasonably acceptable to Landlord;

(ix) errors and omissions liability for professional services provided by Tenant with terms and conditions and in amounts acceptable to each Lender and reasonably acceptable to Landlord;

(x) insurance against employee dishonesty of any employees of Tenant in an amount acceptable to each Lender and reasonably acceptable to Landlord;

(xi) employment practices liability in an amount acceptable to each Lender and reasonably acceptable to Landlord; and

(xii) upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as each Lender and/or Landlord from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to the Premises located in or around the regions in which the Sites are located.

B. All insurance provided for in Section 16.1.A. shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”) and shall be subject to the approval of Lender as to form and substance, including insurance companies, amounts, deductibles, loss payees and insureds. Not less than three (3) Business Days prior to the expiration dates of the Policies theretofore furnished to Landlord and each Lender, certificates of insurance evidencing the Policies (and, upon the written request of Landlord any Lender, complete copies of such Policies) accompanied by evidence reasonably satisfactory to Landlord and each Lender of payment of the premiums then due thereunder (the “Insurance Premiums”), shall be delivered by Tenant to Landlord and each Lender.

C. Any blanket insurance Policy shall otherwise provide the same protection as would a separate Policy insuring only the Premises in compliance with the provisions of Section 16.1.A. as determined by each Lender and reasonably determined by Landlord, subject to review and approval by each Lender and Landlord based on the schedule of locations and values covered under the blanket policy, portfolio PML reports for the catastrophic perils of earthquake and windstorm/named storm, and such other information as requested by Lender and reasonably requested by Landlord (any such blanket policy, an “Acceptable Blanket Policy”). Tenant shall notify each Lender and Landlord of any material changes to the blanket policy and associated limits under the policy as of the Commencement Date or an aggregation of the insured values covered under the blanket policy, including the reduction of earthquake, flood or wind/named storm limits or the addition of locations that are subject to the perils of earthquake, flood or wind/named storm, and such changes shall be subject Mortgage Lender’s and Landlord’s reasonable approval.

D. All Policies of insurance provided for or contemplated by Section 16.1.A. shall name Tenant and Landlord as the insured (provided that Landlord may be named as additional insured under Tenant’s policies) and, in the case of liability policies (except for the Policies referenced in clauses (v), (viii), (ix), and (xi) of Section 16.1.A.), shall name each Lender and its successors and/or assigns as additional insureds, and in the case of property damage, including but not limited to all risk, rental loss and/or business income interruption, boiler and machinery, terrorism, windstorm, flood and earthquake insurance, shall name Mortgage Lender as mortgagee and loss payee, as its interests may appear, pursuant to a standard non-contributing mortgagee clause in favor of Mortgage Lender providing that the loss thereunder shall be payable to Mortgage Lender unless below the Threshold Amount. Additionally, if Tenant obtains property insurance coverage in addition to or in excess of that required by clause (i) of Section 16.1.A., then such insurance policies shall also contain a standard non-contributing mortgagee clause in favor of Mortgage Lender providing that the loss thereunder shall be payable to Mortgage Lender.

E. All Policies of insurance provided for in Section 16.1.A. shall contain clauses or endorsements to the effect that:

(i) with respect to the Policies of property insurance, no act or negligence of Landlord, Tenant, or anyone acting for Landlord or Tenant, or of any other tenant, subtenant or other occupant, or failure to comply with the provisions of any such Policy, or foreclosure or similar action, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as any Lender or Landlord is concerned;

(ii) the Policy shall not be cancelled without at least thirty (30) days’ written notice to each Lender and Landlord and any other party named therein as an additional insured (other than in the case of non-payment in which case only ten (10) days prior notice, or the shortest time allowed by Applicable Legal Requirements (whichever is longer), will be required) and, if available using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice;

(iii) Neither Landlord nor any Lender shall be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and

(iv) the issuers thereof shall give notice to Landlord and each Lender if the issuers elect not to renew the Policies ten (10) days prior to expiration.

F. If at any time Landlord or any Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Landlord and/or any Lender shall have the right, without notice to Tenant, to take such action as Landlord or such Lender deems necessary to protect its interest in the Premises, including the obtaining of such insurance coverage as Landlord or such Lender in its sole discretion deems appropriate and all premiums incurred by Landlord in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Tenant to Landlord or such Lender, as the case may be, upon demand and until paid shall bear interest at the Default Rate.

G. [Reserved].

H. Subject to the provisions of Section 16.1.J. below, the property insurance, general liability insurance, rental loss and/or business interruption insurance, and umbrella liability insurance required under clauses (i), (ii), (iii) and (vii) of Section 16.1.A. above shall cover perils of terrorism and acts of terrorism (or at least not specifically exclude same) and Tenant shall maintain property insurance, public liability insurance and rental loss and/or business interruption insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under clauses (i), (ii), (iii) and (vii) of Section 16.1.A. above (or at least not specifically excluding same) at all times during the Term of this Lease. For so long the TRIPRA is in effect and continues to cover both foreign and domestic acts of terrorism, Landlord shall accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA.

I. Subject to the provisions of Section 16.1.J. below, notwithstanding anything in clause (i) of Section 16.1.A. or Section 16.1.A. above to the contrary, Tenant shall be required to obtain and maintain coverage in its property insurance Policy (or by a separate Policy) against loss or damage by terrorist acts in an amount equal to 100% of the “Full Replacement Cost” of the Premises plus the rental loss and/or business interruption coverage under clause (iii) of Section 16.1.A. above; provided that such coverage is available. Subject to the provisions of Section 16.1.J. below, in the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy required by clause (i) above, Borrower shall, nevertheless, be required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the “Full Replacement Cost” of the Properties plus the rental loss and/or business interruption coverage under clause (a)(iii) of Section 16.1.A. above; provided that such coverage is available. Tenant shall obtain the coverage required under this Section 16.1.I. from a carrier which otherwise satisfies the rating criteria specified in Section 16.2 below (a “Qualified Carrier”) or in the event that such coverage is not available from a Qualified Carrier, Tenant shall obtain such coverage from the highest rated insurance company providing such coverage.

J. Notwithstanding the foregoing, if TRIPRA or a similar or subsequent statute, extension or reauthorization thereof is not in effect, with respect to any such stand-alone policy covering terrorist acts, Tenant shall not be required to pay any Insurance Premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (hereinafter defined); provided that if the Insurance Premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, Landlord or any Lender may, at its option (i) purchase such stand- alone terrorism Policy, with Tenant paying such portion of the Insurance Premiums with respect thereto equal to the Terrorism Premium Cap and Landlord or such Lender, as the case may be, paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap or (i) modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance Premiums payable with respect to such stand-alone terrorism Policy to the Terrorism Premium Cap. As used herein, “Terrorism Premium Cap” means an amount equal to two (2) times the amount of the insurance premium that is payable in respect of the Premises and business interruption/rental loss insurance required hereunder (without giving effect to the cost of terrorism and earthquake components of such Property and business interruption/rental loss insurance) at the time that such terrorism coverage is excluded from the applicable Policy.

16.2 Insurance Company and Other Insurance Matters.

A. All Policies required pursuant to Section 16.1: (i) shall be issued by companies licensed to do business in the states where the Premises are located, with (1) a financial strength and claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s, if Moody’s rates the securities and “A” or better by Fitch, if Fitch rates the securities and rates the applicable insurance companies (provided, however for multi-layered policies, (aa) if four (4) or fewer insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s, if Moody’s rates the securities and “A” or better by Fitch, if Fitch rates the securities and rates the applicable insurance companies, with no carrier below “BBB” and “Baa2” or better by Moody’s, if Moody’s rates the securities and “BBB” or better by Fitch, if Fitch rates the securities and rates the applicable insurance companies or (bb) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s, if Moody’s rates the securities and “A” or better by Fitch, if Fitch rates the securities and rates the applicable insurance companies, with no carrier below “BBB” and “Baa2” or better by Moody’s, if Moody’s rates the securities and “BBB” or better by Fitch, if Fitch rates the securities and rates the applicable insurance companies, and (2) a rating of “A:X” or better in the current Best’s Insurance Reports. Borrower shall be permitted to maintain the insurance coverage described in and required by Section 16.1 with the insurer(s) under the Policies as of the Commencement Date and each such insurer shall remain acceptable for the purposes of this Section 5.1.2 for so long as such insurer maintains ratings with AM Best and the Rating Agencies not less than each had on the Commencement Date; (ii) shall, shall contain a waiver of subrogation against Landlord and each Lender; (iii) shall contain such provisions as Landlord and each Lender deems reasonably necessary or desirable to protect its interest including endorsements providing (aa) that none of Landlord, Tenant or any Lender nor any other party shall be a co-insurer under said Policies and (bb) for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners and/or operators of properties with a standard of operation and maintenance comparable to and in the general vicinity of the Premises, but in no event in excess of an amount reasonably acceptable to Landlord and each Lender; and (iv) shall be satisfactory in form and substance to each Lender and reasonably satisfactory in form and substance to Landlord and shall be approved by each Lender and reasonably approved by Landlord as to amounts, form, risk coverage, deductibles, loss payees and insureds. In addition to the insurance coverages described in Section 16.1 above, Tenant shall obtain such other insurance as may from time to time be reasonably required by any Lender and/or Landlord in order to protect their respective interests.

B. Certificates of insurance evidencing the Policies (and, upon the written request of Landlord any Lender, complete copies of such Policies) as required hereunder shall be delivered to Landlord at its address for notices provided for in this Lease and to each Lender at its address for notices as specified by Landlord in writing to Tenant (or to such other address or Person as Landlord shall designate from time to time by notice to Tenant) on the Commencement Date with respect to the current Policies and within thirty (30) days after the effective date thereof with respect to all renewal Policies.

C. Tenant shall pay the Insurance Premiums annually in advance as the same become due and payable and shall furnish to Landlord and each Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Landlord and each Lender. Notwithstanding the foregoing, Tenant shall be permitted to premium finance or pay the Insurance Premiums on installments; provided, that (i) if Tenant elects to do so, Tenant shall notify Landlord and each Lender and the installment or premium financing arrangement shall have been approved by Landlord and each Lender, which approval shall not be unreasonably withheld, conditioned or delayed, (i) Tenant shall not grant a security interest to any Person in any amounts payable to the insured under the Policies required hereunder, and (iii) Tenant shall provide Landlord and each Lender proof of compliance with the applicable payment schedule of such premium financing or installments.

D. Within thirty (30) days after request by either Landlord or any Lender, Tenant shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Landlord or any Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices.

ARTICLE XVII

Fire and Other Casualty

17.1 Fire and Other Casualty. If all or any part of the Premises should be damaged or destroyed by fire or other casualty during the Term from and after the Commencement Date, then Tenant shall give prompt (no more than two (2) Business Days following the occurrence of such fire or other casualty) notice of the damage to Landlord, and Tenant shall promptly thereafter repair or restore the Premises, or any such part thereof, to substantially the same condition it was in prior to the casualty (subject to any changes to all or any such part of the Premises that Tenant intends to make to the extent permitted under Sections 12.1 and 12.2). All Annual Rent and Additional Rent shall continue unabated after any fire or other casualty. Subject to the terms of the Mortgage Loan Agreement, all insurance proceeds recovered on account of any damage or destruction to all or any part of the Premises by fire or other casualty shall be made available for payment of the cost of the repair or restoration, the cost of collection of the insurance proceeds, the cost of temporary safety measures to stabilize all or the applicable part of the Premises and the cost incurred to comply with Applicable Legal Requirements. If the amount of the insurance proceeds is less than Four Hundred Thousand Dollars ($400,000) (“Turnover Amount”) for any one Site, which amount shall be increased each Adjustment Date by the applicable Index Increase, the insurance proceeds shall be turned over to Tenant for use and application pursuant to the terms of this Lease. If the amount of the insurance proceeds exceeds the Turnover Amount, the entire insurance proceeds shall be deposited in escrow with the senior Lender, or if there is no Lender, then with a bank mutually agreeable to Landlord and Tenant, with instructions to the escrow holder that the escrow holder shall disburse the same to Tenant as the work of repair or restoration progresses, upon certification by the architect or engineer administering the work if the cost of the work exceeds Five Hundred Thousand Dollars ($500,000) in the aggregate, and otherwise by Tenant, that the disbursements then requested, together with all previous disbursements made from the insurance proceeds, do not exceed the cost of repair or restoration already completed and paid for and that the balance in the escrow fund is sufficient to pay for the estimated cost of completing the repair or restoration. Such escrow arrangement shall also incorporate other customary disbursement requirements imposed by institutional lenders, taking into consideration the size and use of all or the part of the Premises so affected and the nature of the loss. Tenant will be responsible for the amount of the insurance deductible or any self-insured retention amount, plus any shortfall needed to complete the repair or restoration, and any such deductible, self- insured retention or shortfall needed shall be expended by Tenant out of its own funds and applied to the cost of the repair or restoration prior the escrow holder or senior Lender making any disbursements of the Turnover Amount. If the insurance proceeds shall be greater than the cost of repair or restoration, the excess shall be paid to Tenant upon the completion of the repair or restoration. To the extent that Landlord is required to pay over any Turnover Amount to its Lender and such Lender does not make all or any portion of such Turnover Amount available for the cost of repair or restoration (provided that Tenant has satisfied customary disbursement requirements therefor), then Landlord shall make available to Tenant out of Landlord’s own funds any amount of the Turnover Amount so retained by such Lender for purposes of paying any such cost of repair or restoration after Tenant’s expenditure therefor of any deductible, self-insured retention or shortfall as provided above.

17.2 Exclusive Remedy. This Article XVII shall be Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or any part thereof. No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant’s business, or any annoyance arising from any damage to or destruction of all or any portion of the Premises or any part thereof, unless the same is caused by gross negligence or willful misconduct of Landlord or its Affiliates (other than Tenant for so long as Tenant is an Affiliate of Landlord).

ARTICLE XVIII

Condemnation

18.1 Total Condemnation. If at any time during the Term, all or substantially all of any Site shall be appropriated by eminent domain, Tenant may, at Tenant’s election, made within thirty (30) days of such taking by condemnation, terminate this Lease by notice to the Landlord with respect to the affected Site only, and, upon the date such termination notice is delivered, Annual Rent shall be reduced by the Condemnation Rent Reduction Amount and the provisions of Section 5.3 shall apply. Tenant shall have the option, at its election, to continue to occupy the Premises relating to such Site to the extent permitted by Applicable Legal Requirements, and subject to and in accordance with the terms of this Lease, for the period between the date of appropriation and the time when physical possession of such Site is taken. To the extent the taking authority has a right to receive rent or payment for use and occupancy during that period, Tenant shall pay that amount to the taking authority, and the balance of the Annual Rent and other amounts payable hereunder shall be paid to Landlord. Notwithstanding any termination of this Lease with respect to the condemned Site, this Lease shall continue in full force and effect with respect to the remaining Premises as provided in Section 5.2.

18.2 Partial Condemnation.

A. If, by right of eminent domain any part of any Site shall be permanently appropriated such that, in the good faith judgment of Landlord and Tenant, such Site cannot be operated on a commercially practicable basis for its permitted use hereunder, then Tenant may, if Tenant so elects, terminate this Lease with respect only to such Site by giving Landlord notice of the exercise of such election within thirty (30) days after such good faith determination by Landlord and Tenant.

B. In the event of a termination pursuant to Section 18.1 or 18.2(A), such termination shall be effective as of the time physical possession of such Site is taken, and, upon such termination, Annual Rent shall be reduced by the Condemnation Rent Reduction Amount and the provisions of Section 5.3 shall apply. Notwithstanding any termination of this Lease with respect to the affected Site in Section 18.1 or 18.2(A), this Lease shall continue in full force and effect with respect to the remaining Premises. If this Lease is not terminated with respect to such Site as provided in Section 18.1 or 18.2(A), then (i) the Term with respect to such Site shall continue, (ii) subject to the terms of the Mortgage Loan Agreement, all the net proceeds of the award that are payable on account of such condemnation shall be made available to Tenant to the extent such proceeds are required to fund the restoration of the unappropriated portion of the Site to substantially the same condition they were in immediately prior to the taking (with the balance of such proceeds, if any, being retained by Landlord), (iii) Tenant shall promptly restore what remains of the unappropriated Site to substantially the same condition they were in immediately prior to the taking, taking into consideration the reduction in size and regardless of whether such net proceeds are sufficient to do so, and (iv) all Annual Rent and Additional Rent shall continue unabated. If the amount of such net proceeds is less than the Turnover Amount for any one Site, which amount shall be increased each Adjustment Date by the applicable Index Increase, the net proceeds shall be turned over to Tenant for use and application as set forth in the immediately preceding sentence. If the amount of the net proceeds equals or exceeds the Turnover Amount, the entire net proceeds shall be deposited in escrow with the senior Lender, or if there is no Lender, then with a bank mutually agreeable to Landlord and Tenant, with instructions to the escrow holder that the escrow holder shall disburse the same to Tenant as the work of restoration progresses, upon certification by the architect or engineer administering the work if the cost of the work exceeds Five Hundred Thousand Dollars ($500,000) in the aggregate, and otherwise by Tenant, that the disbursements then requested, together with all previous disbursements made from the net proceeds, do not exceed the cost of restoration already completed and paid for and that the balance in the escrow fund is sufficient to pay for the estimated cost of completing the restoration. Such escrow arrangement shall also incorporate other customary disbursement requirements imposed by institutional lenders, taking into consideration the size and use of all or the part of the Site so affected and the nature of the taking. In accordance with the above provisions, Tenant shall be responsible for any shortfall needed to complete the restoration, and any shortfall needed shall be expended by Tenant out of its own funds and applied to the cost of restoration prior the escrow holder or senior Lender making any disbursements of the Turnover Amount with respect to any Site that is subject to a taking in which this Lease is not terminated with respect to such Site pursuant to Section 18.1 or 18.2(A). Tenant shall also apply the Turnover Amount to the cost of the restoration prior to the escrow holder being obligated to make any disbursements. To the extent that Landlord is required to pay over any Turnover Amount to its Lender and such Lender does not make all or any portion of such Turnover Amount available for the cost of restoration (provided that Tenant has satisfied customary disbursement requirements therefor), then Landlord shall make available to Tenant out of Landlord’s own funds any amount of the Turnover Amount so retained by such Lender for purposes of paying any such cost of restoration after Tenant’s expenditure therefor of any shortfall as provided above.

18.3 Damages. Except as otherwise set forth in Section 18.2.B., Tenant assigns to Landlord any and all rights it may have to damages accruing on account of any appropriation by eminent domain for which damages are payable and agrees to execute such instruments as may be requested by Landlord to evidence the assignment. However, Tenant may make a separate claim for any damages payable for any trade fixtures installed by Tenant, any of Tenant’s Property, any so-called special damages to Tenant for interruption to Tenant’s operations or otherwise, any damages for relocation or any damages for the loss of its respective leasehold interest, provided that such claim shall in no way diminish or otherwise reduce in any way the awards payable to or recoverable by Landlord in connection with such taking under any applicable insurance policy, or otherwise.

18.4 Temporary Taking. Notwithstanding Section 18.1, in the event of any taking for a duration of one (1) year or less of all or any portion of any Site which (each, a “Temporary Taking”), Tenant shall have no right to terminate this Lease with respect to such Site, and the Annual Rent and Additional Rent shall not be abated, but Tenant shall be entitled to receive the entire award for the Temporary Taking, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease with respect to such Site, in which case the award made for the Temporary Taking shall be apportioned between Landlord and Tenant as of the date of such expiration.

18.5 Lease Remains in Effect. Except as provided above, this Lease shall not terminate and shall remain in full force and effect in the event of a taking or condemnation of any portion of the Leased Improvements, or any portion thereof, and other than the provisions of this Lease, Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such taking.

18.6 Exclusive Remedy. This Article XVIII shall be Tenant’s sole and exclusive remedy in the event of a taking or condemnation.

ARTICLE XIX

Assignment and Subletting

19.1 Assignment and Subletting. Without the prior written consent of Landlord, which may be withheld in Landlord’s sole and absolute discretion, and except as provided in Section 19.2 (any one of the following, a “Consent-Needed Transaction”): (i) Tenant shall not assign, transfer or convey this Lease or any interest therein, in whole or in part, whether by operation of law or otherwise, or pledge, encumber, hypothecate or assign as collateral this Lease or any interest in this Lease; (ii) no Change of Control of Tenant or any Guarantor shall occur, including through foreclosure or transfer in lieu of foreclosure of any pledge, encumbrance, hypothecation or assignment of any direct or indirect interest in Tenant or any Guarantor; and (iii) Tenant shall not sublet all or any part of the Premises or any Site, or enter into any license, concession, or other consensual arrangement for possession with respect to any Site, or enter into a management contract or other arrangement whereby any Site shall be managed or operated by anyone other than Tenant or a wholly-owned subsidiary of Tenant. No assignment of this Lease or subletting of the Premises or any Site shall relieve Tenant of any of its obligations under this Lease, and at the request of Landlord in connection with any permitted assignment of this Lease by Tenant, Tenant shall execute and deliver to Landlord a Guaranty. Renewals by Tenant of any sublease previously approved by Landlord shall require further approval of Landlord, unless such renewal is pursuant to a renewal right that was granted to the subtenant in such sublease approved by Landlord.

19.2 Exceptions. Notwithstanding any provision to the contrary in this Lease, Tenant or Tenant’s Affiliate shall have the right, to (each, a “Permitted Transfer”):

A. assign this entire Lease to a single Affiliate of Tenant, provided that Tenant executes and delivers to Landlord a Guaranty in connection therewith;

B. assign this Lease to a Permitted Transferee;

C. consummate a public offering of common stock or other equity interests of Tenant, any Guarantor or any direct or indirect controlling party of Tenant or any Guarantor (including any public offering of common stock or other equity interests of Tenant, any Guarantor or any direct or indirect controlling party of Tenant or any Guarantor that may result in a Change of Control) on a nationally (U.S.) recognized exchange, the Singapore Exchange, the London Stock Exchange, the Tokyo Stock Exchange, the Hong Kong Exchange, the Toronto Exchange or the Australian Exchange and following any such public offering, transfers of shares on any such exchange shall be permitted;

D. sublease all (but not less than all) of one or more Sites for any use permitted by Applicable Legal Requirements other than a Prohibited Use and such sublease, otherwise complies with the requirements of Section 19.3, provided that no more than forty (40) Sites may be so subleased and/or constitute Closed Sites pursuant to Section 10.3 at any one time; and

E. permit (i) a sale or other transfer of all or substantially all of the outstanding capital stock or other equity securities of Tenant, any Guarantor or any direct or indirect controlling party of Tenant or any Guarantor to a Permitted Transferee or (ii) a merger, consolidation or stock exchange to which Tenant, any Guarantor or any direct or indirect controlling party of Tenant or any Guarantor is a party with a Permitted Transferee.

Provided that: (w) no later than the date that is thirty (30) days prior to Tenant’s or any Guarantor’s entering into any transaction described in subsections A., B., C., D. or E. of this Section 19.2, Tenant shall provide Landlord with (1) written notice thereof, together with a copy of any executed sublease or assignment or other agreement effectuating such transaction; (2) such evidence as may be reasonably requested by Landlord to evidence that such sublease or assignment or other transaction is a Permitted Transfer; (x) there shall be no uncured Events of Default at the time of consummating any such assignment or other transaction; (y) any transferee or assignee of Tenant or any Guarantor shall assume all of the duties, covenants and obligations of Tenant under this Lease and of any Guarantor under any Guaranty, as applicable, in writing, whether occurring prior to or after the effective date of such assignment or other transaction; and (z) any transferee or assignee of Tenant and any Guarantor (including any Permitted Transferee) shall deliver to Landlord an Officer’s Certificate from such Person addressed to Landlord and each Lender dated as of effective date of such assignment or other transaction stating that the representations and warranties set forth in Section 4.1.A.(vi) and Section 4.1.F. are true, accurate and complete with respect to such transferee or assignee (including any Permitted Transferee) as of the date thereof. Upon Tenant’s satisfaction of notice and delivery of information requirements as set forth in the foregoing sentence, and Landlord’s determination that such transaction constitutes a Permitted Transfer as provided herein, Landlord shall deliver a written consent to such transaction to Tenant or any Guarantor, as applicable.

For purposes of this Section 19.2, the word “controlling” shall have the meaning given to such term in the definition of Affiliate set forth in Article I (i.e., the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Tenant whether through the ownership of the voting securities, partnership interests, or membership interests, by contract or otherwise).

19.3 Attornment and Related Matters with Respect to Permitted Subleases. Any sublease permitted hereunder (whether as a Permitted Transfer pursuant to Section 19.2.D. or with the consent of Landlord) shall (a) be an arm’s length transaction, having market terms, and be with bona fide, independent third-party subtenants, (b) not trigger any existing, and shall not grant to the subtenant thereunder any new, purchase option, right of first refusal or other preferential rights with respect to the applicable Site and (c) be expressly subject and subordinate to all applicable terms and conditions of this Lease (with the subtenant thereunder having no rights or benefits under the Mortgage Loan SNDA) and provide that upon the expiration or earlier termination of this Lease with respect to any Site subject to such sublease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant, as sublandlord, under such sublease from the time of the exercise of such option (but not prior thereto) to the termination of such sublease; provided, however, that in such case Landlord shall not be liable for any prepaid rents, fees or other charges, or for any prepaid security deposits paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease. Any sublease shall expressly provide that in the event that Landlord shall not require such attornment with respect to any sublease, then such sublease shall automatically terminate upon the expiration or earlier termination of this Lease with respect to any Site subject to such sublease, including any early termination by mutual agreement of Landlord and Tenant with respect to any applicable Site subject to such sublease. In addition, any such sublease shall provide that in the event that the subtenant receives a written notice from Landlord stating that an Event of Default has occurred, such subtenant thereafter shall without further consent or instruction of Tenant pay all rentals accruing under such sublease directly to Landlord or as Landlord may direct; provided, however that (i) as and to the extent that the amounts so paid to Landlord, together with other amounts paid to or received by Landlord on account of this Lease, exceed the amounts then due Landlord from Tenant under this Lease, the excess shall be promptly remitted to Tenant, and (ii) at such time as the Event of Default has been cured and this Lease reinstated (if ever), Landlord shall notify and direct the subtenant(s) in writing to resume making payments of rentals under their sublease(s) directly to Tenant or as Tenant may direct. Any such rentals collected from such subtenant by Landlord shall be credited against the amounts owing by Tenant under this Lease in such order of priority as Landlord shall reasonably determine. Notwithstanding the foregoing, upon the request of Landlord or any Mortgage Lender, Landlord, Tenant and any subtenant shall execute and deliver to each other a separate subordination and attornment agreement regarding the sublease, in form and substance reasonably acceptable to Landlord and such Mortgage Lender.

ARTICLE XX

Tenant’s Surrender of Premises

20.1 Surrender. Upon the expiration or earlier termination of this Lease with respect to any Site, Tenant shall deliver such Site (including the Leased Improvements) to Landlord in the condition required pursuant to Section 8.1. Subject to Landlord’s rights under Section 15.3, Tenant shall be required to repair any damage caused by the removal of Tenant’s Property with respect to such Site upon the expiration or earlier termination of this Lease relating to such Site. If Tenant shall fail to remove any of Tenant’s Property with respect to such Site on or before the expiration of (y) the Term with respect to such Site or (z) in the case of an early termination of this Lease, the date that is twenty (20) days after such early termination of this Lease, then Tenant’s Property remaining in or on such Site shall be deemed to be abandoned and subject to disposition by Landlord without obligation or liability to account to Tenant for the proceeds thereof, and Tenant shall be obligated to pay Landlord the costs of removing such Tenant’s Property from such Site.

ARTICLE XXI

Collateral Assignment of Lease

21.1 Collateral Assignment. In connection with any assignment by Landlord to a Mortgage Lender of Landlord’s right, title and interest under this Lease, Tenant agrees that:

A. the execution by Landlord and acceptance by Mortgage Lender of an assignment by Landlord of Landlord’s right, title and interest under this Lease shall never be deemed an assumption by Mortgage Lender of any of the obligations of Landlord hereunder unless and until such Mortgage Lender shall, by notice delivered to Tenant, expressly otherwise elects; and

B. except as provided in subsection A. of this Section 21.1, such Mortgage Lender shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of any Mortgage, the taking of possession of all or any applicable portion of the Premises or otherwise becoming the owner of all or any applicable portion of the Premises by deed-in-lieu of foreclosure or otherwise.

ARTICLE XXII

Subordination/Mortgage Loan

22.1 Subordination (Generally).

A. This Lease at all times shall automatically be subordinate to the lien of any and all ground leases or Mortgages now or hereafter placed upon any of the Sites by Landlord, provided that Tenant has the right to remain in possession of the Premises under the terms of this Lease and Tenant’s use and enjoyment of the Premises shall not be disturbed, notwithstanding any default under any or all such ground leases or Mortgages, or after termination or forecl osure thereof, so long as no Event of Default shall have occurred and be continuing. Although the foregoing provisions of this Section 22.1 shall be self-operative and no future instrument of subordination or non-disturbance shall be required, upon request by Landlord, Tenant shall execute and deliver such further instruments subordinating this Lease to the lien of all such ground leases or Mortgages as shall be reasonably requested by Landlord or any present or proposed Mortgagees or Mortgage Lenders, provided that the substantive provisions of any such instrument shall be substantially upon the terms of the Mortgage Loan SNDA or such other form as shall be reasonably acceptable to Landlord, Tenant and any such ground lessor or Mortgage Lender.

B. If any ground lessor, Mortgage Lender, receiver or other secured party validly exercises its right to elect to have this Lease and the interest of Tenant hereunder be superior to any such ground lease or Mortgage and evidences such election by written notice given to Tenant, then this Lease and the interest of Tenant hereunder shall be deemed superior to any such ground lease or Mortgage, whether this Lease was executed before or after such ground lease or Mortgage and in that event such ground lessor, Mortgage Lender, receiver other secured party shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of such ground lease or Mortgage and had been assigned to such ground lessor, Mortgage Lender, receiver, other secured party.

C. Unless otherwise provided in the Mortgage Loan SNDA with respect to the Mortgage Loan or any future written subordination, non-disturbance and attornment agreement executed by Landlord, Tenant and any Mortgage Lender, in the event any purchaser or assignee of a Mortgage Lender at a foreclosure sale acquires title to the Premises or any part or portion thereof, or in the event any Mortgage Lender or any assignee otherwise succeeds to the rights of Landlord as landlord under this Lease, Tenant shall attorn to such Mortgage Lender or such purchaser or assignee, as the case may be (a “Successor Landlord”), and recognize such Successor Landlord as landlord under this Lease, and, subject to the provisions of this Section 22.1, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant, provided that such Successor Landlord shall only be liable for any obligations of the “Landlord” under this Lease which accrue after the date that such Successor Landlord first acquires title. The foregoing provision shall be self-operative and effective without the execution of any further instruments.

D. Tenant shall give written notice to any Mortgage Lender of Landlord having a recorded lien upon the Premises or any part or portion thereof of which Tenant has been notified of any breach or default by Landlord of any of its obligations under this Lease simultaneously with the giving of such notice to Landlord.

22.2 Intentionally Deleted.

22.3 Future Loans.

A. Without limiting Tenant’s obligations pursuant to Section 28.9, Tenant covenants to Landlord that for so long as this Lease is in effect Tenant agrees to cooperate in good faith with Landlord and/or any Affiliate of Landlord and any Lender in connection with any future Mortgage Loan and/or Mezzanine Loan and/or Secondary Market Transaction in connection therewith, including, without limitation, providing such documents, financial and other data, and other information and materials which would typically and customarily be required with respect to a tenant and/or guarantor of a lease of this type and that are reasonably requested by a purchaser, transferee, assignee, servicer, participant, investor or Rating Agency involved in connection with such loan or any Secondary Market Transaction (including certifications as to Tenant’s and any Guarantor’s financial and other information provided to any such Lender(s)); provided, however, that such cooperation shall not require Tenant to agree to any amendments or modifications to the terms of this Lease if the same would materially and adversely affect the rights or obligations of Tenant hereunder; and, provided further, that Landlord shall reimburse Tenant for any reasonable, out-of-pocket costs incurred in connection with the foregoing to the extent the same are not already a separate obligation of Tenant under this Lease.

B. If Landlord or any Affiliate of Landlord hereafter obtains a Mortgage Loan or a Mezzanine Loan, then concurrently therewith Landlord and Tenant shall amend Exhibit E to list the information relating to such Mortgage Loan and/or Mezzanine Loan and the Loan Agreement(s) relating thereto and acknowledge that the same thereafter shall be deemed a Loan for all purposes hereunder; provided, however, that (x) Landlord shall have provided drafts of such Loan Agreement(s) (and any other material Loan Documents relating thereto) to Tenant not less than seven (7) Business Days prior to the execution and delivery thereof and final versions (with blacklines against the prior drafts) not less than two (2) Business Days prior to the execution and delivery thereof, and (y) if and to the extent that any of such Loan Agreement(s) (or any other material Loan Documents relating thereto) (and observance or compliance by Tenant with the terms thereof for which Tenant is responsible) would impose upon Tenant any Additional Material Loan Obligations, then prior to any such new Mortgage Loan or Mezzanine Loan becoming a Loan under this Lease, this Lease shall be further amended to provide that Tenant shall not be required to observe or comply with any such Additional Material Loan Obligations unless Landlord agrees to pay for or otherwise reimburse Tenant for any additional out-of-pocket costs or expenses incurred in connection with the observance or compliance with any such Additional Material Loan Obligations.

C. In connection with any new Mortgage Loan, Landlord, Tenant and the Lender thereunder will execute and deliver a Mortgage Loan SNDA.

ARTICLE XXIII

Indemnifications and Releases

23.1 Tenant’s Indemnification and Release of Landlord. Tenant shall, at no cost or expense to Landlord, protect, defend, indemnify, and hold harmless each of the Landlord Indemnified Parties for, from and against any and all Losses and hereby releases each of the Landlord Indemnified Parties for, from and against any and all Losses, whether foreseen or unforeseen (in each case excluding Losses suffered by a Landlord Indemnified Party arising out of the gross negligence, illegal acts, fraud, or willful misconduct of such Landlord Indemnified Party) caused by, incurred or resulting from Tenant’s operations of or relating in any manner to any Site, whether relating to operation, management, alteration, maintenance, regulation, construction or use by Tenant or any person thereon, supervision or otherwise, or from any breach of, default under, or arising from or under this Lease, or to which any Landlord Indemnified Party is subject because of Landlord’s interest in any Site (provided that Tenant shall have no responsibility to pay Landlord’s Debt Service), including, without limitation, Losses arising from (i) any accident, injury, damage or death of any person or loss of or damage to property occurring in, on or about the Premises or any part or portion thereof or on the adjoining sidewalks, alleys, curbs, parking areas, streets or ways, (ii) any use, non-use or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Premises or any part or portion thereof or on the adjoining sidewalks, alleys, curbs, parking areas, streets or ways, (iii) any failure by Tenant to comply with Applicable Legal Requirements, (iv) any representation or warranty made herein by Tenant, in any certificate delivered in connection herewith or in any other agreement to which Tenant is a party being, to Tenant’s knowledge, false or misleading in any material respect as of the date such representation or warranty was made, (v) the performance of any labor or services or the furnishing of any materials, equipment or other property in respect to the Premises or any part or portion thereof, (vi) the claims of any invitees, patrons, licensees or subtenants of all or any part or portion of the Premises or any Person acting through or under Tenant or otherwise acting under or as a consequence of this Lease, (vii) any act or omission of Tenant or its employees, agents, contractors, licensees, subtenants or invitees, and (viii) any contest referred to in Section 28.16. It is expressly understood and agreed that the parties’ obligations under this Section 23.1 shall survive the expiration or earlier termination of this Lease with respect to any Site for any reason. Tenant shall have no obligation to indemnify any of the Landlord Indemnified Parties to the extent that such Losses arise from the gross negligence, illegal acts, fraud, or willful misconduct of any Landlord Indemnified Party.

23.2 Landlord’s Indemnification. Landlord shall, at no cost or expense to Tenant, protect, defend, indemnify, and hold harmless each of the Tenant Indemnified Parties for, from and against any and all Losses and hereby releases each of the Tenant Indemnified Parties for, from and against any and all Losses, whether foreseen or unforeseen, in each case caused by, incurred or resulting from (i) the gross negligence, illegal acts, fraud, or willful misconduct of Landlord, its employees, agents, contractors or invitees, (ii) the breach or default of any express obligation of Landlord under this Lease, or (iii) the breach by Landlord of any of its express representation or warranty made herein by Landlord under this Lease.

23.3 Gross Negligence. Gross negligence shall not be imputed as a matter of law to Landlord solely by reason of (i) its interest in the Premises or any portion thereof or (ii) the failure to act by Landlord or anyone acting under its direction or control or on its behalf, in respect of matters that are or were the obligation of Tenant under this Lease.

23.4 Survival. It is expressly understood and agreed that the parties’ obligations under this Article XXII shall survive the expiration or earlier termination of this Lease with respect to any Site for any reason.

ARTICLE XXIV

Environmental Laws

24.1 Tenant Undertakings. Tenant shall, with respect to Tenant’s operations on each Site, comply with the requirements of all Environmental Laws. Tenant shall not cause or permit the use, storage or Release or threat of Release of any Hazardous Materials on, in or under any Site during the Term except for use of the Permitted Amounts. After either party discovers or is informed of the existence of a material violation or potential material violation of the Environmental Laws, the Release or threat of Release of any Hazardous Materials or receipt of any notices from any Governmental Authority or third party with respect thereto, that party shall give prompt notice to the other party of such event (including copies of any such notices). Prior to or upon the expiration of this Lease with respect to any Site, Tenant shall remove in compliance with Applicable Legal Requirements any and all storage tanks or other similar items placed by Tenant on, about or under such Site at Tenant’s sole cost and expense, and Tenant shall be solely liable with respect to the same.

24.2 Covenants.

A. Tenant hereby agrees to protect, indemnify, defend and hold harmless Landlord Indemnified Parties and their lenders, and any of their directors, officers, employees, agents, successors and assigns from and against all Losses arising out of any Tenant Environmental Liabilities, unless such Losses are caused in part by Landlord, in which case Landlord shall have contributory liability to the extent of any such Losses caused by Landlord.

B. Tenant shall be responsible for all Corrective Action with respect to any Tenant Environmental Liabilities. Tenant shall, at no cost or expense to Landlord, perform (or cause to be performed) all Corrective Actions that are reasonably necessary under applicable Environmental Laws to remediate Tenant Environmental Liabilities in a good, workmanlike and expeditious manner and in compliance with Applicable Legal Requirements. Following completion of any Corrective Action with respect to Tenant Environmental Liabilities, upon

Landlord’s reasonable request, Tenant shall deliver to Landlord either evidence from the regulatory agency having jurisdiction over the Corrective Action that the Corrective Action has been completed in compliance with applicable Environmental Laws, or, if as a matter of law or uniformly applied policy the agency does not issue such evidence, a report to that effect from a nationally or regionally recognized environmental engineering firm.

C. If Tenant fails to diligently commence and pursue to completion the Corrective Action reasonably necessary to remediate any Tenant Environmental Liabilities, then Landlord shall notify Tenant in writing specifying the basis for Landlord’s assertion that Tenant is not complying with the foregoing requirements; and in the event Tenant fails to substantially correct the specified issue(s) no later than the later of (i) thirty (30) days of receipt of Landlord’s notice or (ii) the time period required under applicable Environmental Laws, Landlord may, at its option undertake such Corrective Action reasonably necessary under applicable Environmental Laws to remediate such Tenant Environmental Liabilities. If Landlord undertakes any such Corrective Action, Tenant shall reimburse Landlord within fifteen (15) days after Tenant’s receipt of Landlord’s bill for any reasonable third-party costs and expenses (accompanied by reasonable evidence of the costs and expenses paid), including reasonable attorneys’ fees, incurred by Landlord in completing any such Corrective Action, together with interest thereon at the Default Rate from the date of receipt by Tenant of Landlord’s billing until Landlord is repaid in full.

24.3 Survival. It is expressly understood and agreed that Tenant’s obligations under this Article XXIV shall survive the expiration or earlier termination of this Lease for any reason.

ARTICLE XXV

Default

25.1 Tenant Default. Each of the following shall be an event of default under this Lease (each, an “Event of Default”):

A. If Tenant defaults (i) in the payment of any monthly installment of Annual Rent on the date that the same is due and payable and fails to cure such default within three (3) days after receipt of notice of such default from Landlord; or (ii) in the payment of any other amount owing under by Tenant this Lease and fails to cure the default within ten (10) days after receipt of notice of such default from Landlord; provided, however, that such notice(s) shall be in lieu of, and not in addition to, any notice required under applicable law; or

B. If Tenant or Guarantor shall:

(i) voluntarily commence any case, proceeding or other action under any applicable law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Tenant or Guarantor, as applicable, or seeking to adjudicate Tenant or Guarantor, as applicable, as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts;

(ii) make an assignment for the benefit of its creditors;

(iii) seek appointment of or consent to the appointment of a receiver, trustee, custodian or other similar official for itself or of the whole or any substantial part of its property;

(iv) file a petition or answer seeking reorganization or arrangement under the Bankruptcy Code or any other applicable law or statute of the United States of America or any state thereof; or

(v) file or join in the filing of, any involuntary petition against Tenant or Guarantor, as applicable, under any applicable law relating to bankruptcy, insolvency, reorganization or relief of debtors, or solicit or cause to be solicited petitioning creditors for any involuntary petition against Tenant or Guarantor, as applicable, from any Person.

C. If (i) Tenant or Guarantor shall be adjudicated as bankrupt, (ii) a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant or Guarantor, as applicable, a receiver of Tenant or Guarantor, as applicable, or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant or Guarantor, as applicable, under the Bankruptcy Code or any other applicable law or statute of the United States of America or any state thereof or (iii) any sheriff, marshal, constable or other duly-constituted public official takes possession of any Site, or of all or substantially all of the business or assets of Tenant or Guarantor, as applicable, by authority of any attachment, execution, or other judicial seizure proceedings, and such judgment, order, decree or attachment shall not be vacated, set aside or stayed within one hundred twenty (120) days from the date of the entry or levy thereof; or

D. If an involuntary bankruptcy petition is filed against Tenant or Guarantor and is not dismissed within ninety (90) days; or

E. If Tenant fails to keep the insurance policies required hereunder in full force and effect; or the failure to deliver a certificate of insurance with respect to the insurance policies within five (5) Business Days after a request by Landlord or any Lender if the prior certificate of insurance has expired; or

F. If Tenant shall consummate any Consent-Needed Transaction without first obtaining the prior consent of Landlord as provided in Section 19.1; or

G. If Tenant fails to deliver the items required in Section 28.9 within the time periods required therein, provided, however, that in the event Landlord has not received such items within the time periods required therein, Landlord shall give Tenant written notice of the same, specifying what items Tenant has not provided and Tenant shall have (i) ten (10) days to provide such items (other than then items set forth in clauses (i) and (ii) of Section 28.9.C.) and (ii) one (1) Business Day with respect to the items described in such clauses (i) and (ii) of Section 28.9.C.; provided further, however, that any such notice pursuant to this Section 25.1.G. shall be in lieu of, and not in addition to, any notice required under applicable law, and shall include the following statement in all capitalized letters and in size of type at least equal to the largest size of type otherwise used in the notice: “FAILURE TO PROVIDE THE ITEMS IN THIS NOTICE WITHIN [TEN (10) DAYS] [ONE (1) BUSINESS DAY] HEREAFTER SHALL BE AN EVENT OF DEFAULT UNDER YOUR LEASE”; or

H. If Tenant defaults in its obligations under clauses (i), (ii) or (iii) of Section 8.1, and Tenant does not cure such default within thirty (30) days (or if such default cannot reasonably be cured within thirty (30) days, if Tenant shall not within thirty (30) days commence to cure such default and thereafter diligently pursue the same to completion) after Tenant’s receipt of notice from Landlord specifying in reasonable detail the nature of Tenant’s default with respect to such obligations under clauses (i), (ii) or (iii) of Section 8.1; provided, however, that if Tenant has not cured such default within such thirty (30) day period (or if such default cannot reasonably be cured within such thirty (30) day period, and Tenant shall not have commenced within such thirty (30) day period to cure such default or is not pursuing the same to completion), and such default does not and would not reasonably be expected to have a Material Adverse Effect on any Site and does not involve any health and safety issues or an Emergency Circumstance, then an Event of Default under this Section 25.1.H. shall not be deemed to have occurred until Tenant’s receipt of a second (2nd) notice from Landlord specifying in reasonable detail the nature of Tenant’s default with respect to such obligations under clauses (i), (ii) or (iii) of Section 8.1 and referencing the first (1st) such notice, and thereafter Tenant fails to cure such default within thirty (30) days after Tenant’s receipt of such second (2nd) notice (or if such default cannot reasonably be cured within thirty (30) days after Tenant’s receipt of such second (2nd) notice, if Tenant shall not within such thirty (30) day period after Tenant’s receipt of such second (2nd) notice commence to cure such default and thereafter diligently pursue the same to completion); provided, further, however, that any such notices pursuant to this Section 25.1.H. shall be in lieu of, and not in addition to, any notice required under applicable law; or

I. If any representation, warranty, financial statement, report or other written information given to Landlord by Tenant or any Guarantor, or any Affiliate of Tenant or any Guarantor, was intentionally materially false or misleading when given; or

J. If any claim of lien is recorded against any Site and such claim of lien continues for thirty (30) days after Tenant receives notice thereof without Tenant contesting such lien in accordance with this Lease or discharging such lien (by payment, bonding or other means available pursuant to applicable law); or

K. If the number of Closed Sites, Temporarily Closed Sites or Sites subject to one or more subleases exceeds the applicable maximum number permitted under Section 10.3 and/or Section 19.2, and the same is not cured within ten (10) Business Days thereafter; or

L. Except as otherwise expressly provided above in this Section 25.1, if Tenant defaults in the performance of any other obligation under this Lease that cannot be cured by the payment of money and Tenant does not cure the default within thirty (30) days (or if the default is curable but cannot reasonably be cured within thirty (30) days, if Tenant shall not within thirty (30) days commence to cure the default and thereafter diligently pursue the same to completion) after Tenant’s receipt of notice from Landlord specifying in reasonable detail the nature of the default; provided, however, that such notice pursuant to this Section 25.1.L. shall be in lieu of, and not in addition to, any notice required under applicable law; or

M. If Guarantor shall be in default under any Guaranty after the expiration of any applicable notice and cure period thereunder.

25.2 Landlord’s Remedies. Upon the occurrence and during the continuance of an Event of Default, with or without notice or demand, except such notice as may be required by statute and cannot be waived by Tenant (all other notices being hereby waived by Tenant), Landlord shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, to the extent permitted by Applicable Legal Requirements, including, without limitation, the following:

A. To terminate this Lease as to the Premises or one or more of the Sites, whereupon Tenant’s right to possession of the Premises or applicable Sites, shall cease, and this Lease, except as to Tenant’s liability as set forth below, shall be terminated with respect to the Premises or applicable Sites.

B. To re-enter and take possession of the Premises or one or more Sites, and to the extent permissible, all franchises, licenses, area development agreements, permits and other rights or privileges of Tenant pertaining to the use and operation of the Premises or applicable Sites, and to expel Tenant and those claiming under or through Tenant, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action unless required by state law. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. If Tenant shall, after an Event of Default voluntarily give up possession of any Site to Landlord, deliver to Landlord or its agents the keys to any Site, or both, such actions shall be deemed to be in compliance with Landlord’s rights, and the acceptance thereof by Landlord or its agents shall not be deemed to constitute a partial or full termination of this Lease. Landlord reserves the right following any reentry and/or re-letting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice.

C. To re-let the Premises or one or more Sites or any part(s) thereof for such term or terms (including a term which extends beyond the Term), at such rentals and upon such other terms as Landlord, in its sole discretion, may determine, with all proceeds received from such re- letting being applied to the rental and other sums due from Tenant in such order as Landlord may, in its sole discretion, determine, which other sums include, without limitation, all repossession costs, brokerage commissions, reasonable attorneys’ fees and expenses, employee expenses, alteration, remodeling and repair costs and expenses of preparing for such re-letting. Landlord reserves the right following any re-letting to exercise its right to terminate this Lease as to the Premises or one or more of the applicable Sites by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice.

D. (i) To recover from Tenant all rent and other monetary sums then due and owing under this Lease and (ii) to accelerate and recover from Tenant the present value (discounted at the Discount Rate) of all rent and other monetary sums scheduled to become due and owing under this Lease after the date of such breach for the entire remaining Term, after deducting therefrom any amounts to be received by Landlord upon a re-letting of the Premises or one or more Sites or any part(s) thereof.

E. To recover from Tenant all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees paid or incurred by Landlord as a result of such breach, regardless of whether or not legal proceedings are actually commenced, subject to Section 28.13.

F. To immediately or at any time thereafter, and with or without prior notice to Tenant except as required herein, set off any money of Tenant held by Landlord under this Lease against any sum owing by Tenant hereunder.

All powers and remedies given by this Section 25.2 to Landlord, subject to Applicable Legal Requirements, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Landlord under this Lease or by applicable law to enforce the performance or observance of the covenants and agreements of Tenant contained in this Lease, and no delay or omission of Landlord to exercise any right or power accruing upon the occurrence of any Event of Default shall sanction or constitute approval or acceptance by Landlord of any other or subsequent

Event of Default or impair any rights or remedies consequent thereto. Every power and remedy given by this Section 25.2 or by Applicable Legal Requirements to Landlord may be exercised from time to time, and as often as may be deemed expedient by Landlord, subject at all times to Landlord’s right, in its sole judgment, to discontinue any work commenced by Landlord or change any course of action undertaken by Landlord.

Notwithstanding anything to the contrary contained in this Section 25.2, Landlord shall have the obligation to use commercially reasonable efforts to mitigate its damages as a result of an Event of Default by Tenant under this Lease.

25.3 Landlord Right to Perform. In addition and not in limitation of the foregoing, if Tenant shall fail to observe or perform any of its obligations under this Lease, and to the extent such failure constitutes an Event of Default, or in the event of an Emergency Circumstance then, without waiving any Event of Default which may result from such failure or Emergency Circumstance, Landlord may, but without any obligation to do so, take all actions, including, without limitation, entry upon the Premises or any Site to perform Tenant’s obligations, immediately and without notice in the case of an Emergency Circumstance and upon five (5) days written notice to Tenant in all other cases. All out-of-pocket expenses incurred by Landlord in connection with performing such obligations, including, without limitation, reasonable attorneys’ fees and expenses, together with interest at the Default Rate from the date any such expenses were incurred by Landlord until the date of payment by Tenant, shall constitute Additional Rent and shall be paid by Tenant to Landlord upon demand.

25.4 No Cure Right Following Event of Default. Any references hereunder to Tenant curing an Event of Default shall mean that such cure was accepted by Landlord in writing.

ARTICLE XXVI

Notice

26.1 Where and How Given. Except where otherwise specifically provided in this Lease, all notices, demands, requests, consents, approvals and other communications which either party is required to or may desire to serve upon the other shall be in writing and shall be sufficiently served upon such other party by (a) mailing a copy thereof by certified or registered mail, postage prepaid, return receipt requested, addressed to the party to whom the notice is directed at the address of such party set forth on the first page of this Lease, or (b) by reliable overnight courier (such as Federal Express), all charges prepaid, furnishing a receipt upon delivery, and addressed to the party to whom the notice is addressed at the notice address of the party set forth on the first page of this Lease. The addresses to which notices and demands shall be delivered or sent may be changed from time to time by notice served by either party upon the other as provided above.

26.2 When Given. Unless otherwise provided in this Lease, notice shall be deemed to have been served on the earlier of the date received, refused or returned as undeliverable to the notice address. If such notice pertains to the change of address of either of the parties, then such notice shall be deemed to have been served upon receipt thereof by the party to whom such notice is given.

ARTICLE XXVII

Substitution

27.1 Right of Substitution. At any time following the Commencement Date hereof, subject to the consent of Landlord, which consent not to be unreasonably withheld, conditioned or delayed, Tenant may request that Landlord substitute for one or more of the Sites (any such Site, a “Relinquished Property”), a property owned by Tenant or an Affiliate of Tenant (a “Substitute Property”) for any commercially reasonable business purpose, subject to the fulfilment of all of the following terms and conditions:

A. The Value (as defined below) of the Substitute Property(ies) shall be equal to or greater than the greater of (i) than the Value of the Relinquished Property(ies) as of the Commencement Date or (ii) the Value of the Relinquished Property(ies) as of the date of substitution.

B. The 4-Wall EBITDAR of the Substitute Property(ies) shall be equal to or greater than the greater of (i) than the 4-Wall EBITDAR of the Relinquished Property(ies) as of the Commencement Date or (ii) the 4-Wall EBITDAR of the Relinquished Property(ies) as of the date of substitution.

C. The remaining useful life of the Substitute Property(ies) shall be at least equal to the remaining useful life of the Relinquished Property(ies) at the time of the substitution.

D. Tenant shall provide Landlord with written notice of the prospective substitution not less than seventy-five (75) days before the date on which such substitution is sought to be effected.

E. No Event of Default shall have occurred and be continuing under this Lease either at the time of the request for the proposed substitution or on the date of the substitution.

F. The Substitute Property(ies) must be a property(ies) as to which Landlord will hold fee title.

G. Landlord and Tenant acknowledge and agree (i) the Substitute Property(ies) shall be conveyed (or caused to be conveyed) by Tenant to Landlord “AS IS, WHERE IS, WITH ALL FAULTS,” without any representations or warranties by Tenant except those specifically set forth herein and (ii) the Relinquished Property(ies) shall be conveyed by Landlord to Tenant “AS IS, WHERE IS, WITH ALL FAULTS,” without any representations or warranties by Landlord of any kind.

H. The Person transferring the Substitute Property(ies) to Landlord shall be solvent at the time of substitution, and the Substitute Property(ies) shall be transferred to Landlord in an arm’s length transaction.

I. Tenant shall cause to be delivered to Landlord and any Lender, without any cost or expense to either such party:

(1) a Phase I environmental assessment report from a nationally recognized environmental consultant approved by Landlord and Mortgage Lender, dated not more than ninety (90) days prior to the date of the proposed substitution, together with a reliance letter from the environmental consultant in favor of Mortgage Lender, Landlord and their respective successors and assigns, which shall conclude that the Substitute Property(ies) does not contain any Hazardous Materials (except for use thereon of Permitted Amounts) or any recognized environmental conditions;

(2) an as-built survey of the Substitute Property(ies) certified to each Lender, Landlord and the issuer of the title policy provided for below by a registered land surveyor licensed in the state(s) in which the Substitute Property(ies) are located, dated a date not earlier than 180 days prior to the date of substitution, in substantially similar form and having substantially similar content as the most recent certification of the survey for the Relinquished Property(ies), prepared in accordance with the then current Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such survey shall reflect the same legal description (metes and bounds) as the one contained in the title policy provided for below, and shall contain a certification regarding flood zone;

(3) a planning and zoning report confirming that the Substitute Property(ies) is legal conforming, or legal nonconforming, is not in material violation of any zoning laws and is not the subject of a condemnation proceeding or under the active threat of a condemnation proceeding;

(4) a permanent certificate of occupancy for the Substitute Property(ies), if available in the jurisdiction where the Substitute Property(ies) is/are located or the local jurisdiction equivalent thereof;

(5) a physical condition report for the Substitute Property(ies) in a form recognized and approved by Landlord and Mortgage Lender from a nationally recognized engineering consultant approved by Landlord and Lender, dated not more than ninety (90) days prior to the date of the proposed substitution, together with a reliance letter from the engineering consultant in favor of Mortgage Lender, Landlord and their respective successors and assigns, in form and substance reasonably satisfactory to Landlord;

(6) an estoppel certificate certified to Landlord and Mortgage Lender in the form required pursuant to Section 28.1;

(7) if (x) the Relinquished Property(ies) was/were encumbered by a Mortgage, (y) Landlord, Tenant and Mortgage Lender thereunder were parties to a subordination, non-disturbance and attornment agreement in connection therewith, and (z) the Substitute Property(ies) is/are to be encumbered by a Mortgage, then a new or amended subordination, non-disturbance and attornment agreement executed by Tenant in substantially the same form as the prior subordination, non-disturbance and attornment agreement with respect to the Substitute Property(ies);

(8) a release and indemnification of the Landlord Indemnified Parties from all claims and liability relating to the Relinquished Property(ies);

(9) unless any Mortgage Lender orders the same, the Appraisals (as defined below), together with a reliance letter from the appraiser in favor of Mortgage Lender, Landlord and their respective successors and assigns; and

(10) such other and further documents and information relating to the Substitute Property(ies) in connection with Landlord’s or any Lender’s due diligence with respect thereto as Landlord or such Lender may reasonably request and as may be customarily required by a reasonably prudent purchaser or lender of commercial properties.

J. For so long as any Loan is outstanding, it shall be a condition to any substitution hereunder that all of the conditions for substitution of a Substitute Property(ies) for a Relinquished Property(ies) as set forth in the Loan Documents shall have been satisfied, at Tenant’s sole cost and expense.

K. The term “Value” for purposes of effecting a substitution under this Section 27.1 shall mean (i) with respect to the Relinquished Property(ies) as of the Commencement Date, the “Value” for such applicable Relinquished Property(ies) as set forth on Schedule 1 attached hereto with respect thereto and (ii) with respect to the Relinquished Property(ies) and Substitute Property(ies) as of the date of substitution, the fair market value of the Relinquished Property(ies) and Substitute Property(ies) as determined by the final conclusions of value set forth in fee simple appraisals based upon similar criteria (including “leased fee” criteria) (each an “Appraisal”), which Appraisals shall be dated no earlier than ninety (90) days prior to the date of substitution and prepared by an independent appraiser who is a member in good standing as an MAI professional appraiser and who is reasonably acceptable to Landlord, Tenant and any Lender.

L. At the closing of the substitution:

(1) Tenant shall cause to be delivered in current ALTA (or TLTA, as applicable) extended coverage owner’s and lender’s title insurance policy from a national title insurance company reasonably acceptable to Landlord and Mortgage Lender, respectively, with any endorsements thereto Landlord and/or Mortgage Lender may reasonably require, insuring (A) Mortgage Lender and its successors and assigns in an amount equal to the Mortgage Loan amount, which policy shall provide that the Mortgage constitutes a first lien or charge upon the Substitute Property(ies) subject only to such items that are approved in writing by Mortgage Lender, and (B) Landlord, in the amount equal to the Value of the Substitute Property(ies) as of the date of substitution, insuring Landlord’s fee interest in the Substitute Property(ies) subject only to such exceptions as shall have been approved in writing by Mortgage Lender and Landlord, as applicable, in their sole discretion;

(2) Landlord shall deliver to Tenant, or its designee, a special warranty deed (or its equivalent) in connection with the Relinquished Property(ies) in substantially the same form as delivered to Landlord in connection with its acquisition of the applicable Relinquished Property(ies), which shall be subject only to: (i) the applicable the Permitted Exceptions; (ii) such additional matters as specifically consented to or caused by Tenant or its designee; (iii) anything of record or not of record that in any way affects title to the Relinquished Property(ies) resulting from the acts or omissions of Tenant, (iv) matters that would be shown by a then current inspection or survey of the Relinquished Property and (v) the lien of any Taxes then affecting the Relinquished Property(ies);

(3) Tenant shall deliver or cause to be delivered to Landlord a special warranty deed (or its equivalent) in connection with the Substitute Property, which shall be subject only to: (i) matters as specifically approved by Landlord and any Lender; and (ii) the lien of any non-delinquent Taxes then affecting the Relinquished Property.

(4) Tenant shall deliver to Landlord and any Lender valid certificates of insurance indicating that the requirements for the policies of insurance required under this Lease have been satisfied with respect to the Substitute Property(ies), together with evidence of payment of all premiums for the existing policy period.

(5) This Lease shall be amended to delete the Relinquished Property(ies) from the Schedule 1 and Exhibit A and add the Substitute Property(ies) to same, and the parties thereafter shall be released from all liabilities and obligations under this Lease with respect to the Relinquished Property(ies), with the exception of those obligations that survive the expiration or earlier termination of the Lease. Annual Rent, and any adjustments thereto, payable by Tenant under the Lease, shall continue uninterrupted and unaltered by the substitution; and

(6) The parties shall cooperate reasonably with one another, including in connection with any like-kind exchange under Tax Code (“1031 Exchange”), fully and in a timely manner, in performing all further acts, and executing and delivering all further documents or instruments that may be reasonably necessary or required to accomplish the purposes of this Section 27.1.

M. All costs, fees and expenses incurred in connection with Tenant’s exercise of this right of substitution (including, without limitation, any Lender costs and expenses, the Appraisals, third party reports, ALTA owner’s and lender’s extended coverage policy of title insurance with reasonably requested endorsements, transfer taxes, mortgage taxes, title and escrow fees and charges, and costs in connection with any 1031 Exchange) shall be borne by Tenant, it being the intention of the parties that Landlord shall take title to the Substitute Property(ies) and deliver title to the Relinquished Property(ies) absolutely net of all costs, fees and expenses whatsoever. Without limitation, Tenant shall be responsible for all Additional Rent (including real property taxes) regarding any Substitute Property up to the date of transfer.

27.2 Other Substitutions. Without limiting the provisions of Section 27.1 above, at any time following the Commencement Date hereof, subject to the consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion, including fulfilment of such terms and conditions as Landlord may impose in connection therewith, Tenant may request that Landlord substitute one or more of the Sites then subject to this Lease with one or more other properties then owned by Landlord or an Affiliate of Landlord. If Landlord agrees to any such substitution pursuant to this Section 27.2, then, in addition to any terms or conditions imposed by Landlord in connection therewith, for so long as any Loan is outstanding, it shall be a further condition to any such substitution under this Section 27.2 that all of the conditions for any such substitution hereunder as set forth in the Loan Documents shall have been satisfied, at Tenant’s sole cost and expense. In addition, all costs, fees and expenses incurred in connection with any request by Tenant and any agreement by Landlord to any substitution under this Section 27.2 (including, without limitation, any Lender costs and expenses, any appraisals, third party reports, ALTA owner’s and lender’s extended coverage policy of title insurance with reasonably requested endorsements, transfer taxes, mortgage taxes, title and escrow fees and charges, and costs in connection with any 1031 Exchange) shall be borne by Tenant. Without limitation, Tenant shall be responsible for all Additional Rent (including real property taxes) regarding any Site substituted for another property owned by Landlord or an Affiliate of Landlord up to the date of transfer.

ARTICLE XXVIII

Miscellaneous Provisions

28.1 Estoppel Certificates.

A. Tenant agrees, upon not less than twenty (20) days’ prior notice by Landlord or any Lender, to execute, acknowledge and deliver to Landlord or the Lender a statement in writing by Tenant in substantially the form of Exhibit C.

B. Landlord agrees, upon not less than twenty (20) days’ prior notice by Tenant or the holder of any mortgage or other security instrument encumbering Tenant’s leasehold interest under this Lease, to execute, acknowledge and deliver to Tenant or such party as Tenant may designate a statement in writing by Landlord similar to the form of Exhibit C (with appropriate changes to reflect that it is being signed by Landlord).

28.2 Memorandum/Notice of Lease. Upon the request of either Party, Landlord and Tenant shall execute recordable instruments designating the names of the parties, a description of the Premises and/or applicable Sites, the Term and such other provisions of this Lease as may be reasonably requested by either party to constitute a memorandum of lease or a notice of lease, as the case may be, under the Applicable Legal Requirements of each state in which any Site is located. Either party may cause such instrument to be recorded in the applicable land records, provided, however, that, unless required by Applicable Legal Requirements in order to make this Lease a valid and binding lease upon the parties hereto, no such memorandum of lease or notice of lease shall be executed and/or recorded for any Site located in any State if doing so would require the payment of any material recording costs, recordation taxes or other fees in connection with such recordation (including transfer fees) unless otherwise agreed to by Tenant in its sole discretion. Upon termination of this Lease with respect to any Site for which a memorandum of lease or notice of lease has been recorded, upon the request of either party, the other party will execute an instrument in recordable form (and which the requesting party may record in the appropriate land records) indicating that this Lease has been terminated with respect to such Site. Tenant hereby appoints and constitutes Landlord as its attorney-in-fact, which power shall be coupled with an interest and shall not be revocable or terminable, to execute and deliver and to record an instrument in recordable form indicating that this Lease has been terminated with respect to such Site in the name of Tenant upon the expiration or termination of the Term with respect to any Site. Subject to the foregoing, Tenant shall pay all recording costs, recordation taxes or other fees charged by any Governmental Authority in connection with any recordation (including transfer fees) of any memorandum of lease or notice of lease and of any instrument in recordable form indicating that this Lease has been terminated with respect to such Site pursuant to this Section 28.2.

28.3 Force Majeure. If either party shall be delayed or hindered in, or prevented from, the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, power failure, governmental restrictions or delays, acts of God, enemy action, riots, insurrection, war or other reasons of a like nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease (any such delay, hindrance or prevention being referred to as “Force Majeure”), then performance of such act shall be excused for the period of delay, and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay unless otherwise specifically provided to the contrary in this Lease. The provisions of this Section 28.3 shall not apply to delays resulting from the inability of a party to obtain financing and shall not excuse Tenant from the payment of all Annual Rent and Additional Rent as and when due under this Lease.

28.4 Consequential Damages. Notwithstanding anything in this Lease to the contrary, (a) in no event shall Landlord be liable or responsible for consequential, special or indirect damages under this Lease and (b) in no event shall Tenant be liable or responsible for consequential, special or indirect damages under this Lease, except to the extent that such damages (i) arose out of Tenant’s default under Section 28.5 or under any Lender Provision or (ii) were actually paid by any Landlord Indemnified Party as part of any Losses which are required to be indemnified hereunder by Tenant and which were not previously paid by Tenant.

28.5 Holding Over. If Tenant remains in possession of any Site after the expiration of the Term with respect to such Site, such continuing possession shall create a tenancy at sufferance on the terms of this Lease with respect to such Site, and Landlord shall be entitled to pursue any and all rights and remedies available to Landlord to evict Tenant from the Site as soon as legally achievable. During such holdover period, Tenant shall be liable for Annual Rent with respect to such Site on a monthly basis in an amount equal to the Holdover Rent for such Site, together with all Additional Rent and any other charges payable by Tenant under this Lease with respect to such Site.

28.6 Disputes.

A. Payment and Performance Under Protest. If at any time a dispute arises as to the amount of money to be paid by one party to the other under the provisions of this Lease, the party against whom the obligation to pay the money is asserted shall have the right to make payment under protest, in which case such payment shall not be regarded as a voluntary payment, and either party shall have the right to institute suit to determine such matter. If it is adjudged that there is no legal obligation to pay the sum or any part thereof, the paying party shall be entitled to recover the sum or so much thereof as it was not legally required to pay under the provisions of this Lease plus interest thereon at the Default Rate from the date of payment to the date of refund. If a dispute arises between the parties as to any work to be performed by either of them under the provisions of this Lease, the party against whom the obligation to perform the work is asserted may perform such work and pay the cost thereof “under protest,” in which case the performance of such work shall in no event be regarded as voluntary performance, and either party shall have the right to institute suit to determine such matter. If it is adjudged that there was no legal obligation on the part of the party to perform the work or any part thereof, the performing party shall be entitled to recover the cost of the work or so much thereof as it was not legally required to perform under the terms of this Lease, plus interest thereon at the Default Rate from the date of payment to the date of refund.

B. Mediation of Certain Disputes Before Legal Proceedings. Notwithstanding anything to the contrary in this Lease, any controversy, dispute or claim of whatsoever nature arising out of, in connection with, or in relation to (i) any consent or approval given or withheld by either party pursuant to this Lease or the reasonableness (if applicable) thereof, (ii) whether Tenant is or is not maintaining any Site and Tenant’s Property thereon as required pursuant to clause (ii) of Section 8.1 (unless the same involve health and safety issues or an Emergency Circumstance) or (iii) the condition of any Site (including the Leased Improvements) upon surrender thereof pursuant to Section 20.1, that in any case cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by AAA under its Commercial Mediation Procedures. The parties further agree that their respective good faith participation in mediation is a condition precedent to pursuing any other available legal or equitable remedy, including litigation, arbitration or other dispute resolution procedures available under this Lease or otherwise with respect to such controversy, dispute or claim. Either party may commence the mediation process by providing to the other party written notice, setting forth the subject of the controversy, dispute or claim that is otherwise is subject to the mandatory mediation provisions of this Section 28.6.B., and the relief requested. The mediation shall be conducted in Los Angeles, California (or such other location as the parties may mutually agree). The initial mediation session shall be held within thirty (30) days after the initial notice. Neither Landlord, Tenant nor the mediator shall disclose the existence, content or results of any mediation hereunder without the prior written consent of all parties; provided, however, either party may disclose the existence, content or results of any such mediation to its partners, officers, directors, employees, agents, attorneys, accountants, consultants, investors, potential investors, lenders, potential lenders, purchasers, potential purchasers, service providers who have a reason to know such information, and to any other person to whom disclosure is required by Applicable Legal Requirements, including pursuant to an order of a court of competent jurisdiction. The parties agree to share equally the costs and expenses of the mediation (which shall not include the expenses incurred by each party for its own legal representation in connection with the mediation).

28.7 Quiet Enjoyment. Landlord agrees that so long as this Lease is in effect and no Event of Default has occurred and is continuing, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises and each Site and all rights of Tenant hereunder during the Term without any manner of hindrance or molestation from Landlord or anyone claiming by, through or under Landlord.

28.8 Cost and Expense. Wherever it is provided in this Lease that an act is to be undertaken by any person, such act shall be done by such person or caused to be done by such person at no cost or expense to the other party, unless a contrary intent is expressed in this Lease. Notwithstanding the foregoing, in the event Tenant makes any request upon Landlord requiring Landlord or the attorneys, architects, engineers, and other consultants of Landlord to review and/or prepare (or cause to be reviewed and/or prepared) any documents, plans, specifications or other submissions in connection with or arising out of this Lease, including in connection with a Consent-Needed Transaction, then Tenant shall reimburse Landlord within thirty (30) days after demand therefor for all reasonable out-of-pocket third- party costs and expenses incurred by Landlord in connection with such review and/or preparation, including, without limitation, reasonable fees charged by Landlord’s attorneys, architects, engineers, and other consultants.

28.9 Financial and Other Reporting.

A. Generally. Tenant shall keep and maintain proper and accurate books, records and accounts, in accordance with GAAP and, to the extent required under Section 22.3, the requirements of Regulation AB, reflecting the financial affairs of Tenant and all items of income and expense in connection with the operation of the Premises. Any reports, statements or other information required to be delivered under this Lease shall be delivered in paper form or via electronic delivery.

B. Quarterly Reports. Not later than forty-five (45) days following the end of each fiscal quarter (other than the last fiscal quarter of a fiscal year of Tenant), Tenant shall deliver to Landlord unaudited financial statements of Tenant, prepared in accordance with GAAP, including balance sheets, profit and loss statements, statements of cash flows, and statements of change in financial position with respect to such fiscal quarter, in the form attached hereto as Exhibit F. Such statements shall be accompanied by an Officer’s Certificate by Tenant addressed to Landlord and Lenders, certifying to the best of the signer’s knowledge, (1) that such statements fairly represent the financial condition and results of operations of such reporting entity in all material respects, (2) a quarterly and trailing twelve (12) month consolidated operating statement (which shall cover the Premises), in the form attached hereto as Exhibit F, (3) a statement detailing the calculation of consolidated 4-Wall EBITDAR for the Premises for the trailing twelve (12) month period and the calculation of the Lease Coverage Ratio, in the form attached hereto as Exhibit F, (4) that as of the date of such Officer’s Certificate, no Event of Default exists this Lease or, if so, specifying the nature and status of each such Event of Default and the action then being taken by Tenant or proposed to be taken to remedy such default, (5) that as of the date of each Officer’s Certificate, no litigation exists involving Tenant or any Site in which the amount involved is greater than or equal to $10,000,000 and fully insured (other than any deductible or self-insured retention) or in which the amount involved is greater than or equal to $5,000,000 (in the aggregate) and uninsured, or, if so, specifying such litigation and the actions being taken in relation thereto, and (6) a list of which Sites are Closed Sites and which Sites are subject to a sublease. In addition, until such time as the entire Mortgage Loan and each Mezzanine Loan have been the subject of a Secondary Market Transaction, and during any period required under the Loan Documents based on a decline in the Lease Coverage Ratio, not later than forty-five (45) days following the end of each calendar month, Tenant shall deliver or cause to be delivered to Landlord an Officer’s Certificate by Tenant addressed to Landlord and Lenders containing the information described in clauses (2) and (3) above. Such financial statements shall contain sufficient information for purposes of calculations to be made by Landlord pursuant to the terms hereof and any Lender under the Loan Documents.

C. Annual Reports.

(i) Not later than eighty-five (85) days following the end of each fiscal year of Tenant, Tenant shall deliver to Landlord each of the following items, in each case, certified by an Officer’s Certificate by Tenant addressed to Landlord and Lenders: (A) a consolidated operating statement (on a consolidated basis and individually for each Site)for such fiscal year of Tenant, in the form attached hereto as Exhibit F, (B) a statement detailing the calculation of consolidated 4-Wall EBITDAR for the Premises and the calculation of the Lease Coverage Ratio for such fiscal year, in the form attached hereto as Exhibit F, and (C) as of the date of such Officer’s Certificate, the items described in clauses (4), (5) and (6) of subsection B. above.

(ii) Not later than eighty-five (85) days following the end of each fiscal year of Tenant, Tenant shall deliver to Landlord audited financial statements of Tenant, certified by (x) a firm of nationally recognized, certified public accountants which are independent as selected by Tenant and reasonably acceptable to Landlord and Lenders or (y) such other certified public accountant(s) selected by Tenant, which is/are independent and reasonably acceptable to Landlord and Lenders, in accordance with GAAP and, to the extent required under Section 22.3 hereof, the requirements of Regulation AB, including a balance sheet as of the end of such year, a statement of revenues and expenses for such year and stating in comparative form the figures for the previous fiscal year.

(iii) In addition to the statement required by Section 8.1, not later than ninety (90) days following the end of each fiscal year of Tenant, Tenant shall deliver to Landlord, an annual summary of the total amount expended by Tenant on Capital Expenditures at the Premises during the prior twelve (12) month period and a summary detail of each such Capital Expenditure project in excess of $50,000 at any Site.

D. Other Reports/Access for Examination and Audit. Tenant shall furnish and cause any Guarantor to furnish to Landlord such other additional financial or management information as may, from time to time, be reasonably required by Landlord or Lenders in form and substance satisfactory to Landlord and/or Lenders, and shall furnish to Landlord and Lenders and their agents convenient facilities for the examination and audit of any such books and records.

E. Updates to OFAC/Money Laundering Representations and Warranties. From time to time as requested by Landlord in writing, but in no event more than two (2) times per Lease Year unless Landlord is otherwise required to confirm the same under the terms of the Loan Documents, Tenant shall deliver to Landlord an Officer’s Certificate by Tenant and each Guarantor (if any) addressed to Landlord and each Lender stating that the representations and warranties set forth in Section 4.1.A.(vi) and Section 4.1.F. are true, accurate and complete with respect to Tenant and each Guarantor as of the date of such Officer’s Certificate.

28.10 Access. Landlord and its designees shall have the right to enter the Premises and any Site and any and all Buildings thereon upon at least three (3) Business Days’ prior written notice to Tenant and at a time reasonably convenient for Tenant, subject to the rights of subtenants, licensees, concessionaires, and other occupants and accompanied by a representative of Tenant, to inspect such Building(s) or to show such Building(s) to prospective purchasers and lenders, and (i) during the period commencing 365 days prior to the end of the Term, for the purposes of exhibiting the same to prospective tenants and (ii) during the period commencing 90 days prior to the end of the Term, for the purposes of posting “for rent” or “for sale” signs on the Premises or any Site, in each case without unreasonably interfering with Tenant’s business (provided that any such inspection or access for purposes of exhibiting the same to prospective tenants during period commencing 365 days prior to the end of the Term shall be conducted after normal business hours or on the weekends, unless otherwise agreed to by Tenant). Landlord shall use commercially reasonable efforts to mitigate any interference with Tenant and Tenant’s guests, subtenants, licensees, occupants, invitees, patrons, customers, and other visitors in connection with any such inspection or showing. Landlord shall comply with all of Tenant’s reasonable conditions to Landlord or its designees’ access to the Premises or any Site related to health, safety and regulatory issues for the children at each Site. Landlord shall have the right to enter each such Building upon shorter oral notice in the event of an Emergency Circumstance.

28.11 Accord and Satisfaction.

A. Acceptance by Landlord of any partial payment of any amount payable by Tenant hereunder shall not constitute an accord and satisfaction by Landlord of any of Tenant’s obligations hereunder, and Landlord shall be entitled to collect from Tenant the balance of any amount remaining due.

B. Acceptance by Tenant of any partial payment of any amount due from Landlord hereunder shall not constitute an accord and satisfaction by Tenant of any of Landlord’s obligations hereunder, and Tenant shall be entitled to collect from Landlord the balance of any amount remaining due.

28.12 Limitation of Liability. Landlord’s liability for damages hereunder shall be limited to matters arising during the period of Landlord’s ownership of the Premises and during that period, to the extent of Landlord’s interest in the Premises and the proceeds thereof, including, without limitation, proceeds of any insurance policies relating to the Premises paid to Landlord, any awards paid to Landlord in connection with any taking of the Premises, and any other rights, claims, causes of action or other interests, sums or receivables appurtenant to the Premises. Neither Landlord nor any of its trustees, members, partners, shareholders, officers, directors, employees, agents, successors or assigns shall have any personal liability to Tenant beyond Landlord’s interest in the Premises, and no other property or assets of Landlord, or of any of the trustees, members, partners, shareholders, officers, directors, employees, agents, successors or assigns of Landlord, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies. Neither Tenant nor any of its trustees, members, partners, shareholders, officers, directors, employees, agents, successors or assigns shall have any personal liability to Landlord beyond the assets of Tenant, nor shall any of property of assets of the trustees, members, partners, shareholders, officers, directors, employees, agents, successors or assigns of Tenant be subject to levy, execution or other enforcement procedure for the satisfaction of Landlord’s remedies.

28.13 Prevailing Party. In the event either Landlord or Tenant commences any arbitration or other legal proceeding concerning any aspect of this Lease, including but not limited to, the interpretation or enforcement of any of its provisions or based on an alleged dispute, breach, default, or misrepresentation in connection with any aspect or provision of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and all other costs and expenses incurred in connection with the action, proceeding or arbitration, including without limitation, expert witness fees, court reporter fees and collection expenses, whether or not such action proceeds to judgment. The “prevailing party” means the party determined by the court or arbitrator to have generally prevailed with respect to the issues or defenses raised, even if such party did not prevail in all matters, and is not necessarily the one in whose favor a judgment is rendered. If the court or arbitrator fails or refuses to make determination of the prevailing party, the party who is awarded costs of suit shall also be deemed to be the prevailing party for purposes of awarding attorneys’ fees.

28.14 Confidentiality. Neither party, nor its respective agents, representatives, employees, partners, members, officers or directors will disclose the economic terms of this Lease or any Proprietary Information (collectively, “Confidential Information”) except (i) with the prior consent to such disclosure from the other party, which consent may be withheld at either party’s sole discretion, (ii) as required by any applicable law, court order, subpoena or legal or regulatory requirement, as required by rules of any applicable securities market or exchange or as required in connection with any litigation (or arbitration) between the parties hereto or (iii) to such party’s members, partners, employees, officers, directors, agents, attorneys, accountants, consultants, investors, potential investors, lenders (including the Lenders), potential lenders, purchasers, potential purchasers or assignees and service providers who have a reason to know such Confidential Information in accordance with usual and customary business practices of Landlord or Tenant, as the case may be, provided that Landlord and Tenant shall remain liable for any breach of the provisions of this Section 28.14 by any of the parties for whom it is responsible. The obligation hereunder to maintain the confidentiality of Confidential Information and to refrain from use of Confidential Information for any purposes not agreed upon shall not expire. The foregoing restriction on the dissemination of Confidential Information shall not apply to any information that is (A) known to the receiving party prior to the disclosure thereof by or on behalf of the disclosing party so long as the receiving party was not under an obligation not to disclose at the time of receipt, (B) developed by the receiving party independently of any of the other Confidential Information, (C) known to the public through no act or fault of the receiving party in violation of this Section 28.14 or (D) disclosed to the receiving party by a third party that, to the receiving party’s knowledge, is under no obligation of confidentiality to the disclosing party. Without limiting the provisions of clause (iii) above, Confidential Information (1) may be disclosed by Landlord to any lender(s) (including Lenders) or any prospective lender(s) of Landlord or any Affiliate of Landlord and by any such lender(s) (including Lenders) or prospective lender(s) to their actual or prospective successors and assigns, any Affiliates of the foregoing, any loan servicer, any Rating Agencies or other NRSROs or any other Person in connection with a loan or prospective loan (including the Loans) and (2) may be used or disseminated, including any and all information in such lender’s or prospective lender’s possession regarding Tenant, this Lease, the Premises and/or any loan (including the Loans) in any disclosure document, in any advertising, promotional or marketing materials that are prepared by or on behalf of such lender or prospective lender in connection with any Secondary Market Transaction or in connection with any oral or written presentation made by or on behalf of such lender or prospective lender, including without limitation, to any actual or potential investors and any Rating Agencies and other NRSROs, and such materials and presentations may describe this Lease in general terms or in detail.

28.15 Consent of Landlord and Lenders; Cooperation by Landlord.

A. Unless specified otherwise in this Lease, Landlord’s consent to any request of Tenant shall not be unreasonably withheld, conditioned or delayed. Landlord shall have no liability for damages resulting from Landlord’s failure to give any consent, approval or instruction reserved to Landlord, Tenant’s sole remedy in any such event being an action for injunctive relief. Notwithstanding the foregoing, for so long as any Loan is outstanding, with respect to all provisions of this Lease or the Loan Documents requiring the prior approval or consent of any Lender thereunder and/or the prior delivery to any Lender of a Rating Agency Confirmation, Tenant shall not be permitted to take or omit to take any action thereunder without first obtaining the approval or consent of such Lender with respect thereto and/or delivering to such Lender a Rating Agency Confirmation with respect thereto, as the case may be. Landlord shall, at Tenant’s request, apply to any Lender on behalf of Tenant for any such approval or consent, but if any such Lender should refuse to provide its consent or approval, or if a Rating Agency Confirmation is not delivered to Lender (if required), Landlord shall be released of any obligation to grant its consent or approval hereunder, whether or not such Lender’s refusal, in Tenant’s opinion, is arbitrary or unreasonable.

B. To the extent this Lease requires Tenant to perform obligations of Landlord under the Loan Documents, requires that Tenant obtain any consents from Lender, or conditions any rights of Tenant under this Lease on the satisfaction of conditions set forth in the Loan Documents, Landlord agrees to reasonably cooperate with Tenant in connection therewith at no cost, expense or liability to Landlord, including at Tenant’s sole cost and expense, taking any actions under the Loan Documents in connection therewith that cannot by their terms be performed by Tenant, supplying certificates required of the borrower thereunder (provided that Landlord shall be entitled to obtain a certificate from Tenant with respect thereto), making requests of the Lender, or demanding performance of the Lender’s obligations under the Loan Documents.

28.16 Permitted Contests. Subject in all events to the rights reserved to Lenders under Section 14.1.A. and satisfaction of any requirements relating thereto under any Loan Documents, Tenant (and not Landlord) shall have the right to contest the amount and validity of any tax to be paid by Tenant or any Applicable Legal Requirements or any imposition, lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Section 14, so long as Tenant contests in good faith and at its own expense the amount or validity thereof by appropriate proceedings which shall operate to prevent the collection thereof or realization thereon and the sale, foreclosure or forfeiture of the Premises, any Site or any part thereof to satisfy the same, and Tenant shall have furnished any security as may be required in the applicable proceeding or by any Lender under any Loan Documents, and, pending the conclusion of any such proceedings, Landlord shall not have the right to pay or perform the same. Tenant further agrees that such contest shall be prosecuted to a final conclusion diligently, that it will indemnify Landlord against any and all losses, costs and expenses, including reasonable attorneys’ fees, in connection therewith, and that it will, promptly after the final determination of such contest, fully pay any amounts determined to be payable thereon and/or fully perform any obligations to be performed thereon, together with all penalties, fines, interest, costs and expenses resulting from such contest. Upon Tenant’s request, Landlord shall prosecute such contest, if required by Applicable Legal Requirements, at no cost or expense to Landlord.

28.17 Waiver. Failure of either party to complain of any act or omission by the other party, no matter how long the same may continue, shall not be deemed to be a waiver by the party of any of its rights hereunder. No waiver by either party at any time, whether express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. All rights and remedies which either party may have under this Lease or by Applicable Legal Requirements upon a breach hereunder shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other. No right or remedy, whether exercised by a party or not, shall be deemed to be in exclusion of any other right or remedy, and any two (2) or more or all of such rights and remedies may be exercised at the same time. If any restriction contained in this Lease for the benefit of either party shall be violated, the party, without waiving any claim for breach of agreement against the other party, may bring such proceedings as it deems necessary, either at law or in equity, against the person violating the restriction.

28.18 Interpretation. If any provision of this Lease or the application of any provision of this Lease to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Lease or the application of such provision to any other person or circumstance, all of which other provisions shall remain in full force and effect. It is the intention of the parties that if any provision of this Lease is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, the provision shall have the meaning which renders it valid. As used in this Lease: (a) the word “or” is not exclusive and the word “including” is not limiting, (b) references to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation, (c) whenever the words “include,” “includes,” or “including” appear, they shall be deemed to be followed by the words “without limitation,” (d) personal pronouns shall be deemed to include the other genders and the singular to include the plural, and (e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision. Wherever a period of time is stated in this Lease as commencing or ending on specified dates, such period of time shall be deemed (i) inclusive of such stated commencement and ending dates, and (ii) to commence at 12:00 A.M. Eastern Time on such stated commencement date and to end at 11:59 P.M. Eastern Time on such stated ending date. If the date for any performance required hereunder is not expressly stated to occur within a certain number of Business Days, then such performance shall be determined by calendar days, unless the date for such performance under this Lease falls on day that is not a Business Day, in which case the time shall be extended to the next Business Day. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

28.19 Landlord While an Owner. Landlord shall mean each owner from time to time of an owner’s estate and property in all Sites in the aggregate, and if such estate or property is sold or transferred, the seller or transferor shall thereupon be relieved of all obligations and liabilities arising after such sale or transfer, and the purchaser or transferee shall be deemed to have assumed and agreed to perform and observe all obligations and liabilities hereunder arising after the sale or transfer.

28.20 Equitable Remedies. All representations, warranties and agreements of Landlord and Tenant in this Lease shall be deemed special, unique and extraordinary. Any breach of any representation, warranty or agreement by either party shall be deemed to cause the other party irreparable injury not properly compensable by damages in an action at law, such that the rights and remedies of the non-breaching party may be enforced both at law or in equity.

28.21 Successors and Assigns. The words “Landlord” and “Tenant” and the pronouns referring thereto, as used in this Lease, shall mean, where the context requires or admits, the persons named herein as Landlord and as Tenant, respectively, and their respective permitted successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter. The agreements and conditions to be performed by Landlord shall be binding upon Landlord, its successors and assigns, and the agreements and conditions to be performed by Tenant shall be binding upon Tenant and its permitted successors and assigns and shall inure to the benefit of Landlord and its permitted successors and assigns. If Tenant shall be more than one party, the obligations of Tenant hereunder shall be joint and several. If Landlord shall be more than one party, the obligations of Landlord hereunder shall be joint and several.

28.22 This Instrument. This Lease is transmitted for examination only and does not constitute an offer to lease and shall become effective only upon execution and unconditional delivery by all parties hereto. This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way except by a writing subscribed by both parties.

28.23 Marginal Notes. The headings for the various articles and sections of this Lease are used only as a matter of convenience for reference and are not to be considered a part of this Lease or used in determining the intent of the parties to this Lease.

28.24 Counterparts; Electronic Signatures. This Lease may be executed in one or more counterparts, any one or all of which shall constitute one and the same instrument. Each of the parties hereto intends to be bound by any signatures delivered via email or other electronically transmitted means upon the express authorization of such party provided that the entire Lease with signatures is transmitted, and is aware that the other party will rely on any such email or electronically transmitted signatures, and hereby waives any defenses to the enforcement of the terms of this Lease based on the form of signature.

28.25 Governing Law; Venue; Service of Process; Waiver of Jury Trial.

A. THIS LEASE AND ANY DISPUTES, CLAIMS OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS LEASE (WHETHER SOUNDING IN CONTRACT OR TORT LAW) SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, EXCEPT THAT ALL REMEDIES SET FORTH HEREIN OR OTHERWISE PROVIDED BY APPLICABLE LAW RELATING TO RECOVERY OF POSSESSION OF THE PREMISES OR ANY SITE (SUCH AS AN ACTION FOR UNLAWFUL DETAINER OR OTHER SIMILAR ACTION) SHALL BE CONSTRUED AND ENFORCED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE IN WHICH SUCH SITE IS LOCATED.

B. SUBJECT TO SECTION 28.25.A., EACH OF LANDLORD AND TENANT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE (WHETHER SOUNDING IN CONTRACT OR TORT LAW), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LEGAL REQUIREMENTS.

C. EACH OF LANDLORD AND TENANT HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, AT THE ADDRESS SPECIFIED IN ARTICLE XXVI.

D. EACH OF LANDLORD AND TENANT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LEASE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LEASE BY, AMONG OTHER THINGS, THE MUTUAL

WAIVERS AND CERTIFICATIONS IN THIS SECTION 28.25.D. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

28.26 New Lease. Landlord shall have the right, in connection with any Separation Event during the Term, by written notice to Tenant, to require Tenant to execute an amendment to this Lease whereby one or more Sites (individually, a “Separated Site” or collectively, the “Separated Sites”) is separated and removed from this Lease, and to simultaneously execute a substitute lease with respect to such Separated Site(s), in which case:

A. Landlord and Tenant shall execute a new lease (the “New Lease”) for such Separated Site(s) effective as of the date specified in Section 28.26.C. (the “New Lease Commencement Date”), in the same form and substance as this Lease, but with such changes thereto as necessary to reflect the separation of the Separated Site(s) from the balance of the Site(s) and Premises, including specifically the following:

(i) The total Annual Rent payable under such New Lease with respect to the Separated Site(s) shall be as reasonably determined by Landlord (and the total Annual Rent payable under this Lease with respect to the remaining Site(s) shall be reduced accordingly, as further provided in Section 5.3); provided, that, for the avoidance of doubt, the aggregate Annual Rent payable under this Lease and the “Annual Rent” payable under the New Lease following the Separation Event shall equal the Annual Rent payable under this Lease immediately prior to the Separation Event;

(ii) All escalations to Annual Rent under the New Lease shall be at the times and in the amounts set forth in this Lease for such increases;

(iii) The New Lease shall provide that the tenant thereunder shall be responsible for the payment, performance and satisfaction of all duties, obligations and liabilities arising under this Lease, insofar as they relate to the Separated Site(s), that were not paid, performed and satisfied in full prior to the Commencement Date of the New Lease (and Tenant under this Lease shall also be responsible for the payment, performance and satisfaction of the aforesaid duties, obligations and liabilities not paid, performed and satisfied in full prior to the Commencement Date of such New Lease);

(iv) The LCs required pursuant to Section 7.8. shall be segregated so that (A) Tenant shall be required to provide one or more LCs pursuant to the New Lease, on the same terms and conditions as set forth in this Lease, except that aggregate amount of such LCs under the New Lease shall mean an LC Amount as calculated with respect to the Separated Site(s), and (B) the aggregate amount of the LCs under this Lease (as amended) shall mean an LC Amount as calculated with respect to the Site(s) and Premises remaining subject to this Lease (as amended);

(v) The numbers “fifteen (15)” and “forty (40)” appearing in Sections 10.3.A. and 19.2.D., respectively, shall be modified in each of the New Lease and this Lease to be equal to the original number (i.e., fifteen (15) (in each instance) and forty (40)), times a fraction the numerator which is the number of Site(s) in such New Lease or remaining subject to this Lease, as amended, as applicable, and the denominator of which is 550, rounded up to the nearest whole number;

(vi) The number “five (5)” appearing in Section 10.3.B. shall be modified in each of the New Lease and this Lease to be equal to five (5), times a fraction the numerator which is the number of Site(s) in such New Lease or remaining subject to this Lease, as amended, as applicable, and the denominator of which is 550, rounded up to the nearest whole number (but not less than two (2)); provided, however, that notwithstanding the foregoing, any Site that is a Temporarily Closed Site as of the effective time of such New Lease may continue as Temporarily Closed Site under such New Lease or this Lease, as amended, and as applicable, for the time period permitted under and otherwise in accordance with the other provisions of such Section 10.3.B.;

(vii) Notwithstanding the foregoing, if the number of Separated Sites(s) that will become subject to a New Lease is less than twenty-five (25) or if the number of Site(s) remaining subject to this Lease after a Separation Event will be less than twenty- five (25), then in connection with such Separation Event, the New Lease or this Lease, as applicable, shall be amended to incorporate the amendments reflected on Exhibit G attached hereto; and

(viii) For so long as any Loan is outstanding, it shall be a condition to the removal of the Separated Sites from this Lease and the creation of any New Lease that all of the conditions for release of the Separated Sites from the lien of the Mortgage Loan Documents, as set forth in the Loan Documents, shall have been satisfied, at Landlord’s sole cost and expense.

B. Landlord and Tenant shall also execute an amendment to this Lease effective as of the New Lease Commencement Date reflecting the separation of the Separated Site(s) from the balance of the Premises and making such modifications to this Lease as are necessitated thereby.

C. In the case of any New Lease that is entered into in accordance with this Section 28.26, such New Lease shall be effective on the date (i) the New Lease is fully executed and delivered by the parties thereto and (ii) any necessary modifications to this Lease is fully executed and delivered by the parties hereto, which date shall be the same date and shall be the date specified by Landlord in the written notice from Landlord to Tenant requiring a New Lease as described above (but in no event sooner than thirty (30) days after Landlord’s written notice to Tenant).

D. Tenant and Landlord shall take such actions and execute and deliver such documents, including, without limitation, the New Lease and an amendment to this Lease, as are reasonably necessary and appropriate to effectuate the provisions and intent of this Section 28.26.

E. Landlord shall pay its costs and expenses in connection with any New Lease entered into in accordance with this Section 28.26 and shall reimburse to Tenant its reasonable, documented out-of-pocket costs and expenses incurred in connection therewith.

28.27 No Merger. In no event shall the leasehold interests, estates or rights of Tenant hereunder, or of Mortgage Lender merge with any interests, estates or rights of Landlord in or to the Premises or any Site, it being understood that such leasehold interests, estates and rights of Tenant hereunder, and of Mortgage Lender shall be deemed to be separate and distinct from Landlord’s interests, estates and rights in or to the Premises and each Site, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

28.28 Naming; Signage; Intellectual Property. Subject to all Permitted Exceptions, Tenant shall have the sole and exclusive right, at any time and from time to time, to select the name or names of each Site and the Improvements thereon, and the sole and exclusive right to determine not to use any name in connection with any Site or the Improvements thereon, as well as all rights in respect of signage for or in connection with any Site or the Improvements thereon. Landlord shall not have or acquire any right or interest with respect to any such name or names used at any time by Tenant, or any trade name, trademark service mark or other intellectual property of any type of Tenant.

28.29 Further Assurances. Landlord and Tenant, at the cost and expense of the requesting party, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as any of the others reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Lease.

28.30 Amendments. No amendment of this Lease, including without limitation any Exhibits or Schedules hereto, shall be effective without the prior written consent of the Lenders if such consent is then required under the Loan Documents.

28.31 Third Party Beneficiary; Lender Provisions. Nothing in this Lease shall be deemed to create any right in any Person (other than a Lender to the extent provided herein) not a party hereto, and this Lease shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than a Lender and any Landlord Indemnified Party or Tenant Indemnified Party solely to the extent provided herein), and except that Lenders shall have rights in, and shall have the right to independently enforce, any Lender Provision, each of which is hereby agreed to be for the benefit of Lender. As used herein, a “Lender Provision” is any provision in this Lease (a) requiring as a condition of any act or other event, or making any act or other event subject to (i) Lender’s consent or approval, or (ii) satisfaction of any requirements of any Loan Documents; (b) referencing any Lender’s right or ability to require or request any document, act or other event; (c) obligating Tenant or Landlord to deliver any document or amount to any Lender, or (d) requiring that any document name any Lender, or otherwise be drafted or made for the benefit of any Lender.

28.32 State Specific Matters. Without in any way limiting the governing law provisions set forth in Section 28.25 above or the provisions of Article II above, the provisions of Exhibit H attached thereto shall be deemed a part of and included within the terms and conditions of this Lease with respect to any Site located in a State and listed thereon, but only to the extent that the laws of such State are determined by a court of competent jurisdiction to be applicable to the leasing of such Site under this Lease or to any rights or remedies of Landlord hereunder or under applicable law.

[signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the day and year first above written.

LANDLORD:

KCP RE LLC, a Delaware limited liability company
(f/k/a KC Mezco I LLC)

By:	/s/ Jeffrey A. Safchik
Name:	Jeffrey A. Safchik
Title:	CEO and PRESIDENT

WITNESS:

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

On the 22nd day of June in the year 2015, before me, the undersigned, personally appeared Jeffrey A. Safchik, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on said instrument, such individual, and the person or entity upon behalf of which such individual acted, executed the instrument.

/s/ Andrea L. Santiago
Notary Public

My commission expires: ANDREA L. SANTIAGO
Notary Public, State of New York
No. 01SA6223300
Qualified in Westchester Country
Commission Expires June 7, 2018
[Notary Seal]

[Master Lease Signature Page]

TENANT:

KNOWLEDGE UNIVERSE EDUCATION LLC, a Delaware limited liability company
By:	/s/ Paul Thompson
Name:	Paul Thompson
Title:	EVP, CEO

WITNESS:

STATE OF OREGON	)
) ss:
COUNTY OF Multnomah	)

This record was acknowledged before me on July 29, 2015, by PAUL THOMPSON as CFO of Knowledge Universe

Regina Johnston
Notary Public – State of Oregon

[Master Lease Signature Page]

EXHIBIT A

[Omitted]

EXHIBIT B

FORM OF MORTGAGE LOAN TENANT SNDA

[See Attached.]

Exhibit B-1

SUBORDINATION,

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

(Knowledge Universe Education LLC)

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), is executed as of [      , 2015], to be effective as of [      , 2015], by and between [       ], a [       ], having an address at [       ] (hereinafter referred to, together with its successors and assigns, as “Lender”), KNOWLEDGE UNIVERSE EDUCATION LLC, a Delaware limited liability company, having an address at 650 NE Holladay Street, Suite 1400, Portland, Oregon 97232 (hereinafter referred to as “Tenant”), and KCP RE LLC, a Delaware limited liability company, having an address at c/o Greenstreet Partners, L.P., 2601 S. Bayshore Drive 9th Floor, Coconut Grove, FL 33133 (hereinafter referred to as “Landlord”).

RECITALS:

WHEREAS, by that certain Master Lease Agreement (as the same may be amended or modified from time to time in accordance with the terms thereof, the “Lease”), of approximately even date herewith, between Landlord, as landlord, and Tenant, as tenant, Landlord has agreed to lease to Tenant the parcels of land listed and generally described on Schedule 1 as attached hereto and more particularly described in Exhibit A attached hereto (each of said Schedule 1 and said Exhibit A being hereby made a part hereof (provided that a counterpart original of this instrument may be recorded in the official records of any or all of the counties, parishes, or independent cities in which said parcels of land are located with incomplete versions of Exhibit A pursuant to Paragraph 33 hereof), in each case with all improvements located thereon (each a “Leased Property” and, collectively, the “Leased Properties”);

WHEREAS, simultaneously with the execution and delivery hereof, Lender and Landlord are entering into that certain Loan Agreement, of even date herewith (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender is making a loan to Landlord (the “Loan”), which Loan will be secured by, among other things, certain mortgages, deeds of trust and deeds to secure debt, each of even date herewith, from Landlord to or for the benefit of Lender, collectively encumbering the Leased Properties (such instruments collectively, along with all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders and consolidations thereof and all re-advances thereunder and additions thereto, the “Security Instruments”, each a “Security Instrument”); and

WHEREAS, Lender, Tenant and Landlord desire to confirm their understandings and agreements with respect to the Lease and the Security Instruments, as expressed herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender, Tenant and Landlord hereby agree and covenant as follows:

1. Defined terms and rules of construction set forth in Paragraph 23 hereof shall apply to the interpretation of this Agreement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

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2. The Lease, and all of the terms, covenants, provisions and conditions thereof, along with any right of first refusal, right of first offer, option or any similar right with respect to the sale or purchase of the Leased Properties, or any portion thereof, whether contained in the Lease or otherwise existing, is, shall be, and shall at all times remain and continue to be subject and subordinate in all respects to the liens, terms, covenants, provisions and conditions of the Security Instruments and the other Mortgage Loan Documents and to all advances and re-advances made thereunder and all sums secured thereby. This provision shall be self-operative but Tenant shall execute and deliver any additional instruments which Lender may reasonably require consistent with the terms of this Agreement to effect such subordination. Tenant agrees that it has no right or option of any nature to purchase the Premises, or any portion thereof or interest therein.

3. (a) So long as no default by Tenant in the payment of rent or other amounts due under the Lease, or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Tenant’s part to be performed or observed, has occurred and has continued to exist beyond the expiration of any applicable notice and cure periods required to be given under the Lease (hereinafter, an “Tenant Event of Default”), and the Lease is in full force and effect: (i) Tenant’s possession of the Leased Properties and Tenant’s leasehold interest, rights and privileges under the Lease, including any extensions or renewals thereof which may be effected in accordance with any option therefor which is contained in the Lease, shall not be diminished, disturbed or interfered with by Lender, and Tenant’s occupancy of the Leased Properties shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof; and (ii) the Lease, and Tenant’s rights thereunder, will remain in full force and effect following (and Tenant’s use and possession of the Leased Properties will not be disturbed as a result of) foreclosure under any Security Instrument by any non-judicial foreclosure or trustee’s sale of the Leased Premises or any portion thereof (provided that, if the Lease is terminated by such foreclosure or sale, timely delivery of a replacement direct lease pursuant to Paragraph 5 below shall occur as provided in such Paragraph 5), and Lender will not join Tenant as a party defendant in any action or proceeding to foreclose under any Security Instrument or to enforce any rights or remedies of Lender under any Security Instrument or other Mortgage Loan Document which would cut-off, destroy, terminate or extinguish the Lease or Tenant’s interest and estate under the Lease. Notwithstanding the foregoing provisions of this Paragraph 3(a), if it would be procedurally disadvantageous for Lender not to name or join Tenant as a party in a foreclosure proceeding with respect to any Security Instrument, or if required by law, Lender may so name or join Tenant without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

(b) To the fullest extent permitted by applicable law, upon the occurrence of a Lease Termination Trigger (defined below), Lender shall have the absolute and unconditional right to separately or simultaneously exercise either or both of the following options with respect to all or any portion of the Leased Properties in whatever order or combination of such options, lots, or separate parcels as Lender, in its sole discretion, may elect: (i) terminate the Lease, or cause Landlord to terminate the Lease at Lender’s direction, with respect to all or any portion of the Leased Properties as Lender may specify, by providing written notice thereof to Tenant, at which time, Tenant shall immediately pay directly to Lender all sums payable under the Lease (with respect to the specified portion of the Leased Properties) to and including the Termination

2	Master Lease SNDA

Date (defined below) and immediately vacate the specified portion of the Leased Properties on the Termination Date and/or (ii) exercise and enforce or cause Landlord to exercise and enforce any rights of Landlord under the Lease. As used herein, a “Lease Termination Trigger” shall be deemed to have occurred upon the occurrence of each and all of the following: (A) a Tenant Event of Default, (B) an “Event of Default” under the Loan Agreement, (C) ninety (90) days following the acceleration of the Loan under the terms of the Loan Agreement and (D) the commencement by Lender of any foreclosure action or foreclosure proceeding under the Mortgage Loan Documents with respect to any Leased Property. As used herein, “Termination Date” means the date specified in a written notice from Lender to Tenant that Lender has elected to terminate the Lease with respect to all or any portion of the Leased Properties.

4. Tenant agrees to make (a) all payments of Annual Rent and (b) all payments of any Additional Rent if and to the extent required to be paid directly by Tenant to Landlord (and not a third party) under the terms of the Lease, in each case, directly to the Deposit Account at all times during the term of the Loan.

5. In addition, if Lender (or its nominee or designee) shall succeed to the rights of Landlord under the Lease, whether through possession or foreclosure action, delivery of a deed, or otherwise, or if another Person purchases the Leased Properties or any portion thereof upon or following foreclosure under any Security Instrument or in connection with any bankruptcy case commenced by or against Landlord (Lender, its nominees and designees, and such purchaser, and their respective successors and assigns, each hereinafter referred to as a “Successor Landlord”), then, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under the Lease. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between such Successor Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease (subject, however, to the provisions of clauses (i) through (x) below of this Paragraph 5). If the Lease shall have terminated by operation of law or otherwise (whether as a result of or in connection with a bankruptcy case commenced by or against Landlord, a judicial or non-judicial foreclosure action or proceeding, delivery of a deed in lieu of foreclosure, or otherwise), then such Successor Landlord and Tenant shall promptly execute and deliver a direct lease with such Successor Landlord which direct lease shall be on the same terms and conditions as the Lease (subject, however, to the provisions of clauses (i) through (x) below of this Paragraph 5) and shall be effective as of the day the Lease shall have terminated as aforesaid. Notwithstanding the continuation of the Lease, the attornment of Tenant thereunder, or the execution of a direct lease between a Successor Landlord and Tenant as aforesaid, no Successor Landlord shall:

(i) be liable for any act or omission of the Predecessor Landlord (as defined below) under the Lease;

(ii) be subject to any off-set, defense or non-compulsory counterclaim which shall have theretofore accrued to Tenant against the Predecessor Landlord (and Tenant, for so long as Tenant is an Affiliate of the original Landlord hereunder, to the maximum extent permitted under applicable law, hereby permanently and irrevocably waives any such off-set, defense or counterclaim, whether known or unknown, which may have then accrued against the original Landlord hereunder, effective as of the date that any Successor Landlord first succeeds to the rights of such original Landlord);

3	Master Lease SNDA

(iii) be bound by any modification of the Lease (except as permitted by Paragraph 6(b) of this Agreement and for any modification otherwise expressly permitted pursuant to the terms of the Loan Agreement without the consent of Lender (including, without limitation, as permitted in connection with a release or a substitution of any of the Leased Properties)) or by any previous prepayment of Annual Rent or Additional Rent made more than one (1) month prior to the date same was due which Tenant might have paid to the Predecessor Landlord, unless such modification or prepayment shall have been expressly approved in writing by Lender (and Tenant, for so long as Tenant is an Affiliate of the original Landlord hereunder, to the maximum extent permitted under applicable law, hereby permanently and irrevocably waives any claim or right to recovery for any loss arising from the unenforceability of any such unapproved modification or from any such prepayment to original Landlord hereunder, effective as of the date that any Successor-Landlord first succeeds to the rights of such original Landlord), provided that this clause (iii) shall not be construed to affect the rights and obligations of the parties or their successors with respect to any such modification or prepayment approved in writing by Lender or any modification otherwise expressly permitted pursuant to the terms of the Loan Agreement without the consent of Lender (including, without limitation, as permitted in connection with a release or a substitution of any of the Leased Properties);

(iv) be liable for any security deposited under the Lease unless such security has been actually delivered to Lender or said Successor Landlord;

(v) be liable or obligated to comply with or fulfill any of the obligations of the Predecessor Landlord under the Lease or any agreement relating thereto with respect to the construction of, or payment for, improvements on or above the Leased Properties (or any portion thereof), leasehold improvements, Tenant work letters and/or similar items (other than pursuant to the casualty/condemnation restoration provisions of the Lease to the extent of casualty proceeds or condemnation awards paid to Lender or said Successor Landlord);

(vi) be bound by any obligation to provide or pay for any services, repairs, maintenance or restoration provided for under the Lease arising prior to the date that said Successor Landlord becomes the landlord of Tenant (except to the extent of casualty proceeds or condemnation awards paid to Lender or said Successor Landlord);

(vii) be bound by any obligation to repair, replace, rebuild, or restore the Leased Properties or any part thereof, in the event of damage by fire or other casualty, or in the event of partial condemnation (other than pursuant to the casualty/condemnation restoration provisions of the Lease to the extent of casualty proceeds or condemnation awards paid to Lender or said Successor Landlord);

(viii) be obligated or liable with respect to any representations, warranties or indemnities contained in the Lease (other than any indemnities for any acts or circumstances first accruing or arising from and after the date such Successor Landlord becomes the Successor Landlord hereunder);

(ix) be liable to Tenant or any other party for any conflict between the provisions of Lease and the provisions of any other lease or sublease affecting the Leased Properties which is not entered into by said Successor Landlord; or

4	Master Lease SNDA

(x) be obligated to make or complete any capital improvements to the Leased Properties which any Predecessor Landlord may have agreed to make, but not completed, or to perform or provide any other service not related to possession or quiet enjoyment of the Premises.

For purposes of this Paragraph 5, the term “Predecessor Landlord” means any Landlord or Successor Landlord under the Lease to whose interest therein a Successor Landlord may have succeeded, whether directly or indirectly.

6. (a) Tenant agrees that, without the prior written consent of Lender, Tenant shall not take or cause to be taken any action purporting to: (i) amend, modify, waive, revoke, terminate or cancel the Lease, any Guaranty or any provision, extension or renewal thereof (except as provided in Paragraph 6(b) of this Agreement and for any modification otherwise expressly permitted pursuant to the terms of the Loan Agreement without the consent of Lender (including, without limitation, as permitted in connection with a release or a substitution of any of the Leased Properties)); (ii) tender a surrender of the Lease or any Guaranty; (iii) subordinate the Lease or any Guaranty to any lien other than the Security Instruments; (iv) create or allow to exist any lien against the Leased Properties other than the lien of the Security Instruments and such other encumbrances as may be expressly permitted under the Lease and the Loan Agreement; or (v) make a prepayment of any Annual Rent or Additional Rent more than one (1) month in advance of the due date thereof. Tenant further agrees that, by entering into this Agreement, it has surrendered, for so long as any Security Instrument remains an encumbrance on the Leased Properties, any authority it might otherwise have, now or in the future, to take any such action without such written consent, and any such action taken without such consent (x) is hereby declared to be ultra vires, (y) shall be void ab initio and without effect and (z) shall constitute a material breach of the obligations of Tenant under this Agreement.

(b) Without limiting the foregoing or Landlord’s covenant under the Mortgage Loan Documents, Tenant agrees that it shall not, and acknowledges that Landlord may not (and Landlord covenants and agrees with Lender that it shall not), without the prior written consent of Lender (except in connection with a condemnation in accordance with Article XVIII of the Lease or a Separation Event in accordance with Section 28.26 of the Lease) effectuate the release of any Leased Property from the Lease, or agree to the termination of the Lease with respect to any Leased Property.

(c) Tenant agrees that any agreement by Tenant in the Lease not to take an action, or not to create, permit or suffer to exist a circumstance or condition, without the consent or approval of Landlord’s lender, is hereby deemed a direct agreement by Tenant in this Agreement not to create, permit or suffer to exist such circumstance or condition (as applicable) without the prior written consent of Lender (so long as this Agreement remains in effect). Tenant and Landlord intend and agree that, in the absence of Lender’s prior written consent, any purported agreement between them and any action taken by either or both of them which requires Lender consent pursuant to this Paragraph 6(c), including any amendment, modification or waiver under the Lease or any Guaranty, shall be void and of no force or effect.

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7. (a) Tenant shall promptly notify Lender in writing to the extent of its actual knowledge of (i) any default by Landlord under the Lease, (ii) any other breach by Landlord of any of its obligations under the Lease and (iii) any other act or omission of Landlord or any other Person, including any act of God, which would give Tenant the right to cancel or terminate the Lease or to claim a partial or total eviction, regardless of whether or not said act or omission constitutes a default or other breach of the Lease giving rise to an obligation to give notice under clauses (i) or (ii) above.

(b) In the event of (i) any default by Landlord under the Lease, (ii) any other breach by Landlord of any of its obligations under the Lease (regardless of whether or not said breach constitutes a default under the Lease giving rise to an obligation to give notice under Paragraph 7(a)) or (iii) any other act or omission of Landlord or any other Person, including any act of God, which in each case would give Tenant the right to (A) cancel or terminate the Lease (whether immediately or after the lapse of a period of time), (B) claim a partial or total eviction, (C) off-set against rent under the Lease or (D) any other remedy, Tenant agrees not to exercise such right (y) until Tenant has given written notice of such default, breach, act or omission to Lender and (z) unless Lender has failed, within thirty (30) days after Lender receives such notice, to cure or remedy the default, breach, act or omission or, if such default, breach, act or omission shall be one which is not reasonably capable of being remedied by Lender within such thirty (30) day period, until a reasonable period for remedying such default, breach, act or omission shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instruments to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled, under the Lease or otherwise, after similar notice, to effect such remedy), provided that Lender shall with due diligence give Tenant written notice of its intention to and shall commence and continue to, remedy such default, breach, act or omission. If Lender cannot reasonably remedy a default, breach, act or omission of Landlord until after Lender obtains possession of the Leased Properties, Tenant may not (I) cancel or terminate the Lease, (II) claim a partial or total eviction, (III) off-set against rent under the Lease, or (IV) exercise any other remedy available to it, whether under the Lease, in law, or in equity, by reason of such default, breach, act or omission until the expiration of a reasonable period necessary for such remedy after Lender secures possession of the Leased Properties, provided that Lender shall with due diligence act to secure possession.

(c) No notice from Tenant to Landlord of any event described in clauses (i) through (iii) of Paragraph 7(b) above shall be effective against Landlord unless and until a duplicate original of such notice shall be given to Lender as required under Paragraph 7(b) above.

(d) The curing of any of Landlord’s defaults by Lender shall be treated as performance by Landlord. Notwithstanding the foregoing, Lender shall have no obligation hereunder to remedy any Landlord default.

(e) Tenant agrees that nothing in this Paragraph 7 shall be construed to grant to Tenant any right (including any right to cancel or terminate the Lease, claim a partial or total eviction, off-set against rent under the Lease, or exercise any other remedy).

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8. To the extent that the Lease shall entitle Tenant to notice of the existence of any mortgage and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instruments and Lender.

9. Tenant hereby acknowledges that, simultaneously with the execution and delivery of this Agreement, all of Landlord’s rights, title, and interests in, to and under the Lease (including the right to declare a breach, default and/or event of default thereunder) are being assigned to Lender as additional security for the Obligations, and Tenant hereby expressly consents to such assignment. Each of Tenant and Landlord agrees that if there is a default by Landlord in the performance and observance of any of the terms of the Loan Agreement, which default is not cured after any applicable notice and/or cure periods (hereinafter, a “Borrower Event of Default”), Lender shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Lender were named therein as Landlord. Tenant and Landlord expressly acknowledge that Lender may, at its option at any time following and during the continuance of any Borrower Event of Default and for so long as the Obligations remain outstanding, demand that, instead of making all payments of Annual Rent and any Additional Rent (to the extent required to be paid directly by Tenant to Landlord) to the Deposit Account as provided in Paragraph 4 above, all such amounts due to Landlord under the Lease be paid by Tenant directly to Lender at the address specified below, or as otherwise specified by Lender. Tenant agrees that upon Lender’s written request for such payment of any such amounts due under the Lease directly to Lender, Tenant will timely remit any and all payments due under the Lease directly to, and payable solely to the order of, Lender. Tenant and Landlord further acknowledge and agree that Tenant shall have neither the right nor the obligation to require proofs of a Borrower Event of Default prior to complying with such a request by Lender, and that such payments to Lender shall constitute performance of Tenant’s obligation to pay the applicable amounts due to Landlord under the Lease.

10. Each of Tenant and Landlord acknowledge and agree that (a) Lender is a “Mortgage Lender” as defined in the Lease, (b) the Loan is a “Mortgage Loan” and is the “Mortgage Loan,” each as defined in the Lease, (c) the Loan Agreement is a “Loan Agreement” as defined in the Lease, (d) this Agreement is the “Mortgage Loan SNDA” as defined in the Lease and (e) each Security Instrument is a “Mortgage” as defined in the Lease. All rights afforded to a Mortgage Lender under the Lease, including without limitation, Sections 28.15 (Consent of Landlord and Lenders; Cooperation by Landlord) and 28.31 (Third Party Beneficiary; Lender Provisions) thereof, shall run to the benefit of Lender.

11. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor Landlord shall acquire title to the Leased Properties or any portion thereof, said Successor Landlord shall have no obligation, nor incur any liability, beyond Successor Landlord’s then interest, if any, in the Leased Properties, and Tenant shall look exclusively to such interest, if any, of Successor Landlord in the Leased Properties for the payment and discharge of any obligations imposed upon Successor Landlord hereunder or under the Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor Landlord, Tenant shall look solely to the estate or interest owned by Successor Landlord in the Leased Properties (including without limitation, the rents, issues and profits therefrom), and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

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12. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Security Instruments or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

13. (a) Tenant acknowledges and agrees that this Agreement supersedes (but only to the extent inconsistent with) the provisions of such Article XXII of the Lease and any other provision of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Security Instruments.

(b) Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any lender which shall succeed Lender as lender with respect to the Leased Properties, or any portion thereof, provided the terms of such agreement are substantially the same as this Agreement in all material respects. Tenant does herewith irrevocably appoint and constitute Lender as its true and lawful attorney-in-fact in its name, place and stead to execute such subordination, non-disturbance and attornment agreement, without any obligation on the part of Lender to do so. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Obligations remains unpaid. Lender agrees not to exercise its rights under the preceding two sentences if Tenant promptly enters into the subordination, non-disturbance and attornment agreement as required pursuant to the first sentence of this Paragraph 13(b).

14. (a) Any notice or other communication required to be given, or expressly provided for and actually given, by Tenant to Landlord under or in relation to the Lease, and a copy of any list, report, instrument or other document, in each case that is either required to be given, or expressly provided for and actually given, by Tenant to Landlord under or in relation to the Lease, shall be simultaneously given also to Lender. Performance by Lender shall satisfy any conditions of the Lease requiring performance by Landlord, and Lender shall have time to complete such performance as provided in Paragraph 7 hereof.

(b) All notices, consents, approvals, requests or other communications required or permitted to be given hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (i) certified or registered United States mail, postage prepaid, return receipt requested, (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery or (iii) for notices other than notices of the occurrence of a default only, telecopier (with answer back acknowledged), addressed as follows (or at such other address and person or entity as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Paragraph 14(b)):

If to Lender:	[ ]

and a copy to:	[ ]

8	Master Lease SNDA

If to Tenant:	Knowledge Universe Education LLC 650 NE Holladay Street, Suite 1400 Portland, Oregon 97232 Attention: Portfolio Mgt/KCP RE LLC Portfolio Facsimile No. N/A

with a copy to:	Knowledge Universe Education LLC 650 NE Holladay Street, Suite 1400 Portland, Oregon 97232 Attention: Legal Dept/ KCP RE LLC Portfolio Facsimile No. N/A

If to Landlord:	KCP RE LLC c/o Greenstreet Partners, L.P. 2601 S. Bayshore Drive, 9th Floor Coconut Grove, Florida 33133 Attention: Director of Real Estate Facsimile No.

with a copy to:	Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626-1925 Attention: David Meckler, Esq. Facsimile No. (714) 755-8290

All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above or (iv) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after 5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

15. Tenant hereby certifies to Lender as follows:

(a) The execution of the Lease by Tenant was duly authorized prior to such execution. The Lease is in full force and effect, and Tenant is in occupancy of the Leased Properties.

(b) The initial term of the Lease is for fifteen (15) years and is scheduled to expire [     ], 2030. The Commencement Date (as defined in the Lease) was [     ], 2015. In addition to the initial term, the Lease provides for two (2) extension options of five (5) years each (each individual option, an “Extension Option” and collectively, the “Extension Options”). Tenant has no option, right of first refusal, or right of first offer, to purchase all or any part of any Leased Property.

(c) The Annual Rent is currently $6,531,577.67 per month.

9	Master Lease SNDA

(d) Tenant’s obligation to pay Annual Rent under the Lease commenced on the Commencement Date, and Tenant is not in default of any payments due Landlord under the Lease.

(e) Tenant has no offsets or defenses to the payment of rent or other sums or obligations under the Lease and Tenant is not entitled to any credits, reductions, reimbursements, free rent, rent concessions or abatements of rent under the Lease or otherwise against the payment of rent or other charges under the Lease. Landlord has not agreed to reimburse Tenant for or to pay Tenant’s rent obligation under the Lease.

(f) Neither Tenant nor, to Tenant’s knowledge, Landlord is in default of any of its obligations under the Lease, nor have there occurred any events that with the passage of time or giving of notice or both will or could constitute such a default by Tenant or, to Tenant’s knowledge, Landlord under the Lease. Tenant has not made a claim against Landlord alleging Landlord’s default under the Lease. Tenant has not given any notice of termination under the Lease.

(g) Tenant has not assigned, pledged or hypothecated in any manner (other than assignments that have been terminated prior to or will be terminated simultaneously with the execution and delivery of this Agreement) its interest in Lease, and the Lease has not been subleased, modified, amended or supplemented in any manner. Tenant is not aware of any contemplated assignment, pledge, hypothecation, modification, amendment or supplement, other than the collateral assignment of Landlord’s interest to Lender to be executed and delivered simultaneously with this Agreement. The Lease represents the entire and only agreement, promise, understanding, or commitment (either written or oral) between Tenant and Landlord with respect to the leasing and occupancy of the Leased Properties.

(h) Tenant has paid no rent or other sums to Landlord more than one (1) month in advance of the due date set forth in the Lease.

(i) No deposits, including security deposits, have been made by Tenant in connection with the Lease, except the delivery of the LC under Section 7.7 of the Lease.

(j) There has not been filed by or against nor to the best of the knowledge and belief of Tenant is there threatened, any petition under the bankruptcy laws of the United States naming either Tenant as a debtor.

16. In addition to and not in limitation of the certifications made by Tenant under Paragraph 15 above, the representations and warranties of Tenant set forth in Section 4.1 of the Lease are hereby incorporated by reference herein in favor of Lender as if the same were set forth herein in their entirety and made by Tenant in favor of Lender.

17. Whenever, from time to time, reasonably requested by Lender (but not more than twice during any calendar year), Tenant shall execute and deliver to or at the direction of Lender, and without charge to Lender, one or more written certifications, in a form reasonably acceptable to Tenant, of all of the matters set forth in Paragraph 15 above (subject to any exceptions or qualifications that may exist at the time such certification is given), and any other information Lender may reasonably require to confirm the current status of the Lease.

10	Master Lease SNDA

18. [Reserved].

19. Landlord and Tenant hereby acknowledges and agrees that Lender shall be entitled to rely on the provisions of Section 28.14 of the Lease as a “Lender” thereunder.

20. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved, to the extent of such inconsistency, in favor of this Agreement.

21. This Agreement shall inure to the benefit of and be binding upon each of Lender, Tenant and Landlord and their respective heirs, executors, administrators, legal representatives, nominees, successors and assigns.

22. This Agreement supersedes any prior agreement, oral or written, and contains the entire agreement among Lender, Tenant and Landlord with respect to the subject matter hereof. No subsequent agreement, representation or promise made by any party hereto, or by or to any employee, officer, agent or representative of any such party, shall be of any effect unless it is in writing and executed by the party to be bound thereby. This Agreement shall not create any rights in any third party and may be amended or modified without liability to any third party, but only by an agreement in writing signed by each of Lender, Tenant and Landlord or their respective successors-in-interest.

23. Wherever they occur in this Agreement: (a) the term “Deposit Account” means that certain account, named “Deposit Account for [     ], as Mortgagee of KCP RE LLC”, established by Landlord with the Deposit Bank (as defined in the Loan Agreement) and in which Landlord has granted Lender a security interest pursuant to the Loan Agreement, along with any substitute or successor account thereto as to which Lender and Landlord notifies Tenant in writing; (b) the term “Obligations” means, at any given time, the principal amount outstanding under the Loan Agreement, together with all accrued and unpaid interest thereon and all other amounts, obligations and liabilities due or to become due to Lender pursuant to the Loan Agreement or under the promissory note or any other documents executed and delivered by Landlord in association therewith, and all other amounts, sums and expenses paid by or payable to lender pursuant to said Loan Agreement, note, or other documents; (c) the term “Lender” means the then holder of the Security Instruments; (d) the term “Landlord” means the then holder of the landlord’s interest in the Lease; (e) the term “Person” means any individual, joint venture, corporation, partnership, trust, limited liability company, unincorporated association or entity of any kind whatsoever; (f) the words “hereof’, “herein” and “hereunder” and words of similar import shall be held and construed to be references to this Agreement; (g) the words “include” and “including” and words of similar import shall be held and construed to include the words “without limitation” (unless already expressly followed by such words); (h) words of any gender shall be held and construed to include any other gender; (i) words in the singular shall be held and construed to include the plural, and vice versa; (j) “Affiliate” shall mean, as to any Person, any other Person that (i) owns directly or indirectly twenty-five percent (25%) or more of all equity interests in such Person, and/or (ii) is in Control of, is Controlled by or is under common ownership or Control with such Person; and (k) “Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

11	Master Lease SNDA

24. If any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall, to the maximum extent permitted under applicable law, affect only such clause or provision, or part thereof, and not any other clause or provision of this Agreement.

25. EACH OF TENANT, LANDLORD AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

26. Unless otherwise indicated, whether expressly or by context, all references herein to Paragraphs, Subparagraphs, Schedules, Exhibits or other parts or portions of a document without indication of the document refer to such parts of this Agreement.

27. Time and each of the terms, covenants, conditions and contingencies of this Agreement are hereby expressly made of the essence.

28. Each of Lender, Tenant and Landlord acknowledges and agrees that this Agreement has been jointly drafted to fairly represent and neutrally state their agreement and that the conventional presumption against the drafter should have no application in its interpretation.

29. This Agreement may be executed in any number of counterparts, and any one counterpart executed by all of the parties hereto, or any set of counterparts so executed in aggregate, shall constitute a complete original. In proving this Agreement, it shall not be necessary to produce or account for more than one such complete original.

30. Tenant and Landlord shall, from time to time, execute and/or deliver such documents and agreements and perform such acts consistent with this Agreement as Lender at any time may, in its reasonable discretion, request to carry out the purposes and otherwise implement the terms and provisions provided for in this Agreement.

31. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAW RULES) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, PROVIDED HOWEVER, THAT PROVISIONS DIRECTLY AFFECTING THE VALIDITY OR PRIORITY, WITH RESPECT TO ANY INDIVIDUAL PARCEL, OF ANY ONE OR MORE OF (A) THE LEASEHOLD INTEREST OF TENANT CREATED UNDER THE LEASE, (B) THE ASSIGNMENT OF SUCH LEASEHOLD INTEREST AND RELATED RIGHTS TO LENDER, OR (C) THE LIENS AND SECURITY INTERESTS CREATED UNDER THE SECURITY INSTRUMENTS, SHALL BE GOVERNED BY THE LAW OF THE STATE IN WHICH SAID INDIVIDUAL PARCEL IS LOCATED TO THE EXTENT NECESSARY FOR THE VALIDITY AND ENFORCEMENT, AND FOR DETERMINATION OF THE RELATIVE PRIORITIES OF SAID INTERESTS AND LIENS.

12	Master Lease SNDA

32. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER, TENANT OR LANDLORD ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH OF LENDER, TENANT AND LANDLORD WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF LENDER, TENANT AND LANDLORD HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH OF TENANT AND LANDLORD DOES HEREBY DESIGNATE AND APPOINT:

CT CORPORATION SYSTEM

111 EIGHT AVENUE

NEW YORK, NEW YORK 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO TENANT OR LANDLORD AS APPLICABLE IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON TENANT OR LANDLORD IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH AND EITHER OF TENANT AND LANDLORD (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

33. At any time following and during the continuance of a Borrower Event of Default, or if the Lease or a memorandum thereof is recorded, a counterpart original of this Agreement may be recorded for notice purposes in any jurisdiction in which any Leased Property listed on Schedule 1 is located, under a cover sheet indicating, in a manner consistent with the recording requirements for such jurisdiction that it is to be indexed against any Leased Property located in said jurisdiction. Counterparts so recorded may have different titles or captions, may substitute signature pages and acknowledgments in form required by applicable recording statutes, and may include modified versions of Exhibit A describing only those parcels of Leased Property against which they are to be indexed, and may be otherwise different from this Agreement. Recording of such modified versions of this Agreement, including with abbreviated versions of Exhibit A describing less than all of the Leased Properties, is for notice purposes only, and shall

13	Master Lease SNDA

not be construed to suggest severability of either the leasehold interest under the Lease or the subordination or non-disturbance hereunder of such interest, which interest Lender, Tenant and Landlord each acknowledge and agree is intended to and shall remain at all times, including in any bankruptcy or other insolvency proceeding, a unitary encumbrance on all of the Leased Properties. This Paragraph 33 is intended to create the option but not the obligation, following and during the continuance of a Borrower Event of Default, or following the recordation of the Lease or a memorandum thereof, to cause notice copies of this Agreement to be recorded, and the absence of such a notice copy in the records of any particular jurisdiction or in reference to any parcel shall not affect the enforceability or priority of this Agreement as between the parties hereto, their successors and assigns, or any other Person with actual notice of the existence of this Agreement.

[SIGNATURE PAGES FOLLOW]

14	Master Lease SNDA

IN WITNESS WHEREOF, the undersigned, by its officer or other authorized signatory duly elected or appointed by such its member in accordance with its organizational documents, and pursuant to proper authority (as evidenced by the annexed Resolution as to real property in LA) has duly executed, acknowledged and delivered this instrument as of the day and year first above written.

KNOWLEDGE UNIVERSE EDUCATION LLC, a Delaware limited liability company

By:
Name:
Title:

WITNESS:

STATE OF OREGON	)
) ss:
COUNTY OF	)

On the     day of        in the year 2015, before me, the undersigned, personally appeared               , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on said instrument, such individual, and the person or entity upon behalf of which such individual acted, executed the instrument.

Notary Public

My commission expires:

[Notary Seal]

Tenant Signature Page	Master Lease SNDA

IN WITNESS WHEREOF, the undersigned, by its officer or other authorized signatory duly elected or appointed by such its member in accordance with its organizational documents, and pursuant to proper authority (as evidenced by the annexed Resolution as to real property in LA) has duly executed, acknowledged and delivered this instrument as of the day and year first above written.

KCP RE LLC, a Delaware limited liability company

By:
Jeffrey A. Safchik
Chief Executive Officer and President

WITNESS:

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On the     day of July in the year 2015, before me, the undersigned, personally appeared Jeffrey A. Safchik, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on said instrument, such individual, and the person or entity upon behalf of which such individual acted, executed the instrument.

Notary Public

My commission expires:

[Notary Seal]

Landlord Signature Page	Master Lease SNDA

IN WITNESS WHEREOF, the undersigned, by its officer or other authorized signatory duly elected or appointed by such its member in accordance with its organizational documents, and pursuant to proper authority (as evidenced by the annexed Resolution as to real property in LA) has duly executed, acknowledged and delivered this instrument as of the day and year first above written.

[ ], a [ ]

By:
Name:
Title:

WITNESS:

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On the     day of       in the year 2015, before me, the undersigned, personally appeared                   , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on said instrument, such individual, and the person or entity upon behalf of which such individual acted, executed the instrument.

Notary Public

My commission expires:

[Notary Seal]

Lender Signature Page	Master Lease SNDA

[Placeholder Schedule 1 and Exhibit A]

Master Lease SNDA

EXHIBIT C

FORM OF ESTOPPEL CERTIFICATE

LOCATION

DATE

ESTOPPEL CERTIFICATE

Date:

RE:         (the “Property”)

Ladies and Gentlemen:

We have been advised that [           (“Lender”) is planning to make a loan secured by a lien on the Property] [           (“Purchaser”) is planning on purchasing the Property] in which          (“Tenant”) presently occupies a building comprising approximately       square feet located at                      (the “Premises”) under a Lease dated         (the “Lease”) by and between Tenant and         (“Landlord”).

At your request, Tenant hereby certifies to [Lender][Purchaser] and its successors and assigns and to Landlord as follows:

1.	The Lease is in full force and effect, and Tenant is in occupancy of the Premises.

2.

The initial term of the Lease is for     (  ) years and is scheduled to expire         .The Commencement Date (as defined in the Lease) was          . In addition to the initial term, the Lease provides for two (2) extension options of five (5) years (each individual option, an “Extension Option” and collectively, the “Extension Options”). The status of the exercise by Tenant of the Extension Option or Extension Options, as the case may be, is as follows:                       . Tenant has no option, right of first refusal, or right of first offer, to purchase all or any part of the Property.

3.	The Annual Rent is currently $ per month.

4.	Tenant’s obligation to pay Annual Rent under the Lease commenced on the Commencement Date, and Tenant is not in default of any payments due Landlord under the Lease, except for: .

Exhibit C

5.

Except as set forth on Exhibit A attached hereto and incorporated herein, Tenant currently has no offsets or defenses to the payment of rent or other sums or obligations under the Lease and Tenant is not entitled to any credits, reductions, reimbursements, free rent, rent concessions or abatements of rent under the Lease or otherwise against the payment of rent or other charges under the Lease. Landlord has not agreed to reimburse Tenant for or to pay Tenant’s rent obligation under the Lease.

6.

Except as set forth on Exhibit A attached hereto and incorporated herein, Tenant is not in default of any of its obligations under the Lease, nor have there occurred any events that with the passage of time or giving of notice or both will or could constitute such a default by Tenant under the Lease. To the best knowledge of Tenant, Landlord is not in default of any obligations of Landlord under the Lease, and to the best knowledge of Tenant, there is no event that, with the passage of time or giving of notice, will or could constitute a default by Landlord under the Lease. Tenant has not made a claim against Landlord alleging Landlord’s default under the Lease. Tenant has not given any notice of termination under the Lease.

7.

The Lease has not been subleased, assigned, modified, amended or supplemented in any manner, except as set forth on Exhibit B attached hereto and incorporated herein. If the Lease has been subleased, assigned, modified, amended or supplemented, all statements herein regarding the Lease are made regarding the Lease as so subleased, assigned, modified, amended or supplemented. The Lease represents the entire and only agreement, promise, understanding, or commitment (either written or oral) between Tenant and Landlord with respect to the leasing and occupancy of the Property.

8.

Tenant has paid no rent or other sums to Landlord more than one (1) month in advance of the due date set forth in the Lease, and Tenant will not pay Annual Rent or any other sum due under the Lease more than one (1) month in advance of its due date.

9.	No payment of rent under the Lease has been made more than one (1) month in advance of the date such rent is due.

10.	No deposits, including security deposits, have been made by Tenant in connection with the Lease, except: .

11.

Tenant acknowledges and agrees that Landlord, Lender, co-lenders or participant lenders and their respective successors and assigns shall be entitled to rely on Tenant’s certifications set forth herein.

By:
Name:
Title:

Exhibit C

EXHIBIT A

to

Estoppel Certificate

LIST OF LANDLORD DEFAULTS

Exhibit C

EXHIBIT D

FORM OF LETTER OF CREDIT

IRREVOCABLE LETTER OF CREDIT NO. -[   ]

[   ] [ ], 20[ ]

Applicant:	Knowledge Universe Education LLC
Beneficiary:	[NAME]
[Address of Beneficiary]

For the account of Knowledge Universe Education LLC, we hereby open in beneficiary’s favor our Irrevocable Standby Letter of Credit No. [   ] (“Credit”) for an amount not exceeding a total of U.S. Dollars $[   ] (the “Credit Amount”), effective immediately and expiring on [   ] [ ], 20[ ]. It is a condition of this Credit that the Applicant shall be responsible for all fees and expenses associated with this Credit Instrument.

Funds under this Credit are available to you against a sight draft(s) on us completed by you for all or any part of this Credit.

We will promptly honor all drafts drawn in compliance with the terms of this Credit if received on or before the expiration date at [Address of Bank]. It is a condition of this Credit that it shall be deemed to be automatically extended, without amendment, for one year from the present or any future expiration date hereof, unless sixty (60) days prior to such expiration date, we shall notify you in writing by registered mail or courier that we elect to not renew. Upon receipt by you of such notification, you may demand payment as set forth above, provided that the amount of your demand shall not exceed the total amount available for payment hereunder.

Drafts presented at our office at the address set forth above no later than 2:00 P.M. local time, on a Business Day, shall be honored on the date of presentation, by payment in accordance with your payment instructions that accompany each such draft. As used herein, “Business Day” means any day other than a Saturday or Sunday, or a legal holiday on which banking institutions in the state of New York are closed. If requested by you, payment under this Credit may be made by wire transfer of immediately available funds to your account as specified in your payment instructions, or by deposit of same funds in your designated account that you maintain with us.

Partial drawings by you are permitted under this Credit. Upon any such partial drawings and surrender of the original Credit, we shall simultaneously issue to you an identical replacement Letter Of Credit in an amount equal to $[   ] less all draws made by you under this Credit or any prior Letter Of Credit. Multiple drawings may be made hereunder, provided that drawings honored by us hereunder shall not, in the aggregate, exceed the Credit Amount. Each drawing shall automatically reduce the Credit amount by the amount of such drawing and such amount shall not be subject to reinstatement.

Exhibit D-1

This Credit is transferable. Transfer of this Credit to any transferee shall be effected by delivery to us of a copy of this Credit endorsed by you to your transferee accompanied by the transfer document in the form of Exhibit “A” attached hereto and duly completed, signed and delivered to [Name of Bank] at the above address. All transfer fees are the responsibility of the Applicant.

We hereby agree that any demand presented to us in compliance with the terms of this Credit shall be duly honored without inquiring whether you have the right as between yourself and the said applicant to make such demand and without recognizing any claim of the said applicant.

This credit shall be governed by and subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590 (“ISP98”), and, to the extent not inconsistent with the ISP98, the laws of the State of New York.

Sincerely,

[NAME OF BANK]

By:	By:
Name:	Name:
Title:	Title:

Exhibit D-2

EXHIBIT E

LOANS

Not applicable upon the Commencement Date.

All references in this Lease to “Loan Agreements”, “Mortgage Loan Agreements”, “Loan Documents”,

“Mortgage Loan Documents”, “Mortgage Lender”, “Mezzanine Lender” and “Lender” are not

applicable until such time as any Loans are entered into in accordance with the terms hereof.

Exhibit E-1

EXHIBIT F

[Omitted]

EXHIBIT G

AMENDMENTS APPLICABLE TO CERTAIN NEW LEASE(S) OR IN CONNECTION WITH

CERTAIN SEPARATION EVENTS

1.	Section 7.7 of the Lease shall be deleted in its entirety.

2.	Section 10.3 of the Lease shall be deleted in its entirety.

3.	Section 15.3 of the Lease shall be deleted in its entirety.

4.	Article XVI of the Lease shall be amended and restated as follows:

ARTICLE XVI

Insurance

16.1	Insurance.

A. Tenant, at its sole cost and expense, shall obtain and maintain during the entire Term, insurance policies for Tenant and the Premises providing at least the following coverages:

(i) Commercial property insurance against loss or damage by fire, lightning, windstorm (including named storms), flood and earthquake and such other perils as are included in a standard “special form” policy (formerly known as an “all-risk” endorsement policy), and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, with no exclusion for damage or destruction caused by the acts of “riot and civil commotion, vandalism, malicious mischief, burglary and theft (1) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the Premises, which for purposes of this Lease shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (2) containing an agreed amount endorsement with respect to the Improvements and personal property at the Properties waiving all co-insurance provisions; and (3) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of any Site shall at any time constitute legal non-conforming structures or uses, and compensating for loss of value or property resulting from operation of law and the cost of demolition and the increased cost of construction in amounts as reasonably required by Landlord. In addition, Tenant shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood hazard insurance in an amount equal to (aa) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended plus (bb) such additional amounts as Landlord may reasonably require; and (z) for all Sites located in California and for any other Site located in an area with a high degree of seismic activity that has a Probable Maximum Loss (“PML”) of greater than 20%, earthquake insurance in amounts and in form and substance reasonably satisfactory to Landlord; provided that, if earthquake insurance is provided by a blanket insurance policy, the limit shall not be less than the aggregate exceedance probability loss estimates as indicated by a portfolio seismic risk analysis for a 500-year return period for all high risk locations covered by such limit (“Portfolio Seismic Report”). Such Portfolio Seismic Report shall be reasonably approved by Landlord and secured by Tenant utilizing the

Exhibit G-1

most current RMS software, or its equivalent, and including business interruption and loss amplification. The insurance required pursuant to subclauses (y) and (z) hereof shall otherwise be on terms consistent with the comprehensive all risk insurance policy required under this clause (i);

(ii) commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about any Site, such insurance (1) to be on the so-called “occurrence” form and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000), with a combined limit per policy year, excluding umbrella coverage, of not less than Two Million and No/100 Dollars ($2,000,000); provided that such coverage may be provided on a “claims made” form if (x) the coverage also includes claims related to the Child Care services provided at the Premises, (y) an “occurrence” form is not commercially available and (z) Tenant either provides continuous coverage that includes prior acts or purchases an extended reporting period, in either case, until expiration of the statute of limitations; (2) [intentionally deleted]; and (3) to cover at least the following hazards: (aa) premises and operations; (bb) products and completed operations on an “if any” basis; (cc) independent contractors; and (dd) contractual liability for all insured contracts to the extent the same is available;

(iii) rental loss and/or business income interruption insurance (1) with loss payable to Landlord; (2) covering all risks required to be covered by the insurance provided for in clause (i) above and clause (vi) below; (3) covering a period of restoration of eighteen (18) months and containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Tenant’s Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the affected Site is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (4) in an amount equal to one hundred percent (100%) of the projected Annual Rent and Additional Rent from any affected Site for a period of eighteen (18) months from the date of physical loss to the Improvements and Tenant’s Property at any affected Site. The amount of such business income insurance shall be determined prior to the Commencement Date of the Master Lease and at least once each year thereafter based on a reasonable estimate of the Annual Rent and Additional Rent for the Premises for the succeeding twelve (12) month period. All proceeds payable to Landlord pursuant to this clause (iii) shall be held by Landlord and shall be applied to the Annual Rent and Additional Rent from time to time due and payable hereunder; provided, however, that nothing herein contained shall be deemed to relieve Tenant of its obligations to pay the Annual Rent and Additional Rent on the respective dates of payment provided for in this Lease except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv) [intentionally deleted];

(v) workers’ compensation, subject to the statutory limits of the state in which each Site is located, and employer’s liability insurance with limits which are reasonably required from time to time by Landlord in respect of any employees of Tenant;

Exhibit G-2

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Landlord on terms consistent with the commercial property insurance policy required under clause (i) above; and

(vii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, with limits reasonably acceptable to Landlord. All insurance provided for in Section 16.1.A. shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”). Not less than three (3) Business Days prior to the expiration dates of the Policies theretofore furnished to Landlord, certificates of insurance evidencing the Policies shall be delivered by Tenant to Landlord.

B. Any blanket insurance Policy shall otherwise provide the same protection as would a separate Policy insuring only the Premises in compliance with the provisions of Section 16.1.A. as reasonably determined by Landlord, subject to review and approval by Landlord based on the schedule of locations and values covered under the blanket policy, portfolio PML reports for the catastrophic perils of earthquake and windstorm/named storm, and such other information as reasonably requested by Landlord (any such blanket policy, an “Acceptable Blanket Policy”). Tenant shall notify Landlord of any material changes to the blanket policy and associated limits under the policy as of the New Lease Commencement Date or an aggregation of the insured values covered under the blanket policy, including the reduction of earthquake, flood or wind/named storm limits or the addition of locations that are subject to the perils of earthquake, flood or wind/named storm, and such changes shall be subject to Landlord’s reasonable approval.

C. All Policies of insurance provided for or contemplated by Section 16.1.A. shall name Tenant and Landlord as the insured (provided that Landlord may be named as additional insured under Tenant’s policies).

D. All Policies of insurance provided for in Section 16.1.A. shall contain clauses or endorsements to the effect that:

(i) with respect to the Policies of property insurance, no act or negligence of Landlord, Tenant, or anyone acting for Landlord or Tenant, or of any other tenant, subtenant or other occupant, or failure to comply with the provisions of any Policy, or foreclosure or similar action, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as any Lender or Landlord is concerned;

(ii) the Policy shall not be cancelled without at least thirty (30) days’ written notice to Landlord and any other party named therein as an additional insured (other than in the case of non-payment in which case only ten (10) days prior notice, or the shortest time allowed by Applicable Legal Requirements (whichever is longer), will be required) and, if available using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice; and

(iii) Landlord shall not be liable for any insurance premiums thereon or subject to any assessments thereunder.

Exhibit G-3

E. If at any time Landlord is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Landlord shall have the right, without notice to Tenant, to take such action as Landlord deems necessary to protect its interest in the Premises, including the obtaining of such insurance coverage as Landlord in its sole discretion deems appropriate and all premiums incurred by Landlord in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Tenant to Landlord upon demand and until paid shall bear interest at the Default Rate.

F. [Reserved].

G. The property insurance, general liability insurance, rental loss and/or business interruption insurance required under clauses (i), (ii) and (iii) of Section 16.1.A. above shall cover perils of terrorism and acts of terrorism (or at least not specifically exclude same) and Tenant shall maintain property insurance, public liability insurance and rental loss and/or business interruption insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under clauses (i), (ii) and (iii) of Section 16.1.A. above (or at least not specifically excluding same) at all times during the Term of this Lease, provided that the same is available at a commercially reasonable cost. For so long the TRIPRA is in effect and continues to cover both foreign and domestic acts of terrorism, Landlord shall accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA

16.2	Insurance Company and Other Insurance Matters.

A. All Policies required pursuant to Section 16.1: (i) shall be issued by companies licensed to do business in the states where the Premises are located, with (1) a financial strength and claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s, if Moody’s rates the securities and “A” or better by Fitch, if Fitch rates the securities and rates the applicable insurance companies (provided, however for multi-layered policies, (aa) if four (4) or fewer insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s, if Moody’s rates the securities and “A” or better by Fitch, if Fitch rates the securities and rates the applicable insurance companies, with no carrier below “BBB” and “Baa2” or better by Moody’s, if Moody’s rates the securities and “BBB” or better by Fitch, if Fitch rates the securities and rates the applicable insurance companies or (bb) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s, if Moody’s rates the securities and “A” or better by Fitch, if Fitch rates the securities and rates the applicable insurance companies, with no carrier below “BBB” and “Baa2” or better by Moody’s, if Moody’s rates the securities and “BBB” or better by Fitch, if Fitch rates the securities and rates the applicable insurance companies, and (2) a rating of “A:X” or better in the current Best’s Insurance Reports. Tenant shall be permitted to maintain the insurance coverage described in and required by Section 16.1 with the insurer(s) under the Policies as of the Commencement Date of the Master Lease and each such insurer shall remain acceptable for the purposes of this Section 5.1.2 for so long as such insurer maintains ratings with AM Best and the Rating Agencies not less than each had on the Commencement Date of the Master Lease; (ii) shall, shall contain a waiver of subrogation against Landlord; (iii) shall contain such provisions for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners and/or operators of properties with a standard of operation and maintenance comparable to and in the general vicinity of the Premises.

Exhibit G-4

B. Certificates of insurance evidencing the Policies as required hereunder shall be delivered to Landlord at its address for notices provided for in this Lease on the New Lease Commencement Date with respect to the current Policies and within thirty (30) days after the effective date thereof with respect to all renewal Policies.

5.	Sections 19.1 and 19.2 of the Lease shall be amended and restated as follows:

19.1 Assignment and Subletting. Without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed and except as provided in Section 19.2 (any one of the following, a “Consent-Needed Transaction”): (i) Tenant shall not assign, transfer or convey this Lease or any interest therein, in whole or in part, whether by operation of law or otherwise, or pledge, encumber, hypothecate or assign as collateral this Lease or any interest in this Lease; and (ii) Tenant shall not sublet all or any part of the Premises or any Site, or enter into any license, concession, or other consensual arrangement for possession with respect to any Site, or enter into a management contract or other arrangement whereby any Site shall be managed or operated by anyone other than Tenant or a wholly-owned subsidiary of Tenant. No assignment of this Lease or subletting of the Premises or any Site shall relieve Tenant of any of its obligations under this Lease, and at the request of Landlord in connection with any permitted assignment of this Lease by Tenant, Tenant shall execute and deliver to Landlord a Guaranty. Renewals by Tenant of any sublease previously approved by Landlord shall require further approval of Landlord, unless such renewal is pursuant to a renewal right that was granted to the subtenant in such sublease approved by Landlord.

19.2 Exceptions. Notwithstanding any provision to the contrary in this Lease, Tenant or Tenant’s Affiliate shall have the right, without obtaining the consent of Landlord to (each, a “Permitted Transfer”):

A. assign this Lease to an Affiliate of Tenant, provided that Tenant executes and delivers to Landlord a Guaranty in connection therewith;

B. assign this Lease to an entity which is buying all or substantially all of the assets of Tenant or Tenant’s parent, or with which Tenant or Tenant’s parent is merging or consolidating;

C. sell of all Tenant’s or Tenant’s parent’s stock to another entity;

D. consummate a public offering of common stock or other equity interests of Tenant or any direct or indirect controlling party of Tenant (including any public offering of common stock or other equity interests of Tenant or any direct or indirect controlling party of Tenant that may result in a Change of Control) on a nationally (U.S.) or internationally recognized exchange, and following any such public offering, transfers of shares on a nationally or internationally recognized exchange shall be permitted; and

E. sublease all or any portion of one or more Sites for any use permitted by Applicable Legal Requirements other than a Prohibited Use.

Provided that: (x) no later than the date that is thirty (30) days following Tenant’s entering into any transaction described in subsections A., B., or C. of this Section 19.2, Tenant shall provide Landlord with (1) written notice thereof, together with a copy of the executed sublease or assignment or other agreement effectuating such transaction; (2) such evidence as may be reasonably requested by Landlord to evidence that such sublease or assignment or other transaction is a Permitted Transfer; (y) there shall be no uncured Events of Default at the time of consummating any such assignment or other transaction; and (z) any such transferee or assignee of Tenant shall assume all of the duties, covenants and obligations of Tenant under this Lease in writing, whether occurring prior to or after the effective date of such assignment or other transaction.

Exhibit G-5

6.	Section 22.1 of the Lease is amended and restated as follows:

22.1 Mortgage Loan Subordination. Without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any Mortgage upon the Premises or any part(s) or portion(s) thereof or interests therein. This Lease is and at all times shall be subject and subordinate to in all respects any Mortgage which may now or hereafter affect the Premises or any part(s) or portion(s) thereof or interests therein, and to all renewals, modifications, consolidations, replacements and extensions thereof or any part(s) or portion(s) thereof; provided, however, that the subjection and subordination of this Lease and Tenant’s leasehold interest hereunder to any Mortgage shall be conditioned upon the execution by the Lender and delivery to Tenant of a subordination non disturbance and attornment agreement in a form reasonably acceptable to Tenant and such Lender (“SNDA”). In connection with the foregoing and at the request of Landlord or such Lender, Tenant shall execute the SNDA.

8.	Sections 22.2 and 22.3 of the Lease shall be deleted in their entireties.

9.	Section 27.1 of the Lease shall be deleted in its entirety.

10.	Section 28.9 of the Lease be amended and restated as follows:

28.9 Financial Reports. Tenant shall deliver to Landlord within one hundred twenty (120) days after the end of each of Tenant’s fiscal years, complete financial reports of Tenant, including a balance sheet, profit and loss statement, statement of cash flows and all other related reports for the fiscal period then ended. All such financial reports shall be certified to be accurate and complete by Tenant (or an appropriate officer of such entity). The financial reports required hereunder shall be prepared in accordance with GAAP. The financial reports delivered to Landlord hereunder need not be audited, but Tenant shall deliver to Landlord a true and complete copy of any audited financial reports of Tenant which are, in fact, prepared, promptly after they become available.

Exhibit G-6

EXHIBIT H

STATE SPECIFIC PROVISIONS

ARIZONA:

Tenant hereby waives the provisions of any statutes which relate to termination of leases when real property is destroyed, including, without limitation, A.R.S. §33-343, or any successor statute, and agrees that in such event its rights, obligations and duties shall be governed by the terms of this Lease.

CALIFORNIA:

When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by this Lease shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute.

For purposes of Section 25.2.D. of this Lease, upon termination of this Lease Landlord may recover from Tenant the worth at the time of award of the amount by which the unpaid rent applicable to any Site located in the State of California for the balance of the Term after the time of award, or for any shorter period of time specified in this Lease, exceeds the amount of such rent loss applicable to such California Site(s) for the same period which Tenant proves could be reasonably avoided. The “worth at the time of award” for purposes of the preceding sentence is computed by discounting such amount at the Discount Rate.

Acts of maintenance or preservation or efforts to relet the Sites located in the State of California or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, and under any present or future statutes or case decisions to the same effect, in the event Tenant is evicted or Landlord takes possession of any Site in the State of California by reason of any Event of Default by Tenant.

Tenant hereby waives any and all rights under and benefits of Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and any present or future laws or case decisions to the same effect.

Tenant acknowledges that Tenant has been advised concerning and is aware of Civil Code Sections 1995.210 through 1995.340 and 1997.010 through 1997.270 and acknowledges that, except as provided in Section 19.2 of this Lease, the rights of Landlord with respect to a proposed transfer or assignment by Tenant of its interest in this Lease are absolute and in the sole discretion of Landlord and may be deemed or construed to constitute prohibitions thereof as permitted by Civil Code Sections 1995.230 and 1997.230. Tenant agrees that there is no implied requirement that Landlord’s consent not be unreasonably withheld pursuant to Civil Code Sections 1995.260 and 1997.260 and that the remedies provided in Civil Code Sections 1995.310 and 1997.260 shall not be available to Tenant.

Exhibit H-1

Tenant hereby acknowledges that it has read and is familiar with the provisions of California Civil Code Section 1542, which provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Tenant hereby waives the provisions of California Civil Code Section 1542.

Each of Landlord and Tenant hereby waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition a court of competent jurisdiction to terminate this Lease.

The term “Hazardous Substances” shall include the items specified in California Health and Safety Code Section 25316.

Tenant acknowledges that the Sites located in the State of California have not undergone an inspection by a Certified Access Specialist (CASp) and Landlord has no knowledge whether or not such Sites meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq.

Tenant hereby acknowledges that Tenant has been in possession and occupancy of each Site located in the State of California since prior to January 1, 2014 under prior lease with an Affiliate of Landlord. Accordingly, Tenant hereby acknowledges and agrees that Landlord is not required to, and Tenant hereby waives any right of Tenant to receive, any disclosures that would otherwise be mandated by California Public Resources Code Section 25402.10 and California Code of Regulations Title 20, Sections 1680- 1684 to a “prospective lessee” under such Code Sections or otherwise.

COLORADO:

In accordance with C.R.S. Section 38-35.7-101, Landlord hereby advises Tenant as follows:

SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND TAXES TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. TENANT SHOULD INVESTIGATE THE SPECIAL TAXING DISTRICTS IN WHICH THE PROPERTY IS LOCATED BY CONTACTING THE COUNTY TREASURER, BY REVIEWING THE CERTIFICATE OF TAXES DUE FOR THE PROPERTY, AND BY OBTAINING FURTHER INFORMATION FROM THE BOARD OF COUNTY COMMISSIONERS, THE COUNTY CLERK AND RECORDER, OR THE COUNTY ASSESSOR.

CONNECTICUT:

TENANT ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS LEASE IS A PART IS A COMMERCIAL TRANSACTION AND NOT A CONSUMER TRANSACTION, AND WAIVES ANY RIGHT TO (1) NOTICE AND PRIOR HEARING ON THE RIGHT OF LANDLORD, OR ITS SUCCESSORS OR ASSIGNS, TO OBTAIN A PREJUDGMENT REMEDY UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, REV. 1958, AS AMENDED, OR AS THE SAME MAY BE AMENDED; AND (2) NOTICE AND PRIOR HEARING OR OTHER PROCESS ALLOWED UNDER ANY STATE OR FEDERAL CONSTITUTION, STATUTE OR OTHER LAW,

Exhibit H-2

NOW OR HEREAFTER AFFECTING PREJUDGMENT REMEDIES. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT THE FOREGOING WAIVERS HAVE BEEN SPECIFICALLY REQUESTED BY LANDLORD AND HAVE BEEN GRANTED BY TENANT TO INDUCE LANDLORD TO ENTER INTO THIS LEASE AND THAT SUCH WAIVERS HAVE BEEN KNOWINGLY AND VOLUNTARILY GIVEN BY THE TENANT ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH ITS ATTORNEY.

FLORIDA:

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

GEORGIA:

Tenant hereby expressly waives any rights and defenses that may arise under O.C.G.A. Section 44-7 13, as Tenant has accepted the burden and obligation of maintaining and repairing the entirety of any Site located in the State of Georgia.

Tenant hereby agrees that in the event of any holding over by Tenant, and notwithstanding the Landlord acceptance of Annual Rental or any other apparent acquiescence on the part of the Landlord, Tenant shall remain a tenant at sufferance and shall not be deemed a tenant at will, Tenant hereby waiving any right it may have under O.C.G.A. §44-7-7 to notice from Landlord in order to terminate such tenancy.

ILLINOIS:

Unless Tenant provides evidence of the insurance coverage required by this Lease within five (5) days written notice from Landlord, Landlord may purchase insurance at Tenant’s expense to protect Landlord’s interests in any Site located in the State of Illinois. This insurance may, but need not, protect Tenant’s interests. The coverage that Landlord purchases may not pay any claim that Tenant makes or any claim that is made against Tenant in connection with any Site located in the State of Illinois. Tenant may later cancel any insurance purchased by Landlord, but only after providing evidence that Tenant has obtained insurance as required by this Lease. If Landlord purchases this insurance, Tenant will be responsible for the costs of that insurance, including the insurance premium, interest and any other charges Landlord may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to Tenant’s total outstanding balance or obligation and shall constitute Additional Rent. The costs of the insurance may be more than the cost of insurance Tenant may be able to obtain on its own.

KENTUCKY:

Landlord and Tenant acknowledge and agree that Section 28.5 of this Lease shall operate in lieu of any applicable holdover provision prescribed under Kentucky law.

LOUISIANA:

In connection with the exercise of remedies during the continuance of an Event of Default, Tenant waives any and all rights it may have to receive notice to vacate any Site located in the State of Louisiana, including without limitation, the notice to vacate provided by Article 4701 of the Louisiana Code of Civil Procedure.

Exhibit H-3

It is agreed that any Annual Rent accelerated pursuant to this Lease shall constitute liquidated and agreed upon final damages for an Event of Default by Tenant in connection with any Site located in Louisiana and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages).

Tenant waives any right under La. Civ. Code Art. 2721 to claim that this Lease has re-conducted by reason of Tenant’s holding over unless Landlord has agreed in writing that Tenant may stay after the expiration date of the term of this Lease.

Unless otherwise expressly agreed to in writing, Landlord will have no obligation to reimburse or otherwise compensate Tenant or any other Person for any leasehold improvements or other property that becomes Landlord’s property upon termination of this Lease.

Any and all references to “real property” and “land” shall also mean, refer to and include “immovable property” as that term is used in the Louisiana Civil Code, and any and all references to “personal property” shall also mean, refer to and include “movable property.”

Any and all references to “tangible” shall mean, refer to and include “corporeal” and any and all references to “intangible” shall mean, refer to and include “incorporeal.”

The term “fee estate” will mean “full ownership interest” as that term is used in the Louisiana Civil Code.

The term “condemnation” will include “expropriation” as that term is used in Louisiana law.

The term “easement” will mean “servitude and advantages” as that term is used in the Louisiana Civil Code.

The term “building” will include “other constructions” as that term is used in the Louisiana Civil Code Any and all references to “county” shall also mean, refer to and include “parish.”

The term “lien” shall be deemed to include “privileges.

The term “Hazardous Substances” shall include the items specified in the Louisiana Environmental Quality Act, La. R.S. 30:2001, et seq., as amended and the rules and regulations promulgated thereunder. Any and all references to “fixture” will include “component parts” as the term is used in Louisiana law. Any and all references to “liquidated” or “agreed” will include “stipulated” as the term is used in Louisiana law.

Any and all references to “ejectment” will include “eviction” as the term is used in Louisiana law.

MARYLAND:

During the continuance of an Event of Default, Landlord may (a) without notice or demand, enter any Site located in the State of Maryland and change the bolts and locks, without liability to action for prosecution or damages for such entry or for the manner thereof, for the purpose of distraining or levying and for any other purposes, pursuant to Title 8, Subtitle 3 of the Real Property Article of the Annotated

Exhibit H-4

Code of Maryland, and in such case, all costs, fees and commissions and other charges shall immediately attach and become part of the claim of Landlord for Annual Rent; or (b) bring an action or actions for possession of any such Site, pursuant to Title 8, Subtitle 4 of the Real Property Article of the Annotated Code of Maryland, as amended.

MICHIGAN:

The term “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations, rulings, orders or decrees promulgated pursuant thereto: The Natural Resources and Environmental Protection Act, MCL §321.20101 (Act 451 of 1994, as amended).

Landlord’s remedies in connection with an Event of Default shall include the institution of summary proceedings to recover possession of one or more of the Sites located in the State of Michigan pursuant to Michigan statutes, including but not limited to, MCL §600.5714(l)(c), without notice or demand, except any notice expressly required under the applicable provisions of the Lease prior to an Event of Default occurring thereunder or such other notice as may be required by statute and cannot be waived by Tenant (all other notices being hereby waived).

Tenant hereby acknowledges and agrees that the acceptance of Annual Rent, Additional Rent or any other amount owing under this Lease by Landlord after declaring a forfeiture by Tenant shall not be deemed to be a waiver of such forfeiture nor of the underlying Event of Default.

To the fullest extent permitted by applicable law, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of one or more of the Properties located in the State of Michigan, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

NEW JERSEY:

In connection with any environmental inspections and/or testing of any of the Sites located in the State of New Jersey conducted by Tenant, under no circumstances shall Tenant hire, retain or utilize a licensed site remediation professional (“LSRP”) unless required by Applicable Legal Requirements or without Tenant first receiving Landlord’s prior written consent to utilize an LSRP for such purposes, which consent shall not unreasonably be withheld, conditioned or delayed.

OREGON:

Whether or not Landlord retakes possession of any Site located in the State of Oregon, and without requiring that Landlord first terminate this Lease with respect to any such Sites, Landlord may recover all damages incurred in connection with an Event of Default (including, but not limited to, unpaid Annual Rent, Additional Rent, the costs of reletting, attorneys’ fees and costs, and other sums allowed under this Lease or applicable law). Landlord may sue periodically to recover such damages as they accrue during the remainder of the Lease Term without barring a later action for further damages.

Whenever the term is used in this Lease, the term “attorneys’ fees” (and similar references in this instrument to recovery of costs for use of legal counsel) include, without limitation, all reasonable attorneys’ and paralegals’ fees and expenses, whether in an action, trial, or proceeding, upon appeal therefrom, in connection with any petition for review or action for rescission, in any bankruptcy proceeding or in connection with any other action to interpret or enforce any of the provisions of this Lease (whether or not suit is filed).

Exhibit H-5

PENNSYLVANIA:

To the fullest extent permitted by applicable law, Landlord and Tenant each hereby waives the application of the Pennsylvania Landlord and Tenant Act of 1951 and all supplements and amendments thereto that have been passed to the rights and remedies of the parties under this Lease.

TEXAS:

Tenant hereby waives, for itself and all persons or entities claiming by, through, and under Tenant, including creditors of all kinds: (i) any provision of law relating to notice or delay in levy of execution in case of eviction of Tenant for non-payment of rent other than any notice expressly required by the terms of this Lease; and (ii) any benefits and lien rights which may arise pursuant to Section 91.004 of the Texas Property Code or any other applicable law against Annual Rent, Additional Rent or any Site located in the State of Texas. In any event, Landlord and Tenant each hereby acknowledges and agrees that no lien or set-off rights of Tenant shall arise or attach under any circumstances until Tenant shall have obtained a final, binding and non-appealable judgment in its favor from a court of competent jurisdiction.

With respect to any Site located in the State of Texas, Landlord and Tenant each acknowledges, on its own behalf and on behalf of its successors and assigns, that the Texas Deceptive Trade Practices Consumer Protection Act, subchapter E of Chapter 17 of the Texas Business and Commerce Code (“DPTA”), as amended, is not applicable to this Lease. Accordingly, the rights and remedies of Landlord and Tenant with respect to all acts or practices of the other, past, present, or future, in connection with this Lease shall be governed by legal principles other than the DPTA. Landlord and Tenant each hereby waives its rights under the DPTA, a law that gives consumers special rights and protections. After consultation with an attorney of its own selection, Landlord and Tenant each, respectively, voluntarily consents to this waiver.

FURTHER, THIS LEASE AND ALL THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH EMBODY THE FINAL, ENTIRE AGREEMENT OF LANDLORD AND TENANT AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF LANDLORD AND TENANT. THERE ARE NO ORAL AGREEMENTS BETWEEN LANDLORD AND TENANT.

VIRGINIA:

This Lease shall be deemed a deed of Lease for the purposes of Section 55-2 of the Code of Virginia of 1950, as amended.

Exhibit H-6

WASHINGTON:

Solely for the purpose of effectuating Tenant’s indemnification obligations under this Lease, and not for the benefit of any third parties (including but not limited to employees of Tenant), Tenant specifically and expressly waives any immunity that may be granted it under the Washington State Industrial Insurance Act, Title 51 RCW. Furthermore, the indemnification obligations under this Lease shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to or for any third party under Worker Compensation Acts, Disability Benefit Acts or other employee benefit acts now or hereafter in effect in the State of Washington. The parties acknowledge that the foregoing provisions of this paragraph have been specifically and mutually negotiated between the parties.

Should Landlord re-enter any Site located in the State of Washington under any provisions of this Lease relating to an Event of Default by Tenant hereunder, Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay the Annual Rent and Additional Rent thereafter accruing, or to have terminated Tenant’s liability for damages under any of the provisions of this Lease, by any such re-entry or by any action, in unlawful detainer or otherwise, to obtain possession of such Site(s), unless Landlord shall have notified Tenant in writing that Landlord had elected to terminate this Lease. Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of Washington and/or the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the serving of such notices and such election is evidenced by a written notice to Tenant) be deemed to be a termination of this Lease.

Notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant shall have no right or authority to cause or allow any Site in the State of Washington or Landlord’s estate or interest therein or in and to this Lease to be subjected to any lien.

WISCONSIN:

Landlord hereby notifies Tenant, pursuant to Wisconsin Statutes Section 704.05(5)(bf), that Landlord does not intend to store personal property left behind by Tenant when Tenant removes from, or is evicted from, any Site located in the State of Wisconsin for any reason.

In no event shall any holding over by Tenant create any tenancy other than on a month-to-month basis. Neither acceptance of Annual Rent or any Additional Rent for any period after expiration of this Lease nor any other conduct manifesting the Landlord’s intent to allow Tenant to remain in possession after the expiration date shall constitute an election by Landlord to hold Tenant on a year-to-year basis.

Exhibit H-7

SCHEDULE 1

[Omitted]

SCHEDULE 2

[Omitted]

SCHEDULE 3

[Omitted]

SCHEDULE 4

[Omitted]

SCHEDULE 5

[Omitted]

SCHEDULE 7

[Omitted]

SCHEDULE 8

[Omitted]

[FIRST AMENDMENT TO MASTER LEASE AGREEMENT NOT TO BE RECORDED]

FIRST AMENDMENT

TO

MASTER LEASE AGREEMENT

This First Amendment to Master Lease Agreement (this “First Amendment”) is made and entered into as of November 13, 2015 (“Effective Date”), by and among KCP RE LLC, a Delaware limited liability company (“Landlord”), and KNOWLEDGE UNIVERSE EDUCATION LLC, a Delaware limited liability company (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into a Master Lease Agreement dated August 1, 2015 (the “Existing Lease”), pursuant to which Landlord leased to Tenant each of the Sites as more particularly described therein. For purposes of this First Amendment, the Existing Lease, as amended by this First Amendment, shall be referred to herein as the “Lease”;

WHEREAS, on August 13, 2015, KC Mergersub, Inc., a Delaware corporation (“Buyer”), acquired all of the issued and outstanding capital stock of KUEHG Corp., a Delaware corporation, the indirect parent of Tenant (the “KUEHG”), pursuant to a Stock Purchase Agreement, dated as of July 8, 2015, by and among KUE U.S. LLC, a Delaware limited liability company, KUEHG, KC Parent, LLC, a Delaware limited liability company, and Buyer (the “Acquisition”);

WHEREAS, on or about the Effective Date, (i) Landlord will enter into a Loan Agreement (the “Mortgage Loan Agreement”) between Landlord, as borrower, and Security Benefit Life Insurance Company, as lender (“Mortgage Lender”), pursuant to which Mortgage Lender will extend certain credit facilities to Landlord and Landlord will grant Mortgage Lender a lien and security interest on each of the Sites (the “Mortgage Loan Facility”), and (ii) KCP RE Holdco LLC, a Delaware limited liability company (“KCP RE Holdco”), and KCP Mezco I LLC, a Delaware limited liability company (“Mezco I,” and together with KCP RE Holdco, “Mezzanine A Borrowers,” and together with Landlord, the “Borrowers,” and each a “Borrower”), will enter into a Mezzanine Loan Agreement (the “Mezzanine A Loan Agreement,” and together with the Mortgage Loan Agreement, the “Loan Agreements,” and each a “Loan Agreement”) between Mezzanine A Borrowers, as co-borrowers, and KU Education, Inc., a Delaware corporation (“Mezzanine A Lender,” and together with Mortgage Lender, the “Lenders,” and each a “Lender”), as lender, pursuant to which Mezzanine A Lender will extend certain credit facilities to Mezzanine A Borrowers and Mezzanine A Borrowers will grant Mezzanine A Lender an Equity Pledge in the membership interests in Landlord and KCP RE Holdco (the “Mezzanine A Loan Facility,” and together with the Mortgage Loan Facility, the “Loan Facilities,” and each a “Loan Facility”);

WHEREAS, in connection with the Acquisition and the transactions contemplated by the Loan Facilities, Landlord and Tenant desire to amend the Existing Lease as more particularly described herein.

AGREEMENTS

NOW THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Acquisition and Schedule 7.

1.1 Landlord hereby acknowledges that (i) the Acquisition constitutes a Permitted Transfer pursuant to Section 19.2(E) of the Existing Lease and (ii) all conditions, notification requirements and other conditions set forth in Section 19.2 of the Existing Lease with respect to the Acquisition were satisfied and Buyer is a Permitted Transferee thereunder.

1.2 Schedule 7 of the Existing Lease is hereby deleted and replaced in its entirety by Schedule 7 attached hereto.

2. Loan Facilities.

2.1 Pursuant to Section 22.3(B) of the Lease, Exhibit E of the Existing Lease is hereby deleted and replaced in its entirety by Exhibit E attached hereto.

2.2 Tenant hereby acknowledges that the Loan Agreements and the Loan Facilities do not impose upon Tenant any Additional Material Loan Obligations.

3. Discontinuance of Operations. Notwithstanding anything to the contrary in Section 10.3 of the Existing Lease, no Closed Site Purchase Option Property may become or remain, as applicable, a Closed Site or a Temporary Closed Site unless the holder of the purchase right, termination right, recapture right, option or similar right has irrevocably waived in writing such rights with respect to the period during which such Closed Site Purchase Option Property continues to be a Closed Site or a Temporary Closed Site. As used herein, “Closed Site Purchase Option Property” means any Site that is subject to a reciprocal easement agreement, covenant, condition, restriction, easement, declaration or other agreement of record (or off record and evidenced by a recorded memorandum) that contains a purchase right, termination right, recapture right or option that would be exercisable if such Site is not open for business to the public for a period designated in such agreement or other instrument.

4. Financial Requirements. Landlord and Tenant hereby acknowledge and agree that, as of the Commencement Date, the 4-Wall EBITDAR for the Premises was [***] and that the Lease Coverage Ratio was [***]. Attached hereto as Annex 1 is the 4-Wall EBITDAR for each of the Sites as of the Commencement Date.

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5. Financial Reporting. Section 28.9 of the Existing Lease is hereby amended and restated to read, in its entirety, as follows:

“28.9 Financial and Other Reporting.

A. Generally. Tenant shall and shall cause each Guarantor to keep and maintain proper and accurate books, records and accounts, in accordance with GAAP and, to the extent required under Section 22.3, the requirements of Regulation AB, reflecting the financial affairs of Tenant, Guarantor and all items of income and expense in connection with the operation of the Premises. Any reports, statements or other information required to be delivered under this Lease shall be delivered in paper form or via electronic delivery.

B. Quarterly Reports. Not later than forty-five (45) days following the end of each fiscal quarter (other than the last fiscal quarter of a fiscal year of Tenant and each Guarantor, as applicable), Tenant shall deliver and cause each Guarantor to deliver to Landlord unaudited financial statements of Tenant and such Guarantor (provided that if Tenant and its subsidiaries are consolidated with any Guarantor, then such unaudited, consolidated financial statements of such Guarantor, Tenant and their consolidated subsidiaries shall be delivered), prepared in accordance with GAAP, including balance sheets, profit and loss statements, statements of cash flows, and statements of change in financial position with respect to such fiscal quarter, in the form attached hereto as Exhibit F. Such statements shall be accompanied by an Officer’s Certificate by Tenant and Guarantor, as applicable, addressed to Landlord and Lenders, certifying to the best of the signer’s knowledge, (1) that such statements fairly represent the financial condition and results of operations of such reporting entity in all material respects, (2) a quarterly and trailing twelve (12) month consolidated operating statement (which shall cover the Premises), in the form attached hereto as Exhibit F, (3) a statement detailing the calculation of consolidated 4-Wall EBITDAR for the Premises for the trailing twelve (12) month period and the calculation of the Lease Coverage Ratio, in the form attached hereto as Exhibit F, (4) that as of the date of such Officer’s Certificate, no Event of Default exists this Lease or, if so, specifying the nature and status of each such Event of Default and the action then being taken by Tenant or proposed to be taken to remedy such default, (5) that as of the date of each Officer’s Certificate, no litigation exists involving Tenant or any Site in which the amount involved is greater than or equal to $10,000,000 and fully insured (other than any deductible or self-insured retention) or in which the amount involved is greater than or equal to $5,000,000 (in the aggregate) and uninsured, or, if so, specifying such litigation and the actions being taken in relation thereto, and (6) a list of which Sites are Closed Sites and which Sites are subject to a sublease. In addition, until such time as the entire Mortgage Loan and each Mezzanine Loan have been the subject of a Secondary Market Transaction, and during any period required under the Loan Documents based on a decline in the Lease Coverage Ratio, not later than forty-five (45) days following the end of each calendar month, Tenant shall deliver or cause to be delivered to Landlord an Officer’s Certificate by Tenant addressed to Landlord and Lenders containing the information described in clauses (2) and (3) above. Such financial statements shall contain sufficient information for purposes of calculations to be made by Landlord pursuant to the terms hereof and any Lender under the Loan Documents.

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C. Annual Reports.

(i) Not later than eighty-five (85) days following the end of each fiscal year of Tenant, Tenant shall deliver to Landlord each of the following items, in each case, certified by an Officer’s Certificate by Tenant addressed to Landlord and Lenders: (A) a consolidated operating statement (on a consolidated basis and individually for each Site)for such fiscal year of Tenant, in the form attached hereto as Exhibit F, (B) a statement detailing the calculation of consolidated 4-Wall EBITDAR for the Premises and the calculation of the Lease Coverage Ratio for such fiscal year, in the form attached hereto as Exhibit F, and (C) as of the date of such Officer’s Certificate, the items described in clauses (4), (5) and (6) of subsection B. above.

(ii) Not later than eighty-five (85) days following the end of each fiscal year of Tenant, Tenant shall deliver and cause each Guarantor to deliver to Landlord audited financial statements of Tenant and such Guarantor (provided that if Tenant and its subsidiaries are consolidated with any Guarantor, then such audited, consolidated financial statements of such Guarantor, Tenant and their consolidated subsidiaries shall be delivered), certified by (x) a firm of nationally recognized, certified public accountants which are independent as selected by Tenant and/or such Guarantor, as applicable, and reasonably acceptable to Landlord and Lenders or (y) such other certified public accountant(s) selected by Tenant and/or such Guarantor, as applicable, which is/are independent and reasonably acceptable to Landlord and Lenders, in accordance with GAAP and, to the extent required under Section 22.3 hereof, the requirements of Regulation AB, including a balance sheet as of the end of such year, a statement of revenues and expenses for such year and stating in comparative form the figures for the previous fiscal year.

(iii) In addition to the statement required by Section 8.1, not later than ninety (90) days following the end of each fiscal year of Tenant, Tenant shall deliver to Landlord, an annual summary of the total amount expended by Tenant on Capital Expenditures at the Premises during the prior twelve (12) month period and a summary detail of each such Capital Expenditure project in excess of $50,000 at any Site.

D. Other Reports/Access for Examination and Audit. Tenant shall furnish and cause any Guarantor to furnish to Landlord such other additional financial or management information as may, from time to time, be reasonably required by Landlord or Lenders in form and substance satisfactory to Landlord and/or Lenders, and shall furnish to Landlord and Lenders and their agents convenient facilities for the examination and audit of any such books and records.

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E. Updates to OFAC/Money Laundering Representations and Warranties. From time to time as requested by Landlord in writing, but in no event more than two (2) times per Lease Year unless Landlord is otherwise required to confirm the same under the terms of the Loan Documents, Tenant shall deliver to Landlord an Officer’s Certificate by Tenant and each Guarantor (if any) addressed to Landlord and each Lender stating that the representations and warranties set forth in Section 4.1.A.(vi) and Section 4.1.F. are true, accurate and complete with respect to Tenant and each Guarantor as of the date of such Officer’s Certificate.”

6. Required Repairs.

6.1 The deadlines for completion of the following [***] projects listed on Schedule 6 of the Existing Lease are hereby extended to the dates reflected below.

EMG Project #	Site ID#	Address	Date to be Completed
[***]	[***]	[***]	[***]

6.2 The deadlines for completion of the [***] projects listed on Schedule 6 of the Existing Lease for each of the applicable sites is hereby extended to December 31, 2015.

7. New Guaranty. As an inducement for Landlord to agree to amend and restate Section 28.9 of the Master Lease pursuant to Section 4 of this First Amendment, concurrently herewith, KUEGH Corp. (in such capacity, “New Guarantor”), is executing and delivering that certain Guaranty Agreement in favor of Landlord and in the form attached as Exhibit A (the “New Guaranty”). From and after the Effective Date hereof, New Guarantor shall be deemed a “Guarantor” and the New Guaranty shall be deemed a “Guaranty” for all purposes of the Lease.

8. Mortgage Loan SNDA. The form of Mortgage Loan SNDA attached to the Existing Lease as Exhibit B is hereby replaced, in its entirety, with the form of Mortgage Loan SNDA attached to this First Amendment as Exhibit B.

9. Conflict in Terms. All other terms and conditions set forth in the Existing Lease are hereby ratified and shall remain the same and the Existing Lease, as amended by this First Amendment, continues to be in full force and effect. To the extent that any provision of this First Amendment conflicts with the Existing Lease, the terms of this First Amendment shall control.

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10. Capitalized Terms. Each capitalized term used in this First Amendment not defined herein shall have the same meaning ascribed to it in the Existing Lease.

[SIGNATURES ON FOLLOWING PAGE]

6

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the Effective Date set forth above.

LANDLORD:

KCP RE LLC, a Delaware limited liability company

By:	/s/ Jeffrey A. Safchik
Name:	Jeffrey A. Safchik
Title:	President and Chief Executive Officer

WITNESS:

STATE OF: Florida

COUNTY OF : Miami-Dade

THE FOREGOING INSTRUMENT WAS ACKNOWLEDGED BEFORE ME THIS NOVEMBER 6, 2015 BY JEFFERY A. SAFCHIK, PRESIDENT AND CHIEF EXECUTIVE OFFICER ON BEHALE OF KCP RE LLC, A DELAWARE LIMITED LIABILITY COMPANY. HE/SHE IS PERSONALLY KNOWN TO ME.

/s/ Georgia Williams
SIGNATURE OF PERSON TAKING ACKNOWLEDGMENT
Georgia Williams
NAME TYPED, PRINTED OR STAMPED
Notary Public-State of Florida
TITLE OR RANK
Commission # FF 012345
SERIAL NUMBER, IF ANY

[Signature Page to First Amendment to Master Lease Agreement]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the Effective Date set forth above.

TENANT:

KNOWLEDGE UNIVERSE EDUCATION LLC, a Delaware limited liability company

By:	/s/ Paul D Thompson
Name:	Paul D Thompson
Title:	Chief Financial Officer

WITNESS:

STATE OF OREGON	)
) ss:
COUNTY OF Multnomah	)

This record was acknowledged before me on November 6, 2015, by Paul Thompson as CFO of Knowledge Universe Education

Regina Johnston
Notary Public – State of Oregon

[Signature Page to First Amendment to Master Lease Agreement]

SCHEDULE 7

[Omitted]

EXHIBIT A

FORM OF NEW GUARANTY

[See attached.]

A-1

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (“Guaranty”) dated as of November 13, 2015 is made by KUEHG CORP., a Delaware corporation (“Guarantor”), in favor of KCP RE LLC, a Delaware limited liability company (“Landlord”).

WITNESSETH:

WHEREAS, Knowledge Universe Education LLC, a Delaware limited liability company (“Tenant”) as “Tenant” and Landlord as “Landlord” are parties to that certain Master Lease Agreement dated as of August 1, 2015 (the “Original Lease”);

WHEREAS, concurrently herewith, Landlord and Tenant are entering into that certain First Amendment to Master Lease Agreement of even date therewith (the “First Amendment,” and together with the Original Lease, and as the same may be further amended, amended and restated, modified or supplemented from time to time in accordance with the terms thereof, the “Lease”), and in connection with the First Amendment, Guarantor is required to execute and deliver this Guaranty; and

WHEREAS, Guarantor will receive substantial benefits from the Lease.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, Guarantor agrees as follows:

AGREEMENTS

1 Incorporation of Recitals. The recitals are incorporated herein by reference.

2. Capitalized Terms. Capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.

3. Guaranty of Payment and Performance. Guarantor hereby unconditionally and irrevocably, guarantees to Landlord and its successors, transferees and assigns, the prompt and complete payment (and not merely the collectability) by Tenant when due and payable (whether on the due date for the payment of any installment of Annual Rent, by acceleration or otherwise) of all installments of Annual Rent, all Additional Rent and all other monetary obligations of Tenant under the Lease, and the due and punctual performance and observance by Tenant of all of the other terms, covenants and conditions of the Lease to be performed or observed by Tenant, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (the “Tenant Obligations”).

4. Guaranty Absolute and Unconditional. Guarantor agrees that this Guaranty is an absolute, continuing and unconditional guaranty of payment and performance without regard to (a) the regularity, validity or enforceability of the Lease or any of the Tenant Obligations or any right of offset with respect thereto at any time or from time to time held by Tenant, (b) any defense, set-off or counterclaim which may at any time be available to or be asserted by Tenant or any other Person against Landlord (other than the defense of payment or performance), or (c) any other circumstance whatsoever (with or without notice to or knowledge of Tenant or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Tenant for the Tenant Obligations or Guarantor under this Guaranty, in bankruptcy or in any other instance.

5. Guaranty Irrevocable. Guarantor agrees that this Guaranty is irrevocable and the obligations of Guarantor hereunder shall remain in full force and effect, and shall not terminate, until the earlier of (a) the date that all of the Tenant Obligations and the obligations of Guarantor under this Guaranty shall have been paid and performed in full (other than contingent indemnification obligations) or (b) Guarantor is entitled to be released form Guarantor’s obligations under this Guaranty in accordance with the terms of the Lease.

6. Waiver of Review. Guarantor hereby waives (to the extent permitted by law) (a) any and all notice of the creation, renewal, extension or accrual of any of the Tenant Obligations, (b) notice of, or proof of reliance by Landlord upon, the guarantee contained in this Guaranty or acceptance of this Guaranty, (c) diligence, presentment, protest, demand for payment and notice of default or nonpayment, and (d) all other notices of every kind. Guarantor hereby waives notice of any acceptance of this Guaranty and all matters and rights which may be raised in avoidance of, or in defense against, any action to enforce the obligations of Guarantor hereunder. Guarantor hereby waives any and all suretyship defenses or defenses in the nature thereof without in any manner limiting any other provision of this Guaranty.

7. Amendments, etc. with respect to Tenant Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor and without notice to or further assent by Guarantor, (i) any of the Tenant Obligations may be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Landlord or (ii) the Lease or any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Landlord may deem advisable from time to time. Guarantor hereby consents to any and all forbearances and extensions of the time for the payment or performance of any of the Tenant Obligations and any and all changes in the terms, covenants and conditions thereof hereafter made or granted therefor, or persons liable thereon, without affecting the continuing liability of Guarantor.

8. Disaffirmance of Lease. Guarantor agrees that, in the event of rejection or disaffirmance of the Lease by Tenant or Tenant’s trustee in bankruptcy pursuant to the Bankruptcy Code or any other law, Guarantor will, if Landlord so requests, assume all obligations and liabilities under the express terms of the Lease, to the same extent as if Guarantor had been originally named instead of Tenant as the tenant to the Lease and there had been no rejection or disaffirmance; and Guarantor will confirm such assumption in writing at the request of Landlord on or after such rejection or disaffirmance. Guarantor, upon such assumption, shall have all rights of Tenant under the Lease (to the extent permitted by law).

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9. No Notice or Duty to Exhaust Remedies.

(a) Guarantor hereby waives notice of any default in the payment or non-performance of any of the Tenant Obligations (except as expressly required hereunder), diligence, presentment, demand, protest and all notices of any kind. Guarantor agrees that liability under this Guaranty shall be primary and hereby waives any requirement that Landlord exhaust any right or remedy, or proceed first or at any time, against Tenant or any other guarantor of, or any security for, any of the Tenant Obligations. Landlord may pursue its rights and remedies under this Guaranty and under the Lease in whatever order, or collectively, and shall be entitled to payment and performance hereunder notwithstanding any action taken by Landlord or inaction by Landlord to enforce any of its rights or remedies against any other guarantor, person, entity or property whatsoever.

(b) Landlord may pursue its rights and remedies under this Guaranty notwithstanding any other guarantor of or security for the Tenant Obligations or any part thereof. Guarantor authorizes Landlord, at its sole option, without notice or demand and without affecting the liability of Guarantor (except as otherwise set forth in the Lease or this Guaranty) under this Guaranty, to terminate the Lease, either in whole or in part, in accordance with its terms.

(c) Each default on any of the Tenant Obligations shall give rise to a separate cause of action and separate suits may be brought hereunder as each cause of action arises or, at the option of Landlord any and all causes of action which arise prior to or after any suit is commenced hereunder may be included in such suit.

(d) Landlord shall not be required to resort to any other means of obtaining payment of all or any part of the Tenant Obligations.

10. No Right of Subrogation. Notwithstanding any payment made by Guarantor hereunder, Guarantor shall in no event be entitled to be subrogated to any of the rights of Landlord against Tenant or any other Guarantor, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Tenant or any other Guarantor in respect of payments made by Guarantor hereunder, until all of the Tenant Obligations shall have been paid and performed in full.

11. Enforceability. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Guarantor, Landlord may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Tenant or any other Guarantor or any other person or against any collateral security for the Tenant Obligations or any right of offset with respect thereto, and any failure by Landlord to make any such demand, to pursue such other rights or remedies, or to collect any payments from Tenant, any other Guarantor or any other person, or to realize upon any such collateral security or guaranty or to exercise any such right of offset or any release of Tenant, any other Guarantor or any other person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Landlord against Guarantor. For purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

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12. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Tenant Obligations is rescinded or must otherwise be restored or returned by Landlord upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Tenant or Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Tenant or Guarantor or any substantial part of its property, or otherwise, as though all such payments had not been made.

13. Financial Statements. Guarantor shall deliver or cause to be delivered as and when required the financial statements specified in Section 28.9 of the Original Lease.

14. Attorneys’ Fees. Guarantor agrees that Guarantor shall be liable for all reasonable documented and out-of-pocket fees and expenses incurred by Landlord in connection with the enforcement of this Guaranty, including, without limitation reasonable attorneys’ fees and expenses.

15. Assignment of Rights and Responsibilities. Guarantor may not assign its rights and responsibilities under this Guaranty without Landlord’s consent, except as may be expressly permitted by the Lease. Guarantor agrees that this Guaranty shall inure to the benefit of and may be enforced by Landlord and any of its successors, transferees and assigns under the Lease, and shall be binding upon and enforceable against Guarantor and its respective successors and assigns.

16. Notice. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Guaranty or the Lease shall be in writing and shall be given (and effective and deemed received if given) in the manner provided for in Section 14(b) of the Original Lease, except that the address for notices to Guarantor shall be as follows (or at such other address and person or entity as shall be designated from time to time by Guarantor in a written notice to Landlord in the manner provided for in this Paragraph 14(b) of the Original Lease):

To Guarantor:	KUEHG Corp. 650 NE Holladay Street, Suite 1400 Portland, Oregon 97232 Attention: Portfolio Mgt/KCP RE LLC Portfolio Facsimile No. N/A

With a Copy to:	KUEHG Corp. 650 NE Holladay Street, Suite 1400 Portland, Oregon 97232 Attention: Legal Dept/ KCP RE LLC Portfolio Facsimile No. N/A

17. Choice of Law. THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER

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SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY, AND THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW..

EACH OF GUARANTOR AND LANDLORD SPECIFICALLY CONSENTS THAT ANY ACTION BROUGHT UNDER THIS GUARANTY MAY BE BROUGHT IN THE STATE OF NEW YORK IN ANY COURT OF COMPETENT JURISDICTION AND VENUE THEREIN AND CONSENTS TO THE SERVICE OF PROCESS ISSUED FROM SAID COURT. EACH OF GUARANTOR AND LANDLORD HEREBY WAIVES TRIAL BY JURY IN AND IN RESPECT OF ANY AND EVERY ACTION, PROCEEDING, CLAIM (WHETHER OR NOT DENOMINATED, A CLAIM, COUNTERCLAIM, CROSS-CLAIM, OFF-SET OR THE LIKE) BROUGHT OR ASSERTED BY LANDLORD OR GUARANTOR WITH RESPECT TO ANY MATTER ARISING OUT OF, UNDER OR CONNECTED WITH THIS GUARANTY.

18. Amendments. This Guaranty may be modified, amended, discharged or waived only by an agreement in writing signed by each of the parties hereto.

19. Severability. If any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, but this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(Signature page follows)

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IN WITNESS WHEREOF, Guarantor has hereto caused this Guaranty to be duly executed under seal as of the day and year first above written.

GUARANTOR:

KUEHG CORP., a Delaware corporation

By:
Name:
Title:

S-1

EXHIBIT B

FORM OF MORTGAGE LOAN SNDA

[See attached.]

B-1

SUBORDINATION,

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

(Knowledge Universe Education LLC)

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), is executed as of November 13, 2015, to be effective as of November 13, 2015, by and among SECURITY BENEFIT LIFE INSURANCE COMPANY, a Kansas corporation, having an address at One Security Benefit Place, Topeka, Kansas, 66636- 0001 (together with its successors and assigns, hereinafter referred to as “Lender”), KNOWLEDGE UNIVERSE EDUCATION LLC, a Delaware limited liability company, having an address at 650 NE Holladay Street, Suite 1400, Portland, Oregon 97232 (hereinafter referred to as “Tenant”), KUEHG CORP., a Delaware corporation having an address at 650 NE Holladay Street, Suite 1400, Portland, Oregon 97232 (hereinafter referred to as “Lease Guarantor”), and KCP RE LLC, a Delaware limited liability company, having an address at c/o Greenstreet Partners, L.P., 2601 S. Bayshore Drive 9th Floor, Coconut Grove, FL 33133 (hereinafter referred to as “Landlord”).

RECITALS:

WHEREAS, by that certain Master Lease Agreement, dated as of August 1, 2015, between Landlord, as landlord, and Tenant, as tenant, as amended by that certain First Amendment to Master Lease, of even date herewith (as the same may be further amended or modified from time to time in accordance with the terms thereof, the “Lease”), Landlord has leased to Tenant the parcels of land listed and generally described on Schedule 1 as attached hereto and more particularly described in Exhibit A attached hereto (each of said Schedule 1 and said Exhibit A being hereby made a part hereof (provided that a counterpart original of this instrument may be recorded in the official records of any or all of the counties, parishes, or independent cities in which said parcels of land are located with incomplete versions of Exhibit A pursuant to Paragraph 33 hereof), in each case with all improvements located thereon (each a “Leased Property” and, collectively, the “Leased Properties”);

WHEREAS, pursuant to that certain Guaranty Agreement, of even date herewith (the “Lease Guaranty”; and together with the Lease, the “Lease Documents”), Lease Guarantor has unconditionally and irrevocably guaranteed to Landlord and its successors, transferees and assigns, the prompt and complete payment (and not merely the collectability) by Tenant when due (whether on the due date for the payment of any installment of Annual Rent, by acceleration or otherwise) of all installments of Annual Rent, all Additional Rent and all other monetary obligations of Tenant under the Lease, and the due and punctual performance and observance by Tenant of all of the other terms, covenants and conditions of the Lease to be performed or observed by Tenant, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred;

WHEREAS, simultaneously with the execution and delivery hereof, Lender and Landlord are entering into that certain Loan Agreement, of even date herewith (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender is making a loan to Landlord (the “Loan”), which Loan

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will be secured by, among other things, certain mortgages, deeds of trust and deeds to secure debt, each of even date herewith, from Landlord to or for the benefit of Lender, collectively encumbering the Leased Properties (such instruments collectively, along with all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders and consolidations thereof and all re-advances thereunder and additions thereto, the “Security Instruments”, each a “Security Instrument”); and

WHEREAS, Lender, Tenant, Lease Guarantor and Landlord desire to confirm their understandings and agreements with respect to the Lease Documents and the Security Instruments, as expressed herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender, Tenant, Lease Guarantor and Landlord hereby agree and covenant as follows:

1. Defined terms and rules of construction set forth in Paragraph 23 hereof shall apply to the interpretation of this Agreement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

2. The Lease Documents, and all of the terms, covenants, provisions and conditions thereof, along with any right of first refusal, right of first offer, option or any similar right with respect to the sale or purchase of the Leased Properties, or any portion thereof, whether contained in the Lease Documents or otherwise existing, is, shall be, and shall at all times remain and continue to be subject and subordinate in all respects to the liens, terms, covenants, provisions and conditions of the Security Instruments and the other Mortgage Loan Documents and to all advances and re-advances made thereunder and all sums secured thereby. This provision shall be self-operative but Tenant and Lease Guarantor shall execute and deliver any additional instruments which Lender may reasonably require consistent with the terms of this Agreement to effect such subordination. Each of Tenant and Lease Guarantor agrees that it has no right or option of any nature to purchase the Premises, or any portion thereof or interest therein.

3. (a) So long as no default by Tenant in the payment of rent or other amounts due under the Lease, or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Tenant’s part to be performed or observed, has occurred and has continued to exist beyond the expiration of any applicable notice and cure periods required to be given under the Lease (hereinafter, an “Tenant Event of Default”), and the Lease Documents are in full force and effect: (i) Tenant’s possession of the Leased Properties and Tenant’s leasehold interest, rights and privileges under the Lease, including any extensions or renewals thereof which may be effected in accordance with any option therefor which is contained in the Lease, shall not be diminished, disturbed or interfered with by Lender, and Tenant’s occupancy of the Leased Properties shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof; and (ii) the Lease, and Tenant’s rights thereunder, will remain in full force and effect following (and Tenant’s use and possession of the Leased Properties will not be disturbed as a result of) foreclosure under any Security Instrument by any non-judicial foreclosure or trustee’s sale of the Leased Premises or any portion thereof (provided that, if the Lease is terminated by such foreclosure or sale, timely delivery of a replacement direct lease pursuant to Paragraph 5 below

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shall occur as provided in such Paragraph 5), and Lender will not join Tenant as a party defendant in any action or proceeding to foreclose under any Security Instrument or to enforce any rights or remedies of Lender under any Security Instrument or other Mortgage Loan Document which would cut-off, destroy, terminate or extinguish the Lease or Tenant’s interest and estate under the Lease. Notwithstanding the foregoing provisions of this Paragraph 3(a), if it would be procedurally disadvantageous for Lender not to name or join Tenant as a party in a foreclosure proceeding with respect to any Security Instrument, or if required by law, Lender may so name or join Tenant without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

(b) To the fullest extent permitted by applicable law, upon the occurrence of a Lease Termination Trigger (defined below), Lender shall have the absolute and unconditional right to separately or simultaneously exercise either or both of the following options with respect to all or any portion of the Leased Properties in whatever order or combination of such options, lots, or separate parcels as Lender, in its sole discretion, may elect: (i) terminate the Lease, or cause Landlord to terminate the Lease at Lender’s direction, with respect to all or any portion of the Leased Properties as Lender may specify, by providing written notice thereof to Tenant, at which time, Tenant or Lease Guarantor shall immediately pay directly to Lender all sums payable under the Lease (with respect to the specified portion of the Leased Properties) to and including the Termination Date (defined below) and immediately vacate the specified portion of the Leased Properties on the Termination Date and/or (ii) exercise and enforce or cause Landlord to exercise and enforce any rights of Landlord under the Lease Documents. As used herein, a “Lease Termination Trigger” shall be deemed to have occurred upon the occurrence of each and all of the following: (A) a Tenant Event of Default, (B) an “Event of Default” under the Loan Agreement, (C) ninety (90) days following the acceleration of the Loan under the terms of the Loan Agreement and (D) the commencement by Lender of any foreclosure action or foreclosure proceeding under the Mortgage Loan Documents with respect to any Leased Property. As used herein, “Termination Date” means the date specified in a written notice from Lender to Tenant that Lender has elected to terminate the Lease with respect to all or any portion of the Leased Properties.

4. Tenant agrees to make (a) all payments of Annual Rent and (b) all payments of any Additional Rent if and to the extent required to be paid directly by Tenant to Landlord (and not a third party) under the terms of the Lease, in each case, directly to the Deposit Account at all times during the term of the Loan. Lease Guarantor agrees to make all payments required to be made by Lease Guarantor under the Lease Guaranty directly to the Deposit Account at all times during the term of the Loan.

5. In addition, if Lender (or its nominee or designee) shall succeed to the rights of Landlord under the Lease, whether through possession or foreclosure action, delivery of a deed, or otherwise, or if another Person purchases the Leased Properties or any portion thereof upon or following foreclosure under any Security Instrument or in connection with any bankruptcy case commenced by or against Landlord (Lender, its nominees and designees, and such purchaser, and their respective successors and assigns, each hereinafter referred to as a “Successor Landlord”), then, Tenant and Lease Guarantor shall attorn to and recognize such Successor Landlord as Tenant’s landlord under the Lease. Upon such attornment, the Lease Documents shall continue in full force and effect as, or as if it were, a direct lease between such Successor

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Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease and a direct lease guaranty by Lease Guarantor in favor of such Successor Landlord upon all terms, conditions and covenants as are set forth in the Lease Guaranty (subject, however, in each case, to the provisions of clauses (i) through (x) below of this Paragraph 5). If the Lease shall have terminated by operation of law or otherwise (whether as a result of or in connection with a bankruptcy case commenced by or against Landlord, a judicial or non-judicial foreclosure action or proceeding, delivery of a deed in lieu of foreclosure, or otherwise), then such Successor Landlord and Tenant shall promptly execute and deliver a direct lease with such Successor Landlord which direct lease shall be on the same terms and conditions as the Lease, and such Lease Guarantor shall promptly execute and deliver in favor of such Successor Landlord a direct lease guaranty which direct lease guaranty shall be on the same terms and conditions as the Lease Guaranty (subject, however, in each case, to the provisions of clauses (i) through (x) below of this Paragraph 5) and each shall be effective as of the day the Lease shall have terminated as aforesaid. Notwithstanding the continuation of the Lease Documents, the attornment of Tenant and Lease Guarantor thereunder, or the execution of a direct lease between a Successor Landlord and Tenant or a direct lease guaranty by Lease Guarantor in favor of a Successor Landlord as aforesaid, no Successor Landlord shall:

(i) be liable for any act or omission of the Predecessor Landlord (as defined below) under the Lease Documents;

(ii) be subject to any off-set, defense or non-compulsory counterclaim which shall have theretofore accrued to Tenant or Lease Guarantor against the Predecessor Landlord (and each of Tenant and Lease Guarantor, for so long as Tenant or Lease Guarantor is an Affiliate of the original Landlord hereunder, to the maximum extent permitted under applicable law, hereby permanently and irrevocably waives any such off-set, defense or counterclaim, whether known or unknown, which may have then accrued against the original Landlord hereunder, effective as of the date that any Successor Landlord first succeeds to the rights of such original Landlord);

(iii) be bound by any modification of the Lease Documents (except as permitted by Paragraph 6(b) of this Agreement and for any modification otherwise expressly permitted pursuant to the terms of the Loan Agreement without the consent of Lender (including, without limitation, as permitted in connection with a release or a substitution of any of the Leased Properties)) or by any previous prepayment of Annual Rent or Additional Rent made more than one (1) month prior to the date same was due which Tenant or Lease Guarantor might have paid to the Predecessor Landlord, unless such modification or prepayment shall have been expressly approved in writing by Lender (and each of Tenant and Lease Guarantor, for so long as Tenant or Lease Guarantor is an Affiliate of the original Landlord hereunder, to the maximum extent permitted under applicable law, hereby permanently and irrevocably waives any claim or right to recovery for any loss arising from the unenforceability of any such unapproved modification or from any such prepayment to original Landlord hereunder, effective as of the date that any Successor-Landlord first succeeds to the rights of such original Landlord), provided that this clause (iii) shall not be construed to affect the rights and obligations of the parties or their successors with respect to any such modification or prepayment approved in writing by Lender or any modification otherwise expressly permitted pursuant to the terms of the Loan Agreement without the consent of Lender (including, without limitation, as permitted in connection with a release or a substitution of any of the Leased Properties);

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(iv) be liable for any security deposited under the Lease unless such security has been actually delivered to Lender or said Successor Landlord;

(v) be liable or obligated to comply with or fulfill any of the obligations of the Predecessor Landlord under the Lease or any agreement relating thereto with respect to the construction of, or payment for, improvements on or above the Leased Properties (or any portion thereof), leasehold improvements, Tenant work letters and/or similar items (other than pursuant to the casualty/condemnation restoration provisions of the Lease to the extent of casualty proceeds or condemnation awards paid to Lender or said Successor Landlord);

(vi) be bound by any obligation to provide or pay for any services, repairs, maintenance or restoration provided for under the Lease arising prior to the date that said Successor Landlord becomes the landlord of Tenant (except to the extent of casualty proceeds or condemnation awards paid to Lender or said Successor Landlord);

(vii) be bound by any obligation to repair, replace, rebuild, or restore the Leased Properties or any part thereof, in the event of damage by fire or other casualty, or in the event of partial condemnation (other than pursuant to the casualty/condemnation restoration provisions of the Lease to the extent of casualty proceeds or condemnation awards paid to Lender or said Successor Landlord);

(viii) be obligated or liable with respect to any representations, warranties or indemnities contained in the Lease Documents (other than any indemnities for any acts or circumstances first accruing or arising from and after the date such Successor Landlord becomes the Successor Landlord hereunder);

(ix) be liable to Tenant, Lease Guarantor or any other party for any conflict between the provisions of the Lease Documents and the provisions of any other lease, sublease or lease guaranty affecting the Leased Properties which is not entered into by said Successor Landlord; or

(x) be obligated to make or complete any capital improvements to the Leased Properties which any Predecessor Landlord may have agreed to make, but not completed, or to perform or provide any other service not related to possession or quiet enjoyment of the Premises.

For purposes of this Paragraph 5, the term “Predecessor Landlord” means any Landlord or Successor Landlord under the Lease to whose interest therein a Successor Landlord may have succeeded, whether directly or indirectly.

6. (a) Each of Tenant and Lease Guarantor agrees that, without the prior written consent of Lender, Tenant shall not take or cause to be taken any action purporting to: (i) amend, modify, waive, revoke, terminate or cancel the Lease, the Lease Guaranty or any provision, extension or renewal thereof (except as provided in Paragraph 6(b) of this Agreement and for any modification otherwise expressly permitted pursuant to the terms of the Loan Agreement

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without the consent of Lender (including, without limitation, as permitted in connection with a release or a substitution of any of the Leased Properties)); (ii) tender a surrender of the Lease the Lease Guaranty; (iii) subordinate the Lease or the Lease Guaranty to any lien other than the Security Instruments; (iv) create or allow to exist any lien against the Leased Properties other than the lien of the Security Instruments and such other encumbrances as may be expressly permitted under the Lease and the Loan Agreement; or (v) make a prepayment of any Annual Rent or Additional Rent more than one (1) month in advance of the due date thereof. Each of Tenant and Lease Guarantor further agrees that, by entering into this Agreement, it has surrendered, for so long as any Security Instrument remains an encumbrance on the Leased Properties, any authority it might otherwise have, now or in the future, to take any such action without such written consent, and any such action taken without such consent (x) is hereby declared to be ultra vires, (y) shall be void ab initio and without effect and (z) shall constitute a material breach of the obligations of Tenant and Lease Guarantor under this Agreement.

(b) Without limiting the foregoing or Landlord’s covenant under the Mortgage Loan Documents (but without limiting Landlord’s rights under Section 2.5.2 of the Loan Agreement (Release of a Property) or Section 2.5.3 of the Loan Agreement (Substitution of Properties), Tenant agrees that it shall not, and acknowledges that Landlord may not (and Landlord covenants and agrees with Lender that it shall not), without the prior written consent of Lender (except in connection with a condemnation in accordance with Article XVIII of the Lease or a Separation Event in accordance with Section 28.26 of the Lease) effectuate the release of any Leased Property from the Lease, or agree to the termination of the Lease with respect to any Leased Property.

(c) Each of Tenant and Lease Guarantor agrees that any agreement by Tenant in the Lease not to take an action, or not to create, permit or suffer to exist a circumstance or condition, without the consent or approval of Landlord’s lender, is hereby deemed a direct agreement by Tenant in this Agreement not to create, permit or suffer to exist such circumstance or condition (as applicable) without the prior written consent of Lender (so long as this Agreement remains in effect). Tenant, Lease Guarantor and Landlord intend and agree that, in the absence of Lender’s prior written consent, any purported agreement between them and any action taken by one or more of them which requires Lender consent pursuant to this Paragraph 6(c), including any amendment, modification or waiver under the Lease or the Lease Guaranty, shall be void and of no force or effect.

7. (a) Tenant shall promptly notify Lender in writing to the extent of its actual knowledge of (i) any default by Landlord under the Lease, (ii) any other breach by Landlord of any of its obligations under the Lease and (iii) any other act or omission of Landlord or any other Person, including any act of God, which would give Tenant the right to cancel or terminate the Lease or to claim a partial or total eviction, regardless of whether or not said act or omission constitutes a default or other breach of the Lease giving rise to an obligation to give notice under clauses (i) or (ii) above.

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(b) In the event of (i) any default by Landlord under the Lease, (ii) any other breach by Landlord of any of its obligations under the Lease (regardless of whether or not said breach constitutes a default under the Lease giving rise to an obligation to give notice under Paragraph 7(a)) or (iii) any other act or omission of Landlord or any other Person, including any act of God, which in each case would give Tenant the right to (A) cancel or terminate the Lease (whether immediately or after the lapse of a period of time), (B) claim a partial or total eviction, (C) off-set against rent under the Lease or (D) any other remedy, Tenant agrees not to exercise such right (y) until Tenant has given written notice of such default, breach, act or omission to Lender and (z) unless Lender has failed, within thirty (30) days after Lender receives such notice, to cure or remedy the default, breach, act or omission or, if such default, breach, act or omission shall be one which is not reasonably capable of being remedied by Lender within such thirty (30) day period, until a reasonable period for remedying such default, breach, act or omission shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instruments to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled, under the Lease or otherwise, after similar notice, to effect such remedy), provided that Lender shall with due diligence give Tenant written notice of its intention to and shall commence and continue to, remedy such default, breach, act or omission. If Lender cannot reasonably remedy a default, breach, act or omission of Landlord until after Lender obtains possession of the Leased Properties, Tenant may not (I) cancel or terminate the Lease, (II) claim a partial or total eviction, (III) off-set against rent under the Lease, or (IV) exercise any other remedy available to it, whether under the Lease, in law, or in equity, by reason of such default, breach, act or omission until the expiration of a reasonable period necessary for such remedy after Lender secures possession of the Leased Properties, provided that Lender shall with due diligence act to secure possession.

(c) No notice from Tenant to Landlord of any event described in clauses (i) through (iii) of Paragraph 7(b) above shall be effective against Landlord unless and until a duplicate original of such notice shall be given to Lender as required under Paragraph 7(b) above.

(d) The curing of any of Landlord’s defaults by Lender shall be treated as performance by Landlord. Notwithstanding the foregoing, Lender shall have no obligation hereunder to remedy any Landlord default.

(e) Tenant agrees that nothing in this Paragraph 7 shall be construed to grant to Tenant any right (including any right to cancel or terminate the Lease, claim a partial or total eviction, off-set against rent under the Lease, or exercise any other remedy).

8. To the extent that the Lease shall entitle Tenant to notice of the existence of any mortgage and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instruments and Lender.

9. Each of Tenant and Lease Guarantor hereby acknowledges that, simultaneously with the execution and delivery of this Agreement, all of Landlord’s rights, title, and interests in, to and under the Lease Documents (including the right to declare a breach, default and/or event of default thereunder) are being assigned to Lender as additional security for the Obligations, and each of Tenant and Lease Guarantor hereby expressly consents to such assignment. Each of Tenant, Lease Guarantor and Landlord agrees that if there is a default by Landlord in the performance and observance of any of the terms of the Loan Agreement, which default is not cured after any applicable notice and/or cure periods (hereinafter, a “Borrower Event of

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Default”), Lender shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Landlord under the Lease Documents and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant or Lease Guarantor under the Lease Documents as though Lender were named therein as Landlord. Tenant, Lease Guarantor and Landlord expressly acknowledge that Lender may, at its option at any time following and during the continuance of any Borrower Event of Default and for so long as the Obligations remain outstanding, demand that, instead of making all payments of Annual Rent and any Additional Rent (to the extent required to be paid directly by Tenant to Landlord) to the Deposit Account as provided in Paragraph 4 above, all such amounts due to Landlord under the Lease Documents be paid by Tenant directly to Lender at the address specified below, or as otherwise specified by Lender. Each of Tenant and Lease Guarantor agrees that upon Lender’s written request for such payment of any such amounts due under the Lease Documents directly to Lender, Tenant and Lease Guarantor will timely remit any and all payments due under the Lease Documents directly to, and payable solely to the order of, Lender. Tenant, Lease Guarantor and Landlord further acknowledge and agree that neither Tenant nor Lease Guarantor shall have either the right or the obligation to require proofs of a Borrower Event of Default prior to complying with such a request by Lender, and that such payments to Lender shall constitute performance of Tenant’s and Lease Guarantor’s obligation to pay the applicable amounts due to Landlord under the Lease Documents.

10. Each of Tenant, Lease Guarantor and Landlord acknowledge and agree that (a) Lender is a “Mortgage Lender” as defined in the Lease, (b) the Loan is a “Mortgage Loan,” as defined in the Lease, (c) the Loan Agreement is a “Loan Agreement” as defined in the Lease, (d) this Agreement is the “Mortgage Loan SNDA” as defined in the Lease and (e) each Security Instrument is a “Mortgage” as defined in the Lease. All rights afforded to a Mortgage Lender under the Lease, including without limitation, Sections 28.15 (Consent of Landlord and Lenders; Cooperation by Landlord) and 28.31 (Third Party Beneficiary; Lender Provisions) thereof, shall run to the benefit of Lender.

11. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor Landlord shall acquire title to the Leased Properties or any portion thereof, said Successor Landlord shall have no obligation, nor incur any liability, beyond Successor Landlord’s then interest, if any, in the Leased Properties, and Tenant and Lease Guarantor shall look exclusively to such interest, if any, of Successor Landlord in the Leased Properties for the payment and discharge of any obligations imposed upon Successor Landlord hereunder or under the Lease Documents. Each of Tenant and Lease Guarantor agrees that, with respect to any money judgment which may be obtained or secured by Tenant or Lease Guarantor against Successor Landlord, Tenant and Lease Guarantor shall look solely to the estate or interest owned by Successor Landlord in the Leased Properties (including without limitation, the rents, issues and profits therefrom), and neither Tenant nor Lease Guarantor will collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

12. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Security Instruments or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant or Lease Guarantor under the Lease Documents or otherwise.

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13. (a) Each of Tenant and Lease Guarantor acknowledges and agrees that this Agreement supersedes (but only to the extent inconsistent with) the provisions of such Article XXII of the Lease and any other provision of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Security Instruments.

(b) Each of Tenant and Lease Guarantor agrees to enter into a subordination, non-disturbance and attornment agreement with any lender which shall succeed Lender as lender with respect to the Leased Properties, or any portion thereof, provided the terms of such agreement are substantially the same as this Agreement in all material respects. Each of Tenant and Lease Guarantor does herewith irrevocably appoint and constitute Lender as its true and lawful attorney-in-fact in its name, place and stead to execute such subordination, non-disturbance and attornment agreement, without any obligation on the part of Lender to do so. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Obligations remains unpaid. Lender agrees not to exercise its rights under the preceding two sentences if each of Tenant and Lease Guarantor promptly enters into the subordination, non-disturbance and attornment agreement as required pursuant to the first sentence of this Paragraph 13(b).

14. (a) Any notice or other communication required to be given, or expressly provided for and actually given, by Tenant, Lease Guarantor to Landlord under or in relation to the Lease Documents, and a copy of any list, report, instrument or other document, in each case that is either required to be given, or expressly provided for and actually given, by Tenant or Lease Guarantor to Landlord under or in relation to the Lease Documents, shall be simultaneously given also to Lender. Performance by Lender shall satisfy any conditions of the Lease Documents requiring performance by Landlord, and Lender shall have time to complete such performance as provided in Paragraph 7 hereof.

(b) All notices, consents, approvals, requests or other communications required or permitted to be given hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (i) certified or registered United States mail, postage prepaid, return receipt requested, (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery or (iii) for notices other than notices of the occurrence of a default only, telecopier (with answer back acknowledged), addressed as follows (or at such other address and person or entity as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Paragraph 14(b)):

If to Lender:	Security Benefit Life Insurance Company One Security Benefit Place Topeka, Kansas 66636-0001 Attention: General Counsel Facsimile No. (785) 438-3080

with a copy to:	Servicer, at such notice address as shall be designated by notice delivered in accordance with the Loan Agreement.

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and a copy to:	Sidley Austin LLP 555 West Fifth Street, 40th Floor Los Angeles, California 90013 Attention: Brian Flavell, Esq. Telecopy No.: (213) 896-6600

If to Tenant:	Knowledge Universe Education LLC 650 NE Holladay Street, Suite 1400 Portland, Oregon 97232 Attention: Portfolio Mgt/KCP RE LLC Portfolio Facsimile No. N/A

with a copy to:	Knowledge Universe Education LLC 650 NE Holladay Street, Suite 1400 Portland, Oregon 97232 Attention: Legal Dept/ KCP RE LLC Portfolio Facsimile No. N/A

If to Lease Guarantor:	KUEHG Corp. 650 NE Holladay Street, Suite 1400 Portland, Oregon 97232 Attention: Portfolio Mgt/KCP RE LLC Portfolio Facsimile No. N/A

with a copy to:	KUEHG Corp. 650 NE Holladay Street, Suite 1400 Portland, Oregon 97232 Attention: Legal Dept/ KCP RE LLC Portfolio Facsimile No. N/A

If to Landlord:	KCP RE LLC c/o Greenstreet Partners, L.P. 2601 S. Bayshore Drive, 9th Floor Coconut Grove, Florida 33133 Attention: Director of Real Estate Facsimile No. (305) 858-2334

with a copy to:	Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626-1925 Attention: David Meckler, Esq. Facsimile No. (714) 755-8290

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All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above or (iv) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after 5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

15. Each of Tenant and Lease Guarantor hereby certifies to Lender as follows:

(a) The execution of the Lease Documents by Tenant or Lease Guarantor, as applicable, was duly authorized prior to such execution. The Lease Documents are in full force and effect, and Tenant is in occupancy of the Leased Properties.

(b) The initial term of the Lease is for fifteen (15) years and is scheduled to expire July 31, 2030. The Commencement Date (as defined in the Lease) was August 1, 2015. In addition to the initial term, the Lease provides for two (2) extension options of five (5) years each (each individual option, an “Extension Option” and collectively, the “Extension Options”). Tenant has no option, right of first refusal, or right of first offer, to purchase all or any part of any Leased Property.

(c) The Annual Rent is currently [***] per month.

(d) Tenant’s obligation to pay Annual Rent under the Lease commenced on the Commencement Date, and Tenant is not in default of any payments due Landlord under the Lease.

(e) Tenant has no offsets or defenses to the payment of rent or other sums or obligations under the Lease and Tenant is not entitled to any credits, reductions, reimbursements, free rent, rent concessions or abatements of rent under the Lease or otherwise against the payment of rent or other charges under the Lease. Landlord has not agreed to reimburse Tenant for or to pay Tenant’s rent obligation under the Lease. Lease Guarantor has no offsets or defenses to the payment any sums or other obligations under the Lease Guaranty.

(f) Neither Tenant, nor Lease Guarantor, nor, to Tenant’s and Lease Guarantor’s knowledge, Landlord is in default of any of its obligations under the Lease Documents, nor have there occurred any events that with the passage of time or giving of notice or both will or could constitute such a default by Tenant or Lease Guarantor or, to Tenant’s and Lease Guarantor’s knowledge, Landlord under the Lease Documents. Neither Tenant nor Lease Guarantor has made a claim against Landlord alleging Landlord’s default under the Lease Documents. Neither Tenant nor Lease Guarantor has given any notice of termination under the Lease Documents.

(g) Neither Tenant nor Lease Guarantor has assigned, pledged or hypothecated in any manner (other than assignments that have been terminated prior to or will be terminated simultaneously with the execution and delivery of this Agreement) its interest in the Lease Documents, the Lease has not been subleased and no Lease Document has been modified, amended or supplemented in any manner. Neither Tenant nor Lease Guarantor is aware of any contemplated assignment, pledge, hypothecation, modification, amendment or supplement, other

11	Master Lease SNDA

than the collateral assignment of Landlord’s interest to Lender to be executed and delivered simultaneously with this Agreement. The Lease Documents represent the entire and only agreements, promises, understandings, or commitments (either written or oral) among Tenant, Lease Guarantor and Landlord with respect to the leasing and occupancy of the Leased Properties and the guaranty of the Lease.

(h) Tenant has paid no rent or other sums to Landlord more than one (1) month in advance of the due date set forth in the Lease.

(i) No deposits, including security deposits, have been made by Tenant in connection with the Lease, except the delivery of (i) the LC under Section 7.7 of the Lease and

(ii) the Required Repairs Fund under Section 8.3 of the Lease.

(j) There has not been filed by or against nor to the best of the knowledge and belief of Tenant or Lease Guarantor is there threatened, any petition under the bankruptcy laws of the United States naming either Tenant or Lease Guarantor as a debtor.

16. In addition to and not in limitation of the certifications made by Tenant and Lease Guarantor under Paragraph 15 above, the representations and warranties of Tenant set forth in Section 4.1 of the Lease are hereby incorporated by reference herein in favor of Lender as if the same were set forth herein in their entirety and made by Tenant in favor of Lender.

17. Whenever, from time to time, reasonably requested by Lender (but not more than twice during any calendar year), each of Tenant and Lease Guarantor shall execute and deliver to or at the direction of Lender, and without charge to Lender, one or more written certifications, in a form reasonably acceptable to Tenant and Lease Guarantor, of all of the matters set forth in Paragraph 15 above (subject to any exceptions or qualifications that may exist at the time such certification is given), and any other information Lender may reasonably require to confirm the current status of the Lease Documents.

18. [Reserved].

19. Landlord and Tenant hereby acknowledges and agrees that Lender shall be entitled to rely on the provisions of Section 28.14 of the Lease as a “Lender” thereunder.

20. Any inconsistency between the Lease Documents and the provisions of this Agreement shall be resolved, to the extent of such inconsistency, in favor of this Agreement.

21. This Agreement shall inure to the benefit of and be binding upon each of Lender, Tenant, Lease Guarantor and Landlord and their respective heirs, executors, administrators, legal representatives, nominees, successors and assigns.

22. This Agreement supersedes any prior agreement, oral or written, and contains the entire agreement among Lender, Tenant, Lease Guarantor and Landlord with respect to the subject matter hereof. No subsequent agreement, representation or promise made by any party hereto, or by or to any employee, officer, agent or representative of any such party, shall be of any effect unless it is in writing and executed by the party to be bound thereby. This Agreement shall not create any rights in any third party and may be amended or modified without liability to any third party, but only by an agreement in writing signed by each of Lender, Tenant, Lease Guarantor and Landlord or their respective successors-in-interest.

12	Master Lease SNDA

23. Wherever they occur in this Agreement: (a) the term “Deposit Account” means that certain account, named “Deposit Account for Security Benefit Life Insurance Company, as Mortgagee of KCP RE LLC”, established by Landlord with the Deposit Bank (as defined in the Loan Agreement) and in which Landlord has granted Lender a security interest pursuant to the Loan Agreement, along with any substitute or successor account thereto as to which Lender and Landlord notifies Tenant in writing; (b) the term “Obligations” means, at any given time, the principal amount outstanding under the Loan Agreement, together with all accrued and unpaid interest thereon and all other amounts, obligations and liabilities due or to become due to Lender pursuant to the Loan Agreement or under the promissory note or any other documents executed and delivered by Landlord in association therewith, and all other amounts, sums and expenses paid by or payable to lender pursuant to said Loan Agreement, note, or other documents; (c) the term “Lender” means the then holder of the Security Instruments; (d) the term “Landlord” means the then holder of the landlord’s interest in the Lease; (e) the term “Person” means any individual, joint venture, corporation, partnership, trust, limited liability company, unincorporated association or entity of any kind whatsoever; (f) the words “hereof’, “herein” and “hereunder” and words of similar import shall be held and construed to be references to this Agreement; (g) the words “include” and “including” and words of similar import shall be held and construed to include the words “without limitation” (unless already expressly followed by such words); (h) words of any gender shall be held and construed to include any other gender; (i) words in the singular shall be held and construed to include the plural, and vice versa; (j) “Affiliate” shall mean, as to any Person, any other Person that (i) owns directly or indirectly twenty-five percent (25%) or more of all equity interests in such Person, and/or (ii) is in Control of, is Controlled by or is under common ownership or Control with such Person; and (k) “Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

24. If any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall, to the maximum extent permitted under applicable law, affect only such clause or provision, or part thereof, and not any other clause or provision of this Agreement.

25. EACH OF TENANT, LANDLORD, LEASE GUARANTOR AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

26. Unless otherwise indicated, whether expressly or by context, all references herein to Paragraphs, Subparagraphs, Schedules, Exhibits or other parts or portions of a document without indication of the document refer to such parts of this Agreement.

27. Time and each of the terms, covenants, conditions and contingencies of this Agreement are hereby expressly made of the essence.

13	Master Lease SNDA

28. Each of Lender, Tenant, Lease Guarantor and Landlord acknowledges and agrees that this Agreement has been jointly drafted to fairly represent and neutrally state their agreement and that the conventional presumption against the drafter should have no application in its interpretation.

29. This Agreement may be executed in any number of counterparts, and any one counterpart executed by all of the parties hereto, or any set of counterparts so executed in aggregate, shall constitute a complete original. In proving this Agreement, it shall not be necessary to produce or account for more than one such complete original.

30. Tenant, Lease Guarantor and Landlord shall, from time to time, execute and/or deliver such documents and agreements and perform such acts consistent with this Agreement as Lender at any time may, in its reasonable discretion, request to carry out the purposes and otherwise implement the terms and provisions provided for in this Agreement.

31. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAW RULES) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, PROVIDED HOWEVER, THAT PROVISIONS DIRECTLY AFFECTING THE VALIDITY OR PRIORITY, WITH RESPECT TO ANY INDIVIDUAL PARCEL, OF ANY ONE OR MORE OF (A) THE LEASEHOLD INTEREST OF TENANT CREATED UNDER THE LEASE, (B) THE ASSIGNMENT OF SUCH LEASEHOLD INTEREST AND RELATED RIGHTS TO LENDER, OR (C) THE LIENS AND SECURITY INTERESTS CREATED UNDER THE SECURITY INSTRUMENTS, SHALL BE GOVERNED BY THE LAW OF THE STATE IN WHICH SAID INDIVIDUAL PARCEL IS LOCATED TO THE EXTENT NECESSARY FOR THE VALIDITY AND ENFORCEMENT, AND FOR DETERMINATION OF THE RELATIVE PRIORITIES OF SAID INTERESTS AND LIENS.

32. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER, TENANT OR LANDLORD ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH OF LENDER, TENANT, LEASE GUARANTOR AND LANDLORD WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF LENDER, TENANT AND LANDLORD HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH OF TENANT, LEASE GUARANTOR AND LANDLORD DOES HEREBY DESIGNATE AND APPOINT:

14	Master Lease SNDA

CT CORPORATION SYSTEM

111 EIGHT AVENUE

NEW YORK, NEW YORK 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO TENANT, LEASE GUARANTOR OR LANDLORD AS APPLICABLE IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON TENANT, LEASE GUARANTOR OR LANDLORD IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH AND EITHER OF TENANT, LEASE GUARANTOR AND LANDLORD (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

33. At any time following and during the continuance of a Borrower Event of Default, or if the Lease or a memorandum thereof is recorded, a counterpart original of this Agreement may be recorded for notice purposes in any jurisdiction in which any Leased Property listed on Schedule 1 is located, under a cover sheet indicating, in a manner consistent with the recording requirements for such jurisdiction that it is to be indexed against any Leased Property located in said jurisdiction. Counterparts so recorded may have different titles or captions, may substitute signature pages and acknowledgments in form required by applicable recording statutes, and may include modified versions of Exhibit A describing only those parcels of Leased Property against which they are to be indexed, and may be otherwise different from this Agreement. Recording of such modified versions of this Agreement, including with abbreviated versions of Exhibit A describing less than all of the Leased Properties, is for notice purposes only, and shall not be construed to suggest severability of either the leasehold interest under the Lease or the subordination or non-disturbance hereunder of such interest, which interest Lender, Tenant, Lease Guarantor and Landlord each acknowledge and agree is intended to and shall remain at all times, including in any bankruptcy or other insolvency proceeding, a unitary encumbrance on all of the Leased Properties. This Paragraph 33 is intended to create the option but not the obligation, following and during the continuance of a Borrower Event of Default, or following the recordation of the Lease or a memorandum thereof, to cause notice copies of this Agreement to be recorded, and the absence of such a notice copy in the records of any particular jurisdiction or in reference to any parcel shall not affect the enforceability or priority of this Agreement as between the parties hereto, their successors and assigns, or any other Person with actual notice of the existence of this Agreement.

15	Master Lease SNDA

IN WITNESS WHEREOF, the undersigned, by its officer or other authorized signatory duly elected or appointed by such its member in accordance with its organizational documents, and pursuant to proper authority (as evidenced by the annexed Resolution as to real property in LA) has duly executed, acknowledged and delivered this instrument as of the day and year first above written.

KNOWLEDGE UNIVERSE EDUCATION LLC, a Delaware limited liability company

By:
Name:
Title:

WITNESS:

STATE OF OREGON	)

COUNTY OF	)	ss:

)

On the      day of          in the year 2015, before me, the undersigned, personally appeared                    , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on said instrument, such individual, and the person or entity upon behalf of which such individual acted, executed the instrument.

Notary Public

My commission expires:

[Notary Seal]

Tenant Signature Page	Master Lease SNDA

IN WITNESS WHEREOF, the undersigned, by its officer or other authorized signatory duly elected or appointed by such its member in accordance with its organizational documents, and pursuant to proper authority (as evidenced by the annexed Resolution as to real property in LA) has duly executed, acknowledged and delivered this instrument as of the day and year first above written.

KUEHG CORP., a Delaware corporation

By:
Name:
Title:

WITNESS:

STATE OF OREGON	)

COUNTY OF	)	ss:

)

On the      day of          in the year 2015, before me, the undersigned, personally appeared                    , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on said instrument, such individual, and the person or entity upon behalf of which such individual acted, executed the instrument.

Notary Public

My commission expires:

[Notary Seal]

Lease Guarantor Signature Page	Master Lease SNDA

IN WITNESS WHEREOF, the undersigned, by its officer or other authorized signatory duly elected or appointed by such its member in accordance with its organizational documents, and pursuant to proper authority (as evidenced by the annexed Resolution as to real property in LA) has duly executed, acknowledged and delivered this instrument as of the day and year first above written.

KCP RE LLC, a Delaware limited liability company

By:
Jeffrey A. Safchik
Chief Executive Officer and President

WITNESS:

STATE OF:

COUNTY OF:

THE FOREGOING INSTRUMENT WAS ACKNOWLEDGED BEFORE ME THIS        , 2015 BY JEFFREY A. SAFCHIK, PRESIDENT AND CHIEF EXECUTIVE OFFICER ON BEHALF OF KCP RE LLC, A DELAWARE LIMITED LIABILITY COMPANY. HE/SHE IS PERSONALLY KNOWN TO ME OR HAS PRODUCED         AS IDENTIFICATION.

SIGNATURE OF PERSON TAKING ACKNOWLEDGMENT

NAME TYPED, PRINTED OR STAMPED

TITLE OR RANK

SERIAL NUMBER, IF ANY

Landlord Signature Page	Master Lease SNDA

IN WITNESS WHEREOF, the undersigned, by its officer or other authorized signatory duly elected or appointed by such its member in accordance with its organizational documents, and pursuant to proper authority (as evidenced by the annexed Resolution as to real property in LA) has duly executed, acknowledged and delivered this instrument as of the day and year first above written.

SECURITY BENEFIT LIFE INSURANCE COMPANY, a Kansas corporation

By:
Name:
Title:

WITNESS:

STATE OF OREGON	)

COUNTY OF	)	ss:

)

On the      day of          in the year 2015, before me, the undersigned, personally appeared                    , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on said instrument, such individual, and the person or entity upon behalf of which such individual acted, executed the instrument.

Notary Public

My commission expires:

[Notary Seal]

Security Benefit Signature Page	Master Lease SNDA

[Placeholder Schedule 1 and Exhibit A]

Master Lease SNDA

EXHIBIT E

[Omitted]

ANNEX 1

[Omitted]

SECOND AMENDMENT

TO

MASTER LEASE AGREEMENT

(Closure of Center No. 300771-Spring, Texas)

This Second Amendment to Master Lease Agreement (this “Amendment”) is made and entered into as of the Effective Date (defined below), by and between KCP RE LLC, a Delaware limited liability company (“Landlord”) and KINDERCARE EDUCATION LLC, a Delaware limited liability company (“Tenant”).

RECITALS

WHEREAS, Landlord and Knowledge Universe Education LLC, a Delaware limited liability company (“KLC”) entered into a Master Lease Agreement dated August 1, 2015 (as amended to date, the “Lease”), for multiple properties as more particularly described in the Lease (the “Premises”), which Premises include that certain property known by the parties as Center [***] and located at [***] (the “Subject Premises”);

WHEREAS, on January 4, 2016, Knowledge Universe Education LLC changed its name to KinderCare Education LLC;

WHEREAS, due to damage caused by flooding, certain material repair and maintenance/capital expenditures would need to be made in order for Tenant to continue to operate the Subject Premises as a child care center;

WHEREAS, the parties desire to permit Tenant to discontinue operations at the Subject Premises, for Landlord to market the Subject Premises for sale, and to terminate the Lease with respect to the Subject Premises upon the terms set forth herein;

AGREEMENTS

NOW THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Discontinue Operations. Tenant shall be permitted to permanently discontinue operations at the Subject Premises provided it complies with the terms of the Lease, as amended by this Amendment. Except as provided in Paragraphs 3 and 4 below, no such discontinuance of operations shall relieve Tenant of any of its other obligations under the Lease with respect to the Subject Premises, including, without limitation, the timely payment of all rent, and all other costs, expenses, fees and payment obligations as and when due.

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2. Property Values. As used in this Amendment, the term “As-Improved Value” means the current fair market value of the Subject Premises for its current use and assuming that all repairs and capital expenditures required to fully restore all of the improvements on the Subject Property were made and the Subject Premises was otherwise in good condition and repair and in material compliance with all applicable laws. As used herein, the term “Vacant Land Value” means the fair market value of the Subject Premises as vacant, unimproved land, with all improvements thereon demolished. The Vacant Land Value and the As-Improved Value are hereinafter referred to collectively as the “Determined Values”. The higher of the As-Improved Value and the Vacant Land Value shall be referred to herein as the “Benchmark FMV”. The parties hereby agree that the As-Improved Value of the Subject Premises is [***] and the Vacant Land Value of the Subject Premises is [***].

3. Razing of Improvements. Promptly following the execution of this Amendment, Tenant shall, at its sole cost and expense, demolish and remove all improvements on the Subject Premises (the “Demolition”). The Demolition shall be performed in compliance with all applicable laws and in accordance with any private covenants, conditions, restrictions, reciprocal easement or operation agreements or similar restrictions encumbering the Subject Premises. Tenant shall pay the cost of obtaining any title reports and copies of underlying title exception documents necessary to ensure compliance with the immediately preceding sentence. The Demolition shall be expeditiously pursued to completion and Tenant shall assure payment of the Demolition free and clear of any and liens. Upon completion of the Demolition, the Subject Premises shall be left in safe condition and in a condition that complies with all applicable laws.

4. Sale of Subject Premises. No later than five (5) days after the completion of the Demolition, Landlord shall commence to market the Subject Premises for sale at a price not less than the Vacant Land Value. Landlord may market the Subject Premises for sale at a price less than the Vacant Land Value if the Subject Premises is not sold within a reasonable period of time after Landlord’s initial marketing of the same, as determined in Landlord’s sole discretion. Landlord shall have the right to accept an offer for the sale of the Subject Premises on any terms Landlord approves, provided that the sale is to a purchaser unaffiliated with Landlord or otherwise upon arm-length terms. Concurrently with the closing of the sale of the Subject Premises, if at all, Tenant shall (a) pay to Landlord a sum equal to (1) the difference between the Benchmark FMV and the actual, net sales price received by Landlord (i.e., the gross sales price less any closing costs, brokerage commissions, attorneys’ fees and other reasonable out-of-pocket costs incurred by Landlord in connection therewith), if the Benchmark FMV is greater than such actual, net sales price, plus (2) the Lease Termination Fee (as defined below), and (b) execute and deliver to Landlord a quitclaim or other instrument in recordable form evidencing the termination of the Lease and any recorded memorandum thereof with respect to the Subject Premises, and thereupon, without further action by the parties, the Lease Term shall end with respect to the Subject Premises, the obligations of Tenant under the Lease (other than any obligations expressed therein as surviving termination of the Lease) with respect to the Subject Premises shall terminate, and the Annual Rent payable under the Lease shall be reduced by [***]. As used herein, the “Lease Termination Fee” shall be equal to the net present value discounted by [***] of the total amount of Base Rent that would have been payable with respect to the Subject Premises (which Landlord and Tenant agree shall be deemed to be [***] per year, through the first Adjustment Date, which shall be increased by [***] as of

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each Adjustment Date) for the period from the date of sale through the remainder of the Lease Term if the Lease Term had not terminated pursuant to this Paragraph 4. In addition, on an undiscounted basis, Tenant shall pay (i) any unpaid real property taxes, assessments, association fees and other costs related to the Subject Premises that have accrued as of the date of sale (regardless of whether the amount has been determined and regardless of when the same become due and payable), prorated as of the date of sale, with any estimated amount subject to re-proration as provided below; minus (ii) any prepaid rent, real property taxes, assessments, association fees or any costs related to the Subject Premises that relate to the period after the date of sale, prorated as of the date of sale, but only to the extent that Landlord or its successors or assigns or any subsequent owner of the Subject Premises is entitled to the benefit of such prepaid costs. If any component of the Lease Termination Fee set forth above is based on an estimate, the relevant item shall be subject to adjustment upon the demand of either party of a receipt of the final bill for the relevant item. Such final bill shall be promptly delivered by the receiving party to the other party. The party owing any sums as a result of the re-proration will pay such sums within thirty (30) days after receipt of a demand therefor from the other party. Provided that Tenant fully complies with the terms and conditions of this Amendment, including making all of the payments to Landlord hereunder, Tenant shall be entitled to retain all of the insurance proceeds received by Tenant under its property insurance policies for the flood damage to the Subject Premises.

5. Payments. All payments due hereunder shall be made in lawful money of the United States of America in immediately available funds.

6. Capitalized Terms. Each capitalized term used in this Amendment not defined herein shall have the same meaning ascribed to it in the Lease as previously amended.

7. Confidentiality. Each of Landlord and Tenant agrees that it will not disclose the financial terms of the Lease Termination Fee or the specific terms of this Amendment except (a) to its affiliates who need to know the information in connection with the negotiation, execution and implementation of this Amendment, (b) to its attorneys, accountants, bankers, insurers, lenders and proposed lenders, investors and proposed investors, purchasers and proposed purchasers, utility companies, taxing authorities, successors and assigns and proposed successors and assigns and other third parties having a need to know such information in connection with the business of the party desiring to disclose such financial terms (a “disclosing party”), (c) as may be required by law, regulation, court order or subpoena, civil investigative demand or other legal process, or (d) in connection with the enforcement of the Lease and this Amendment. Except for any disclosures under clauses (c) and (d) above, the disclosing party must inform the recipient of the confidential nature of the terms of the Lease Termination Fee, advise the recipient not to disclose the same to any third party, and prior to any disclosure to any actual or proposed investor, purchaser, successor, assignee, non-institutional lender or other third party that is not otherwise subject to a duty of confidentiality to the disclosing party, the disclosing party must obtain an agreement from such recipient to be bound by this confidentiality provision (but no such agreement shall be required from any actual or proposed institutional lender). Prior to any disclosure under clause (c) above, if permitted by law, the disclosing party shall promptly notify the other party in writing so that such other party may seek a protective order or other appropriate remedy prior to such disclosure.

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8. Title and Authority. Each of Landlord and Tenant hereby represents and warrants as follows and as applicable as to the representing party: (a) the representing party has full right, power and authority to execute, deliver and perform this Amendment, and all required action and approvals therefor have been duly taken and obtained by the representing party, and (b) this Amendment is and shall be binding upon and enforceable against the representing party in accordance with its terms and will not result in a breach of or constitute a default of any instrument or agreement to which the representing party or the Subject Premises is subject or bound. The individual executing this Amendment on behalf of each party represents and warrants that he is duly authorized to do so and to bind such party hereto.

9. Time is of the Essence. Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Amendment.

10. Conflict in Terms. To the extent that any provision of this Amendment conflicts with the Lease, the terms of this Amendment shall control and constitute an amendment of the Lease. All other terms and conditions set forth in the Lease are hereby ratified and shall remain the same and the Lease continues to be in full force and effect.

11. Binding Effect. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns. No amendment, modification or supplement to this Amendment shall be binding upon the parties unless in writing and executed by Landlord and Tenant.

12. Entire Amendment. This Amendment and the Lease contain the entire agreement between Landlord and Tenant with respect to the Subject Premises and supersedes all prior and contemporaneous agreements between them with respect to such matters. Except for the Lease and this Amendment and any other written document executed by the party against whom such document is sought to be enforced, no prior agreements or understandings with respect to the lease by Landlord to Tenant of the Subject Premises shall be valid or of any force or effect.

13. Ambiguity. All provisions of this Amendment have been negotiated by both parties at arm’s length and neither party shall be deemed the scrivener of this Amendment. This Amendment shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof.

14. Severability. If any provision of this Amendment or the application thereof to any person or circumstance is or shall be deemed illegal, invalid, or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Amendment shall be interpreted as if such illegal, invalid, or unenforceable provision did not exist herein.

15. Attorneys’ Fees. Anything to the contrary which may be contained in the Lease notwithstanding, if a suit or an action is instituted in connection with any dispute arising out of this Amendment or the Lease or to enforce any rights hereunder or thereunder or interpret the terms and conditions of this Amendment or the Lease, the prevailing party shall be entitled to

4

recover such amount as the court may adjudge reasonable as attorneys’ and paralegals’ fees incurred in connection with the preparation for and the participation in any legal proceedings (including, without limitation, any arbitration proceedings or court proceedings, whether at trial or on any appeal or review), in addition to all other costs or damages allowed.

16. Brokers. Tenant and Landlord each represent and warrant to the other that it did not deal with any agent or broker in connection with the transaction evidenced by this Amendment. Tenant and Landlord shall each indemnify the other party, and such other party’s beneficiaries, agents, partners and employees and hold them harmless from and against all claims, loss, cost, damage or expense, including, but not limited to, reasonable attorneys’ fees actually incurred without regard to any statutory presumption and court costs, incurred by the other party as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under the indemnifying party. The provisions of this Section shall survive the expiration or earlier termination of the Lease, as amended by this Amendment.

17. Additional Documents. The parties hereto shall, whenever and as often as reasonably requested to do so by the other party, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered any and all documents and instruments as may be necessary, expedient or proper to carry out the intent and purposes of this Amendment, provided that the requesting party shall bear the cost and expense of preparing such further instruments and documents.

18. Counterparts; Scanned Email Signatures. This Amendment may be executed in counterparts. Such counterparts taken together shall constitute one and the same agreement. It is agreed that an electronic pdf signature shall evidence and constitute valid execution of this Amendment and shall be binding on the signing party and shall be the same as delivery of an original. At the request of either party, an original signed document will be provided to the requesting party.

19. Effective Date. The “Effective Date” shall mean the last date upon which both Landlord and Tenant executed this Amendment as shown beneath their signatures below and a fully executed copy has been delivered to Tenant.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

LESSOR:

KCP RE LLC, a Delaware limited liability company

By:	/s/ Jeffrey M. Green
Name: Jeffrey M. Green
Title:

Date:	4/4/18

5

LESSEE:

KINDERCARE EDUCATION LLC, a Delaware limited liability company

By:	/s/ Mark Warren
Name: Mark Warren
Title: VP Facilities, Real Estate & Development

Date:	3/29/18

6

[THIRD AMENDMENT TO MASTER LEASE AGREEMENT NOT TO BE RECORDED]

THIRD AMENDMENT

TO

MASTER LEASE AGREEMENT

This Third Amendment to Master Lease Agreement (this “Third Amendment’’) is made and entered into as of June 11, 2020 (“Effective Date”), by and between KCP RE LLC, a Delaware limited liability company (“Landlord’’), and KINDERCARE EDUCATION LLC, a Delaware limited liability company (f/k/a Knowledge Universe Education LLC) (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into a Master Lease Agreement as of August 1, 2015 (the “Original Lease”), as amended pursuant to a First Amendment to Master Lease Agreement dated as of November 13, 2015 (the “First Amendment”) and a Second Amendment to Master Lease dated as of April 4, 2018 (the “Second Amendment” and together with the Original Lease and the First Amendment, the “Existing Lease”), pursuant to which Landlord leases to Tenant each of the Sites, as more particularly described therein. For purposes of this Third Amendment, the Existing Lease, as amended by this Third Amendment, shall be referred to herein as the “Lease”;

WHEREAS, as a condition to Landlord entering into the First Amendment, KUEHG Corp., a Delaware corporation (“Guarantor”), executed and delivered that certain Guaranty Agreement dated November 13, 2015, in favor of Landlord (the “Guaranty”); and

WHEREAS, Landlord and Tenant desire to amend the Existing Lease as more particularly described herein.

AGREEMENTS

NOW THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Term; Released Sites.

1.1 Initial Term. Due to the extension of the Initial Term as provided below, the definition of “Adjustment Date” in Section 1.1(8) of the Existing Lease shall be amended to include August 1, 2030 as an Adjustment Date. The definition of “Initial Term” in Section 1.1(64) of the Existing Lease is hereby amended and restated in its entirety as follows:

“(64) ‘Initial Term’ means the period beginning on the Commencement Date and ending on either: (a) July 31, 2033; or (b) July 31, 2032, if each the following conditions are met: (i) During the 3Q 2020 Period, Tenant shall have made aggregate Occupancy Threshold Payments to Landlord of at least fifty percent

(50%) of the original installments of Annual Rent that would have been due and payable during the 3Q 2020 Period (i.e., not taking into account any waiver of such installments pursuant to Section 2.1 of the Third Amendment), (ii) Tenant has timely satisfied the Equity Condition, and (iii) Tenant has timely paid all Annual Rent for the calendar year 2021 at the applicable rate set forth in the Lease.”

1.2 Released Sites.

(a) Tenant shall have a one-time right, which may be exercised, if at all, by Tenant on or prior to July 1, 2020 (time being of the essence), to designate in writing to Landlord up to forty-nine (49) Sites as “Released Sites” under this Lease. If Tenant timely provides notice to Landlord of the Released Sites, then, (i) the Term of this Lease shall terminate with respect to such Released Sites on July 31, 2030 (the “Released Sites Expiration Date”), and (ii) for the purpose of clarity, Tenant shall not have any right to extend the Term of this Lease pursuant to the Term Extension Options with respect to any of the Released Sites.

(b) If Tenant timely designates certain Sites to be Released Sites pursuant to clause (a) above, then effective as of the first day following the Released Sites Expiration Date, this Lease shall be deemed amended to reflect the following modifications:

(i) The total Annual Rent payable for the remaining Sites under the Lease representing the Premises (i.e., excluding the Released Sites) shall be reduced to account for the termination of the Term with respect to the Released Sites from and after the Released Sites Expiration Date, and the Annual Rent that will be payable by Tenant for the remaining Sites under the Lease shall be increased on each Adjustment Date as set forth in clause (2) of the definition of Annual Rent;

(ii) The LCs required pursuant to Section 7.7 of the Lease shall be segregated so that the aggregate amount of the LCs under this Lease shall mean an LC Amount as calculated with respect to the Sites and Premises remaining subject to this Lease from and after the Released Sites Expiration Date;

(iii) The numbers “fifteen (15)” and “forty (40)” appearing in Sections 10.3.A. and 19.2.D., respectively, of the Lease shall be modified to be equal to the original number (i.e., fifteen (15) and forty (40)), times a fraction, the numerator of which is the number of the Sites remaining subject to this Lease, and the denominator of which is 550, rounded up to the nearest whole number;

(iv) The number “five (5)” appearing in Section 10.3.B. of the Lease shall be modified to be equal to five (5), times a fraction, the numerator of which is the number of Sites remaining subject to this Lease, and the denominator of which is 550, rounded up to the nearest whole number (but not less than two (2)), provided that, notwithstanding the foregoing, any Site that is a Temporarily Closed Site as of the Released Sites Expiration Date may continue as a Temporarily Closed Site for the time period permitted under and otherwise in accordance with the other provisions of Section 10.3.B of the Lease.

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The foregoing modifications shall be deemed to be self-operative and not require any further document or instrument to be executed by the parties.

(c) Upon the expiration of this Lease with respect to the Released Sites, Tenant shall deliver such Released Sites (including the Leased Improvements) to Landlord in the condition required by Section 8.1 of the Lease and in accordance with the provisions of Section 20.1 of the Lease. Except as expressly provided in the foregoing or any other express term of the Lease, the provisions of Section 2.1 of the Lease shall continue to apply to all of the Sites prior to the Released Sites Expiration Date, and to the remaining Sites after the Released Sites Expiration Date for the remainder of the Term. Further notwithstanding anything to the contrary set forth herein and any expiration of the Term of this Lease with respect to the Released Sites, Tenant shall be and remain responsible for · payment, performance and satisfaction of all duties, obligations and liabilities arising under the Lease, insofar as they relate to the Released Sites, that were not paid, performed or satisfied in full prior to the Released Sites Lease Expiration Date. For the avoidance of doubt, Tenant shall continue to be liable and obligated to Landlord pursuant to any provision of the Lease that survives the expiration of the Term with respect to the Released Sites.

2. Annual Rent.

2.1 Limited Waiver of Annual Rent. Subject to Section 2.4 below, Landlord hereby agrees that the installments of Annual Rent that are payable by Tenant are hereby waived for: (a) the calendar months of April, May and June 2020, inclusive (the “2Q 2020 Period”), and (b) further subject to Section 2.2 below, July, August and September, 2020, inclusive (the “3Q 2020 Period”; the 2Q 2020 Period and the 3Q 2020 Period are referred to herein collectively as the “Annual Rent Waiver Period”). As a result of the foregoing waiver (but subject to Sections 2.2 and 2.4 below), Tenant shall not be obligated to pay any monthly installment of Annual Rent during the Annual Rent Waiver Period. The foregoing waiver of the obligation to pay Annual Rent during the Annual Rent Waiver Period shall not apply to, and Landlord expressly does not waive, any obligation of Tenant to pay (i) installments of Annual Rent for any period other than the Annual Rent Waiver Period, or (ii) any amount that is due and payable under the Lease as Additional Rent.

2.2 3Q 2020 Period Annual Rent Adjustments. Notwithstanding the waiver of Annual Rent installments during the 3Q 2020 Period set forth in Section 2.1 above, if, during any calendar month during the 3Q 2020 Period, the Occupancy Threshold (as hereafter defined) is met for any one or more Sites, then Tenant shall pay that portion of the originally scheduled installment of Annual Rent allocable to such Site(s) (as such Annual Rent shall be increased effective as of the August 1, 2020 Adjustment Date pursuant to clause (2) of the definition of “Annual Rent”) (each, an “Occupancy Threshold Payment”), which Occupancy Threshold Payment(s) shall be due and payable by Tenant on or prior to the [tenth (10th)] day of the calendar month following the calendar month in which the Occupancy Threshold was achieved. The Annual Rent allocable to each Site in effect as of the Effective Date is set forth on Exhibit B attached to this Third Amendment (which shall be subject to increase effective as of the August 1, 2020 Adjustment Date pursuant to clause (2) of the definition of “Annual Rent”). As used herein, for any Site and for any calendar month, the “Occupancy Threshold” means that the weekly average of the number of students in attendance at the Child Care center at such Site,

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based upon the Monthly Occupancy Threshold Report delivered by Tenant pursuant to Section 28.9 F., is equal to or greater than fifty percent (50%) of the maximum licensed capacity of students allowable at such Child Care center at such Site. Exhibit B attached to this Third Amendment sets forth the maximum licensed capacity for each Site as of the Effective Date, which such maximum licensed capacity may be amended from time to time pursuant to a Governmental License for a Child Care center at a Site provided to Landlord.

2.3 Annual Rent Following Annual Rent Waiver Period. Commencing with the installment of Annual Rent that is payable for the calendar month of October 2020, and continuing through December 31, 2020, each installment of Annual Rent shall be payable as currently provided in the Lease, as such Annual Rent shall be increased effective as of the August 1, 2020 Adjustment Date pursuant to clause (2) of the definition of “Annual Rent”. Thereafter, each installment of Annual Rent for the period commencing January 1, 2021, and continuing through and including December 31, 2021, shall be payable either: (a) as set forth on Table 1 of Exhibit A attached to this Third Amendment, or (b) at the option of Tenant, and if Tenant satisfies the Equity Condition (as hereafter defined), as set forth on Table 2 of Exhibit A attached to this Third Amendment, provided that amounts set forth in Table 1 and Table 2 of Exhibit A shall be increased effective as of the August 1, 2020 Adjustment Date pursuant to clause (2) of the definition of “Annual Rent”.

2.4 Rental Make-Up Payments. Tenant hereby represents and warrants to Landlord as of the Effective Date and continuing thereafter that neither Tenant nor any Affiliate of Tenant shall make payments of rent (whether denominated as base rent, annual or monthly rent, or any other scheduled payment, but excluding amounts paid as “triple net charges”, association fees or dues, or payments to landlords of insurance proceeds or amounts in connection with litigation (except for rent) (“Other Third Party Rent”) (1) at any time during the 2Q 2020 Period, and/or (2) at any time during the 3Q 2020 Period unless, during the 3Q 2020 Period, Tenant is then making Occupancy Threshold Payments pursuant to Section 2.2 above, in each the foregoing clauses (1) and (2), with respect to more than ten percent (10%) of the sites now or hereafter leased to Tenant or any Affiliate of Tenant under any lease or other occupancy agreement, excluding the Sites, pursuant to which Tenant or such Affiliate leases or master leases premises providing for the use of the demised premises as a Child Care center (each, an “Other Third Party Landlord Lease”). Any breach of the foregoing representation and warranty by Tenant shall be an Event of Default under the Lease (notwithstanding anything to the contrary set forth in Section 25.1.I. of the Lease). Notwithstanding anything to the contrary set forth in Section 2.1 above, the agreement of Landlord to waive Annual Rent as provided in Section 2.1 above is expressly conditioned upon Tenant’s obligation to pay to Landlord Rental Make-Up Payments (as hereafter defined) as provided in this Section 2.4. If: (a) Tenant or any Affiliate of Tenant makes any payment(s) of Other Third Party Rent pursuant up to ten percent (10%) of such Other Third Party Landlord Lease(s) (i) during the 2Q 2020 Period, or (ii) during the 3Q 2020 Period; or (b) during the calendar months April through December 2020, inclusive, Tenant or any Affiliate of Tenant makes any payment of Other Third Party Rent in respect of Other Third Party Rent that has been deferred under such Other Third Party Landlord Lease(s) (each such payment referred to in the foregoing clauses (a) and (b), an “Other Third Party Landlord Payment”), then Tenant shall pay to Landlord an Annual Rent make-up payment equal to two hundred percent (200%) of such Other Third Party Landlord Payment (each such payment, a “Rental Make-Up Payment”), provided that, with respect to the foregoing clause (a)(ii),

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Tenant shall not be required to pay any Rental Make-Up Payment to Landlord if the total Occupancy Threshold Payments made by Tenant for any calendar month during the 3Q 2020 Period are equal to or greater than fifty percent (50%) of the originally scheduled installment of Annual Rental due for such calendar month (as increased effective as of the August 1, 2020 Adjustment Date pursuant to clause (2) of the definition of “Annual Rent”).

2.5 Equity Condition. As used herein, the term “Equity Condition” means, and shall be satisfied if each of the following occurs on or prior to October 1, 2020 (time being of the essence):

(a) Tenant shall provide evidence to Landlord acceptable to Landlord in Landlord’s sole but good faith discretion that the members, partners, owners, principals and/or other equity holders in Tenant have made aggregate contributions of cash equity to Tenant of at least [***] (the “Equity Contributions”), which Equity Contributions may be used by Tenant solely to fund working capital and operational requirements of Tenant; and

(b) Landlord shall have reviewed and approved the terms of Tenant’s operating agreement and all other relevant documentation with respect to the Equity Contributions, including, without limitation, the use of such Equity Contributions, timing of and any return on such Equity Contributions (which shall not, in any event, be permitted prior to payment of all Annual Rent and other Additional Rent payable to Landlord under the Lease through December 2021), and subordination of any return of such Equity Contributions to Tenant’s obligations under the Lease.

(c) In the event Tenant elects not to satisfy the conditions set forth in Section 1.1 which are required to change the Expiration Date from July 31, 2033 to July 31, 2032, Tenant shall have no further obligations under this Section 2.5 with respect to the Equity Contributions.

2.6 2021 Annual Rent Reduction. Monthly installments of Annual Rent payable during the calendar year 2021 shall be subject to reduction as follows:

(a) Occupancy Threshold Payments. Each monthly installment of Annual Rent during the calendar year 2021 shall be reduced by the Occupancy Threshold Payment Amount (as hereafter defined) during the following calendar months: (i) if Annual Rent is payable as set forth on Table 1 of Exhibit A pursuant to Section 2.3 above (as adjusted), then during the calendar months of January through September, 2021, inclusive, or (ii) if Annual Rent is payable as set forth on Table 2 of Exhibit A pursuant to Section 2.3 above (as adjusted), then during the calendar months of April through December, 2021, inclusive. As used herein, the “Occupancy Threshold Payment Amount” means (y) the sum of all Occupancy Threshold Payments made by Tenant pursuant to Section 2.2, divided by (z) nine (9).

(b) Rental Make-Up Payments. Each monthly installment of Annual Rent during the calendar year 2021 shall be reduced by the Rental Make-Up Payment Amount (as hereafter defined) during the following calendar months: (i) if Annual Rent is payable as set forth on Table 1 of Exhibit A pursuant to Section 2.3 above (as adjusted), then during the

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calendar months of January through September, 2021, inclusive, or (ii) if Annual Rent is payable as set forth on Table 2 of Exhibit A pursuant to Section 2.3 above (as adjusted), then during the calendar months of April through December, 2021, inclusive. As used herein, the “Rental Make-Up Payment Amount” means (y) the sum of all Rental Make-Up Payments made by Tenant pursuant to Section 2.4, divided by (z) nine (9).

3. Financial Reporting. Section 28.9 of the Existing Lease is revised to add new clauses F. and G. at the end thereof:

“F. Occupancy Reports. Not later than each of the first four (4) Mondays of each calendar month, for the prior calendar week (i.e., each Monday through Friday), Tenant shall deliver to Landlord, for each Site, a report showing either the number of students in occupancy during the prior calendar week or the percentage of students in occupancy based upon the maximum licensed capacity for such Site for the prior calendar week (each, a ‘Weekly Occupancy Report’). Not later than [five (5)] days following the end of each calendar month, Tenant shall deliver to Landlord for Landlord’s review and approval, for each Site, a report showing (1) the weekly average of the number of students in attendance at the Child Care center at each such Site during each week for which a Weekly Occupancy Report was delivered, and (2) whether the weekly average of attendance for such Site set forth in the four (4) Weekly Occupancy Reports for such month is equal to or greater than fifty percent (50%) of the maximum licensed capacity of students allowable at such Child Care center at such Site, together with supporting calculations (each, a ‘Monthly Occupancy Threshold Calculation’). Landlord shall be entitled to audit Tenant’s Weekly Occupancy Reports.

G. Rental Make-Up Reports. Not later than [five (5)] days following the end of each calendar month during the calendar months of April through December 2020, inclusive, Tenant shall deliver to Landlord a report showing all Other Third Party Landlord Lease Payments and all Related Party Deferred Lease Payments made for, or with respect to, the prior calendar month.”

4. Title and Authority. Each of Landlord and Tenant hereby represents and warrants as follows and as applicable as to the representing party: (a) the representing party has full right, power and authority to execute, deliver and perform this Third Amendment, and all required action and approvals therefor have been duly taken and obtained by the representing party, and (b) this Third Amendment is and shall be binding upon and enforceable against the representing party in accordance with its terms and will not result in a breach of or constitute a default of any instrument or agreement to which the representing party or the Premises is subject or bound. The individual executing this Third Amendment on behalf of each party represents and warrants that he or she is duly authorized to do so and to bind such party hereto.

5. Time is of the Essence. Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Third Amendment.

6. Consent of Lenders. Tenant and Landlord acknowledge and agree that this Third Amendment shall not become effective unless and until the parties have received the written consent and all other approvals required from the Mortgage Lender to the terms of this Third Amendment.

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7. Conflict in Terms. All other terms and conditions set forth in the Existing Lease are hereby ratified and shall remain the same and the Existing Lease, as amended by this Third Amendment, continues to be in full force and effect. To the extent that any provision of this Third Amendment conflicts with the Existing Lease, the terms of this Third Amendment shall control.

8. Binding Effect. The provisions of this Third Amendment shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns. No amendment, modification or supplement to this Third Amendment shall be binding upon the parties unless in writing and executed by Landlord and Tenant.

9. Entire Amendment. This Third Amendment and the Existing Lease contain the entire agreement between Landlord and Tenant with respect to the Premises and supersedes all prior and contemporaneous agreements between them with respect to such matters. Except for the Existing Lease and this Third Amendment and any other written document executed by party against whom such document is sought to be enforced, no prior agreements or understandings with respect to the lease by Landlord to Tenant of the Premises shall be valid or of any force or effect.

10. Ambiguity. All provisions of this Third Amendment have been negotiated by both parties at arms’ length and neither party shall be deemed the scrivener of this Third Amendment. This Third Amendment shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof.

11. Severability. If any provision of this Third Amendment or the application thereof to any person or circumstance is or shall be deemed illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Third Amendment shall be interpreted as if such illegal, invalid or unenforceable provision did not exist herein.

12. Brokers. Tenant and Landlord each represent and warrant to the other that it did not deal with any agent or broker in connection with the transaction evidenced by this Third Amendment. Tenant and Landlord shall each indemnify the other party, and such other party’s beneficiaries, agents, partners and employees and hold them harmless form and against all claims, loss, cost, damage or expense, including, but not limited to, reasonable attorneys’ fees actually incurred without regard to any statutory presumption and court costs, incurred by the other party as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under the indemnifying party. The provisions of this section shall survive the expiration or earlier termination of the Lease.

13. Additional Documents, The parties hereto shall, whenever and as often as reasonably requested to do so by the other party, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered any and all documents and instruments as may be necessary, expedient or proper to carry out the intent and purpose of this Third Amendment, provided that the requesting party shall bear the cost and expense of preparing such further instruments and documents.

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14. Counterparts; Scanned Email Signatures. This Third Amendment may be executed in counterparts. Such counterparts taken together shall constitute one and the same agreement. It is agreed that an electronic .pdf signature shall evidence and constitute valid execution of this Third Amendment and shall be binding upon the signing party and shall be the same as delivery of an original. At the request of either party, an original signed document will be provided to the requesting party.

15. Capitalized Terms. Each initially capitalized term used in this Third Amendment not defined herein shall have the same meaning ascribed to it in the Existing Lease.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the Effective Date set forth above.

LANDLORD:

KCP RE LLC, a Delaware limited liability company

By:	/s/ Jeffrey M. Green
Name:	Jeffrey M. Green
Title:	President

TENANT:
KINDERCARE EDUCATION LLC, a Delaware limited liability company
(f/k/a Knowledge Universe Education LLC)

By:	/s/ Tony Amandi
Name:	Tony Amandi
Title:	EVP, CFO

CONSENT AND REAFFIRMATION OF GUARANTOR

The undersigned (“Guarantor”) consents to (a) that certain Second Amendment to Master Lease dated as of April 4, 2018 (the “Second Amendment”), and (b) the foregoing Third Amendment to Master Lease (the “Third Amendment”; together with the Second Amendment, the “Lease Amendments”) and the transactions contemplated by such Lease Amendments and reaffirms its obligations under that certain Guaranty Agreement, dated November 13, 2015 (the “Guaranty”). All initially capitalized terms used but not defined in this Guarantor Consent (this “Consent’’) shall have the meanings assigned to such terms in the Third Amendment. Guarantor hereby represents and warrants to Landlord that it has received and reviewed each of the Lease Amendments and is fully familiar with the terms thereof. Guarantor hereby consents to each of the Lease Amendments and the transactions contemplated thereby, and hereby reaffirms its obligations under the Guaranty, as amended by each of the Lease Amendments, and its waivers to such obligations, as set forth in the Guaranty and this Consent. Guarantor further reaffirms that its obligations under the Guaranty are separate and distinct from Tenant’s obligations and reaffirms its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations.

Guarantor expressly acknowledges and agrees that it has no defenses, counterclaims or offsets with respect to its obligations under the Guaranty, nor any claims against Tenant of any nature whatsoever.

Agreed:

Dated as of: May 22, 2020

GUARANTOR:

KUEHG CORP., a Delaware corporation

By:	/s/ Tony Amandi
Name:	Tony Amandi
Title:	EVP, CFO

EXHIBIT A

[Omitted]

EXHIBIT B

[Omitted]

FOURTH AMENDMENT

TO

MASTER LEASE AGREEMENT

This Fourth Amendment to Master Lease Agreement (this “Fourth Amendment”) is made and entered into as of June 3, 2022 (“Effective Date”), by and between KCP RE LLC, a Delaware limited liability company (“Landlord”), and KINDERCARE EDUCATION LLC, a Delaware limited liability company (f/k/a Knowledge Universe Education LLC) (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into a Master Lease Agreement as of August 1, 2015 (the “Original Lease”), as amended pursuant to a First Amendment to Master Lease Agreement dated as of November 13, 2015 (the “First Amendment”), a Second Amendment to Master Lease dated as of April 4, 2018 (the “Second Amendment”), a Third Amendment to Master Lease Agreement dated June 11, 2020 (the “Third Amendment”), and a letter agreement dated October 21, 2020 (the “2020 Letter Agreement”, and with the First Amendment, Second Amendment and Third Amendment, collectively, the “Existing Lease”), pursuant to which Landlord leases to Tenant each of the Sites, as more particularly described therein. For purposes of this Fourth Amendment, the Existing Lease, as amended by this Fourth Amendment, shall be referred to herein as the “Lease”;

WHEREAS, as a condition to Landlord entering into the First Amendment, KUEHG Corp., a Delaware corporation (“Guarantor”), executed and delivered that certain Guaranty Agreement dated November 13, 2015, in favor of Landlord (the “Guaranty”);

WHEREAS, Pursuant to the terms of the Third Amendment and the 2020 Letter Agreement, Tenant designated forty-nine (49) Sites as “Released Sites” under the Lease. Pursuant to the Third Amendment: (i) the Term of the Lease will terminate with respect to such Released Sites on July 31, 2030, and (ii) Tenant does not have the right to extend the Term of the Lease pursuant to the Term Extension Options with respect to any of the Released Sites.

WHEREAS, Landlord and Tenant desire to further amend the Existing Lease as more particularly described herein. Each capitalized term used in this Amendment not defined herein shall have the same meaning ascribed to it in the Lease.

AGREEMENTS

NOW THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. [***]

Landlord and Tenant hereby amend the 2020 Letter Agreement to designate Center [***] as a Released Site in place of [***]. Accordingly, [***] shall not be deemed a Released Site and shall be included in the 500 Sites currently covered by the Lease with a Term expiration date of July 31, 2033, with a right to further extend the Term pursuant to the Term Extension Options set forth in the Lease.

2. Restructuring of Lease for Released Sites. The forty-nine (49) Released Sites are listed on Schedules 1, 2 and 3, attached hereto and made a part hereof. The thirty (30) Released Sites listed on Schedule 1 are referred to as the “Schedule 1 Sites”, the fifteen (15) Released Sites listed on Schedule 2 are referred to as the “Schedule 2 Sites” and the four (4) Released Sites listed on Schedule 3 are referred to as the “Returned Properties”.

(a) Schedule 1 Sites. The Initial Term of the Lease for the Schedule 1 Sites is hereby modified to be the period beginning on the Commencement Date and ending on July 31, 2035. The Annual Rent for each of the Schedule 1 Sites is hereby revised as of June 1, 2022 to the Annual Rent amounts set forth on Schedule 1. Due to said extension of the Initial Term for the Schedule 1 Sites, August 1, 2030 shall be added as an “Adjustment Date” for such Sites.

(b) Schedule 2 Sites. The Initial Term of the Lease for the Schedule 2 Sites is hereby modified to be the period beginning on the Commencement Date and ending on July 31, 2033. The Annual Rent for each of the Schedule 2 Sites is hereby revised as of June 1, 2022 to the Annual Rent amounts set forth on Schedule 2. Due to said extension of the Initial Term for the Schedule 2 Sites, August 1, 2030 shall be added as an “Adjustment Date” for such Sites.

(c) Returned Properties. The Initial Term of the Lease for the Returned Properties is hereby modified to be the period beginning on the Commencement Date and ending on the earliest to occur of (i) the date of the closing of the sale of such Returned Property by Landlord to a third party; (ii) the Termination Date specified in a Lease Termination Notice delivered pursuant to Section 4(d) with respect to any Casualty Returned Property; or (iii) July 31, 2022. The Annual Rent for the Returned Properties has not been modified pursuant to this Fourth Amendment.

3. Termination of Lease With Respect to Returned Properties.

(a) Definitions. The following terms shall have the meanings set forth below:

(1) “Lease Compliant Condition” means that the Site is in the condition required by Sections 8.1, 10.1, 10.2 of the Lease and that Tenant has fully performed its obligations thereunder.

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(2) “Tenant’s Actual Knowledge” means the actual knowledge of Mark Warren (Vice President of Portfolio Management), Carly Hampton (Asset Manager), Mary Russell (Asset Manager) and David Bunch (Director of Real Estate) (collectively, the “Tenant Representatives”) only and shall not include any imputed, implied or constructive knowledge of Tenant’s Representatives, shall in no case refer to the actual, imputed, implied or constructive knowledge of any other employee, agent, officer, director or other representative of Tenant, and shall in no case impose upon Tenant or any representative of Tenant, including the Tenant Representatives, any duty of investigation or verification.

(3) “Landlord’s Actual Knowledge” means the actual knowledge of Jeffrey M. Green, Dan Crowe, Jordan Meyerson, and Randal Rombeiro (collectively, the “Landlord Representatives”) only and shall not include any imputed, implied or constructive knowledge of Landlord’s Representatives, shall in no case refer to the actual, imputed, implied or constructive knowledge of any other employee, agent, officer, director or other representative of Landlord, and shall in no case impose upon Landlord or any representative of Landlord, including the Landlord Representatives, any duty of investigation or verification.

(4) “Property Condition Adjustment Amount” means for any Returned Property, Casualty Returned Property or Damaged Returned Property, the reasonable cost to repair, restore and/or replace any damage to such Returned Property, Casualty Returned Property, Damaged Returned Property or any portion thereof or attached equipment therefor to cause the Returned Property, Casualty Returned Property or Damaged Returned Property to be in Lease Compliant Condition on the Termination Date. The Property Condition Adjustment Amount shall be determined in accordance with Section 4 of this Amendment.

(5) “Return Conditions” means all of the following conditions: (a) all of the representations and warranties of Tenant in Section 5 and of Landlord in Section 6 are true and correct as of the relevant Termination Date, (b) Tenant is in sole and exclusive possession of the applicable Returned Property and no one else has any claim or right to possession of the Returned Property, (c) Tenant is not in material default beyond applicable notice and cure periods under the Lease, as amended by this Amendment, (d) Tenant is in full compliance with the terms and provisions of the Lease, as amended by this Amendment, with respect to the applicable Returned Property, and (e) Tenant is ready, willing and able to comply with Tenant’s obligations under Section 4. The Return Conditions are established for the benefit of Landlord and Landlord shall have the right, in its sole discretion, to waive any of the Return Conditions, such waiver to be provided in writing to Tenant.

(6) “Returned Property Purchaser” means any third-party purchaser of one or more Returned Properties, but excludes a third party purchaser of all of the Property.

(7) “Surviving Obligations” means all of the following: (a) all indemnity obligations of Tenant set forth in the Lease that expressly survive the termination of the Lease that relate to or arise in connection with acts, omissions or events relating to each Returned Property that occur (or are alleged to have occurred) prior to the Termination Date with respect to such Returned Property but excluding all such indemnity obligations relating to the physical condition of such Returned Property on the Termination Date except as set forth in Section 4(h) of this Amendment, (b) all other obligations under the provisions of the Lease as amended by this Amendment that expressly survive the termination of the Lease, and (c) all obligations and liabilities of Tenant under Sections 4, 5, 9 and 17, of this Amendment, Section 2 and Section 3 of Exhibit A, and any other provision of this Amendment that is expressly stated to survive, provided however, that nothing in this definition shall be deemed to extend any applicable statute of limitations.

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(8) “Termination Date” means with respect to each Returned Property the earliest to occur of (i) the date of the closing of the sale of such Returned Property by Landlord to a third party; (ii) the Termination Date specified in a Lease Termination Notice delivered pursuant to Section 4(d) with respect to any Casualty Returned Property; or (iii) July 31, 2022.

(9) “Termination Fee” means with respect to each Returned Property, the fee for such Returned Property calculated in accordance with the formula set forth on Exhibit A.

(10) “Third Party Consultant” means National Property Inspections (whose current website is www.npiweb.com) (“NPI”) or, if NPI is not available to timely perform the duties required hereunder, an independent third party property inspection company selected by Landlord and reasonably acceptable to Tenant (but any national or regional company that routinely performs property inspections for third parties shall conclusively be deemed to be acceptable to Tenant).

(11) “Claims” shall mean liens (including without limitation, lien removal and bonding costs) liabilities, obligations, damages, losses, demands, penalties, assessments, payments, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (including, without limitation, reasonable, actually incurred legal fees and expenses and costs of investigation) of any kind and nature whatsoever.

(12) “lndemnitee” shall mean Landlord and Landlord’s lender, and their affiliates, officers, directors, employees, shareholders, trustee, members, partners, agents and representatives, together with their respective successors and assigns.

(b) Termination of Lease for Returned Properties. Provided that all of the Return Conditions are fully satisfied on the Termination Date for any Returned Property (or Landlord has, in its sole discretion, waived the satisfaction thereof in writing), then upon payment by Tenant to Landlord of the Termination Fee for such Returned Property (excluding any portion to be paid after the Termination Date pursuant to Sections 4(d) or (e) or Exhibit A): (1) the Lease Term with respect to such Returned Property shall end on the applicable Termination Date, (2) the Lease shall be deemed terminated with respect to such Returned Property upon the applicable Termination Date but such termination shall not in any way affect the Lease or its continued application to all other properties then subject thereto, (3) Tenant will vacate and surrender such Returned Property to Landlord on the applicable Termination Date in the condition set forth in Section 4, and (4) the Annual Rent payable by Tenant under the Lease shall be reduced on the applicable Termination Date by the Annual Rent payable under the Lease with respect to such Returned Property. Upon the termination of the Lease Term for any Returned Property in accordance with this Amendment, Landlord and Tenant shall have no further obligations under the Lease to each other with respect to such Returned Property except for the Surviving Obligations. Notwithstanding anything to the

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contrary provided in this Amendment, the termination of the Lease with respect to any Returned Property pursuant to this Amendment shall in no way terminate, release or otherwise affect the Surviving Obligations or the applicability of the Lease and all terms and provisions thereof to any property other than such Returned Property. Except as otherwise provided in Sections 4(d) and (e), Tenant hereby agrees to pay to Landlord the Termination Fee for each Returned Property on the applicable Termination Date by the wire transfer of immediately available funds. Notwithstanding anything to the contrary provided in this Amendment, if default shall occur under the Lease, as amended hereby, or if any of the Return Conditions are not satisfied on the Termination Date for any of the Returned Properties, then Landlord shall have the right, at its option, to not proceed with the termination of the Lease under this Amendment with respect to any Returned Property as to which the Lease has not yet already been terminated and/or to pursue any rights and remedies available to Landlord under the Lease without regard to any of the amendments set forth in this Amendment.

4. Surrender Condition of Returned Properties.

(a) On or prior to the Termination Date for any Returned Property, Tenant will vacate and surrender such Returned Property to Landlord in Lease Compliant Condition. Landlord shall have no obligation to accept such surrender or accept possession until the applicable Termination Date.

(b) Prior to the Termination Date for the particular Returned Property, Landlord shall inspect each Returned Property, and provide written notice to Tenant as to whether or not Landlord accepts the surrender of the Returned Property in its as-is condition (“Landlord’s Property Notice”). If Landlord’s Property Notice states that Landlord accepts the Returned Property in its as-is condition, then (a) such Returned Property shall be surrendered to Landlord in accordance with Section 4(f), and (b) no Property Condition Adjustment Amount shall apply to such Returned Property, except as provided in Sections 4(d) and (e). If Landlord’s Property Notice states that Landlord does not accept the Returned Property in its as-is condition, then Landlord shall include the following in Landlord’s Property Notice: (1) a reasonably detailed description of the damage to or deficiencies in such Returned Property that is beyond Lease Compliant Condition, (2) the amount proposed by Landlord as the Property Condition Adjustment Amount for such Returned Property, and (3) cost estimates and bids supporting Landlord’s proposed Property Condition Adjustment Amount. Within seven (7) days after the date of delivery of Landlord’s Property Notice containing all of the foregoing, Tenant shall deliver written notice to Landlord (“Tenant’s Property Notice”) advising Landlord that either (i) Tenant accepts the amount proposed by Landlord as the Property Condition Adjustment Amount, in which event such proposed amount shall be the Property Condition Adjustment Amount for such Returned Property, or (ii) Tenant disputes the amount proposed by Landlord as the Property Condition Adjustment Amount, in which event Tenant and Landlord shall negotiate in good faith to attempt to agree, in writing, on the Property Condition Adjustment Amount for such Returned Property within fifteen (15) days after the date of delivery of the Landlord’s Property Notice. If the parties agree on the Property Condition Adjustment Amount (either through Tenant’s acceptance of Landlord’s proposed amount under clause (i) or through written agreement under clause (ii)), then (A) such Returned Property shall be surrendered to Landlord in accordance with Section 4(f), and (B) the Property Condition Adjustment Amount shall be the amount agreed upon by the parties. If Landlord and Tenant have not agreed upon the Property Condition Adjustment Amount for such Returned Property within thirty (30) days after the date of the delivery of the Landlord’s Property Notice, then Section 4(c) below shall apply.

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(c) If Landlord and Tenant have not agreed upon the Property Condition Adjustment Amount for a Returned Property within thirty (30) days after the date of the delivery of the Landlord’s Property Notice, then Landlord shall cause the Third Party Consultant to evaluate any component(s) of the Property Condition Adjustment Amount to which the parties have not agreed upon in writing (each, a “Disputed Item”). Landlord shall engage the Third Party Consultant no later than forty (40) days after the date of the delivery of the Landlord’s Property Notice. The Third Party Consultant must provide its final determination of the costs associated with each Disputed Item in writing to Landlord, and Landlord shall provide a copy of such final determination to Tenant, no later than sixty (60) days after the date of the delivery of the Landlord’s Property Notice. If the Third Party Consultant has not provided its final determination of the costs associated with each Disputed Item by such date, then (A) such Returned Property shall be surrendered to Landlord in accordance with Section 4(f), (B) the portion of the Property Condition Adjustment Amount that is not in dispute shall be included in the Termination Fee payable on the Termination Date and the balance of the Property Condition Adjustment Amount, if any, shall be paid by Tenant to Landlord within ten (10) days after the Third Party Consultant’s final determination of the Disputed Item(s). Tenant shall reimburse Landlord for one-half of the costs paid by Landlord for the engagement of the Third Party Consultant. Upon the Third Party Consultant’s final determination of the costs associated with the Disputed Item(s), (1) such Returned Property shall be surrendered to Landlord in accordance with Section 4(f), and (2) the Property Condition Adjustment Amount shall be the sum of the amounts agreed to, in writing, by Tenant and Landlord plus the amount(s) finally determined by the Third Party Consultant for the Disputed Item(s). Notwithstanding the foregoing, Tenant shall have the right, but not the obligation, to make any repairs at Tenant’s expense necessary to bring the Returned Property into Lease Compliant Condition provided that all such repairs are completed (including the receipt of all required governmental approvals and closure of all permits) prior to the Termination Date; if such repairs are completed in accordance with the foregoing provisions, then no Property Condition Adjustment Amount shall be applicable for such Returned Property, except as provided in Sections 4(d) and (e).

(d) In the event any of the Returned Properties are affected by an insured casualty between the Effective Date of this Amendment and the applicable Termination Date for such Returned Property and the cost to restore, rebuild or repair the damage to the Returned Property resulting from the casualty is reasonably expected to exceed One Hundred Thousand Dollars ($100,000.00) (a “Casualty Returned Property”), then notwithstanding any contrary provision in the Lease, (1) Tenant shall have the right to send a Tenant Termination Notice to Landlord stating an earlier Termination Date (which shall be no later than sixty (60) days after the casualty) for the Casualty Returned Property, (2) the Property Condition Adjustment Amount for the Casualty Returned Property shall be equal to the sum of (i) the insurance proceeds payable with respect to the casualty, (ii) all costs within any deductibles or exclusions under the applicable insurance policies and all self-insured amounts and (iii) any additional amount necessary to repair, replace and/or restore the Casualty Returned Property to Lease Compliant Condition (the “Casualty Additional Amount”) and (3) Tenant shall have no obligation to restore, repair or

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rebuild such Casualty Returned Property if Tenant complies with clauses (1) and (2) above. If Tenant does not comply with clauses (1) and (2) of the immediately preceding sentence, then Tenant shall be required, prior to the Termination Date, to repair, replace and/or restore the Casualty Returned Property (inclusive of all components thereof and attached equipment therefor) to Lease Compliant Condition. Any Tenant Termination Notice shall contain (i) the amount proposed by Tenant as the Property Condition Adjustment Amount for such Casualty Returned Property, and (ii) cost estimates and bids supporting Tenant’s proposed Property Condition Adjustment Amount. Within ten (10) days after the date of delivery of Tenant Termination Notice containing all of the foregoing, Landlord shall deliver written notice to Tenant advising Tenant that either (A) Landlord accepts the amount proposed by Tenant as the Property Condition Adjustment Amount, in which event such proposed amount shall be the Property Condition Adjustment Amount for such Casualty Returned Property, or (B) Landlord disputes the amount proposed by Tenant as the Property Condition Adjustment Amount, in which event Tenant and Landlord shall negotiate in good faith to attempt to agree, in writing, on the Property Condition Adjustment Amount for such Casualty Returned Property within twenty (20) days after the date of the delivery of the Tenant Termination Notice. If the parties agree on the Property Condition Adjustment Amount (either through Landlord’s acceptance of Tenant’s proposed amount under clause (A) or through written agreement under clause (B)), then (y) such Casualty Returned Property shall be surrendered to Landlord in accordance with Section 4, and (z) the Property Condition Adjustment Amount shall be the amount agreed upon by the parties. If Landlord and Tenant cannot agree upon the Property Condition Adjustment Amount for such Casualty Returned Property within twenty (20) days after the date of the delivery of the Tenant Termination Notice, then Landlord shall engage the third party consultant to evaluate any component of the Property Condition Adjustment Amount as to which the parties are unable to agree (each, a “Casualty Disputed Item”). Landlord shall engage a third party consultant that provides estimates of the cost to repair damages to improvements that is either a nationally recognized company or that is otherwise reasonably acceptable to Tenant (a “Casualty Consultant”) no later than thirty (30) days after the date of the delivery of the Tenant Termination Notice. The Casualty Consultant must provide its final determination of the costs associated with each Casualty Disputed Item in writing to Landlord and Tenant no later than sixty (60) days after the date of the delivery of the Tenant Termination Notice. Landlord and Tenant shall share equally in the costs associated with the engagement of the Casualty Consultant. If the Casualty Consultant’s final determination of the costs associated with the Casualty Disputed Item(s) is made prior to the relevant Termination Date, then (Y) such Returned Property shall be surrendered to Landlord in accordance with Section 4, and (Z) the Property Condition Adjustment Amount shall be the sum of the amounts agreed to, in writing, by Tenant and Landlord plus the amount(s) finally determined by the Casualty Consultant for the Casualty Disputed Item(s). If the Casualty Consultant’s final determination of the costsassociated with the Casualty Disputed Item(s) is made after the relevant Termination Date, then the portion of the Property Condition Adjustment Amount that is not in dispute shall be included in the Termination Fee payable on the Termination Date and the balance of the Property Condition Adjustment Amount, if any, shall be paid by Tenant to Landlord within ten (10) days after the Casualty Consultant’s final determination of the Casualty Disputed Item(s).

(e) In the event any of the Returned Properties are affected by a casualty for which the cost to restore, rebuild or repair the damage to the Returned Property resulting from such casualty is not reasonably expected to exceed One Hundred Thousand Dollars ($100,000.00) or any theft, vandalism or other damage between the Effective Date of this Amendment and the

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applicable Termination Date for such Returned Property (inclusive of all components thereof and attached equipment therefor) in excess of reasonable wear and tear to the Returned Property considering the age and use of the property (each such property is called a “Damaged Returned Property”), Tenant shall promptly (but in all events prior to the Termination Date for such Damaged Returned Property) deliver written notice (“Tenant’s Damage Notice”) to Landlord of the occurrence thereof and elect therein to either (1) replace, restore and/or repair the Damaged Returned Property (inclusive of all components thereof and attached equipment therefor) prior to the Termination Date so that the Damaged Returned Property (inclusive of all components thereof and attached equipment therefor) will be in Lease Compliant Condition and in such event Tenant may elect to extend the Termination Date up to sixty (60) days to allow Tenant time to complete this work; provided, however, that notwithstanding the foregoing, no such extension right shall apply if the Returned Property is then subject to a contract for sale), or (2) provide Landlord with a Property Condition Adjustment Amount in the aggregate amount of the cost to replace, restore and/or repair the Damaged Returned Property (inclusive of all components thereof and attached equipment therefor) and return it to Lease Compliant Condition, in which event Tenant’s Damage Notice must also contain (i) a reasonably detailed description of the damage to the Damaged Returned Property that is beyond reasonable wear and tear considering the age and use of the property, (ii) the amount proposed by Tenant as the Property Condition Adjustment Amount for such Damaged Returned Property, and (iii) cost estimates and bids supporting Tenant’s proposed Property Condition Adjustment Amount. Within ten (10) days after the date of delivery of Tenant’s Damage Notice containing all of the foregoing, Landlord shall deliver written notice to Tenant advising Tenant that either (A) Landlord accepts the amount proposed by Tenant as the Property Condition Adjustment Amount, in which event such proposed amount shall be the Property Condition Adjustment Amount for such Damaged Returned Property, or (B) Landlord disagrees with the amount proposed by Tenant as the Property Condition Adjustment Amount, in which event Tenant and Landlord shall negotiate in good faith to attempt to agree, in writing, on the Property Condition Adjustment Amount for such Damaged Returned Property within twenty (20) days after the date of the delivery of the Tenant’s Damage Notice. If the parties agree on the Property Condition Adjustment Amount (either through Landlord’s acceptance of Tenant’s proposed amount under clause (A) or through written agreement under clause (B)), then (y) such Damaged Returned Property shall be surrendered to Landlord in accordance with Section 4, and (z) the Property Condition Adjustment Amount shall be the amount agreed upon by the parties. If Landlord and Tenant cannot agree upon the Property Condition Adjustment Amount for such Damaged Returned Property within twenty (20) days after the date of the delivery of the Tenant’s Damage Notice, then Landlord shall engage the Third Party Consultant to evaluate any component of the Property Condition Adjustment Amount as to which the parties are unable to agree (each, a “Damage Disputed Item”). Landlord shall engage the Third Party Consultant no later than thirty (30) days after the date of the delivery of the Tenant’s Damage Notice. The Third Party Consultant must provide its final determination of the costs associated with each Damage Disputed Item in writing to Landlord and Tenant no later than sixty (60) days after the date of the delivery of the Tenant’s Damage Notice. Landlord and Tenant shall share equally in the costs associated with the engagement of the Third Party Consultant. If the Third Party Consultant’s final determination of the costs associated with the Damage Disputed Item(s) is made prior to the relevant Termination Date, then (Y) such Damaged Returned Property shall be surrendered to Landlord in accordance with Section 4, and (Z) the Property Condition Adjustment Amount shall be the sum of the amounts agreed to, in writing, by Tenant and Landlord plus the amount(s)

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finally determined by the Third Party Consultant for the Damage Disputed Item(s). If the Third Party Consultant’s final determination of the costs associated with the Damage Disputed Item(s) is made after the relevant Termination Date, then the portion of the Property Condition Adjustment Amount that is not in dispute shall be included in the Termination Fee payable on the Termination Date and the balance of the Property Condition Adjustment Amount, if any, shall be paid by Tenant to Landlord within ten (10) days after the Third Party Consultant’s final determination of the Damage Disputed Item(s).

(f) The provisions of this Section 4(f) shall apply to the surrender of each Returned Property upon the Termination Date for any Returned Property.

(1) Upon Landlord’s written request, Tenant shall provide to Landlord a list of the names and contact information for all vendors and service providers relating to each Returned Property and the cost of services being provided to the Returned Property and Tenant shall provide to Landlord details as to any change in such names or contact information promptly after Tenant’s receipt of any such change. Prior to the applicable Termination Date, Tenant shall terminate all of Tenant’s service contracts with respect to the relevant Returned Property, such termination to be effective on or prior to the Termination Date, and shall be responsible for all fees or charges (including, without limitation, termination fees) under such contracts. Upon Landlord’s written request, Tenant shall provide Landlord with information regarding all utility accounts relating to each Returned Property and shall thereafter cooperate with Landlord regarding the termination of such utility accounts. Tenant shall terminate all utility accounts effective on the Termination Date, and Tenant shall have no obligations for any utility accounts after the applicable Termination Date. Tenant shall be entitled to receive a refund of all utility deposits from the utility providers related to the Returned Properties for service provided prior to the applicable Termination Date.

(2) Upon the applicable Termination Date, Tenant shall return possession of the relevant Returned Property to Landlord:

(i) free and clear of (A) the possessory claims or rights of all others, and (B) all Liens other than Permitted Exceptions (provided however, that for purposes of this clause (B), Permitted Exceptions shall not include any Liens being contested by Tenant),

(ii) in compliance with all applicable Environmental Laws in effect on or prior to the applicable Termination Date,

(iii) with all of Tenant’s personal property removed except that HVAC, plumbing fixtures, other attached equipment (including kitchen and playground equipment), kitchen appliances, and cabinetry shall remain with the Returned Property (any items that remain on or in such Returned Property at the time of the surrender of possession of the Returned Property to Landlord shall be deemed to be abandoned by Tenant), and

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(iv) in broom clean condition and free of debris.

(3) Upon the applicable Termination Date, Tenant shall deliver to Landlord all keys and all other security access codes for the relevant Returned Property.

(4) Tenant hereby assigns to Landlord, as of the applicable Termination Date, all right, title and interest in and to all transferable licenses, permits and warranties and the like held by Tenant that exclusively relate to the relevant Returned Property, if any.

(5) Tenant shall execute and deliver to Landlord a document dated as of the Termination Date, in the form attached hereto as Exhibit B confirming that (i) the Lease has been terminated with respect to the relevant Returned Property as of the applicable Termination Date and (ii) Tenant has no further right, title or interest in and to such Returned Property.

(g) Upon the termination of the Lease Term for any Returned Property, Landlord shall accept such Returned Property in the condition required under this Amendment on the Termination Date. Landlord hereby acknowledges that the Termination Fee includes amounts to compensate Landlord for the physical condition of the Returned Properties and includes the amounts that Landlord now or hereafter may claim against Tenant regarding the surrender condition of the Returned Properties except for Tenant’s liability under Section 4(h) and any additional amounts payable by Tenant after the Termination Date pursuant to Section 3 of Exhibit A (which liability and additional amounts shall be in addition to the Termination Fee paid on the Termination Date). Accordingly, except as provided in Section 4(h) and any additional sums payable by Tenant after the Termination Date pursuant to Section 3 of Exhibit A, Tenant shall have no further obligations or liabilities after the applicable Termination Date for each Returned Property in connection with the cost to remedy any deficiency in the physical condition of such Returned Property existing as of the Termination Date (including, without limitation, the cost required to bring such Returned Property into compliance with any Legal Requirements other than Environmental Laws).

(h) Notwithstanding anything to the contrary provided in this Amendment, Tenant assumes liability for, and agrees to indemnify, protect, defend, save and keep harmless each Indemnitee, from and against any and all Claims that may be suffered by, imposed on or asserted against any Indemnitee arising out of any personal injury or illness, property damage, Liens (other than the Permitted Exceptions allowed under Section 4(f)(2), possessory rights or matters affecting title to any Returned Property suffered or incurred by Tenant or resulting from Tenant’s actions or inactions and/or violation of Applicable Legal Requirements and/or Environmental Laws that occurred or existed (or are alleged to have occurred or existed) on or prior to the Termination Date with respect to each Returned Property, provided, however, that such indemnity shall not extend to the cost to bring the Returned Property into compliance with any Applicable Laws other than Environmental Laws. By way of example, if any Returned Property fails to comply with any Environmental Laws prior to the Termination Date for such Returned Property, then Tenant shall indemnify each Indemnitee against any and all Claims relating thereto, including, without limitation, all fines, penalties and the cost to remediate such Returned Property and cause

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such Returned Property to comply with applicable Environmental Laws in effect as of the Termination Date. However, if prior to the Termination Date, a Returned Property fails to comply with a law that is not an Environmental Law, then Tenant shall indemnify each Indemnitee against any and all Claims relating hereto (including, without limitation, all fines and penalties relating to such non-compliance) exclusive of the cost to cause the physical condition of such Returned Property to comply with such law. Within ten (10) days after Landlord obtains Landlord’s Actual Knowledge that Tenant has not complied with either an Environmental Law or an Applicable Legal Requirement, Landlord shall deliver written notice to Tenant describing such violation in reasonable detail; provided, however, that the failure of Landlord to deliver the foregoing notice shall not relieve Tenant from any liability which it may have hereunder except to the extent of any increased liability resulting from the lack of or late delivery of such notice. Notwithstanding anything to the contrary provided in this Section, Tenant shall have no obligation to indemnify Landlord for any liabilities to the extent (but only to the extent) caused by Landlord.

(i) Landlord and Tenant agree that the term “Environmental Laws” as used in the Lease as amended by this Amendment includes, but is not limited to, all Applicable Legal Requirements relating to (a) protection of human health or the environment in connection with any moisture, mildew, mold or other fungi or (b) liability for or costs of other actual or threatened danger to human health or the environment in connection with any moisture, mildew, mold or other fungi.

5. Representations and Warranties of Tenant.

Tenant represents and warrants to Landlord as follows with respect to each Returned Property on the applicable Termination Date for such Returned Property:

(a) Tenant is the owner and holder of the Tenant’s interest under the Lease.

(b) Each Returned Property will be surrendered to Landlord free and clear of all Liens other than the Permitted Exceptions allowed under Section 4(f)(2).

(c) Tenant has complied with its obligations relating to Environmental Laws as required by the Lease with respect to such Returned Property.

(d) No litigation or proceedings are pending or, to Tenant’s Actual Knowledge contemplated, threatened or anticipated, against Tenant that would affect title to any such Returned Property or the ability of Tenant to perform its obligations under this Amendment.

(e) No unrecorded agreements, undertakings or restrictions have been executed by Tenant that affect title to such Returned Property.

(f) Tenant is in exclusive possession of such Returned Property and no one has any then-existing possessory or occupancy rights to all or any portion of such Returned Property granted by Tenant.

(g) No management agent engaged by Tenant in connection with the operation of such Returned Property has any continuing rights with respect to the Returned Property after the applicable Termination Date.

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If, prior to the applicable Termination Date, Tenant obtains knowledge of a fact or circumstance that would render any of the representations and warranties of Tenant untrue, incorrect or misleading as of the Termination Date, Tenant shall promptly notify Landlord in writing of the same and take such steps as may be required under the Lease, as amended by this Amendment, to remedy the same. If any of the foregoing representations and warranties cannot accurately be made as of the Termination Date, then Landlord may elect, in its sole discretion, to proceed with the acceptance of any Returned Property on the applicable Termination Date despite such disclosure by Tenant and in such event the representation and warranty shall be updated on the Termination Date to reflect the additional matter. If any of the representations and warranties of Tenant cannot accurately be made as of the Termination Date, Landlord’s sole remedies and recourse against Tenant shall be as follows (but in no event shall Landlord have a claim against Tenant for breach of the representation or warranty under this Amendment): (1) to not proceed with the termination of the Lease with respect to the relevant Returned Property and pursue any rights and remedies available to Landlord under the Lease without regard to any of the amendments set forth in this Amendment, or (2) to proceed with the termination of the Lease with respect to the relevant Returned Property with the updated representation and warranty and thereafter pursue any rights and remedies available to Landlord under the Surviving Obligations. The knowledge qualification contained in Section 5(d), the update of the representations and warranties pursuant to the immediately preceding sentence and any disclosure made by Landlord pursuant to Section 6, however, shall not release, limit, alter or otherwise affect the liability of Tenant under the Lease or under any of the Surviving Obligations. The representations and warranties contained in this Section 5, as they may be updated, shall survive the termination of the Lease, as amended by this Amendment, with respect to the applicable Returned Property.

6. Representations and Warranties of Landlord.

Landlord represents and warrants to Tenant as follows with respect to each Returned Property as of the Effective Date and on the applicable Termination Date for such Returned Property:

(a) Landlord is the owner and holder of Landlord’s interest under the Lease.

(b) To Landlord’s Actual Knowledge, each Returned Property is free and clear of all Liens other than the Permitted Exceptions.

(c) To Landlord’s Actual Knowledge, no violation of any Environmental Laws or any other Applicable Legal Requirements exists with respect to any Returned Property.

If, prior to the applicable Termination Date, Landlord obtains knowledge of a fact or circumstance that would render any of the representations and warranties of Landlord in this Amendment untrue, incorrect or misleading as of the Termination Date, Landlord shall promptly notify Tenant in writing of the same, and the representations and warranties shall be updated on each Termination Date to reflect the additional knowledge obtained by Landlord. The representations and warranties contained herein as they may be updated, shall survive the termination of the Lease, as amended by this Amendment, with respect to the applicable Returned Property.

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7. Estimated Termination Fee. No later than five (5) business days prior to each Termination Date, Landlord shall provide Tenant with an estimate of the portion of the Termination Fee set forth in Section l(a) of Exhibit A for each Returned Property to allow Tenant time to review and approve or correct any calculations in such portion of the Termination Fee prior to the Termination Date.

8. Tenant’s Right to Cease Child Care Operations on Returned Properties. Notwithstanding any provision of the Lease or this Amendment to the contrary, at any time after the Effective Date of this Amendment, Tenant shall have the right to cease child care operations on any of the Returned Properties, provided that Tenant shall continue to perform all of its obligations under the Lease with respect to such Returned Properties.

9. Title and Authority. Each of Landlord and Tenant hereby represents and warrants as follows and as applicable as to the representing party: (a) the representing party has full right, power and authority to execute, deliver and perform this Fourth Amendment, and all required action and approvals therefor have been duly taken and obtained by the representing party, and (b) this Fourth Amendment is and shall be binding upon and enforceable against the representing party in accordance with its terms and will not result in a breach of or constitute a default of any instrument or agreement to which the representing party or the Premises is subject or bound. The individual executing this Fourth Amendment on behalf of each party represents and warrants that he or she is duly authorized to do so and to bind such party hereto.

10. Time is of the Essence. Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Fourth Amendment.

11. Consent of Lender. Tenant and Landlord acknowledge and agree that this Fourth Amendment shall not become effective unless and until the parties have received the written consent and all other approvals required from the Mortgage Lender to the terms of this Fourth Amendment.

12. Conflict in Terms. All other terms and conditions set forth in the Existing Lease are hereby ratified and shall remain the same and the Existing Lease, as amended by this Fourth Amendment, continues to be in full force and effect. To the extent that any provision of this Fourth Amendment conflicts with the Existing Lease, the terms of this Fourth Amendment shall control.

13. Binding Effect. The provisions of this Fourth Amendment shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns. No amendment, modification or supplement to this Fourth Amendment shall be binding upon the parties unless in writing and executed by Landlord and Tenant.

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14. Entire Amendment. This Fourth Amendment and the Existing Lease contain the entire agreement between Landlord and Tenant with respect to the Premises and supersedes all prior and contemporaneous agreements between them with respect to such matters. Except for the Existing Lease and this Fourth Amendment and any other written document executed by party against whom such document is sought to be enforced, no prior agreements or understandings with respect to the lease by Landlord to Tenant of the Premises shall be valid or of any force or effect.

15. Ambiguity. All provisions of this Fourth Amendment have been negotiated by both parties at arms’ length and neither party shall be deemed the scrivener of this Fourth Amendment. This Fourth Amendment shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof.

16. Severability. If any provision of this Fourth Amendment or the application thereof to any person or circumstance is or shall be deemed illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Fourth Amendment shall be interpreted as if such illegal, invalid or unenforceable provision did not exist herein.

17. Brokers. Tenant and Landlord each represent and warrant to the other that it did not deal with any agent or broker in connection with the transaction evidenced by this Fourth Amendment. Tenant and Landlord shall each indemnify the other party, and such other party’s beneficiaries, agents, partners and employees and hold them harmless form and against all claims, loss, cost, damage or expense, including, but not limited to, reasonable attorneys’ fees actually incurred without regard to any statutory presumption and court costs, incurred by the other party as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under the indemnifying party. The provisions of this section shall survive the expiration or earlier termination of the Lease.

18. Additional Documents. The parties hereto shall, whenever and as often as reasonably requested to do so by the other party, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered any and all documents and instruments as may be necessary, expedient or proper to carry out the intent and purpose of this Fourth Amendment, provided that the requesting party shall bear the cost and expense of preparing such further instruments and documents.

19. Counterparts; Scanned Email Signatures. This Fourth Amendment may be executed in counterparts. Such counterparts taken together shall constitute one and the same agreement. It is agreed that an electronic .pdf signature shall evidence and constitute valid execution of this Fourth Amendment and shall be binding upon the signing party and shall be the same as delivery of an original. At the request of either party, an original signed document will be provided to the requesting party.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the Effective Date set forth above.

LANDLORD:

KCP RE LLC, a Delaware limited liability company

By:	/s/ Jeffrey M. Green
Name:	Jeffrey M. Green
Title:	Manager

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
	)	ss:
COUNTY OF LOS ANGELES	)

On the 13th day of June in the year 2022, before me, the undersigned, personally appeared Jeffrey Michael Green, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed in the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on said instrument, such individual, and the person or entity upon behalf of which such individual acted, executed the instrument.

/s/ L. Robinson
Notary Public L. Robinson

My commission expires: March 29, 2024

[Notary seal]

TENANT:

KINDERCARE EDUCATION LLC, a Delaware limited liability company (f/k/a Knowledge Universe Education LLC)

By:	/s/ Mark Warren
Name:	Mark Warren
Title:	Vice President

STATE OF OREGON	)
	)	ss:
COUNTY OF CLACKAMAS	)

This record was acknowledged before me on June 14, 2022, by Mark Warren as Vice President of Kindercare Learning Centers LLC

Karen Adelaida Gates
Notary Public – State of Oregon

2

Schedule 1

[Omitted]

Schedule 2

[Omitted]

Schedule 3

[Omitted]

EXHIBIT A

TERMINATION FEE

1.	The Termination Fee for each Returned Property shall be equal to the following calculated as of the Termination Date for such Returned Property:

(a)	The net present value discounted by six percent (6%) of the sum of:

(x) the total remaining rent obligation under the Lease for such Returned Property from the applicable Termination Date through July 31, 2030, and

(y) maintenance, utilities and property tax costs for such Returned Property from the applicable Termination Date through July 31, 2030 calculated at the rate of $6.4180 per annum per square foot, which amount shall increase by four percent (4%) on January 1 of each year commencing January 1, 2023.

Attached hereto as Exhibit A-1 is a “Sample Termination Fee Calculation” for each Returned Property which are examples of how Landlord and Tenant intend to calculate the portion of the Termination Fee pursuant to Sections l(a)(x) and (y) of this Exhibit A under the assumptions set forth in Exhibit A-1.

plus

(b)

Any unpaid real property taxes, assessments, association fees and other costs related to the Returned Property that have accrued as of the Termination Date (regardless of whether the amount has been determined and regardless of when the same becomes due and payable), prorated as of the applicable Termination Date, with any estimated amount subject to re-proration as provided below;

minus

(c)

Any prepaid Rent, real property taxes, assessments, association fees or any costs related to such Returned Property that relate to the period after the Termination Date, prorated as of the applicable Termination Date, but only to the extent that Landlord or its successors or assigns or any subsequent owner of the Returned Property is entitled to the benefit of such prepaid costs;

plus

(d)	Any Property Condition Adjustment Amount for such Returned Property;

plus

(e)	Any sales or rent tax payable on the Termination Fee or any portion thereof.

2. If any component of the Termination Fee set forth in subsection (b) or (c) above is based on an estimate or if any cost related to the Returned Property was erroneously not included in the calculation of the Termination Fee, the relevant item shall be subject to adjustment or inclusion upon the demand of either party of a receipt of the final bill for the relevant item. The party owing any sums as a result of the re-proration will pay such sums within thirty (30) days after receipt of a demand from the other party. Notwithstanding the foregoing, no adjustment shall be made for any real property taxes related to a Returned Property that was sold by Landlord to a third-party purchaser pursuant to a contract under which the purchaser does not have a reproration right related to the real property taxes.

3. If any component of the Property Condition Adjustment Amount has not been determined prior to the applicable Termination Date for any Returned Property then the portion of the Property Condition Adjustment Amount that is not in dispute shall be included in the Termination Fee payable on the Termination Date and the unpaid balance of the Property Condition Adjustment Amount shall be paid by Tenant to Landlord within ten (10) days after final determination thereof.

The provisions of Section 2 and Section 3 of this Exhibit A shall survive the termination of the Lease.

Exhibit A-1

[Omitted]

EXHIBIT B

CONFIRMATION OF LEASE TERMINATION

FROM:	KinderCare Education LLC (“Tenant”)

RE:	Center No.
Address
City,
State

Legally described on Exhibit A attached hereto (the “Leased Premises”)

KinderCare Education LLC, a Delaware limited liability company and KCP RE LLC entered into a Master Lease Agreement dated August 1, 2015, as amended to date (as so amended, the “Lease”) for multiple properties described in the Lease, including the Leased Premises.

The undersigned Tenant, being the current tenant under the Lease covering the Leased Premises, hereby acknowledges and agrees as follows:

1.	The Lease has been terminated with respect to the Leased Premises.

2.	Tenant has no further right, title or interest in and to the Leased Premises.

This Confirmation of Lease Termination may be recorded in the applicable public records and be relied upon by anyone dealing with the Leased Premises (including, without limitation, any purchaser thereof and any title company insuring title thereto). Any memorandum of the Lease affecting the Property is hereby terminated.

Dated as of    , 202 .

TENANT: KINDERCARE EDUCATION LLC,
a Delaware limited liability company

By:	/s/ Mark Warren
Name:	Mark Warren
Title:	Vice President

CONSENT AND REAFFIRMATION OF GUARANTOR

The undersigned (“Guarantor”) consents to the foregoing Fourth Amendment to Master Lease Agreement (the “Fourth Amendment”) and reaffirms its obligations under that certain Guaranty Agreement, dated November 13, 2015 (the “Guaranty”). All initially capitalized terms used but not defined in this Guarantor Consent (this “Consent”) shall have the meanings assigned to such terms in the Fourth Amendment. Guarantor hereby consents to the Fourth Amendment and the transactions contemplated thereby, and hereby reaffirms its obligations under the Guaranty. Guarantor further reaffirms that its obligations under the Guaranty are separate and distinct from Tenant’s obligations and reaffirms its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations. Guarantor expressly acknowledges and agrees that it has no defenses, counterclaims or offsets with respect to its obligations under the Guaranty, nor any claims against Tenant of any nature whatsoever.

Agreed and Acknowledged:

Dated as of: June 14, 2022

GUARANTOR:

KUEHG CORP., a Delaware corporation

By:	/s/ Mark Warren
Name:	Mark Warren
Title:	Vice President

STATE OF OREGON	)
	)	ss:
COUNTY OF CLACKAMAS	)

This record was acknowledged before me on June 14, 2020, by Mark Warren as Vice President of KinderCare Learning Centers

/s/ Karen Adelaida Gates
Notary Public - State of Oregon